Exhibit 10.1

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this redacted information.

EXECUTION VERSION

FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF MONOGRAM RESIDENTIAL MASTER PARTNERSHIP I LP (a Delaware limited partnership)
Dated as of December 20, 2013
THE LIMITED PARTNER INTERESTS (THE “INTERESTS”) OF MONOGRAM RESIDENTIAL MASTER PARTNERSHIP I LP HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE U.S. OR NON‑U.S. SECURITIES LAWS, IN EACH CASE IN RELIANCE UPON EXEMPTIONS PROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE INTERESTS MAY BE ACQUIRED FOR INVESTMENT ONLY, AND NEITHER THE INTERESTS NOR ANY PART THEREOF MAY BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE STATE SECURITIES LAWS AND ANY OTHER APPLICABLE SECURITIES LAWS, AND (II) THE TERMS AND CONDITIONS OF THIS PARTNERSHIP AGREEMENT. THE INTERESTS WILL NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS AND THIS PARTNERSHIP AGREEMENT. THEREFORE, PURCHASERS OF THE INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

TO NON‑U.S. INVESTORS: IN ADDITION TO THE FOREGOING, BE ADVISED THAT THE INTERESTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS UNLESS THE INTERESTS ARE REGISTERED UNDER THE SECURITIES ACT, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE. HEDGING TRANSACTIONS (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) INVOLVING THE INTERESTS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

i

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EXHIBITS
Exhibit A	Partners; Addresses; Percentage Interests
Exhibit B	Investment Guidelines
Exhibit C	Form of Notice of Commitment
Exhibit D	Form of Subsidiary REIT Limited Liability Company Agreement
Exhibit E	Form of New Venture Agreement
Exhibit F	Form of Control Statement
Exhibit G	Initial Projects
Exhibit H	Existing Projects
Exhibit I	Form of Consent for an Initial Operating Plan
Exhibit J	Form of Consent for a Subsequent Operating Plan
Exhibit K	Advisory Committee Members
Exhibit L	Form of Divestment Proposal
Exhibit M	List of Existing Ventures
Exhibit N	Form of Amendment to Existing Venture Agreements
Exhibit O	Form of Investment Proposal
Exhibit P	Form of Investment Quick Scan Proposal
Exhibit Q	Leverage Parameters
Exhibit R	Form of Notice of PGGM Proportionate Interest
Exhibit S	Valuation Policy
Exhibit T	Sample Calculation of Incentive Distributions
Exhibit U	Baseball Style Arbitration Provisions
Exhibit V	Property Management, Leasing and Related Services
Exhibit W	Form of Finance Proposal
Exhibit X	Form of Initial Operating Plan
Exhibit Y	Proposed Form of Approved Annual Budget
Exhibit Z	Proposed Form of Approved Business Plan
Exhibit AA	Fees, Costs, Reimbursements and Expenses
Exhibit BB	Form of Amendment to Existing Subsidiary REIT Agreements
Exhibit CC	Approved Development Costs
Exhibit DD	Form of Subsequent Operating Plan
Exhibit EE	PGGM Exclusions Policy
Exhibit FF	PGGM Responsible Investment Policy for Real Estate
Exhibit GG	Intentionally Deleted
Exhibit HH	PGGM Reporting Guidelines

v

FOURTH AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP
OF
MONOGRAM RESIDENTIAL MASTER PARTNERSHIP I LP
(a Delaware limited partnership)
THIS FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of MONOGRAM RESIDENTIAL MASTER PARTNERSHIP I LP, a Delaware limited partnership, dated as of December 20, 2013, is entered into by and among REIT MP GP, LLC, a Delaware limited liability company (“BHMF GP”), and an indirect wholly owned subsidiary of Behringer Harvard Multifamily REIT I, Inc., a Maryland corporation (“BHMF REIT”) with its principal office at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, as general partner, and Stichting Depositary PGGM Private Real Estate Fund (the “Depositary”), a Dutch foundation, acting in its capacity as depositary of and for the account and risk of PGGM Private Real Estate Fund (the “Fund” and together with the Depositary, “PGGM PRE Fund”), a Dutch fund for the joint account of the participants (fonds voor gemene rekening) with its principal office at Noordweg‑Noord 150, P.O. Box 117, 3700 AC Zeist, The Netherlands, as limited partner.
W I T N E S S E T H
WHEREAS, Stichting Pensioenfonds Zorg en Welzijn (formerly known as Stichting Pensioenfonds voor de Gezondheid, Geestelijke en Maatschappelijke Belangen, “PFZW”), a Dutch foundation, and Behringer Harvard Institutional GP LP, a Texas limited partnership (“BH Institutional”), entered into an arrangement for the purpose of jointly acquiring, owning and operating first‑class multifamily residential properties through separate Ventures and Subsidiary REITs;
WHEREAS, PFZW and BH Institutional formed the Partnership to be governed by the Act and to establish their respective rights and duties relating to the Partnership and its ownership of interests in the Ventures and, indirectly, the Subsidiary REITs on the terms provided in that certain Agreement of Limited Partnership of the Partnership, dated as of May 7, 2007 (the “Original Agreement”);
WHEREAS, BH Institutional and PFZW entered into an Amended and Restated Agreement of Limited Partnership, dated as of May 7, 2007, and a Second Amended and Restated Agreement of Limited Partnership, dated as of November 7, 2007 (the “Second Amended Agreement”);
WHEREAS, effective as of July 31, 2009, (i) PFZW transferred its Interest to PGGM PRE Fund and withdrew from the Partnership, subject to the terms and conditions of that certain Assignment of Limited Partnership Interest, dated as of July 31, 2009 (the “PGGM PRE Fund Assignment”), and (ii) PGGM PRE Fund was admitted to the Partnership as the Limited Partner, and pursuant to the terms and conditions of the PGGM PRE Fund Assignment, the General Partner agreed to admit PGGM PRE Fund as the Limited Partner;

WHEREAS, concurrently with the effectiveness of the Assignment, PGGM PRE Fund and BH Institutional entered into a Third Amended and Restated Agreement of Limited Partnership, dated as of July 31, 2009 (as amended by that certain letter agreement, dated December 18, 2009, and Amendment No. 1 to the Third Amended and Restated Agreement of Limited Partnership, dated November 22, 2011, the “Third Amended Agreement”);
WHEREAS, effective as of July 31, 2013, (i) BH Institutional transferred its Interest to REIT TRS Holding, LLC and withdrew from the Partnership, subject to the terms and conditions of that certain Bill of Sale, dated as of July 31, 2013, (ii) REIT TRS Holding, LLC was admitted to the Partnership as the General Partner, and (iii) the Limited Partner agreed to admit REIT TRS Holding, LLC as the General Partner;
WHEREAS, effective as of August 6, 2013, (i) REIT TRS Holding, LLC transferred its Interest to BHMF GP and withdrew from the Partnership, subject to the terms and conditions of that certain Purchase and Assumption Agreement, dated as of August 6, 2013, (ii) BHMF GP was admitted to the Partnership as the General Partner, and (iii) the Limited Partner agreed to admit BHMF GP as the General Partner;
WHEREAS, pursuant to that certain Amendment to Certificate of Limited Partnership filed with the Secretary of State of the State of Delaware on December 16, 2013, the Certificate was amended to change the name of the Partnership from “Behringer Harvard Master Partnership I LP” to “Monogram Residential Master Partnership I LP”; and
WHEREAS, the Partners desire to amend and restate the Third Amended Agreement as hereinafter set forth;
NOW, THEREFORE, in consideration of the mutual promises and agreements herein made and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE 1
DEFINITIONS
Capitalized terms used in this Agreement (including, without limitation, Exhibits, Schedules and amendments) have the meanings set forth below or in the Section of this Agreement referred to below, except as otherwise expressly indicated or limited by the context in which they appear in this Agreement. All terms defined in this Agreement in the singular have the same meanings when used in the plural and vice versa. Accounting terms used but not otherwise defined shall have the meanings given to them under U.S. GAAP. References to Sections, Articles and Exhibits and Schedules refer to the sections and articles of, and the exhibits and schedules to, this Agreement, unless the context requires otherwise.
“Act” means the Revised Uniform Limited Partnership Act of the State of Delaware, Del. Code Ann. tit. 6, §§ 17‑101 et seq., as it may be amended from time to time, and any successor to such statute.

“Additional PGGM Exclusions” has the meaning ascribed thereto in Section 15.21.
“Additional Projects” means any Project (other than an Initial Project or an Existing Project), acquired, or to be acquired, as the context may require, by a Venture in accordance with the terms and provisions of this Agreement on or after the date hereof.
“Administrator” means an independent public accounting firm that has not been engaged by either of the Partners or their respective Affiliates within the three‑year period prior to its engagement by the Partnership with substantial experience in providing audit or due diligence services with respect to U.S. based real estate related ventures and real property investments.
“Advisory Committee” has the meaning ascribed thereto in Section 8.1.
“Affiliate” means, with respect to a specified Person, (i) any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the specified Person or (ii) any Person that is an officer, general partner or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person serves in a similar capacity and with respect to the PGGM PRE Fund solely for purposes of Article 10, “Affiliate” shall also mean (i) any participant in the PGGM PRE Fund as of the date hereof (which participants are identified in the Participant Letter), (ii) any company, partnership, fund or entity sponsored, managed or advised by PGGM Vermogensbeheer B.V. that is a European “qualified investor” (as that term is defined in the Dutch Financial Market Supervision Act (Wet op het Financieel Toezicht) or any other similarly applicable legislation), (iii) any fund or entity sponsored, managed or advised by PGGM Vermogensbeheer B.V. in which all investors are European “qualified investors” (as that term is defined in the Dutch Financial Market Supervision Act (Wet op het Financieel Toezicht) or any other similarly applicable legislation) and (iv) any company, partnership, fund or entity sponsored, managed or advised by PGGM Vermogensbeheer B.V. and in which Stichting Pensioenfonds Zorg en Welzijn (as PGGM Vermogensbeheer B.V.’s key client) holds an interest exceeding 50%. For this purpose, the term “control” (including, without limitation, the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” means this Fourth Amended and Restated Agreement of Limited Partnership, as amended, modified, supplemented or restated from time to time.
“Alternate” has the meaning ascribed thereto in Section 8.1.
“Applicable Law” means the law in effect from time to time and applicable to a Default Loan that permits the charging and collection of the highest permissible lawful nonusurious rate of interest on a Default Loan, including laws of the United States of America and, to the extent applicable to a given Default Loan, laws of the State of Texas. It is intended that Chapter 303 of the Texas Finance Code, as amended, shall be included in the laws of the State of Texas in determining Applicable Law; and for the purpose of applying said Chapter 303 to a Default Loan, the interest ceiling applicable to such Default Loan under said Chapter 303 shall be the rate determined under Section 303.001, et seq. of the Texas Finance Code.

“Applicable Portfolio Sale Projects NAV” has the meaning ascribed thereto in Section 14.1(d).
“Applicable Sale Project NAV” has the meaning ascribed thereto in Section 14.2(f).
“Appraisals” has the meaning ascribed thereto in Section 14.3(b).
“Approved Acquisition Costs” means the contractual purchase price for the Project, not including any third‑party costs such as title costs and third‑party broker costs.
“Approved Annual Budget” has the meaning ascribed thereto in Section 13.4(a).
“Approved Business Plan” has the meaning ascribed thereto in Section 13.4(b).
“Approved Development Costs” means any of the acquisition and developments costs identified on Exhibit CC attached hereto.
“Arbitration” has the meaning ascribed thereto in Section 8.7(b).
“Arbitrator” has the meaning ascribed thereto in Section 8.7(b).
“Asset Management Fee” has the meaning ascribed thereto in Section 5.3(a).
“Award” has the meaning ascribed thereto in Section 8.7(b).
“Bankruptcy” has the meaning ascribed thereto in Section 11.1(c).
“Bankruptcy Event” has the meaning ascribed thereto in Section 11.1(b).
“Beneficial Owner” means a Person who or which is or is treated as a direct or indirect owner of the applicable Subsidiary REIT for purposes of determining the status of the applicable Subsidiary REIT as a domestically‑controlled qualified investment entity under Section 897(h)(4)(B) of the Code.
“Beneficial Ownership” means the interest of a Beneficial Owner.
“Best Efforts” has the meaning ascribed thereto in Section 2.6(b)(iii).
“BH Institutional” has the meaning ascribed thereto in the recitals to this Agreement.
“BHMF GP” has the meaning ascribed thereto in the preamble of this Agreement.
“BHMF GP Buy Notice” has the meaning ascribed thereto in Section 14.3(a).
“BHMF GP Capital Commitment” means the sum of (a) $3,030,303.03, less (b) all BHMF GP Capital Contributions made with respect to New Projects, plus (c) any BHMF GP New Project Returned Amounts.

“BHMF GP New Project Returned Amounts” means the sum of any amounts (other than Incentive Distributions and Fees) (1) distributed to BHMF GP pursuant to this Agreement on account of a Capital Transaction with respect to a New Project, and (2) representing unused Capital Contributions returned to BHMF GP in accordance with Section 3.1 of this Agreement, which amounts shall (x) be available for reinvestment in a New Project, and (y) shall be subject to a Subsequent Capital Call.
“BHMF GP Proportionate Interest” means with respect to any direct or indirect percentage ownership interest in a Venture, a Subsidiary REIT or a Project, the difference (expressed as a percentage) between (x) 100% and (y) the PGGM Proportionate Interest in such Venture, Subsidiary REIT or Project.
“BHMF GP Representative” has the meaning ascribed thereto in Section 8.1.
“BHMF GP Trigger Date” has the meaning ascribed thereto in Section 14.3(a).
“BHMF REIT” has the meaning ascribed thereto in the preamble of this Agreement.
“BHMF REIT‑Sponsored Investment Program” means an Entity formed or advised by BHMF REIT or one of its Affiliates to invest in real estate and/or real estate related assets.
“BHMF REIT Venture” means an Entity formed or owned by BHMF REIT or one of its Affiliates and one or more third party investment and/or development partners for the purpose of investing in and/or developing real estate and/or real estate related assets.
“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by applicable law to close.
“Buy / Sell” means the buy / sell rights set forth in Section 8.2 of each Existing Venture Agreement.
“Capital Account” has the meaning ascribed thereto in Section 3.7.
“Capital Call” has the meaning ascribed thereto in Section 3.3.
“Capital Commitment” means, with respect to PGGM PRE Fund, the PGGM Capital Commitment, and with respect to BHMF GP, the BHMF GP Capital Commitment.
“Capital Contribution” means a capital contribution made by a Partner to the Partnership in accordance with Article 3 hereof.
“Capital Transaction” means (i) any sale, exchange, transfer or other disposition of the assets of the Partnership or any entity in which the Partnership owns a direct or indirect interest, including a Venture, a Subsidiary REIT, or an entity in which the Partnership owns a direct or indirect interest and that that holds a direct or indirect interest in a Project, which is not in the ordinary course of the Partnership’s or such entity’s operating business (as applicable), (ii) any Financing or condemnation of a Project, and (iii) any casualty suffered by any Project.

“Carried Interest Event” means the occurrence of (i) a Cause Event, (ii) a Change of Control Event or (iii) a Special Situation.
“Cause Event” means the declaration by the Limited Partner that the occurrence of an event or circumstance described in one of the following clauses (i) through (v) constitutes a “Cause Event” as provided in Section 7.12: (i) a material breach of this Agreement by BHMF GP if such breach has had or is reasonably expected to have a material adverse effect on the Partnership, (ii) BHMF GP taking any action which is a Major Decision under any Venture Agreement, requires the Consent of the members of the Advisory Committee pursuant to Section 8.2(b) of this Agreement or requires the consent of the Limited Partner pursuant to this Agreement, in each case if such action has had or is reasonably expected to have a material adverse effect on the Partnership and such action was taken without the prior consent of all or a specific subset of the members of the Advisory Committee or the Limited Partner, (iii) any breach of applicable law or gross negligence by BHMF GP, BHMF REIT, any director of BHMF GP or BHMF REIT, Key Man or any Corporate Level Personnel if such breach of applicable law or gross negligence, has had or is reasonably expected to have a material adverse effect on the Partnership, (iv) any fraud or willful misconduct by BHMF GP, BHMF REIT, any director of BHMF GP or BHMF REIT, Key Man or any Corporate Level Personnel if such fraud or willful misconduct, has had or is reasonably expected to have a material adverse effect on the Partnership, or (v) BHMF GP or BHMF REIT filing either a Chapter 7 or a Chapter 11 bankruptcy proceeding or admitting in writing in any similar proceeding its inability to pay its debts as they mature, but in each of the foregoing clauses (i) through (iv) only if such material breach, action or conduct is not cured (to the extent such material breach, action or conduct is capable of cure) by BHMF GP or BHMF REIT (as applicable) within sixty (60) days following the date on which BHMF GP first obtained knowledge of the occurrence of such material breach, action or conduct (which sixty (60) day period can be extended by sixty (60) days for a total of one hundred twenty (120) days following the date on which BHMF GP first obtained knowledge of the occurrence of such material breach, action or conduct if BHMF GP or BHMF REIT (as applicable) commences to cure such material breach, action or conduct within such initial sixty (60) day period, such material breach, action or conduct remains capable of cure and thereafter BHMF GP or BHMF REIT (as applicable) diligently pursues the cure of such material breach, action or conduct); provided, however, BHMF GP and BHMF REIT shall not have a cure right with respect to the conduct described in the foregoing clause (iv) if such conduct was committed by a Key Man.
“Cause Event Damages” shall mean all losses, costs, expenses and damages actually incurred by the Partnership and/or the Limited Partner on account of a Damages Cause Event.
“Certificate” means the Certificate of Limited Partnership of the Partnership, as originally filed with the office of the Secretary of State of the State of Delaware, as such Certificate may be amended, restated, supplemented or otherwise modified from time to time.
“Chancery Rules” has the meaning ascribed thereto in Section 8.7(b).
“Change of Control” means either (x) a transfer of 50% or more of the economic or voting rights in the capital of BHMF GP or BHMF REIT to any Person or group of Persons (including Persons acting in concert), or (y) the failure of the board of directors of BHMF REIT to be comprised of a majority of Independent Directors, provided that with respect to the foregoing clause (y), if the board of directors of BHMF REIT is not comprised of a majority of Independent Directors solely as a result of the Incapacity, removal or resignation of one or more Independent Directors, a “Change of Control” will only occur if the board of directors of BHMF REIT is not comprised of a majority of Independent Directors on or before the date that is sixty (60) days following the date on which the board of directors of BHMF REIT was not comprised of a majority of Independent Directors as a result of such Incapacity or resignation.
“Change of Control Event” means the declaration by the Limited Partner that the occurrence of a Change of Control constitutes a “Change of Control Event” as provided in Section 7.11.
“Charter” means the Articles of Incorporation of BHMF REIT, as in effect as of the date hereof, as the same may be amended, modified or supplemented from time to time.
“Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law); any reference to any section of the Code shall include any corresponding provision of succeeding laws. Notwithstanding the foregoing, any change in the Code which materially increases the requirements for qualification of any of the Subsidiary REITs as a domestically‑controlled qualified investment entity for purposes of Section 897(h)(4)(B) of the Code, or otherwise causes any of the Subsidiary REITs not to be a domestically‑controlled qualified investment entity for purposes of Section 897(h)(4)(B) of the Code, shall not be included in the definition of “Code” hereunder, it being understood that the Limited Partner will bear the risk of such change; provided, that the General Partner will use commercially reasonable efforts to minimize the financial impact to the Limited Partner of any such change (at the Limited Partner’s expense); but provided further that the same does not adversely affect the General Partner’s tax status. The preceding sentence does not apply to Section 3.3.(b) hereof on the Limited Partner’s right to terminate the Commitment Period or Section 7.10 hereof on withholding.
“Commitment Period” means the period from the date of the Original Agreement through the earlier of (i) the Expiration Date, and (ii) any termination of the Commitment Period in accordance with Section 3.3(e).
“Consent” means the vote, approval or consent, as the case may be, of a Person to do the act or thing for which the vote, approval or consent is solicited, or the act of voting or granting such approval or consent, as the context may require.
“Contribution Agreement” means that certain Contribution Agreement dated as of the date hereof by and among BHMF REIT, the Partnership, Behringer Harvard Multifamily OP I, LP, a Delaware limited partnership and the Contributing Parties (as defined in the Contribution Agreement), providing for the contribution of each of the Initial Projects to a New Venture and subsequent contribution of each of the Initial Projects to the applicable Subsidiary REIT.
“Control Statement” means a certificate substantially in the form of Exhibit F hereto.
“Conversion Right” means the “Conversion Right” under and as defined in each New Venture Agreement.

“Corporate Level Personnel” shall mean any person holding the position of “Regional Manager”, “Regional Vice President”, “Vice President”, “Senior Vice President” or “Executive Officer”, within BHMF GP’s or BHMF REIT’s organization.
“Court” has the meaning ascribed thereto in Section 8.7(b).
“Damages Cause Event” shall mean any of the uncured “Cause Events” described in clauses (i) and (ii) of the definition of “Cause Event”.
“Dead Deal Costs” means any fees, expenses or other costs (including, without limitation, legal, accounting, travel, due diligence, third‑party appraisals and valuations and other fees and out‑of‑pocket expenses) incurred directly or indirectly by or on behalf of the Partnership or any New Venture in connection with the potential acquisition of an interest in any Additional Project that is not for any reason consummated.
“Default” has the meaning ascribed thereto in Section 3.5(a).
“Default Loan” has the meaning ascribed thereto in Section 3.5(b).
“Defaulting Partner” has the meaning ascribed thereto in Section 3.5(a).
“Depositary” has the meaning ascribed thereto in the preamble of this Agreement.
“Disposition” means a disposition of all or substantially all of BHMF REIT’s multifamily properties.
“Disposition Fee” has the meaning ascribed thereto in Section 5.3(b).
“Dispute” means any and all disputes, disagreements or claims arising from, relating to or in connection with this Agreement, including those between the Partners or the members of the Advisory Committee, as applicable, in respect of any event, circumstance, condition or matter that requires the approval of (a) the Partners, (b) the members of the Advisory Committee, or (c) the Limited Partner or PGGM PRE, in each case pursuant to the terms and provisions of this Agreement; provided, however, that a Dispute shall not include any matter described in this Agreement for which a resolution mechanism is specified herein. For example, pursuant to Section 7.3(b), the failure of the Advisory Committee to grant its Consent to a Subsequent Operating Plan for a Project prior to the beginning of the fiscal year for which such Subsequent Operating Plan is intended to be used shall not be a Dispute inasmuch as Section 7.3(b) provides that the operations of such Project shall be conducted in all material respects in accordance with the Operating Plan for the immediately preceding fiscal year until a Subsequent Operating Plan is approved.
“Dispute Notice” has the meaning ascribed thereto in Section 8.7(a).
“Divestment Proposal” means a comprehensive proposal in respect of the disposition of a Project prepared by the General Partner and in the form of Exhibit L attached hereto.

[***] Confidential material redacted and filed separately with the Securities and Exchange Commission.

“Domestic Status Loss” means a change in the Tax Sensitive Beneficial Owner Group, if the effect thereof would be a disqualification of the applicable REIT as a “domestically‑controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code.
“Domestically‑Controlled REIT” means a REIT that is a “domestically‑controlled qualified investment entity” for purposes of Section 897(h)(4)(B) of the Code.
“Entity” means a partnership, corporation, business trust, limited liability company, proprietorship, joint stock company, trust, estate, unincorporated association, joint venture, pension fund, governmental entity, cooperative association or other foreign or domestic entity or enterprise.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Exclusivity Right” has the meaning ascribed thereto in Section 7.5.
“Existing Project Capital Contributions” means, with respect to a Partner, the Capital Contributions funded from time to time by such Partner that have been invested in and/or allocated to Existing Projects in accordance with Section 4.3(b) of this Agreement.
“Existing Project IRR” means ***.
“Existing Project Incentive Distributions” has the meaning ascribed thereto in Section 5.1(a)(ii).
“Existing Project Incentive Distribution Percent” means ***.
“Existing Project Remaining Percent” means ***.
“Existing Project Value Determination Date” has the meaning ascribed thereto in Section 5.1(d)(i).
“Existing Projects” means the Projects described on Exhibit H attached hereto, which Projects are owned by one or more Ventures as of the date hereof.
“Existing Subsidiary REIT” means, with respect to a particular Existing Venture, a subsidiary that has been formed by such Existing Venture for the purpose of investing in an Existing Project and that has qualified as a REIT. The General Partner shall use all reasonable efforts to obtain any necessary consents to the adoption of an amendment to the limited liability company agreement for each Existing Subsidiary REIT in substantially the form attached hereto as Exhibit BB, and upon obtaining all such necessary consents, to adopt such amendments, within 90 (ninety) days after the date hereof.

“Existing Venture” means a partnership or limited liability company governed by an operating agreement in substantially the form of the Existing Venture Agreement that has been formed for the purpose of organizing, owning and operating an Existing Subsidiary REIT and whose partners or members are (i) this Partnership and (ii) BHMF REIT and/or one or more Affiliates of BHMF REIT or BHMF REIT Sponsored Investment Programs. The Existing Ventures are listed on Exhibit M.
“Existing Venture Agreement” means the existing partnership or limited liability company agreement of each Existing Venture, as amended pursuant to an amendment of such existing partnership or limited liability company agreement in substantially the form attached hereto Exhibit N; the General Partner shall use all reasonable efforts to obtain any necessary consents to the adoption of such amendment, and upon obtaining all such necessary consents, to adopt such amendments, within 90 (ninety) days after the date hereof.
“Expiration Date” means December 31, 2023, as the same may be extended pursuant to Section 2.4 hereof, or accelerated pursuant to Article 11 hereof.
“Fair Value Method of Accounting” means investment company accounting as defined by U.S. GAAP.
“Fees” means any or all of the Asset Management Fee and Disposition Fee, as the context may require.
“Finance Proposal” means a comprehensive proposal in respect of a Financing of a Project prepared by the General Partner and in the form of Exhibit W attached hereto.
“Financing” means any financing or refinancing of a Project, whether by a loan or the issuance of preferred equity, securities or otherwise.
“FIRPTA” means the Foreign Investment in Real Property Tax Act of 1980, as amended.
“FIRPTA Event” means the occurrence of any event or circumstance applicable to the Limited Partner (as determined by the Limited Partner in its sole and absolute discretion) that allows the Limited Partner to achieve its tax planning objectives without the need to own its direct or indirect interest in a Project through a Domestically‑Controlled REIT, whether pursuant to a repeal, rescission or change in FIRPTA or otherwise; provided, that a FIRPTA Event shall not occur prior to the date on which the Limited Partner provides the General Partner with written notice of the Limited Partner’s determination that a FIRPTA Event has occurred; provided, further that the Limited Partner shall provide the General Partner with written notice of the Limited Partner’s determination of whether a FIRPTA Event has occurred no later than six (6) months after the General Partner furnishes the Limited Partner with a written request that the Limited Partner consider whether the occurrence of any event or circumstance described in this definition has given rise to a FIRPTA Event.

“FIRPTA Buy / Sell” has the meaning ascribed thereto in Section 14.4.
“FIRPTA Event Buy / Sell Election Date” has the meaning ascribed thereto in Section 14.4.
“FIRPTA Event Buy / Sell Election Notice” has the meaning ascribed thereto in Section 14.4.
“FIRPTA Event Buy / Sell Procedures” means the buy / sell procedures set forth in Exhibit G to each New Venture Agreement.
“FIRPTA Event Trigger Date” means the date on which a FIRPTA Event occurs.
“Form 8‑K” has the meaning ascribed thereto in Section 12.2(g).
“Fund” has the meaning ascribed thereto in the preamble of this Agreement.
“General Partner” means BHMF GP, or any permitted successor or assign of BHMF GP in accordance with this Agreement, in such Person’s capacity as a “general partner” of the Partnership within the meaning of the Act.
“Gross Asset Value” has the meaning ascribed thereto in the Investment Guidelines.
“Incapacitated” means, with respect to any Person, that such Person has experienced Incapacity.
“Incapacity” means, with respect to any Person, (i) the adjudication of incompetence or insanity, or (ii) the death, dissolution or termination, as the case may be, of such Person.
“Incentive Distributions” means collectively the Existing Project Incentive Distributions and the New Project Incentive Distributions.
“Indemnified Person” and “Indemnified Persons” have the meanings ascribed thereto in Section 9.2(a).
“Independent Directors” has the meaning set forth in the corporate governance rules of the New York Stock Exchange (or such other national securities exchange on which the shares of common stock of BHMF REIT may be listed), as such definition may be amended from time to time.
“Individual Venture Offer” has the meaning ascribed thereto in Section 14.1(a).
“Initial Operating Plan” has the meaning ascribed thereto in Section 7.3(a).
“Initial Projects” means the Projects described on Exhibit G attached hereto, which are acquired, or are to be acquired, as the context may require, by a New Venture in accordance with the terms and provisions of this Agreement on or after the date hereof. Set forth opposite each Initial Project on Exhibit G attached hereto are (x) the Limited Partner’s required PGGM Proportionate Interest in such Project, and (y) the approved purchase price for such Initial Project

(together with all approved closing costs and BHMF GP legal fees and out‑of‑pocket expenses related thereto).
“Interest” means, as to each Partner, the entire ownership interest of such Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which such Partner may be entitled as provided in this Agreement, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement.
“Investment Guidelines” means, unless otherwise agreed by the Partners, the investment guidelines for a Project described in Exhibit B.
“Investment Period” means the period from the date hereof until the earlier to occur of (x) the date on which $303,030,303.03 of Capital Commitments has been invested in New Projects, and (y) the date which is three (3) years from the date hereof.
“Investment Period Key Man Event” means a Key Man Event that occurs during the Investment Period.
“Investment Proposal” means a comprehensive proposal in respect of an Additional Project prepared by the General Partner and in the form of Exhibit O attached hereto.
“Investment Quick Scan Proposal” means a proposal in respect of an Additional Project prepared by the General Partner and in the form of Exhibit P attached hereto.
“IRR” means the “internal rate of return” calculated by applying the following formula, which is used in the XIRR Excel function:
where:
di = the ith, or last, payment date
d1 = the 0th payment date.
Pi = the ith, or last, payment.

The following is an example of the calculation of an IRR.

	A	B
1	Values	Dates
2	‑10,000	January 1, 2008
3	2,750	March 1, 2008
4	4,250	October 30, 2008
5	3,250	February 15, 2009
6	2,750	April 1, 2009
	Formula	Description (Result)
	=XIRR(A2:A6,B2:B6, 0.1)	The internal rate of return (0.373362535 or 37.34%)
“Key Man” means Mark T. Alfieri.
“Key Man Event” means (i) the Key Man is no longer employed by BHMF REIT, any of its Affiliates or any successor or assign of any of them, (ii) the Key Man becomes Incapacitated, or (iii) the Key Man does not devote 100% of his business time to the business and activities of BHMF GP and BHMF REIT, including work for BHMF GP, BHMF REIT and the Partnership, provided that the foregoing shall not prevent the Key Man from (A) serving on the boards of directors of non‑profit organizations and other for profit companies, (B) participating in charitable, civic, educational, professional, community or industry affairs, or (C) managing the Key Man’s passive personal investments so long as such activities in the aggregate do not interfere or conflict with the Key Man’s duties hereunder or create a potential business or fiduciary conflict.
“Leverage Parameters” means, unless otherwise agreed by the Partners, the leverage parameters described in Exhibit Q.
“Limited Partner” means PGGM PRE Fund or any permitted successor or assign of PGGM PRE Fund or, in the event of the removal of the General Partner pursuant to Section 7.8, the Removed General Partner, in such Person’s capacity as a “limited partner” of the Partnership within the meaning of the Act.
“Liquidation” means (i) when used with reference to the Partnership, the date upon which the Partnership ceases to be a going concern, and (ii) when used with reference to any Partner, the earlier of (a) the date upon which there is a Liquidation of the Partnership or (b) the date upon which such Partner’s entire Interest in the Partnership is terminated other than by Transfer to a Person other than the Partnership.
“Liquidator” has the meaning ascribed thereto in Section 11.3(a).
“Listing” means the listing of the common shares of BHMF REIT on a national securities exchange.
“Major Decision” has the meaning ascribed thereto in Section 8.2(b)(xiii).

“Major Dispute” has the meaning ascribed thereto in each Venture Agreement.
“Major Dispute Event” means the occurrence of a Major Dispute.
“Major Dispute Project Sale Right” means the right of the Partnership under a New Venture Agreement to cause the sale of the New Project owned by such New Venture in accordance with the terms and provisions of such New Venture Agreement.
“Management Fee” has the meaning ascribed thereto in Section 7.4(b).
“Manager” has the meaning ascribed thereto in the applicable Venture Agreement.
“Matching Right” has the meaning ascribed thereto in Section 14.2(g).
“Material Change” means (a) with respect to any Investment Proposal, an aggregate two percent (2%) net increase or decrease in the total investment amount in the Additional Project to which such Investment Proposal relates, (b) with respect to any Divestment Proposal, an aggregate two percent (2%) net increase or decrease in the sales price of the Project to which such Divestment Proposal relates, or (c) with respect to any Finance Proposal, (i) an aggregate two percent (2%) net increase or decrease in the principal balance of the Financing to which such Finance Proposal relates or (ii) an increase in the interest rate applicable to such Financing of more than twenty (20) basis points.
“Maximum Rate” means the maximum lawful nonusurious rate of interest (if any) that under Applicable Law the Non‑defaulting Member is permitted to charge the Defaulting Member on a Default Loan from time to time.
“Merger” means the merger or consolidation of BHMF REIT into or with another Person.
“MSAs” has the meaning ascribed thereto in the Investment Guidelines.
“Net Cash Flow” as of the end of any period, means the cash of the Partnership as of the end of such period, less (without any duplication):
(1)any New Project Capital Contributions and/or Existing Project Capital Contributions (A) then held by the Partnership, (B) not then invested in or allocated to New Projects or Existing Projects (as applicable) and (C) anticipated (in the sole discretion of the General Partner) to be invested in Projects; and
(2)    operating reserves for amounts anticipated to be paid during the thirty (30) day period following the end of such period (as determined by the General Partner in its sole discretion), which amounts include, without limitation, Fees, Organizational Expenses, budgeted capital expenditures and Operating Expenses; and
(3)    non‑operating reserves (as determined by the General Partner in its sole discretion), which include, without limitation, capital expenditures, projected financing costs, non‑budgeted

[***] Confidential material redacted and filed separately with the Securities and Exchange Commission.

expenditures and escrows, but in no event in excess of (A) two percent (2.0%), multiplied by (B) the net asset value of the Partnership’s assets.
“Net Invested Capital” means, with respect to any calendar month, (x) the average aggregate outstanding amount of Capital Contributions during such month contributed by the Partnership to all Ventures for investment in Projects (excluding, for avoidance of doubt, the amount of any fees, Operating Expenses and Organizational Expenses allocated to Projects in accordance with the terms of this Agreement) less (y) with respect to each Project that has been the subject of a Capital Transaction, the amount of proceeds of such Capital Transaction that have been distributed to the Partners hereunder, but not in excess of the total amount of Capital Contributions (excluding the amount of fees, Operating Expenses and Organizational Expenses allocated to such Project) that were contributed to the Project by the Partnership; provided however, once a Project has been sold by the applicable Venture, the Capital Contributions contributed by the Partnership to such Venture shall be deemed $0 until such time as the proceeds of such sale (up to the amount of such Capital Contributions) have been re‑contributed to a Venture in accordance with the terms and provisions hereof.
“New Project Capital Contributions” means, with respect to a Partner, the Capital Contributions funded from time to time by such Partner that have been invested in and/or allocated to New Projects in accordance with Section 4.3(b) of this Agreement.
“New Project Incentive Distributions” has the meaning ascribed thereto in Section 5.1(b)(iv).
“New Project IRR” means either (as then applicable) (i) the New Project Tier 1 IRR, (ii) the New Project Tier 2 IRR or (iii) the New Project Tier 3 IRR.
“New Project Tier 1 Carried Interest Event IRR” means ***.
“New Project Tier 2 Carried Interest Event IRR” means ***.
“New Project Tier 3 Carried Interest Event IRR” means ***.
“New Project Tier 1 Incentive Distributions” has the meaning ascribed thereto in Section 5.1(b)(ii).
“New Project Tier 2 Incentive Distributions” has the meaning ascribed thereto in Section 5.1(b)(iii).
“New Project Tier 3 Incentive Distributions” has the meaning ascribed thereto in Section 5.1(b)(iv).
“New Project Tier 1 Incentive Distribution Percent” means ***.
“New Project Tier 2 Incentive Distribution Percent” means ***.
“New Project Tier 3 Incentive Distribution Percent” means ***.

[***] Confidential material redacted and filed separately with the Securities and Exchange Commission.

“New Project Tier 1 IRR” means ***.
“New Project Tier 2 IRR” means ***.
“New Project Tier 3 IRR” means ***.
“New Project Tier 1 Remaining Percent” means the difference (expressed as a percentage) between (x) 100% and (y) the New Project Tier 1 Incentive Distribution Percent.
“New Project Tier 2 Remaining Percent” means the difference (expressed as a percentage) between (x) 100% and (y) the New Project Tier 2 Incentive Distribution Percent.
“New Project Tier 3 Remaining Percent” means the difference (expressed as a percentage) between (x) 100% and (y) the New Project Tier 3 Incentive Distribution Percent.
“New Project Value Determination Date” has the meaning ascribed thereto in Section 5.1(d)(ii).
“New Projects” means the Initial Projects and the Additional Projects that are acquired by a New Venture in accordance with the terms and provisions of this Agreement on or after the date hereof.
“New Subsidiary REIT” means, with respect to a particular New Venture, a subsidiary that may be formed in the future by such New Venture for the purpose of investing in a New Project and that intends to qualify as a REIT. The form of limited liability company agreement for a New Subsidiary REIT is attached hereto as Exhibit D.
“New Venture” means a partnership or limited liability company governed by an operating agreement in substantially the form of the New Venture Agreement that will be formed for the purpose of organizing, owning and operating a New Subsidiary REIT and whose sole partners or members will be (i) this Partnership and (ii) BHMF REIT and/or one or more Affiliates of BHMF REIT, including a BHMF REIT Sponsored Investment Program or a BHMF REIT Venture.
“New Venture Agreement” means a partnership or limited liability company agreement for a New Venture in the form attached hereto as Exhibit E.
“Non‑Damages Cause Event” means any uncured Cause Event that is not a Damages Cause Event.
“Non‑Defaulting Partner” has the meaning ascribed thereto in Section 3.5(a).
“Non‑Reimbursable Expenses” means fees, costs, and expenses incurred by BHMF GP, its Affiliates, or their respective employees or agents in evaluating, negotiating, or structuring any Initial Project or any Additional Project (including, without limitation, market research costs, travel costs, acquisition personnel costs and overhead, senior management personnel costs and overhead, due diligence personnel costs and overhead, and data communication costs); provided that

Non‑Reimbursable Expenses shall not include any such fees, costs and expenses that have been approved by the Advisory Committee as part of an Investment Proposal.
“Notice of Commitment” means a notice substantially in the form of Exhibit C.
“Notice of PGGM Proportionate Interest” means a notice substantially in the form of Exhibit R.
“Offset Dispute Notice” has the meaning ascribed thereto in Section 7.8(c).
“Offset Distributions” has the meaning ascribed thereto in Section 7.8(c).
“Offset Notice” has the meaning ascribed thereto in Section 7.8(c).
“Offset Withholding Notice” has the meaning ascribed thereto in Section 7.8(c).
“Operating Expenses” has the meaning ascribed thereto in Section 5.6(b).
“Organizational Expenses” has the meaning ascribed thereto in Section 5.6(a).
“Oversight Fee” has the meaning ascribed thereto in Section 7.4(b).
“Original Agreement” has the meaning ascribed thereto in the recitals to this Agreement.
“Outside Date” has the meaning ascribed thereto in Section 7.6(a).
“Participant Letter” means that certain letter delivered by PGGM PRE Fund to BHMF GP, dated as of the date hereof and which identifies each participant in the PGGM PRE Fund as of the date hereof.
“Partners” means the Limited Partner and the General Partner.
“Partner” shall mean any one of the Partners.
“Partnership” means the limited partnership formed by the Certificate and governed hereby.
“Partnership Agreement Approved Legal Expenses” means the fees and expenses of legal counsel actually incurred by each of the Partners from and after July 2, 2013 for purposes of preparing, drafting, negotiating, finalizing and executing this Agreement.
“Partnership Proportionate Interest” means the Partnership’s proportionate ownership interest as determined by its direct or indirect percentage ownership interest in a Venture, a Subsidiary REIT or a Project, as applicable. By way of example, and not in limitation of the foregoing, if the Partnership’s ownership interest in a Venture is 45%, such Venture’s ownership interest in its Subsidiary REIT is 99.9% and such Subsidiary REIT’s ownership interest in its subsidiary joint venture that owns 100% of a Project is 80%, then the Partnership Proportionate Interest in such Project is 35.96% (i.e., 0.45 multiplied by 0.999 multiplied by 0.8 multiplied by 1.0 = .35964 = 35.964%). Notwithstanding anything to the contrary herein, for purposes of determining the amount of the Disposition Fee payable pursuant to Section 5.3(b), the calculation of the Partnership Proportionate Interest shall not be reduced by any interest in a Project received by a developer or other third party as compensation for its services related to such Project or for which such Person has not otherwise invested a proportionate amount of cash, and such method of calculation shall be applicable commencing with the Original Agreement. By way of example, and not in limitation of the preceding sentence, in the example set forth in the second sentence of this definition, if a developer of such Project had received for its services a promoted interest of 50% in the subsidiary joint venture that owns 100% of the Project, the Partnership Proportionate Interest would be 35.96%, calculated in the same manner as in such example, since the developer’s promoted interest in the subsidiary joint venture would be excluded from the calculation of the Partnership Proportionate Interest. For the avoidance of doubt, the Partnership Proportionate Interest of any item that is to be credited or charged entirely to the Partnership shall be 100%.
“Payor” has the meaning ascribed thereto in Section 7.10.
“Percentage Interest” means, as to each Partner, its percentage ownership interest in the Partnership based on the proportion of the Capital Commitment of such Partner to the aggregate Capital Commitments of all Partners, as the same may be amended from time to time; provided that, in the event of the removal of the General Partner pursuant to Section 7.8, the respective Percentage Interest of each Partner in respect of a Pre‑Removal Project shall mean the percentage ownership interest of such Partner in such Pre‑Removal Project based on the proportion of such Partner’s aggregate Capital Contributions in respect of such Pre‑Removal Project to the aggregate Capital Contributions of all Partners in respect of such Pre‑Removal Project immediately prior to such removal.
“Permitted Temporary Investments” means investments in (i) U.S. government and agency obligations with maturities of not more than one year and one day from the date of acquisition, (ii) commercial paper with maturities of not more than six months and one day from the date of acquisition and having a rating assigned to such commercial paper by Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. (or, if neither such organization shall rate such commercial paper at such time, by any nationally recognized rating organization in the United States of America) equal to one of the two highest commercial paper ratings assigned by such organization, it being understood that as of the date hereof such ratings by Standard and Poor’s Rating Services are “P1” and “P2” and such ratings by Moody’s Investors Service, Inc. are “Al” and “A2,” (iii) interest bearing deposits in U.S. banks with an unrestricted surplus of at least $250 million, maturing within one year and (iv) money market mutual funds with assets of not less than $500 million, substantially all of which assets are believed by the General Partner to consist of items described in the foregoing clause (i), (ii), or (iii).
“Person” means an individual or Entity.
“PFZW” has the meaning ascribed thereto in the recitals to this Agreement.
“PGGM Capital Commitment” means the sum of (a) $300,000,000.00, less (b) all PGGM PRE Fund Capital Contributions made with respect to New Projects, plus (c) any PGGM New Project Returned Amounts.

[***] Confidential material redacted and filed separately with the Securities and Exchange Commission.

“PGGM Exclusions List” has the meaning ascribed thereto in Section 15.21.
“PGGM Exclusions Policy” has the meaning ascribed thereto in Section 15.21.
“PGGM New Project Returned Amounts” means the sum of any amounts (1) distributed to PGGM PRE Fund pursuant to this Agreement on account of a Capital Transaction with respect to a New Project, and (2) representing unused Capital Contributions returned to PGGM PRE Fund in accordance with Section 3.2 of this Agreement, which amounts shall (x) be available for reinvestment in a New Project, and (y) shall be subject to a Subsequent Capital Call.
“PGGM PRE Fund” has the meaning ascribed thereto in the preamble of this Agreement.
“PGGM PRE Fund Assignment” has the meaning ascribed thereto in the recitals to this Agreement.
“PGGM Proportionate Interest” means the Limited Partner’s proportionate ownership interest as determined by its direct or indirect percentage ownership interest in a Venture, a Subsidiary REIT or a Project, as applicable.
“PGGM Representatives” shall have the meaning ascribed thereto in Section 8.1.
“Plan Asset Regulation” means the final regulation promulgated by the U.S. Department of Labor at 29 C.F.R. Section 2510‑101.
“Plan Assets” means any assets deemed to constitute “plan assets” subject to ERISA, Section 4975 of the Code or any substantially similar applicable U.S. federal, state or local law.
“Portfolio Offer” has the meaning ascribed thereto in Section 14.1(a).
“Post‑Investment Period Key Man Event” means a Key Man Event that occurs following the expiration of the Investment Period.
“Pre‑Removal Project” has the meaning ascribed thereto in Section 7.8(b)(iii).
“Premium” means ***. The Premium shall accrue with respect to each Initial Project as BHMF GP or its Affiliates incurs the costs described in clause (x) of the definition of Premium Base in respect of such Initial Project through the date of payment of the Premium applicable to such Initial Project pursuant to Section 7.6.
“Premium Base” means with respect to each Initial Project, the positive difference between (x) the costs then actually incurred by BHMF GP or its Affiliates for the acquisition, development and maintenance of such Initial Project, less (y) all net cash flow of such Initial Project actually distributed to BHMF GP or its Affiliates.
“Prior Operating Plan” has the meaning ascribed thereto in Section 7.3(b).

“Profits” or “Losses” means, for each period taken into account under Article 4, an amount equal to the Partnership’s taxable income or taxable loss for such period, determined in accordance with federal income tax principles, adjusted to the extent the General Partner determines that such adjustment is necessary to comply with the requirements of Section 704(b) of the Code.
“Prohibited Partner” means any Person who is (i) a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the regulations of the U.S. Treasury Department’s Office of Foreign Assets Control; (ii) acting on behalf of, or a Person owned or controlled by, any government against whom the United States maintains economic sanctions or embargoes under the regulations of the United States Treasury Department, including, but not limited to, the “Government of Sudan,” the “Government of Iran” and the “Government of Cuba”; (iii) within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001; (iv) subject to additional restrictions imposed by the following statues (or regulations and executive orders issued thereunder): the Trading with the Enemy Act, the Iraq Sanctions Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act, and the Foreign Operations, Export Financing, and Related Programs Appropriations Act; (v) designated or blocked, associated or involved in terrorism, subject to restrictions under laws, regulations or executive orders similar to, or any other law, regulation or executive order of similar import as, those set forth above under the preceding clauses (i) through (iv), if and to the extent such laws, regulations or executive orders are in effect or (vi) as any of the laws, regulations or executive or other orders in the preceding clauses (i) through (v) may be amended, supplemented, adjusted, modified, reviewed or interpreted from time to time.
“Project” means a traditional “Class A” multifamily residential property, such as a garden apartment, a mid‑rise apartment or a high‑rise apartment complex, that (A)(x) is to be developed or is in the process of being developed or (y) for which development has been completed and a certificate of occupancy issued not more than ten years prior to the Partnership’s acquisition of an interest (through a Venture and a Subsidiary REIT) in such property, (B) meets the Investment Guidelines and (C) meets the Leverage Parameters. For the avoidance of doubt, (x) a Project does not include a residential property for assisted living, student housing or senior housing, unless otherwise agreed by the Partners, and (y) the term “Project” includes all Existing Projects and all New Projects.
“Project Capital Contributions” means, with respect to a Partner, the sum of such Partner’s (x) Existing Project Capital Contributions and (y) New Project Capital Contributions.
“Project Sale Bid Date” has the meaning ascribed thereto in Section 14.2(e).
“Project Sale Offer” has the meaning ascribed thereto in Section 14.2(a).

“Project Sale Period” has the meaning ascribed thereto in Section 14.2(c).
“Project Sale Trigger Event” has the meaning ascribed thereto in Section 14.2(a).
“Proposed Value” has the meaning ascribed thereto in Section 14.3(b).
“Purchase Option Trigger Date” has the meaning ascribed thereto in Section 10.4(a).
“Purchase Option” has the meaning ascribed thereto in Section 10.4(a).
“Qualifying Opinion” means a written opinion of outside, reputable tax counsel licensed to practice law in the United States and acting reasonably.
“Real Estate Proceeds” means proceeds from the direct sale of a Project (as opposed to proceeds from the sale of interests in the Subsidiary REIT that owns such Project).
“REIT” means a real estate investment trust under the Code.
“REIT Disposition Requirement” has the meaning ascribed thereto in Section 2.6(b)(ii).
“REIT Partner” means a direct or indirect (through another partnership or limited liability company) Limited Partner that is not a U.S. Person and for whom the direct or indirect receipt of Real Estate Proceeds would have a material adverse tax consequence on such Limited Partner. For the avoidance of doubt, PGGM PRE Fund is a REIT Partner.
“Rejected Project” has the meaning ascribed thereto in Section 7.2(a)(vi).
“Removed General Partner” has the meaning ascribed to such term in Section 7.8(a).
“Respondent” has the meaning ascribed thereto in Section 8.7(b).
“RIRE” has the meaning ascribed thereto in Section 15.22.
“Sale Period” has the meaning ascribed thereto in Section 14.1(b).
“Sale Project” has the meaning ascribed thereto in Section 14.2(c).
“Second Amended Agreement” has the meaning ascribed thereto in the recitals to this Agreement.
“Self‑Management Transaction” has the meaning ascribed thereto in Section 12.(g).
“Senior Executives” has the meaning ascribed thereto in Section 8.7(a).
“Shares” means the shares of beneficial interests (including, for the avoidance of doubt, membership interests) of a particular Subsidiary REIT.

“Special Situation” means the board of directors of BHMF REIT has (i) adopted a resolution to begin (a) the process of Listing, (b) a Merger with a person that it not an Affiliate of BHMF REIT, or (c) a Disposition, and (ii) determined that it is in the best interest of BHMF REIT to terminate the Partnership.
“Special Situation Closing” has the meaning ascribed thereto in Section 14.3(d).
“Special Situation Closing Date” has the meaning ascribed thereto in Section 14.3(d).
“Special Situation Right” has the meaning ascribed thereto in Section 14.3.
“Subsequent Operating Plan” has the meaning ascribed thereto in Section 7.3(b).
“Subsidiary REIT” means each Existing Subsidiary REIT and each New Subsidiary REIT.
“Subsidiary Net Cash Flow” as of the end of any period, means the unrestricted cash (i.e. cash of such entity not held for resident security deposits, lender, development or other escrows or restricted accounts) of any entity in which the Partnership owns a direct or indirect interest, including a Venture, a Subsidiary REIT, or an entity in which the Partnership owns a direct or indirect interest and that that holds a direct or indirect interest in a Project as of the end of such period, less (without any duplication):
(1)    any capital contributions (A) then held by such entity, (B) not then invested in or allocated to the Project directly or indirectly owned by such entity and (C) anticipated (in the sole discretion of the “Manager” or “General Partner” of such entity) to be invested in Projects; and
(2)    operating reserves for amounts anticipated to be paid during the thirty (30) day period following the end of such period (as determined by the “Manager” or “General Partner” of such entity in its sole discretion), which amounts include, without limitation, fees, organizational expenses, budgeted capital expenditures and operating expenses, including amounts necessary to meet periodic real estate tax and insurance installment payments and payments on debt service; and
(3)    non‑operating reserves (as determined by the “Manager” or “General Partner” of such entity in its sole discretion), which include, without limitation, capital expenditures, projected financing costs, non‑budgeted expenditures and escrows, but in no event in excess of (A) two percent (2.0%), multiplied by (B) the net asset value of such entity’s assets.
“Substitute Capital” has the meaning ascribed thereto in Section 3.4(b).
“Substituted Limited Partner” means a Person admitted to the Partnership as a Limited Partner in accordance with Section 10.1.
“Successor General Partner” has the meaning ascribed to such term in Section 7.8(a).
“Successor General Partner Cause Event” means the declaration by the Removed General Partner (as a Limited Partner) that the occurrence of an event or circumstance described in one of the following clauses (i) through (v) constitutes a “Successor General Partner Cause Event” as provided in Section 7.13: (i) a material breach of this Agreement by a Successor General Partner if such breach has had or is reasonably expected to have a material adverse effect on the Partnership, (ii) the Successor General Partner taking any action which is a Major Decision under any Venture Agreement, requires the Consent of the members of the Advisory Committee or which requires the Consent of the Limited Partner pursuant to Section 8.2(b) of this Agreement, in each case if such action has had or is reasonably expected to have a material adverse effect on the Partnership and such action was taken without the prior consent of the Advisory Committee, the Limited Partner or BHMF GP, (iii) any breach of applicable law or gross negligence by the Successor General Partner, any director in the organization of the Successor General Partner or any Successor General Partner Corporate Level Personnel if such breach of applicable law or gross negligence, has had or is reasonably expected to have a material adverse effect on the Partnership, (iv) any fraud or willful misconduct by the Successor General Partner, any director in the organization of the Successor General Partner or any Successor General Partner Corporate Level Personnel if such fraud or willful misconduct, has had or is reasonably expected to have a material adverse effect on the Partnership, or (v) Successor General Partner filing either a Chapter 7 or a Chapter 11 bankruptcy proceeding or admitting in writing in any similar proceeding its inability to pay its debts as they mature, but in each of the foregoing cases only if such material breach, action or conduct is not cured (to the extent such material breach, action or conduct is capable of cure) by the Successor General Partner within sixty (60) days following the date on which such Successor General Partner first obtained knowledge of the occurrence of such material breach, action or conduct (which sixty (60) day period can be extended by sixty (60) days for a total of one hundred twenty (120) days following the date on which such Successor General Partner first obtained knowledge of the occurrence of such material breach, action or conduct if such Successor General Partner commences to cure such material breach, action or conduct within such initial sixty (60) day period, such material breach, action or conduct remains capable of cure and thereafter such Successor General Partner diligently pursues the cure of such material breach, action or conduct); provided, however, such Successor General Partner shall not have a cure right with respect to the conduct described in the foregoing clause (iv) if such conduct was committed by a key principal in Successor General Partner’s organization.
“Successor General Partner Corporate Level Personnel” shall mean any person holding the position of “Regional Manager”, “Regional Vice President”, “Vice President”, “Senior Vice President” or “Executive Officer”, or any person holding a similar senior position, within any Successor General Partner’s organization.
“Suspension Period” has the meaning ascribed thereto in Section 7.7(a).
“Tax Matters Partner” has the meaning ascribed thereto in Section 3.9.
“Tax Return” means any report, return or other information required to be supplied to a taxing authority in connection with Taxes.
“Tax Sensitive Beneficial Owner Group” means all Beneficial Owners of Shares other than (i) PGGM PRE Fund, (ii) PGGM PRE Fund’s direct or remote transferees with respect to such Shares, and (iii) the direct or indirect owners of PGGM PRE Fund or its transferees.

“Taxes” means all taxes, charges, fees, duties, levies or other assessments, including without limitation, income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational and interest equalization, windfall profits, severance and employees’ income withholding and Social Security taxes, which are imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, and such term shall include any interest, penalties or additions to tax attributable to such Taxes.
“Termination Event” has the meaning ascribed thereto in Section 14.1(a).
“Third Amended Agreement” has the meaning ascribed thereto in the recitals to this Agreement.
“Transfer” means to give, sell, assign, pledge, hypothecate, devise, bequeath or otherwise dispose of, transfer or permit to be transferred, during life or at death. The term “Transfer” when used as a noun, means any Transfer transaction.
“Unfunded Capital Commitment” means, with respect to any Partner at any time, such Partner’s then unfunded Capital Commitment.
“U.S. GAAP” means U.S. generally accepted accounting principles at the time in effect.
“U.S. Person” means a “U.S. Person” as such term is defined in Section 7701(a)(30) of the Code.
“Unreturned Existing Project Capital Contributions” means, with respect to any Partner, the difference between (x) such Partner’s Existing Project Capital Contributions, and (y) the aggregate distributions to such Partner (that represent a return of such Partner’s Capital Contributions (as opposed to a return on such Partner’s Capital Contributions)) pursuant to Section 5.1(a)(i) of this Agreement.
“Unreturned New Project Capital Contributions” means, with respect to any Partner, the difference between (x) such Partner’s New Project Capital Contributions, and (y) the aggregate distributions to such Partner (that represent a return of such Partner’s Capital Contributions (as opposed to a return on such Partner’s Capital Contributions)) pursuant to Section 5.1(b)(i) of this Agreement.
“Valuation Policy” means the valuation policies attached hereto as Exhibit S.
“Value Determination Date” means (a) with respect to the Existing Projects, the Existing Project Value Determination Date, and (b) with respect to the New Projects, the New Project Value Determination Date.
“Venture” means each Existing Venture and each New Venture.
“Venture Agreement” means each Existing Venture Agreement and each New Venture Agreement.

“Venture Parties” has the meaning ascribed thereto in Section 12.2(g).

ARTICLE 2
THE PARTNERSHIP

2.1    Formation of Partnership. The Partners hereby form, or ratify the formation of, a limited partnership pursuant to the provisions of the Act, and the rights and liabilities of the Partners shall be as provided in the Act except as herein otherwise expressly provided.
2.2    Partnership Name and Principal Office. The name of the Partnership shall be “Monogram Residential Master Partnership I LP” or such other name as the General Partner may determine. The principal place of business and the principal administrative office of the Partnership shall be 15601 Dallas Parkway, Suite 600, Addison, Texas 75001. The Partnership may change such office and may have such additional offices as the General Partner may determine.
2.3    Office of and Agent for Service of Process. The registered office of the Partnership in the State of Delaware shall be c/o Corporation Service Company, 2711 Centerville Road, Suite 400, in the city of Wilmington, County of New Castle, Delaware and the Partnership’s agent for service of process on the Partnership in the State of Delaware shall be Corporation Service Company. The General Partner may change, at any time and from time to time, the location of such registered office and/or such registered agent upon written notice of the change to the Limited Partner.
2.4    Term of the Partnership. The term of the Partnership commenced on May 7, 2007. Unless sooner dissolved as hereinafter provided or by operation of law, the term of the Partnership shall continue until December 31, 2023, subject to two five‑year extensions of such date with the Consent of the Partners.
2.5    Title to Assets. Record title to all assets acquired by the Partnership shall be held in the name of the Partnership, and no Partner shall have any property interest in such assets.
2.6    Purpose and Powers; Subsidiary REITs and REIT Partner; Sale of Project.
(a)    The Partnership is organized for the object and purpose of causing Ventures to make investments in a geographically diverse portfolio of Projects through Subsidiary REITs in accordance with the Investment Guidelines and Leverage Parameters, owning, managing, supervising and disposing of such investments through Ventures and Subsidiary REITs, sharing the profits and losses therefrom and engaging in furtherance of the foregoing in such activities necessary, incidental or ancillary thereto and in any other lawful act or activity for which limited partnerships may be organized under the Act. For the avoidance of doubt, each Venture will be formed to invest, and own a controlling interest, in a single Subsidiary REIT that will own, directly or indirectly, a Project. Notwithstanding any other provision of this Agreement, the Partnership, and the General Partner on behalf of the Partnership, may execute, deliver and perform such agreements and documents as the General Partner determines are necessary or desirable for the formation, organization and continuation of the Partnership. Any provision herein regarding the purpose and powers of the Partnership and the authorization of actions hereunder shall also apply to, and may be done through, a direct or indirect subsidiary of the Partnership (including, without limitation, a Venture and/or a Subsidiary REIT). In furtherance of this purpose, subject to the limitations and restrictions set forth in the Investment Guidelines, the Leverage Parameters, the Approved Annual Budget, the Approved Business Plan or elsewhere in this Agreement, including without limitation Article 8, the Partnership shall have all powers necessary, suitable or convenient for the accomplishment of the aforesaid purpose, as principal or agent, including, without limitation, all of the powers that may be exercised by the General Partner on behalf of and, except as specifically provided herein, at the expense of, the Partnership pursuant to this Agreement or the Act, and further including, without limitation, the following:
(i)    to direct the formation of investment policies and strategies for the Partnership, and select and approve the investment of Partnership funds;
(ii)    to organize or cause to be organized Ventures and Subsidiary REITs and to act (a) as general or limited partner, member, or manager of any Ventures, and (b) through each Venture, as member, manager or shareholder of any Subsidiary REITs (including in each case, without limitation, the respective subsidiaries of such Ventures and Subsidiary REITs), and to exercise all of the powers, duties, rights and responsibilities associated therewith;
(iii)    to borrow money, encumber assets (other than the Capital Commitment obligations of the Partners) and otherwise incur recourse and non‑recourse indebtedness (including, without limitation, the issuance of guarantees of the payment or performance of obligations by any Person) in connection with or in furtherance of the acquisition or development or the financing or refinancing of a Project, including, without limitation, entering into hedging transactions (e.g., interest rate swaps or caps);
(iv)    to improve, develop, redevelop, construct, reconstruct, maintain, renovate, rehabilitate, reposition, manage, lease, mortgage and otherwise deal with the assets and/or businesses of the Partnership;
(v)    to lend money on a secured or unsecured basis and, if applicable, in connection therewith take as collateral a mortgage or pledge of any real or personal property and to extend or modify the terms of any such financing;
(vi)    to alter or restructure the Partnership’s investment in any Project at any time during the term of the Partnership without any precondition that the General Partner make any distributions to the Partners in connection therewith;
(vii)    to, subsequent to the Partnership’s initial investment in any Project, make additional investments in such Project (including, without limitation, additional investments made to finance acquisitions by any Subsidiary REIT or any capital improvements, tenant improvements or other improvements or alterations to any property constituting a Project or otherwise to protect the Partnership’s investment in any Project or to provide working capital for any Project);

(viii)    to invest Partnership funds in Permitted Temporary Investments;
(ix)    to pay commissions, fees or other charges to Persons that may be applicable in connection with any transactions entered into by or on behalf of the Partnership;
(x)    to open, maintain and close bank accounts and draw checks and other orders for the payment of moneys;
(xi)    to engage outside accountants, custodians, appraisers, attorneys, asset and property managers, leasing brokers and any and all other third‑party agents and assistants, both professional and nonprofessional, and to compensate them in such reasonable degree and manner as the General Partner may deem necessary or advisable;
(xii)    to enter into, make and perform all contracts, agreements and other undertakings as may be necessary or advisable or incident to carrying out its purpose, including, without limitation, such agreements as are contemplated by the definition of Project or as otherwise contemplated by this Agreement;
(xiii)    to sue and be sued, to prosecute, arbitrate, settle or compromise all claims of or against third parties, to compromise, arbitrate, settle or accept judgment with respect to claims of or against the Partnership and to execute all documents and make all representations, admissions and waivers in connection therewith;
(xiv)    to make any and all elections and filings for federal, state, local and foreign tax purposes, including, without limitation, any consent dividend IRS Form 972;
(xv)    to purchase the interest of any third party investment and/or development partners in a BHMF REIT Venture;
(xvi)    to purchase, and otherwise enter into contracts of, insurance (including, without limitation, property and casualty insurance, terrorism insurance, and liability insurance in respect of any liabilities for which the Partnership or the members of the Advisory Committee would otherwise be entitled to indemnification under this Agreement);
(xvii)    to enter into and perform the terms of any credit facility as borrower or as guarantor and cause any Venture or Subsidiary REIT to enter into and perform the terms of any credit facility as borrower, including, without limitation, repaying borrowings under any credit facility on behalf of the Partnership; and
(xviii)    to do such other things and engage in such other activities as the General Partner may deem necessary, convenient or advisable with respect to the conduct of the business of the Partnership, and have and exercise all of the powers and rights conferred upon limited partnerships formed pursuant to the Act.
(b)    (i)    The Partnership shall make each investment in a Project through a Venture that owns all or substantially all of the Shares of a Subsidiary REIT that is, or intends to qualify as, a Domestically‑Controlled REIT.

(ii)    An interest in a Project owned by the Partnership may only be sold, exchanged or otherwise disposed of (A) by selling, exchanging or otherwise disposing of for cash the applicable Venture’s Shares in the Subsidiary REIT that directly or indirectly owns such Project, (B) subject to any other requirements of this Agreement, including, without limitation, Section 2.6(b)(iii), by selling, exchanging or otherwise disposing of for cash the Partnership’s interest in the applicable Venture, or (C) in connection with a like‑kind exchange of the Project pursuant to Section 1031 of the Code that does not result in the recognition of any taxable gain to the applicable Subsidiary REIT, an involuntary conversion of the Project pursuant to Section 1033 of the Code that does not result in the recognition of any taxable gain to the applicable Subsidiary REIT, or any other disposition or transfer that pursuant to a nonrecognition provision in the Code does not result in the recognition of any taxable gain to the applicable Subsidiary REIT, provided that, in a transaction within the description of the foregoing clause (C) the Advisory Committee approves the asset or assets to be acquired as a result of such transaction (the “REIT Disposition Requirement”).
(iii)    The General Partner shall use “Best Efforts” (as defined below) to cause each Subsidiary REIT to satisfy the requirements for taxation as a Domestically‑Controlled REIT; provided, however, that the General Partner and its Affiliates shall not be required to engage in any transaction with, or on behalf of, the Partnership or contribute additional capital to the Partnership in connection with such obligation. For purposes of the foregoing sentence, the General Partner’s “Best Efforts” means that (A) no capital contribution to a Venture shall be accepted and no redemption of interests in a Venture shall be allowed if as a result thereof more than 49% of the interests in the applicable Subsidiary REIT would be held, directly or indirectly (including, without limitation, through its Venture) by Persons that are not U.S. Persons, and (B) no Transfer of less than all the Venture’s interest in any Subsidiary REIT shall be permitted if such Transfer would result in such Subsidiary REIT no longer qualifying as a Domestically‑Controlled REIT. In satisfying the requirements of this Section 2.6(b)(iii), in the absence of actual knowledge to the contrary, the General Partner shall be entitled to rely upon the most recent written representations of the direct or indirect partners or members and prospective partners or members of any Venture or Subsidiary REIT regarding the extent to which they are, or are owned by, U.S. Persons.
(iv)    The General Partner shall cause the limited liability company agreement or other governing document of each Subsidiary REIT to provide that any Transfer that, if effective, would result in the interests in such Subsidiary REIT being beneficially owned (as provided in Section 856(a) of the Code) by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of any interest in such Subsidiary REIT which would be otherwise beneficially owned (as provided in Section 856(a) of the Code) by the transferee and that the intended transferee shall acquire no rights in such interest.
(v)    The provisions of Sections 2.6(b)(i) through (iii) shall not apply if either (A) there is not at least one REIT Partner, (B) the Partnership has received a Qualifying Opinion (from counsel reasonably acceptable to the Limited Partner) that there has been a change in applicable U.S. law that eliminates the material adverse tax consequence relating to the receipt by a REIT Partner of Real Estate Proceeds, (C) a FIRPTA Event has occurred, or (D) the Limited Partner has waived in writing the provisions of Sections 2.6(b)(i) through (iii); provided, that, in the case of an event described in the preceding clauses (B) – (D), the Partnership shall make and hold each investment in a Project through a Venture that owns all or substantially all of the Shares of a Subsidiary REIT, unless the Limited Partner has waived in writing the requirement set forth in this proviso. Without limiting the foregoing, if a FIRPTA Event has occurred, (i) a Project may be directly sold, exchanged or otherwise disposed of for cash rather than selling, exchanging or otherwise disposing of for cash the Partnership’s interest in the applicable Venture or the applicable Venture’s interest in the Subsidiary REIT that directly or indirectly owns such Project, and (ii) a Project may be acquired by or through a Subsidiary REIT that is not a Domestically Controlled REIT.
ARTICLE 3
PARTNERS AND CAPITAL CONTRIBUTIONS
3.1    General Partner; Capital Contribution During Commitment Period. The name and address of the General Partner shall be as set forth on Exhibit A. The BHMF GP Capital Commitment shall equal 1.0% of the total Capital Commitments of the Partners (it being understood that the General Partner or one or more of its Affiliates will have additional funding obligations pursuant to each Venture Agreement). The General Partner shall have no obligation to fund additional Capital Contributions to the Partnership in excess of its Capital Commitment. The General Partner shall be required to make Capital Contributions under this Section 3.1 only if:
(a)    such Capital Contribution is (x) in connection with a Project, including the acquisition, development, improvement, financing (including any mezzanine or other financing), operation or maintenance by a Venture through a Subsidiary REIT of a Project, or (y) to be used to pay any Fees, Organizational Expenses, Operating Expenses or other amounts for which the General Partner has the right to issue a Capital Call pursuant to the terms and provisions of this Agreement;
(b)    if such Capital Contribution relates to the initial investment in an Initial Project or an Additional Project, concurrently with the making of such Capital Contribution the applicable Venture is formed and (A) such Venture, directly or indirectly, has acquired an interest in such Project or a binding commitment has been executed for the acquisition of an interest in such Project; (B) such Project has been substantially developed by the General Partner, an Affiliate, a BHMF REIT‑Sponsored Investment Program or a BHMF REIT Venture; or (C) such Venture, directly or indirectly, has provided mezzanine or other financing for such Project or a binding commitment for the provision of such financing has been executed;
(c)    if such Capital Contribution relates to the initial investment in an Additional Project, the conditions applicable thereto set forth in Section 7.2(a) have been satisfied, and if such Capital Contribution relates to the initial investment in an Initial Project, the conditions applicable thereto set forth in Section 7.2(a)(v) have been satisfied; and
(d)    if such Capital Contribution relates to the initial investment in an Additional Project, the Limited Partner has executed and delivered to the General Partner a Notice of PGGM Proportionate Interest.

Subject to the payment of any Fees or Organizational Expenses or Operating Expenses otherwise due and payable, if the acquisition, development or financing of the applicable Project or any additional funding with respect to such Project contemplated by this Section 3.1 for which a Capital Contribution has been called does not occur within sixty (60) days of the scheduled closing date for such acquisition, development or financing of such Project, the Capital Contribution, if any, made by the General Partner in respect thereof pursuant to this Section 3.1 shall be returned to the General Partner.
3.2    Limited Partner; Capital Contribution During Commitment Period. The name and address of the Limited Partner shall be as set forth on Exhibit A. The PGGM Capital Commitment shall equal 99.0% of the total Capital Commitments of the Partners. The Limited Partner shall have no obligation to fund Capital Contributions to the Partnership in excess of its Capital Commitment. The Limited Partner shall be required to make Capital Contributions under this Section 3.2 only if:
(a)    such Capital Contribution is (x) in connection with a Project, including the acquisition, development, improvement, financing (including any mezzanine or other financing), operation or maintenance by a Venture through a Subsidiary REIT of a Project, or (y) to be used to pay any Fees, Organizational Expenses, Operating Expenses or other amounts for which the General Partner has the right to issue a Capital Call pursuant to the terms and provisions of this Agreement;
(b)    if such Capital Contribution relates to the initial investment in an Initial Project or an Additional Project, concurrently with the making of such Capital Contribution the applicable Venture is formed and (A) such Venture, directly or indirectly, has acquired an interest in such Project or a binding commitment has been executed for the acquisition of an interest in such Project; (B) such Project has been substantially developed by the General Partner, an Affiliate, a BHMF REIT‑Sponsored Investment Program or a BHMF REIT Venture; or (C) such Venture, directly or indirectly, has provided mezzanine or other financing for such Project or a binding commitment for the provision of such financing has been executed;
(c)    if such Capital Contribution relates to the initial investment in an Additional Project, the conditions applicable thereto set forth in Section 7.2(a) have been satisfied, and if such Capital Contribution relates to the initial investment in an Initial Project, the conditions applicable thereto set forth in Section 7.2(a)(v) have been satisfied; and
(d)    if such Capital Contribution relates to the initial investment in an Additional Project, the General Partner has executed and delivered to the Limited Partner a Notice of Commitment.
Subject to the payment of any Fees or Organizational Expenses or Operating Expenses otherwise due and payable, if the acquisition, development or financing of the applicable Project or any additional funding with respect to such Project contemplated by this Section 3.2(a) for which a Capital Contribution has been called does not occur within sixty (60) days of the scheduled closing date for such acquisition, development or financing of such Project, the Capital Contribution, if any, made by the Limited Partner in respect thereof pursuant to this Section 3.2(a) shall be returned to the Limited Partner.

3.3    Capital Calls.
(a)    The General Partner from time to time during the Commitment Period may, on at least ten (10) Business Days’ prior notice, call for payment (a “Capital Call”) of each Partner’s Capital Commitment or any portion thereof (i) for the payment of Fees, Organizational Expenses or Operating Expenses at any time such Fees, Organizational Expenses or Operating Expenses have been incurred or have accrued and are due and payable, and (ii) for contribution to a Venture, in each case to the extent the conditions precedent to the Capital Contribution obligations of the Partners with respect to a Project set forth in Sections 3.1 and 3.2 have been satisfied (or will be satisfied concurrently with the making of such Capital Contribution). Capital contributed to the Partnership in order to satisfy the Partnership’s capital contribution obligations to a Venture shall be promptly contributed by the Partnership to the Venture in order to timely satisfy those obligations.
(b)    Each call for contributions of capital from the Partners shall be made in accordance with (x) their respective Percentage Interests, (y) the Notice of PGGM Proportionate Interest and (z) the Notice of Commitment; provided that, any such call made for the payment of any Fees, any Organizational Expenses, any Operating Expenses, any other expenses, any non‑accountable expense reimbursement or any other amounts, which (A) are allocated to the Partners pursuant to the terms and provisions of this Agreement other than in accordance with each Partner’s Percentage Interest and (B) are not required to be paid by a Venture pursuant to the applicable Venture Agreement, shall be made in the ratios required pursuant to the terms and provisions of this Agreement; and provided further, that, to the extent necessary in order to maintain the Capital Contributions in the ratio of 1.0% for the General Partner and 99.0% for the Limited Partner, the General Partner shall pay its share of (x) Fees, Organizational Expenses, Operating Expenses, other expenses, non‑accountable expense reimbursements and other amounts, which are (A) allocated to the Partners pursuant to the terms and provisions of this Agreement other than in accordance with each Partner’s Percentage Interest and (B) are not required to be paid by a Venture pursuant to the applicable Venture Agreement, in each case that exceeds (y) one percent (1%) of such Fees, Organizational Expenses, Operating Expenses, other expenses, non‑accountable expense reimbursements or other amounts, directly and not through a Capital Contribution to the Partnership.
(c)    The aggregate amount of such Capital Calls on the General Partner and the Limited Partner with respect to any Venture shall not, without the Consent of the Partners, exceed the amount set forth as the Partnership’s Total Commitment for such Venture’s Project in the applicable Notice of Commitment for such Venture.
(d)    No Partner shall be required to fund a Capital Call other than as provided in Section 3.1, 3.2, 3.4 or this Section 3.3 as applicable. No Capital Contributions shall be required to be made after the termination of the Commitment Period, except for (x) Capital Contributions for which a Capital Call was made, but which were not contributed, prior to such termination, (y) Capital Contributions to be made for any Project with respect to which a binding commitment for the acquisition, development, improvement or financing of such Project has been made by BHMF REIT, any of its Affiliates, any BHMF REIT‑Sponsored Investment Program or any BHMF REIT Venture on behalf of a Venture or Subsidiary REIT or a subsidiary thereof (whether or not any such Entity is then in existence) prior to such termination, or (z) any binding obligation of the

Partnership entered into or incurred prior to such termination; provided that, the Limited Partner has been notified of such binding commitment or obligation under the preceding clause (y) or (z) prior to the expiration of the Commitment Period. Except as otherwise provided in the preceding sentence, upon the termination of the Commitment Period, any Unfunded Capital Commitments of the Partners shall expire.
(e)    In the event that during the Commitment Period there is a change in the Code that (i) materially increases the requirements for qualification of any New Subsidiary REIT as a Domestically‑Controlled REIT, or (ii) would otherwise cause a New Subsidiary REIT not to be a Domestically‑Controlled REIT, then the General Partner shall, at the Limited Partner’s election, terminate the Commitment Period upon the enactment of such change.
3.4    Additional Capital Contributions.
(a)    If at any time, and from time to time, either (i) during the Commitment Period when each Partner’s Unfunded Capital Commitment is zero, or (ii) after the Commitment Period, a Venture makes a call for additional capital to be contributed in respect of a Project, including in order to pay the costs of maintenance, repairs, capital improvements, replacements or other expenses necessary to comply with lease or other contractual obligations of the Subsidiary REIT (or any subsidiary thereof that owns such Project) and to keep such Project in good condition and repair, then the General Partner may, upon not less than ten (10) Business Days’ prior notice, make a Capital Call for additional Capital Contributions from the Partners in proportion to their respective Percentage Interests in an amount equal to the Partnership’s share of the additional capital called by the Venture. The General Partner shall be obligated to make its Capital Contribution specified in such Capital Call. The Limited Partner may at its election either pay the entire amount of its Capital Contribution specified in such Capital Call or may decline to make such Capital Contribution, and unless otherwise agreed by the General Partner and the Limited Partner, the Limited Partner shall be deemed to have declined to make such Capital Contribution if the Limited Partner has not paid such Capital Contribution on or before the due date specified in the notice for the such Capital Call.
(b)    In the event that the Limited Partner declines to make its Capital Contribution in accordance with Section 3.4(a), the General Partner shall be obligated to contribute, or to cause an Affiliate or Affiliate(s) or the other member in such Venture to contribute, an amount (the “Substitute Capital”) equal to the Limited Partner’s Capital Contribution specified in such Capital Call. Unless otherwise agreed by the Limited Partner, the General Partner or such Affiliates or other member in such Venture shall contribute the Substitute Capital to the Subsidiary REIT that owns an interest in such Project. In consideration of the contribution of the Substitute Capital, such Subsidiary REIT shall issue Shares to the Person(s) contributing the Substitute Capital based on the value of the outstanding Shares of the Subsidiary REIT determined in accordance with this Section 3.4(b). The number of Shares to be issued by such Subsidiary REIT in consideration of the contribution of the Substitute Capital shall equal the amount of such Substitute Capital divided by the value of a Share, which value shall be determined by the net asset value of such Subsidiary REIT, based upon the valuation of such Project specified in this Section 3.4(b) and such Subsidiary REIT’s interest in the Project and taking into account the fair value of any other assets and the

[***] Confidential material redacted and filed separately with the Securities and Exchange Commission.

liabilities of such Subsidiary REIT and the number of Shares outstanding immediately prior to the contribution of the Substitute Capital. The value of the Project shall be based on a valuation (or an update of the most recent valuation) that has been prepared within the three months preceding the contribution of the Substitute Capital to such Subsidiary REIT and made by the real estate valuation firm that prepared the most recent valuation of the Project for such Venture or another real estate valuation firm approved by the Advisory Committee, or, if there is no previous valuation, upon a valuation prepared by a real estate valuation firm approved by the Advisory Committee; provided that, if there has been any event that in the reasonable judgment of the manager of such Venture has had a material effect (whether beneficial or adverse) on such Project since the date of such valuation, a new valuation or an update of the most recent valuation shall be obtained for the valuation of the Project.
3.5    Failure to Make Capital Contributions.
(a)    If, for any reason (other than, for the avoidance of doubt, failure to satisfy the conditions set forth in Section 3.1 or 3.2), a Partner (the “Defaulting Partner”) fails to make a Capital Contribution required under Section 3.3(a) (a “Default”), which Default continues for fifteen (15) days after notice from the General Partner, the Partner who has made, or is prepared to make, its contribution of such capital (the “Non‑Defaulting Partner”) may, but shall not be obligated to, make a Default Loan to the Defaulting Partner in accordance with Sections 3.5(b) through (e).
(b)    The Non‑Defaulting Partner may, at its election, make a loan (a “Default Loan”) to the Defaulting Partner of all of the amount that the Defaulting Partner was obligated to contribute to the Partnership. The Defaulting Partner hereby irrevocably authorizes and directs the Non‑Defaulting Partner to advance the proceeds of each Default Loan to the Partnership. Receipt by the Partnership of such proceeds shall constitute a Capital Contribution of, and a loan made by the Non‑Defaulting Partner to, the Defaulting Partner, and such Default Loan shall be legally enforceable to the same extent and in the same manner, subject to the terms of this Agreement, as if such proceeds were loaned directly to the Defaulting Partner and contributed by the Defaulting Partner to the Partnership. The making of a Default Loan to the Defaulting Partner shall not cure the Default by the Defaulting Partner.
(c)    Each Default Loan shall bear interest on the unpaid principal amount thereof from time to time outstanding from the date advanced until repaid, at the lesser of (i) *** and (ii) the Maximum Rate permitted by Applicable Law, and all payments made thereon shall be applied first toward payment of unpaid accrued interest and then (if anything remains) toward payment of principal. Each Default Loan, both principal and interest, shall be due and payable from the Defaulting Partner to the Non‑Defaulting Partner who has made such loan upon demand by such Non‑Defaulting Partner, and the Non‑Defaulting Partner shall have and is hereby granted a first and prior lien and security interest upon the Interest of the Defaulting Partner and all amounts, payments and proceeds becoming distributable or payable by the Partnership to such Defaulting Partner to secure repayment of the Default Loan.

(d)    In no event shall the aggregate of the interest on a Default Loan, plus any other amounts paid in connection with the Default Loan that under Applicable Law would be deemed “interest”, ever exceed the maximum amount of interest which, under Applicable Law, could be lawfully charged on such Default Loan. The Defaulting Partner and Non‑Defaulting Partner making the Default Loan specifically intend and agree to limit contractually the interest payable on each Default Loan to not more than an amount determined as being at the Maximum Rate. Therefore, none of the terms of a Default Loan or any other instruments pertaining to or securing a Default Loan shall ever be construed to create a contract to pay interest at a rate in excess of the Maximum Rate, and neither the Defaulting Partner nor any other party liable therefor shall ever be liable for interest in excess of that determined as being at the Maximum Rate. The provisions of this Section 3.5(d) shall control over all provisions of or respecting a Default Loan and of any other instruments pertaining to or securing a Default Loan. If any amount of interest taken or received by the Non‑Defaulting Partner shall be in excess of the maximum amount of interest that, under Applicable Law, could lawfully have been collected on a Default Loan, then the excess shall be deemed to have been the result of a mathematical error by the parties hereto and shall be refunded promptly to the Defaulting Partner. All amounts paid or agreed to be paid in connection with the indebtedness evidenced by a Default Loan that would under Applicable Law be deemed “interest” shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full term of such Default Loan.
(e)    If a suit or other proceeding in any court shall be instituted for collection of a Default Loan or enforcement of the lien and security interest securing payment of same, the Defaulting Partner, in addition to all other remedies available at law or in equity in connection with such Default, shall be liable for all court costs and reasonable attorneys’ fees and other collection costs thereby incurred, payment of which shall likewise be secured by said security interest and lien. A Partner who becomes a Defaulting Partner shall continue to be a Defaulting Partner until all Default Loans made to such Partner have been fully repaid, both as to principal and interest and costs, and all amounts due from the Defaulting Partner to the Partnership and the Non‑Defaulting Partner in connection with such Default Loans shall have been paid in full. Notwithstanding anything to the contrary in Article 5 or elsewhere in this Agreement, all amounts of Net Cash Flow and any other payments and proceeds which become distributable or payable to a Defaulting Partner shall be paid, first, to discharge all accrued and unpaid interest and the outstanding principal (in that order) of the Default Loans made to the Defaulting Partner, and second (if anything remains), to pay all remaining amounts due to the Partnership from the Defaulting Partner (with any amounts applied to discharge a Default Loan and any costs or expenses in connection therewith being treated as having been distributed to the Defaulting Partner).
(f)    Notwithstanding anything to the contrary contained in this Agreement, during the period that any Partner is a Defaulting Partner with respect to a Capital Call, such Partner’s Consent, whether otherwise required directly or indirectly, shall not be required in order for the Partnership to make or to implement any action, decision or other matter set forth in Section 8.2(b).
(g)    Without limiting the terms and provisions of Sections 3.5(a) through (f), if for any reason (other than, for the avoidance of doubt, failure to satisfy the conditions set forth in

Section 3.1 or 3.2) the Limited Partner fails to make any Capital Contribution required under Section 3.3(a) on or before the date on which such Capital Contribution is due, or within fifteen (15) days thereafter, and such required Capital Contribution is to be used in connection with the acquisition, development or financing of a Project, then in addition to the rights of the General Partner set forth in Sections 3.5(a) through (f): (i) if the General Partner has elected not to make a Default Loan in accordance with Sections 3.5(a) through (e), the General Partner, any of its Affiliates, any BHMF REIT‑Sponsored Investment Program or any BHMF REIT Venture may take the opportunity to acquire, develop or finance such Project for themselves or with any third parties or otherwise deal with such opportunity, and neither the Partnership nor the Limited Partner shall have any interest therein or to the income or profits therefrom, or the General Partner, its Affiliates, any BHMF REIT‑Sponsored Investment Program or any BHMF REIT Venture may abandon such opportunity; (ii) the Limited Partner shall indemnify and hold harmless the Partnership, the General Partner, their respective Affiliates, any BHMF REIT‑Sponsored Investment Program and any BHMF REIT Venture from and against any damages, liabilities, expenses (including reasonable attorneys’ fees and expenses), claims, actions or proceedings asserted or initiated by any third party in connection with the Partnership’s failure to acquire an interest in such Project; and (iii) the Limited Partner’s Exclusivity Right pursuant to Section 7.5 and, if applicable, Section 7.7 shall immediately terminate. Nothing contained in this Section 3.5(g) shall in any way limit or restrict any other rights or remedies the Partnership, the General Partner or any of their respective Affiliates may have in connection with the Limited Partner’s failure to make such Capital Contribution, but in no event shall the Limited Partner be liable to the Partnership, the General Partner or any of their Affiliates for the actual cost of the acquisition of, or invested capital in, such Project (other than as set forth in Sections 3.5(a) through (f) above and other than for any non‑refunded earnest money, deposit or other amount put in escrow or otherwise provided as security in connection with the execution of a binding commitment).
3.6    Return of Capital Contributions. Except as otherwise expressly provided herein, the Capital Contributions of a Partner will be returned to that Partner only in the manner and to the extent provided in Sections 3.1 and 3.2 and in Articles 5 and 11, and (b) except to the extent provided in Sections 3.1 and 3.2 and in Articles 5 and 11, no Partner shall have any right to demand or receive the return of any Capital Contribution to the Partnership, and no Partner shall have the right or obligation to receive a distribution of property other than cash. No Partner shall be entitled to interest on any Capital Contribution or Capital Account notwithstanding any disproportion therein as between the Partners. No Partner shall be liable for the return of any portion of the Capital Contributions of the Partners, and the return of such Capital Contributions shall be made solely from, and to the extent of, available Partnership assets. No Partner shall be entitled to withdraw from the Partnership.
3.7    Capital Account. The Partnership shall establish and maintain throughout the life of the Partnership for each Partner a separate capital account (“Capital Account”) in accordance with Section 704(b) of the Code. Such Capital Account shall be increased by (i) the amount of all Capital Contributions made by such Partner to the Partnership pursuant to this Agreement, (ii) all items of income and gain allocated to such Partner pursuant to Section 4.1; and such Capital Account shall be decreased by (A) the amount of cash or property distributed to such Partner pursuant to this Agreement and (B) all items of loss and deduction allocated to such Partner pursuant to

Section 4.1. Any other Partnership item which is required or authorized under Section 704(b) of the Code to be reflected in Capital Accounts shall be so reflected.
3.8    Transfer of Capital Account. The original Capital Account established for each transferee shall be in the same amount as the Capital Account or portion thereof of the Partner which such transferee succeeds, at the time such transferee is admitted to the Partnership. The Capital Account of any Partner whose Percentage Interest shall be increased by means of the Transfer to it of all or part of the Interest of another Partner shall be appropriately adjusted to reflect such Transfer. Any reference in this Agreement to a Capital Contribution of, or distribution to, a then‑Partner shall include a Capital Contribution or distribution previously made by or to any prior Partner on account of the Interest of such then‑Partner.
3.9    Tax Matters Partner. The General Partner shall be the Partnership’s “Tax Matters Partner” (as such term is defined in Section 6231(a)(7) of the Code), with all of the powers that accompany such status (except as otherwise provided in this Agreement). The General Partner shall cause PGGM PRE Fund to be a “notice partner” (as defined in Section 6231(a)(8) of the Code) with respect to the Partnership. Promptly following the written request of the Tax Matters Partner, the Partnership shall, to the fullest extent permitted by law, reimburse and indemnify the Tax Matters Partner for all reasonable expenses, including, without limitation, reasonable legal and accounting fees, claims, liabilities, losses and damages incurred by the Tax Matters Partner in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners. The provisions of this Section 3.9 shall survive the termination of the Partnership and shall remain binding on the Partners for as long a period of time as is necessary to resolve with the Internal Revenue Service any and all matters regarding the U.S. federal income taxation of the Partnership or the Partners.
3.10    Capital Commitments. At any time following the date on which each Partner’s Capital Commitment has been fully invested in Projects, the Partners may consider increasing their respective Capital Commitments for the purpose of investing in Projects. In the event the Partners elect in their sole and absolute discretion to increase their respective Capital Commitments for the purpose of investing in Projects, the terms and conditions of such increase in Capital Commitments and investments in Projects shall be substantially similar to the terms of this Agreement.
ARTICLE 4
ALLOCATIONS
4.1    Allocation of Profits and Losses.
(a)    Except as otherwise provided in this Section 4.1, Profits and Losses shall be allocated among the Partners in a manner such that, as nearly as possible, immediately after such allocation each Partner has a positive balance in its Capital Account equal to the amount such Partner would be entitled to receive if the Partnership were dissolved as of such date, its affairs wound up and its assets distributed to the Partners pursuant to Section 5.1, taking into account such Partner’s share of minimum gain and partner nonrecourse debt minimum gain before the hypothetical dissolution. Prior to the dissolution of the Partnership, the assets of the Partnership on any date shall be deemed to have a value equal to the value at which they are reflected in the Partners’ Capital Accounts.
(b)    Notwithstanding anything to the contrary in this Agreement, Profits and Losses shall be allocated as though this Agreement contained (and there is hereby incorporated herein by reference) a qualified income offset provision which complies with Treas. Reg. § 1.704‑1(b)(2)(ii)(d) and minimum gain chargeback and partner minimum gain chargeback provisions which comply with the requirements of Treas. Reg. § 1.704‑2.
(c)    In the event that any amounts paid or payable to any Partner or any Affiliate which the Partnership deducted or intended to deduct are disallowed as deductions for Federal income tax purposes (or it is determined that such amounts are no longer allowable as deductions), (i) the amounts thus disallowed or no longer allowable will be allocated to the Partner which received them (or whose Affiliate received them) as income, and (ii) notwithstanding any provision herein to the contrary, the balance of the redetermined income or loss of the Partnership for the taxable year in question shall, to the extent permitted by law, be allocated among the Partners to obtain the same allocation of Partnership income or loss (after giving effect to the income allocated pursuant to clause (i) hereof) as would have been obtained for such taxable year if the amounts thus disallowed or no longer allowable had been proper deductions by the Partnership. In particular, but not by way of limitation, this Section 4.1(c) shall apply to any fees payable by the Partnership pursuant to Sections 5.3(a) and (b), all of which the Partners intend to be expenses of the Partnership rather than distributions to the General Partner.
4.2    Tax Allocations.
(a)    Items of taxable income, gain, loss and deduction shall be determined in accordance with Section 703 of the Code, and except as otherwise provided in this Section 4.2, the Partners’ distributive shares of such items for purposes of Section 702 of the Code shall be determined according to their respective shares of Profits or Losses (or items thereof) to which such items relate.
(b)    In accordance with Section 704(c) of the Code and the regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its fair market value as of the date of contribution. In the event the book value of any Partnership property is adjusted pursuant to the Partnership’s maintenance of Capital Accounts, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its book value for Capital Account purposes in the same manner as under Section 704(c) of the Code and the regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement.
(c)    Allocations pursuant to this Section 4.2 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any

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Partner’s Capital Account or share of Profits, Losses or distributions pursuant to any provision of this Agreement.
4.3    Payment Allocations and Project Capital Contribution Allocations.
(a)    Payment Allocations. Notwithstanding any other provision of this Agreement to the contrary, in the event the Partnership incurs any cost, expense, fee or similar item which is required to be allocated to the Partners pursuant to the terms and provisions of this Agreement other than in accordance with the Partners’ respective Percentage Interests, then (x) the Partnership shall only pay a portion of such cost, expense, fee or similar item in an amount equal to the quotient of (A) the amount of such cost, expense, fee or similar item so allocated to the Limited Partner, divided by (B) the Limited Partner’s Percentage Interest, and (y) BHMF GP or its Affiliate shall pay the balance of such cost, expense, fee or similar item directly and not through the Partnership. By way of illustration, assume that the Partnership incurs an Operating Expense of $100, and that Operating Expense is allocated $44.55 to the Limited Partner and $55.45 to BHMF GP pursuant to the proviso to the first sentence of Section 5.6(b). The Partnership shall only pay $45.00 of that Operating Expense, which amount is the quotient of (A) the amount so allocated to the Limited Partner ($44.55), divided by (B) the Limited Partner’s Percentage Interest (99%) (i.e., $44.55 ÷ 0.99 = $45.00). BHMF GP or its Affiliate shall pay $55.00, the balance of such Operating Expense, directly and not through the Partnership.
(b)    Project Capital Contribution Allocations. All Capital Contributions shall be allocated by the Partners to and among the Projects as of the date of such Capital Contributions as follows: (i) if such Capital Contributions are to be invested in a specific Project, then to the Project in which such Capital Contributions are to be invested, or (ii) if such Capital Contributions are not to be invested in a specific Project either because they are to be used to pay costs, expenses, fees or similar items that relate solely to the Partnership or they relate generally to the Projects, then to the Projects in proportion to their then current net asset values.

ARTICLE 5
DISTRIBUTIONS, FEES AND EXPENSES

5.1    Distributions.
(a)    ***.
(b)    ***.
(c)    ***.
(d)    ***.
(e)    ***.

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(f)    ***.
(g)    ***.
(h)    Distributions in Kind. The General Partner shall make all distributions to the Partners in cash and may not make any distribution in‑kind to the Partners.
5.2    Tax Provisions. In the event the Partnership is subject to any tax or other obligation that is attributable to the Interest of one Partner, but not all the Partners, such tax or other obligation shall be specially allocated to, and charged against the Capital Account of, such Partner and the amounts otherwise distributable to such Partner pursuant to this Agreement shall be reduced by such amount but shall nevertheless be deemed to be a distribution of such amount to such Partner for all purposes of this Agreement.
5.3    Fees Payable to the General Partner.
(a)    Asset Management Fee. The Partnership will pay to the General Partner (or its designated Affiliate) for its (or such Affiliate’s) services in connection with the Partnership’s ownership and management of its interest in each Project (which services include, without limitation, overseeing the day‑to‑day operations of the Partnership, compliance with Section 2.6(b)(iii) hereof, asset management for the Projects (individually and as a portfolio), Project property‑tax management, Project insurance procurement, and fulfilling the reporting requirements hereunder and under each Venture Agreement), a fee (the “Asset Management Fee”) equal to ***. The Asset Management Fee shall be payable in arrears on the first day of each calendar month for the immediately preceding calendar month, shall be further prorated for any partial monthly period and shall be payable out of any available cash (including Capital Contributions) of the Partnership.
(b)    Disposition Fee. The Partnership shall pay to the General Partner (or its designated Affiliate) for its (or such Affiliate’s) services in connection with the sale, refinancing or other disposition of the Partnership’s interest in each Existing Project a fee (the “Disposition Fee”) equal to *** multiplied by the Partnership Proportionate Interest in the gross sale, refinancing or other disposition proceeds (including indebtedness) from such sale, refinancing or other disposition of such Existing Project. The Disposition Fee shall be payable on the date such sale, refinancing or other disposition of such Existing Project occurs and shall be payable out of any available cash (including Capital Contributions) of the Partnership. For the avoidance of doubt, no disposition fee shall be payable by the Partnership to the General Partner in respect of a sale, refinancing or other disposition of the Partnership’s interest in a New Project.
(c)    Other Fees. Except as otherwise expressly set forth herein or in any Venture Agreement, including, without limitation, Sections 5.3(a) and (b) hereof, any fees of BHMF GP, BHMF REIT or any of their respective Affiliates to be incurred by the Partnership shall be (i) subject to the prior approval of the Advisory Committee, (ii) allocated to the Project or Projects with respect to which such fees relate (or if such fees relate solely to the Partnership or the Projects generally, then such fees shall be allocated to the Projects in proportion to their then current net asset values), (iii) with respect to each Project with respect to which such fees have been allocated, further allocated to (A) the Limited Partner based on its PGGM Proportionate Interest in such Project, and (B) BHMF

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REIT based on the BHMF GP Proportionate Interest in such Project, and (iv) paid in accordance with Section 4.3(a). Exhibit AA attached hereto sets forth the types of additional fees that shall be expenses of the Partnership, in each case subject to clauses (i), (ii), (iii) and (iv) above. BHMF GP shall notify the Limited Partner on a quarterly basis of any and all fee income (e.g., director’s fees, advisors fees, consulting fees, monitoring fees or equivalent income) that is received by BHMF GP, BHMF REIT or any of their respective Affiliates in respect of any Project (which fee income, for the avoidance of doubt, shall be subject to the prior approval of the Advisory Committee pursuant to this Section 5.3(c)).
5.4    Priority. Notwithstanding any other provision of this Agreement, except as expressly set forth in Section 5.1(e)(iii) hereof with respect to Incentive Distributions payable to the General Partner, it is specifically acknowledged and agreed by each Partner that the Partnership’s failure to pay any distribution pursuant to Section 5.1 to such Partner shall not give such Partner creditor status with regard to such unpaid amount; but rather, such Partner shall be treated only as a Partner of whatever class such Person is a Partner, and not as a creditor, of the Partnership. This Section 5.4 is, as permitted by Section 17‑606 of the Act, intended to override the provisions of Section 17‑606 of the Act relating to a Partner’s status and remedies as a creditor, to the extent that such provisions would be applicable in the absence of this Section 5.4.
5.5    Payments to Partners for Services. Any payments by the Partnership to a Partner for services rendered to or on behalf to the Partnership shall be treated as guaranteed payments for services under Section 707(c) of the Code.
5.6    Expenses.
(a)    Organizational Expenses. All out‑of‑pocket costs incurred in connection with the preparation, drafting, negotiation, finalization and execution of this Agreement (“Organizational Expenses”) shall be (A) allocated to the Initial Projects in proportion to their then current net asset values, (B) with respect to each Initial Project with respect to which such Organizational Expenses have been allocated, further allocated to (1) PGGM PRE Fund based on its PGGM Proportionate Interest in such Initial Project, and (2) BHMF GP based on the BHMF GP Proportionate Interest in such Initial Project, and (C) paid in accordance with Section 4.3(a); provided, however, that (x) no more than *** in Partnership Agreement Approved Legal Expenses incurred by the General Partner shall be included in Organizational Expenses, and (y) no more than *** in Partnership Agreement Approved Legal Expenses incurred by the Limited Partner shall be included in Organizational Expenses. Any fees and expenses of legal counsel for any Partner which is in excess of the amount includable in Organizational Expenses pursuant to this Section 5.6(a) shall be paid by such Partner and shall not be paid or reimbursed by the Partnership.
(b)    Operating Expenses. The Partnership and BHMF GP and its Affiliates shall, in accordance with Section 4.3(a), pay (or reimburse to the General Partner or its Affiliates) all other costs and expenses of the Partnership’s activities and operations, including without limitation, the following: (i) Taxes of the Partnership, fees and expenses of professional advisors to the Partnership, premiums for insurance (including without limitation error and omissions, directors and officers and other forms of liability insurance (other than the cost of liability insurance coverage for the General Partner, its Affiliates and their respective officers, directors, partners, members, shareholders and employees)) protecting the Partnership and the Advisory Committee and litigation costs of the Partnership; (ii) administrative expenses related to the Partnership, including without limitation, fees and expenses of accountants, lawyers and other professionals incurred in connection with the Partnership’s annual audit, financial reporting, legal opinions and preparation of Tax Returns; (iii) the Partnership Proportionate Interest of all fees, costs and expenses (other than Non‑Reimbursable Expenses) incurred in evaluating, developing, negotiating, structuring, acquiring, holding, appraising, financing, selling or otherwise disposing of or otherwise dealing with each Venture, each Subsidiary REIT and each Project (or the Partnership’s interest therein) pursued for the Partnership, whether or not the Partnership actually invests therein (including without limitation, travel, legal, accounting, due diligence, projections, valuations and other fees and out‑of‑pocket expenses related thereto); (iv) the Partnership Proportionate Interest of all fees, costs and expenses incurred in connection with the formation, organization and operation of each Venture, including without limitation, legal and accounting fees and expenses and other fees and out‑of‑pocket expenses related thereto; (v) indemnification expenses incurred pursuant to Section 9.2; (vi) expenses associated with meetings of the Advisory Committee; and (vii) all other customary fees, costs and expenses payable to Persons other than BHMF GP, BHMF REIT or any of their respective Affiliates (collectively, “Operating Expenses”), provided that such Operating Expenses shall be allocated (A) to the Project or Projects with respect to which such Operating Expenses relate (or if such Operating Expenses relate solely to the Partnership or the Projects generally, then such Operating Expenses shall be allocated to the Projects in proportion to their then current net asset values), and (B) with respect to each Project with respect to which such Operating Expenses have been allocated, further allocated to (1) the Limited Partner based on its PGGM Proportionate Interest in such Project, and (2) BHMF GP based on the BHMF GP Proportionate Interest in such Project. The General Partner shall have the right pursuant to Section 3.3(a) to issue a Capital Call to the Partners in order to enable the Partnership to pay (or, if applicable, to provide reimburse for) such Operating Expenses. Notwithstanding anything herein to the contrary, (A) the cost of (i) one set of audited financial statements prepared for the Partnership in accordance with Section 13.3 hereof and (ii) one appraisal (prepared by Altus Group Limited or another appraiser acceptable to the Advisory Committee) for each Project performed for the Partnership, in each case in any 12 month period, shall be included in the definition of “Operating Expenses”, shall be allocated to the Partners in the same manner that Operating Expenses are allocated to the Partners, and shall be paid in accordance with Section 4.3(a), and (B) the cost of any audits or appraisals performed for the Partnership at the specific request of the Limited Partner beyond what is set forth in the immediately preceding clause (A) shall be paid for by the Partnership and shall be allocated to the Limited Partner and BHMF GP in accordance with their respective Percentage Interests. For the avoidance of doubt, neither the Partnership nor any Entity in which the Partnership owns a direct or indirect interest (including a Venture, a Subsidiary REIT, or an entity in which the Partnership owns a direct or indirect interest that itself holds a direct or indirect interest in a Project) shall pay or reimburse BHMF GP or its Affiliates for any Dead Deal Costs or for any Non‑Reimbursable Expenses, which costs and expenses are solely for the account of BHMF GP.

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(c)    Other Expenses. Except as otherwise expressly set forth herein or in any Venture Agreement, including, without limitation, Sections 5.6 (a) and (b) and Section 5.7 hereof, any costs, reimbursements or expenses of BHMF GP, BHMF REIT or any of their respective Affiliates to be incurred by the Partnership shall be (i) subject to the prior approval of the Advisory Committee, (ii) allocated to the Project or Projects with respect to which such costs, reimbursements or expenses relate (or if such costs, reimbursements or expenses relate solely to the Partnership or the Projects generally, then such costs, reimbursements or expenses shall be allocated to the Projects in proportion to their then current net asset values), (iii) with respect to each Project with respect to which such costs, reimbursements or expenses have been allocated, further allocated to (A) the Limited Partner based on its PGGM Proportionate Interest in such Project, and (B) BHMF REIT based on the BHMF GP Proportionate Interest in such Project, and (iv) paid in accordance with Section 4.3(a). Exhibit AA attached hereto sets forth the types of additional costs, reimbursements or expenses that shall be, in each case, subject to clauses (i), (ii),(iii) and (iv) above.
5.7    Acquisition Costs.
(a)    Upon the indirect acquisition by the Partnership of an Initial Project in accordance with the terms and provisions hereof, the Partnership shall pay to BHMF GP (or its designated Affiliate) a non‑accountable expense reimbursement equal to ***. Such non‑accountable expense reimbursement shall be paid by the Partnership and shall be allocated to PGGM PRE Fund and BHMF GP in accordance with their respective Percentage Interests. The General Partner shall have the right pursuant to Section 3.3(a) to issue a Capital Call to the Partners in order to enable the Partnership to pay such expense reimbursement. For the avoidance of doubt, neither the Partnership nor any Entity in which the Partnership owns a direct or indirect interest (including a Venture, a Subsidiary REIT, or an entity in which the Partnership owns a direct or indirect interest that itself holds a direct or indirect interest in a Project) shall pay or reimburse BHMF GP or its Affiliates for any Non‑Reimbursable Expenses, which costs are solely for the account of BHMF GP.
(b)    Upon the indirect acquisition by the Partnership of an Additional Project in accordance with the terms and provisions hereof, the Partnership shall pay to BHMF GP (or its designated Affiliate) a non‑accountable expense reimbursement equal to ***. Such non‑accountable expense reimbursement shall be paid by the Partnership and shall be allocated to PGGM PRE Fund and BHMF GP in accordance with their respective Percentage Interests. The General Partner shall have the right pursuant to Section 3.3(a) to issue a Capital Call to the Partners in order to enable the Partnership to pay such expense reimbursement. For the avoidance of doubt, neither the Partnership nor any Entity in which the Partnership owns a direct or indirect interest (including a Venture, a Subsidiary REIT, or an entity in which the Partnership owns a direct or indirect interest that itself holds a direct or indirect interest in a Project) shall pay or reimburse BHMF GP or its Affiliates for any Non‑Reimbursable Expenses, which costs are solely for the account of BHMF GP.

ARTICLE 6
LIMITED PARTNER
6.1    Limited Liability of Limited Partner. The Limited Partner shall not be bound by, or be personally liable for, the expenses, liabilities or obligations of the Partnership beyond the amount agreed to be contributed by it to the capital of the Partnership pursuant to this Agreement or as provided in Section 5.1(e)(iii), nor shall the Limited Partner be responsible for any losses of any other Partner. The Limited Partner, in its capacity as limited partner of the Partnership, shall not take part in the conduct or control of the business of the Partnership, and the Limited Partner shall have no right or authority to act for or bind the Partnership in any manner whatsoever.

6.2    Non‑U.S. Ownership. The Limited Partner hereby agrees to provide the General Partner with such information as the General Partner may reasonably request from time to time with respect to non‑U.S. citizenship, residency, ownership or control of the Limited Partner so as to permit the General Partner to evaluate and comply with any regulatory and tax requirements applicable to the Partnership or the proposed investments of the Partnership.
6.3    Power of Attorney.
(a)    The Limited Partner, by its execution hereof, hereby irrevocably makes, constitutes and appoints each of the General Partner and the Liquidator, if any, in such capacity as Liquidator for so long as it acts as such, as its true and lawful agent and attorney in fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file each of the following: (i) this Agreement and any amendment to this Agreement that has been adopted as herein provided; (ii) the original Certificate and all amendments thereto required or permitted by law or the provisions of this Agreement; (iii) all certificates and other instruments deemed advisable by the General Partner or the Liquidator to carry out the provisions of this Agreement and applicable law or to permit the Partnership to become or to continue as a limited partnership or a partnership wherein the Limited Partner has limited liability in each jurisdiction where the Partnership may be doing business; (iv) all instruments that the General Partner or the Liquidator deems appropriate to reflect a change or modification of this Agreement or the Partnership in accordance with this Agreement; (v) all conveyances and other instruments or papers deemed advisable by the General Partner or the Liquidator to effect the dissolution and termination of the Partnership; (vi) all fictitious or assumed name certificates required or permitted (in light of the Partnership’s activities) to be filed on behalf of the Partnership; (vii) any tax elections, tax information statements and other tax documentation for the Partnership as may from time to time be deemed necessary, desirable or appropriate by the General Partner and (viii) all other instruments or papers that may be required or permitted by law to be filed on behalf of the Partnership that are not legally binding on the Limited Partner in its individual capacity and are necessary to carry out the provisions of this Agreement or any Venture Agreements. The General Partner acknowledges and agrees that the foregoing power of attorney shall be utilized solely for administrative acts or with respect to filings required by law, but shall not be used to provide or increase any liability of the Limited Partners.

(b)    The foregoing power of attorney: (i) is coupled with an interest, shall be irrevocable and shall survive and shall not be affected by the Incapacity of the Limited Partner; and (ii) shall survive the Transfer by the Limited Partner of the whole or any fraction of its Interest; except that, where the transferee of the whole of the Limited Partner’s Interest has been approved by the General Partner in its sole discretion for admission to the Partnership as a Substituted Limited Partner, the power of attorney of the transferor shall survive such Transfer for the sole purpose of enabling the General Partner or the Liquidator, as appropriate, to execute, swear to, acknowledge and file any instrument necessary or appropriate to effect such substitution.
(c)    The Limited Partner shall execute and deliver to the General Partner within fifteen (15) days after receipt of the General Partner’s request therefor such other instruments as the General Partner reasonably deems necessary to carry out the terms of this Agreement. The General Partner shall notify the Limited Partner as soon as practicable after the General Partner has exercised the power‑of‑attorney.
6.4    Confidentiality.
(a)    Subject to Section 15.20(a), the Limited Partner agrees to keep strictly confidential, and not to make use of (other than for purposes reasonably related to its Interest for routine matters required by law) or disclose to any Person, any information or matter received from or relating to the Partnership and its affairs and any information or matter related to any Venture, Subsidiary REIT or Project (other than disclosure to the Limited Partner’s employees, agents, advisors, or representatives responsible for matters relating to the Partnership) and acknowledges and agrees that any such information is confidential proprietary business information and a trade secret; provided, however, that the Limited Partner may disclose any such information to the extent that the Limited Partner (i) is required by applicable law or legal process to disclose such information, in which event the Limited Partner shall provide the General Partner with prompt notice of such requirement so that the General Partner may seek an appropriate protective order or other appropriate remedy (as to which the Limited Partner agrees to reasonably cooperate) or (ii) receives the written Consent of the General Partner. If the Limited Partner receives a third‑party request under an applicable governmental open records law for disclosure of any information provided by the Partnership to the Limited Partner, the Limited Partner will promptly notify the General Partner of such request, and prior to the disclosure by the Limited Partner of any of this requested information, the Limited Partner will assert all applicable exemptions available under the applicable open records law and will fully cooperate with the General Partner if the General Partner should seek to obtain an order or other reliable assurance that confidential treatment will be accorded to all or designated portions of the requested information.
(b)    Notwithstanding any other provision of this Agreement, (i) any Partner (and each of its employees, representatives or other agents) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the Partnership and the Partnership’s investments and all materials of any kind (including, without limitation, opinions or other tax analyses) that are provided to such Partner relating to such tax treatment or tax structure, except to the extent maintaining confidentiality is necessary to comply with any U.S. federal or state securities laws and (ii) the Limited Partner may disclose to De Nederlandsche Bank and Autoriteit Financiele

Markten such information as is required to be disclosed under Dutch law to such Entities, but only to the extent so required.
(c)    BHMF GP shall, and shall cause BHMF REIT and its Affiliates to, use reasonable best efforts to keep confidential any confidential information obtained by such parties in connection with this Agreement and the transactions contemplated hereby relating to the Limited Partner (including PGGM PRE Fund, its participants and PFZW); provided, however, that the foregoing shall in no way prevent BHMF GP and its Affiliates from conducting the affairs of the Partnership and any Venture and Subsidiary REIT in the ordinary course of business; provided, further, that the foregoing shall not prevent any such Person from complying with any legal requirements applicable to such Person.

ARTICLE 7
MANAGEMENT RIGHTS, DUTIES, AND POWERS OF THE
GENERAL PARTNER; TRANSACTIONS INVOLVING
THE GENERAL PARTNER OR ITS AFFILIATES
7.1    Management of the Partnership.
(a)    Right, Power and Authority of General Partner. Except as provided in this Agreement, including, without limitation, the other provisions of this Article 7 and Article 8, but subject to the provisions of the Investment Guidelines, the Leverage Parameters, the Approved Annual Budget and the Approved Business Plan, the General Partner shall have the full, complete and exclusive right, power and authority to manage and control the affairs of the Partnership. Except for any provision hereof which requires otherwise, any action taken by the General Partner on behalf of the Partnership shall constitute the act of, and serve to bind, the Partnership. Without limiting the generality of the foregoing, it is understood and agreed that the General Partner may enter into letters of intent, purchase agreements or other commitments relating to the acquisition or development of Projects on behalf of the Partnership and in anticipation of the purchase or development of such Projects by a Subsidiary REIT (or a subsidiary thereof), it being acknowledged that any liability thereby incurred by the General Partner in connection therewith shall be subject to indemnification under Section 9.2. In no event shall any Person dealing with the General Partner with respect to the conduct of the affairs of the Partnership be obligated to ascertain that the terms of this Agreement have been complied with, or be obligated to inquire into the necessity or expediency of, any action of the General Partner. The General Partner shall be required to devote only such time to the business of the Partnership as is reasonably necessary to perform its obligations under this Agreement.
(b)    Reliance on Officers of the General Partner. It is understood and agreed that each officer of the General Partner may act for and in the name of the General Partner under this Agreement. In dealing with any officer of the General Partner acting for or on behalf of the Partnership, no Person shall be required to inquire into, and Persons dealing with the Partnership are entitled to rely conclusively on, the right, power and authority of the General Partner to bind the Partnership.

(c)    Limitations on the General Partner. Anything contained in this Agreement to the contrary notwithstanding, the General Partner and its Affiliates shall not have authority or be entitled to (i) perform any act expressly requiring the Consent of the Limited Partner, or all or a specific subset of the members of the Advisory Committee under this Agreement without first obtaining such Consent; or (ii) avoid the General Partner’s ultimate responsibility under this Agreement by delegation of authority, provided that, this clause (ii) shall not prohibit delegation of any of its duties or obligations hereunder as long as the General Partner retains ultimate responsibility for such duties and obligations.
(d)    No Obligation Other Than As Set Forth Herein. The General Partner and its Affiliates shall not be obligated to do or perform any act or thing in connection with the business of the Partnership not expressly set forth in this Agreement.
(e)    Venture Agreement Buy / Sell. The General Partner shall not take any action pursuant to Section 8.2 of any Venture Agreement on behalf of the Partnership without the prior written Consent of the Limited Partner, and shall initiate the Buy / Sell set forth in Section 8.2 of any Existing Venture Agreement or the FIRPTA Buy / Sell set forth in Section 8.2 of any New Venture Agreement, in each case on behalf of the Partnership at the request of the Limited Partner if such Buy / Sell or FIRPTA Buy / Sell (as applicable) is permitted to be initiated in accordance with Section 8.2 of such Venture Agreement.
(f)    Major Dispute Project Sale Right. The General Partner shall not take any action on behalf of the Partnership pursuant to Article 13 of any New Venture Agreement without the prior written Consent of the Limited Partner, and shall initiate the Major Dispute Project Sale Right set forth in Section 13.1 of any New Venture Agreement on behalf of the Partnership at the request of the Limited Partner if such Major Dispute Project Sale Right is permitted to be initiated by the Partnership in accordance with Sections 6.10(b) and 13.1 of such New Venture Agreement.
(g)    If BHMF GP becomes aware of any event or circumstance which BHMF GP reasonably believes is likely to result in a Manager Cause Event (as defined in the applicable New Venture Agreement) with respect to a particular New Venture, BHMF GP will promptly notify the Limited Partner in writing of the occurrence of such event or circumstance. In the event either (1) any such written notice states that an event or circumstance is likely to result in a Manager Cause Event or (2) the Limited Partner obtains knowledge that an event or circumstance has occurred that is reasonably likely to result in a Manager Cause Event with respect to a particular New Venture, and the Limited Partner has not elected in accordance with Section 7.8(a) and Section 7.12 of this Agreement to remove BHMF GP as General Partner of the Partnership, the Limited Partner may notify the General Partner as to its election, within the time period specified in the New Venture Agreement, to cause the Partnership to remove the Manager of such New Venture, and if such election is timely made, BHMF GP agrees to cause the Partnership to remove such Manager in accordance with the terms of the applicable New Venture Agreement and to exercise such remedies on behalf of Partnership as the Limited Partner reasonably directs that are consistent with the terms of this Agreement and the New Venture Agreement.

7.2    Investment and Divestments.
(a)    Investments in Additional Projects.
(i)    In the event the General Partner identifies or develops an Additional Project (x) for investment by the Partnership and (y) which is within the Investment Guidelines and the Leverage Parameters, the General Partner shall submit to the Advisory Committee an Investment Quick Scan Proposal with respect to such Additional Project.
(ii)    Within five (5) Business Days following their receipt of such Investment Quick Scan Proposal, the Advisory Committee shall notify the General Partner in writing whether it approves or disapproves of the Partnership’s investment in such Additional Project. In the event the Advisory Committee fails to provide such written notice within such five (5) Business Day period, it shall be deemed to have disapproved the Partnership’s investment in such Additional Project.
(iii)    If the Advisory Committee approves of the Partnership’s investment in such Additional Project based on such Investment Quick Scan Proposal, then within twenty (20) Business Days thereafter, the General Partner may submit to the Advisory Committee an Investment Proposal with respect to such Additional Project, provided that if the General Partner has not submitted an Investment Proposal with respect to such Additional Project within such twenty (20) Business Day period and thereafter desires to seek the approval of the Advisory Committee of the Partnership’s investment in such Additional Project, then the General Partner shall be required to re‑submit an Investment Quick Scan Proposal with respect to the investment in such Additional Project in accordance with Section 7.2(a)(i).
(iv)    Within five (5) Business Days following their receipt of such Investment Proposal, the Advisory Committee shall notify the General Partner in writing whether the Advisory Committee approves or disapproves of the Partnership’s investment in such Additional Project. In the event the Advisory Committee fails to provide such written notice within such five (5) Business Day period, the Advisory Committee shall be deemed to have disapproved the Partnership’s investment in such Additional Project.
(v)    If the Advisory Committee approves of (x) the Partnership’s investment in such Additional Project based on such Investment Proposal or (y) the Partnership’s investment in an Initial Project, then (I) if such Project is an Additional Project, the Limited Partner shall execute and deliver to the General Partner a Notice of PGGM Proportionate Interest in such Additional Project no later than the date on which the written approval of the Advisory Committee of the Partnership’s investment in such Additional Project is delivered to the General Partner in accordance with Section 7.2(a)(iv), and (II) the General Partner shall proceed with the investment in such Project on behalf of the Partnership in accordance with the terms and provisions of this Agreement; provided, however, without limiting the terms and provisions of Section 3.2 of this Agreement, the Limited Partner shall be obligated to make its Capital Contribution to the Partnership in connection with the Partnership’s investment in such Project (such Capital Contribution to be in the amount specified by the General Partner pursuant to a Capital Call) only if all of the following conditions are satisfied:

(A)    The General Partner has delivered to the Limited Partner (x) a Notice of Commitment executed by the General Partner and setting forth the amount of the respective capital contributions to be made by the General Partner, BHMF REIT, their respective Affiliates, a BHMF REIT‑Sponsored Investment Program and/or a BHMF REIT Venture, on the one hand, and the Partnership, on the other hand, to the applicable Venture in respect of such Project, together with (y) an Initial Operating Plan for such Project for the review and approval of the Advisory Committee in accordance with Section 7.3(a);
(B)    The General Partner, no less than ten (10) Business Days prior to the date on which the investment in such Project is to occur, has issued a Capital Call (which may be included in the Notice of Commitment) in accordance with Section 3.3 hereof for the amount of the Partnership’s contribution to be made to the applicable Venture in respect of such Project;
(C)    The Advisory Committee has approved the Initial Operating Plan for such Project in accordance with Section 7.3(a); and
(D)    The amount of the Limited Partner’s Capital Contribution to the Partnership in respect of such Project does not exceed the amount of the Limited Partner’s Unfunded Capital Commitment;
Provided that if there has been a Material Change in an Investment Proposal to which the Advisory Committee has given its approval between the date of such approval and the issuance by the General Partner of a Capital Call with respect thereto, the General Partner shall be required to re‑submit the Investment Proposal with respect to the investment in such Additional Project in accordance with Section 7.1(a)(iii), and provided further that if there has been a Material Change from the approved Investment Proposal after the initial Capital Call with respect thereto, the Advisory Committee shall discuss in good faith how to proceed with such Project and any revisions to the Investment Proposal, but, for avoidance of doubt, the General Partner and the underlying Venture and Subsidiary REIT may proceed with the acquisition of such Additional Project.
(vi)    If the Advisory Committee has disapproved of (or is deemed to have disapproved of) the Partnership’s investment in any Project that meets the Investment Guidelines and is within the Leverage Parameters pursuant to this Section 7.2(a), then any such Project is referred to herein as a “Rejected Project”; provided that a Project that has been disapproved (or deemed disapproved) by the Advisory Committee after a Material Change in an Investment Proposal, which Material Change results in such Project ceasing to be within the Investment Guidelines and the Leverage Parameters, shall not be deemed a “Rejected Project”.
(b)    Divestments of Projects.
(i)    In the event the General Partner identifies a Project for divestment by the Partnership, the General Partner shall submit to the Advisory Committee a Divestment Proposal with respect to such Project.
(ii)    Within ten (10) Business Days following their receipt of such Divestment Proposal, the Advisory Committee shall notify the General Partner in writing whether the Advisory Committee approves or disapproves of the Partnership’s divestment of such Project. In the event the Advisory Committee fails to provide such written notice within such ten (10) Business Day period, the Advisory Committee shall be deemed to have disapproved the Partnership’s divestment of such Project.
(iii)    If the Advisory Committee approves of the Partnership’s divestment of such Project based on the Divestment Proposal, then the General Partner shall proceed with the divestment of such Project on behalf of the Partnership in accordance with the terms and provisions of this Agreement.
(iv)    If the Advisory Committee disapproves of (or is deemed to have disapproved of) the Partnership’s divestment of any Project pursuant to this Section 7.2(b), then the General Partner shall not cause the Partnership to divest such Project until such time as the divestment of such Project is approved by the Advisory Committee pursuant to this Section 7.2(b);
Provided that if there has been a Material Change in a Divestment Proposal to which the Advisory Committee has given its approval between the date of such approval and the closing of such divestment, the General Partner shall be required to re‑submit the Divestment Proposal with respect to such divestment in accordance with Section 7.2(b)(i).
(c)    Financings of Projects.
(i)    In the event the General Partner determines to Finance a Project within the Leverage Parameters and pursuant to the then current Approved Business Plan and as applicable, the then current Initial Operating Plan or the then current Subsequent Operating Plan, the General Partner shall submit to the Advisory Committee a Finance Proposal with respect to such Project.
(ii)    Within ten (10) Business Days following its receipt of such Finance Proposal, the Advisory Committee shall notify the General Partner in writing whether the Advisory Committee approves or disapproves of the Financing of such Project. In the event the Advisory Committee fails to provide such written notice within such ten (10) Business Day period, the Advisory Committee shall be deemed to have disapproved the Financing of such Project.
(iii)    If the Advisory Committee approves of the Financing of such Project based on the Finance Proposal, then the General Partner shall proceed with the Financing of such Project on behalf of the Partnership in accordance with the terms and provisions of this Agreement.
(iv)    If the Advisory Committee disapproves of (or is deemed to have disapproved of) the Partnership’s Finance of any Project pursuant to this Section 7.2(c), then the General Partner shall not cause the Financing of such Project until such time as the Finance of such Project is approved by the Advisory Committee pursuant to this Section 7.2(c).
Provided that if there has been a Material Change in a Finance Proposal to which the Advisory Committee has given its approval between the date of such approval and the closing of such financing, the General Partner shall be required to re‑submit the Finance Proposal with respect to such financing in accordance with Section 7.1(d)(i).
7.3    Initial and Subsequent Operating Plans.
(a)    The General Partner shall prepare, or cause an Affiliate to prepare, an initial operating plan (an “Initial Operating Plan”) for each New Project and submit such Initial Operating Plan for the review and approval of the Advisory Committee at the same time that the initial Notice of Commitment for the New Project is delivered to the Limited Partner. A form of approval for an Initial Operating Plan is set forth in Exhibit I. The Initial Operating Plan shall cover the period from the applicable Venture’s acquisition of an ownership interest in the New Project through the end of the first full fiscal year of such New Venture following such acquisition and shall (x) contain all material pertinent leasing, financing, operational and disposition information together with a detailed budget of projected operating and capital expenses and revenues and any other information deemed appropriate by the General Partner or such Affiliate for the New Project, to the extent applicable, and (y) otherwise be in the form of Exhibit X attached hereto, and the General Partner shall cause such Initial Operating Plan to be consistent in all material respects with the Investment Proposal for the New Project. The Advisory Committee may make comments on and suggestions for the Initial Operating Plan, and if accepted by the General Partner in its reasonable discretion, such comments and suggestions shall be incorporated into a revised Initial Operating Plan for the New Project. Upon receiving the approval of the Advisory Committee for the Initial Operating Plan (as revised, if applicable), the General Partner, on behalf of the Partnership as a member in the applicable New Venture, shall submit such Initial Operating Plan to the other member(s) of the applicable New Venture for approval. Upon (x) approval by the Advisory Committee of the Initial Operating Plan (as revised, if applicable), and (y) approval by the other member(s) of the applicable New Venture of such Initial Operating Plan, the operations of the New Project shall be conducted in all material respects in accordance with such Initial Operating Plan through the end of such first full fiscal year, except for any action or expenditure the General Partner (or the applicable New Venture) deems reasonably necessary or appropriate in the event of any emergency situation affecting the New Project. Upon the receipt of the Consent of the Advisory Committee for the Initial Operating Plan (as revised if applicable), any material deviation from or amendment to such Initial Operating Plan shall be submitted to the Advisory Committee for its Consent in accordance with this Section 7.3(a) as if such deviation or amendment were the Initial Operating Plan for the New Project.
(b)    Thirty days before the end of the applicable Venture’s first full fiscal year after acquisition of its ownership interest in a Project, and 30 days before the end of each subsequent fiscal year of the applicable Venture, the General Partner shall submit, or cause to be submitted, to the Advisory Committee for its review and approval an operating plan (a “Subsequent Operating Plan”) for such Project for the next succeeding fiscal year. A form of approval for a Subsequent Operating Plan is set forth as Exhibit J. Each Subsequent Operating Plan for a Project shall (x) contain all material pertinent leasing, financing, operational and disposition information together with a detailed budget of projected operating and capital expenses and revenues and any other information deemed appropriate by the General Partner for such Project for the next succeeding fiscal year, and (y) otherwise be in the form of Exhibit DD attached hereto. The Advisory Committee may make comments on and suggestions for the Subsequent Operating Plan, and if accepted by the General Partner in its reasonable discretion, such comments and suggestions shall be incorporated into a revised Subsequent Operating Plan for such Project. Upon receiving the Consent of the Advisory Committee for the Subsequent Operating Plan (as revised, if applicable), the General Partner shall submit such Subsequent Operating Plan to the applicable Venture for the approval of its members. Upon approval by such members, the operations of such Project for the next succeeding fiscal year shall be conducted in all material respects in accordance with such Subsequent Operating Plan, except for any action the General Partner (or the applicable Venture) deems reasonably necessary in the event of an emergency situation affecting such Project. If the Advisory Committee (or a member of the applicable Venture) has not granted its Consent to a Subsequent Operating Plan for a Project prior to the beginning of the fiscal year for which the Subsequent Operating Plan is intended to be used, the General Partner shall cause the operations of such Project to be conducted in all material respects in accordance with the operating plan for the immediately preceding fiscal year (the “Prior Operating Plan”); provided, that (i) the General Partner (or the applicable Venture) may make such adjustments to the Prior Operating Plan as the General Partner (or the applicable Venture) reasonably deems necessary or appropriate under the circumstances, except that, other than as permitted by clause (iii) of this Section 7.3(b), the General Partner may not increase any items of operating or capital expenses in excess of the amounts permitted by clause (ii) of this Section 7.3(b) without the Consent of the Advisory Committee, (ii) each item of operating and capital expenses in the Prior Operating Plan may be increased by up to 5% without first informing the Advisory Committee of such increases, and (iii) in the event of an emergency situation affecting a Project, as determined by the General Partner (or the applicable Venture) in its reasonable discretion, the General Partner (or the applicable Venture) may take, or cause to be taken, such action in respect of such emergency situation as is deemed reasonably necessary or appropriate; provided, that the Advisory Committee is promptly advised of such emergency situation and such action taken or caused to be taken. After its approval by the Advisory Committee, any material deviation from or amendment to an Subsequent Operating Plan shall require the Consent of the Advisory Committee, except for any action or expenditure the General Partner (or the applicable Venture) deems reasonably necessary or appropriate in the event of an emergency situation affecting a Project.
7.4    Business with Affiliates; Other Activities.
(a)    (i)    Notwithstanding anything to the contrary in this Agreement, the Partnership (through one or more Ventures) may invest in Projects in which BHMF REIT, any of its Affiliates, any BHMF REIT‑Sponsored Investment Program or any BHMF REIT Venture holds an interest or that have been recently developed by, or are to be developed by, BHMF REIT, any of its Affiliates, any BHMF REIT‑Sponsored Investment Program or any BHMF REIT Venture, and, subject to Sections 2.6(b) and 8.2(b)(viii), may sell, assign or otherwise Transfer interests in a Project or other assets of the Partnership, a Venture or Subsidiary REIT to, and may otherwise enter into joint ventures or other partnership or co‑ownership arrangement with, the BHMF REIT, its Affiliates, any BHMF REIT‑Sponsored Investment Program or any BHMF REIT Venture.
(ii)    Notwithstanding anything to the contrary contained in this Agreement, (A) the General Partner shall be entitled to receive all amounts of its Incentive

[***] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Distributions, (B) the General Partner or any of its Affiliates shall be entitled to provide acquisition, asset management and disposition services to the Partnership, any Venture or any Subsidiary REIT and receive the Fees in payment therefor, and (C) the General Partner shall be entitled to be reimbursed for any Organizational Expenses or Operating Expenses incurred by them on behalf of the Partnership, in each case in accordance with the terms of this Agreement and without the Consent of the Advisory Committee.
(b)    Subject to the Consent of the Advisory Committee, the Partnership, directly or through a Venture or Subsidiary REIT (and any other Person to which any of the foregoing are related or in which any of the foregoing are interested), may, as necessary or appropriate, engage in any transaction with or employ or retain the General Partner or any of its Affiliates to provide services (including, without limitation, administration, accounting, construction management, data processing, development, engineering, environmental, financing, insurance brokerage, management and servicing, leasing, legal, market research, mortgage financing, property management or other similar services) that would otherwise be performed for the Partnership by third parties, and such Persons may receive from the Partnership (and any such other Person) reasonable compensation (including, without limitation, salary, salary related employment costs and expenses of the employees who provide such services and other overhead expenses allocable thereto), in addition to that expressly provided for in this Agreement. It is expressly acknowledged and agreed that the General Partner or one of its direct or indirect Affiliates (including, without limitation, Behringer Harvard Multifamily Management Services, LLC, a Texas limited liability company) without the Consent of the Advisory Committee, shall cause the Subsidiary REITs (or any of their respective subsidiaries that own Projects) to engage a direct or indirect Affiliate of the General Partner (including, without limitation, Behringer Harvard Multifamily Management Services, LLC, a Texas limited liability company) to perform the property management, leasing and related services described on Exhibit V attached hereto for the Projects owned by such Entities for a fee (the “Management Fee”) equal to *** of the gross revenues from each such Project; provided, however, in the event such Affiliate retains a third party to perform any of such property management, leasing and related services for a Project, then in addition to the Management Fee, such Affiliate shall earn an oversight fee (the “Oversight Fee”) for overseeing such third party, in an amount equal to (x) ***, multiplied by (y) the gross revenues from such Project, but in no event shall the aggregate amount of the Management Fee and Oversight Fee paid by a Venture to such Affiliate with respect to a Project exceed *** of the gross revenues of such Project.
(c)    Except as otherwise expressly provided in Sections 7.5 and 7.7, nothing herein contained shall prevent or prohibit the General Partner, any of its Affiliates, or any of their respective trustees, officers, directors, members, partners, employees or shareholders from acquiring, developing, investing in, managing, leasing or otherwise dealing in real property of any kind or nature for its own account or that of any of its Affiliates or third parties or from entering into, engaging in or conducting any other activity or performing for a fee any service (including, without limitation, engaging in any business dealing with real property of any type or location, acting as a director, officer or employee of any corporation, as a trustee of any trust, as a general partner of any partnership, as a member or manager of any limited liability company or as an official of any other Entity, or receiving compensation for services to, or participating in profits derived from, the investments of any such corporation, trust, partnership, limited liability company or other Entity, regardless of whether such activities are competitive with the Partnership or any of the Projects). The fact that the General Partner or its Affiliates may encounter opportunities to purchase, otherwise acquire, lease, sell or otherwise dispose of real or personal property and may take advantage of such opportunities themselves or introduce such opportunities to other Persons in which it has or has not any interest, shall not subject the General Partner or its Affiliates to liability to the Partnership or the Limited Partner on account of the lost opportunity.
(d)    Except for matters otherwise authorized in this Agreement, any material transaction, and any other matter that involves a material conflict of interest between the General Partner, any of its Affiliates, any BHMF REIT‑Sponsored Investment Program or any BHMF REIT Venture, on the one hand, and the Partnership, any Venture or any Subsidiary REIT (or any subsidiary thereof) on the other hand, shall be subject to the prior Consent of the Advisory Committee.
7.5    Exclusivity Right for Projects. Prior to making, or permitting any Affiliate, any BHMF REIT‑Sponsored Investment Program or any BHMF REIT Venture to make, an investment in an Additional Project, the General Partner shall first offer to the Partnership the opportunity to invest in such Additional Project pursuant to Section 7.2(a) (such right of first opportunity, the “Exclusivity Right”); provided, however, that the Exclusivity Right (1) is subject to termination in accordance with Sections 3.5(g), 7.6(b) and 7.7(a), (2) applies only to assets that meet the definition of “Project”; (3) does not apply to Rejected Projects; (4) shall automatically terminate in the event there are three Rejected Projects during the period commencing on the date hereof and terminating on December 31, 2023, or thereafter during any successive 5‑year period during the term of the Partnership; and (5) shall not apply to any Additional Project if the Limited Partner’s Unfunded Capital Commitment at the time of the proposed investment in such Additional Project does not equal or exceed at least thirty percent (30%) of the total investment (as estimated by the General Partner) in such Additional Project. Upon any termination of the Exclusivity Right in accordance with the foregoing clause (1) or (4), the General Partner shall no longer be required to present any Additional Project to the Limited Partner for its approval pursuant to Section 7.2(a) or otherwise offer any other Additional Project to the Partnership.
7.6    Initial Projects.
(a)    From and after the date of this Agreement until December 31, 2013 (the “Outside Date”), the General Partner and the Limited Partner, in each case on behalf of the Partnership, shall jointly work in good faith using commercially reasonable efforts to cause the Partnership to acquire all of the Initial Projects at the same time through one or more New Ventures in accordance with the terms and provisions of this Agreement, including, without limitation, Article 3 hereof, except that (x) each such Initial Project shall be acquired through each such New Venture for the actual costs that have been incurred by BHMF REIT or its Affiliates, as set forth in the Contribution Agreement, and (y) all of the Initial Projects shall be acquired by the Partnership through a New Venture at the same time. At least ten (10) Business Days prior to the concurrent acquisition of all Initial Projects through one or more New Ventures, BHMF GP shall prepare and deliver to PGGM PRE Fund a Notice of Commitment with respect to each such Initial Project. Concurrently with the Partnership’s acquisition of all Initial Projects through New Ventures at the same time in accordance with this Section 7.6(a), the Partnership shall pay BHMF GP in cash the Premium applicable to each such Initial Project. All costs and expenses of acquiring each Initial Project through a New Venture in accordance with this Section 7.6(a) shall be paid or reimbursed by the New Venture acquiring such Initial Project and shall be allocated forty‑five percent (45%) to the Partnership and fifty‑five percent (55%) to the Affiliate of BHMF REIT or the BHMF REIT Venture, that is a party to such New Venture.
(b)    Notwithstanding the foregoing or anything contained herein to the contrary, if the Partnership does not acquire all Initial Projects at the same time through one or more New Ventures in accordance with Section 7.6(a) on or before the Outside Date (other than as the result of any breach by any of BHMF REIT, BHMF GP or any of their Affiliates of their respective obligations under this Agreement or the Contribution Agreement), then (a) each Initial Project shall be deemed to be a Rejected Project, (b) neither BHMF GP nor any of its Affiliates shall have any obligation to make the Initial Projects available for direct or indirect investment by the Partnership, (c) neither the Partnership, nor the Limited Partner, nor PGGM PRE Fund nor any of their respective Affiliates shall have the right directly or indirectly to invest in the Initial Projects, (d) the Exclusivity Right shall automatically terminate, and (e) BHMF GP shall not be entitled to the Premium with respect to any Initial Project.
(c)    Subject paragraph (b) of this Section 7.6 above, the General Partner shall execute such other documents and take such further actions pursuant to the Contribution Agreement as may be reasonably requested by the Limited Partner to effect the contribution of the Initial Projects as contemplated by the Contribution Agreement or make claims for indemnification pursuant to Article 8 of the Contribution Agreement. The General Partner shall not waive any closing conditions or rights of the Partnership pursuant to the Contribution Agreement or settle any claims against the other parties thereto without the prior Consent of the Limited Partner.
7.7    Suspension Period.
(a)    If at any time, there occurs (i) a Post‑Investment Period Key Man Event or (ii) a Change of Control during the Investment Period, then (x) in the case of the Post‑Investment Period Key Man Event, until BHMF GP shall have proposed its plans to deal with the Post‑Investment Period Key Man Event (or informed the Limited Partner that it will take no action in respect thereof), which BHMF GP shall do within thirty (30) days of the occurrence of the Post‑Investment Period Key Man Event, and the Limited Partner has granted its Consent to such plans (or BHMF GP ‘s proposal to take no action), it being agreed that Limited Partner shall grant or withhold its Consent to any such plans within ten (10) days of receipt thereof from BHMF GP, or, (y) in the case of a Change of Control that occurs during the Investment Period, unless and until the Limited Partner has granted its Consent to such Change of Control (it being agreed that the Limited Partner shall grant or withhold its Consent to any such Change of Control within ten (10) days of becoming aware thereof (either such period from the occurrence of the applicable event in clause (i) or (ii) until the applicable Consent of PGGM contemplated therein being a “Suspension Period”), BHMF GP, as General Partner, may not cause the Partnership to invest in any New Project without the prior written Consent of the Limited Partner; provided that the Suspension Period shall immediately terminate without any further action by BHMF GP or the Limited Partner in the event that (A) BHMF GP presents its plans to the Limited Partner in respect to how BHMF GP will deal with the Post‑Investment Period Key Man Event (or that it will take no action in respect thereof), and the Limited Partner has not objected to such plans within the ten (10) day period set forth above, or (B) the Limited Partner has not objected to the Change of Control within the ten (10) day period set forth above (in which case the Limited Partner shall also be deemed to have granted its Consent to such Change of Control). If the Limited Partner shall object in writing to any such plans to address a Post‑Investment Period Key Man Event or any such Change of Control that occurs during the Investment Period (or otherwise affirmatively withhold in writing its Consent to any such plans or Change of Control that occurs during the Investment Period) within the ten (10) day period set forth above, then the Exclusivity Right will immediately terminate, the Partnership shall not thereafter invest in any New Projects and neither the Limited Partner nor BHMF GP shall have any further obligation to contribute Capital Contributions to the Partnership in respect of investments in New Projects (it being acknowledged and agreed that the Limited Partner’s and BHMF GP’s Capital Contribution obligations set forth in Section 3.3(d) of this Agreement shall remain in full force and effect). With respect to a Change of Control, (1) the Suspension Period shall occur automatically upon the occurrence of a Change of Control (and without regard to the terms and provisions of Section 7.11 of this Agreement), (2) the Limited Partner’s granting or withhold of its Consent to a Change of Control pursuant to this Section 7.7(a) shall be without regard to the rights of the Limited Partner under Section 7.11 and (3) the terms and provisions of this Section 7.7(a) shall not limit or modify the terms and provisions of, or the Limited Partner’s rights under, Section 7.11.
(b)    Notwithstanding anything in this Agreement to the contrary, a Suspension Period shall terminate without any further action by BHMF GP or the Limited Partner in the event that during the Suspension Period the Advisory Committee has granted its written Consent to three (3) Projects.
7.8    Removal.
(a)    Subject to Section 7.12 of this Agreement, the Limited Partner may, at its election, remove the General Partner (the “Removed General Partner”) as a general partner of the Partnership upon the occurrence of a Cause Event and appoint another Person as a successor General Partner (the “Successor General Partner”) of the Partnership upon written notice thereof to the Removed General Partner. The Limited Partner shall exercise the right to remove the General Partner, if at all, by delivering written notice of its exercise of such election in accordance with Section 7.12 of this Agreement and in connection with such election, if requested by the Limited Partner, the Partnership shall elect to remove the Manager of a Venture as the “Manager” of such Venture and to appoint a Successor Manager approved by the Limited Partner to such Venture as provided in Section 6.9 of the applicable Venture Agreement.
(b)    The removal of the Removed General Partner shall be effective upon the Limited Partner’s designation of a Successor General Partner and notice thereof sent to the Removed General Partner in accordance with Section 7.12 of this Agreement. Upon the removal of the Removed General Partner pursuant to Section 7.8(a):
(i)    the Successor General Partner shall become the General Partner and shall succeed to all authority and control of the affairs of the Partnership previously granted to the Removed General Partner as General Partner; and the Successor General Partner shall promptly file with the Secretary of State of the State of Delaware an amendment to the Certificate evidencing the removal of the Removed General Partner and the succession of the Successor General Partner as General Partner of the Partnership; and the Successor General Partner shall carry on the business of the Partnership without dissolution;
(ii)    the Interest of the Removed General Partner shall be converted into a limited partner interest in the Partnership and the Removed General Partner shall become a Limited Partner;
(iii)    the Removed General Partner, as a Limited Partner, shall retain its Percentage Interest in the Partnership in respect of each interest in a Project (a “Pre‑Removal Project”) that was acquired by the Partnership prior to the effective date of the Removed General Partner’s removal as the General Partner of the Partnership under this Section 7.8 and shall be entitled to receive all distributions in respect of its Percentage Interest and any Incentive Distributions with respect to such Pre‑Removal Projects pursuant to the terms of this Agreement, including, without limitation, those giving effect to a reduction in Incentive Distributions as a result of a Carried Interest Event, in effect immediately prior to the effective date of such removal as if the Removed General Partner had remained the General Partner of the Partnership, and the Successor General Partner shall not have any Percentage Interest with respect to or otherwise have any right to receive distributions, including Incentive Distributions, directly or indirectly in respect of such Pre‑Removal Projects;
(iv)    subject to Section 7.8(c), the Removed General Partner shall be entitled to receive (A) all distributions (including the Partnership’s liquidating distributions) of Incentive Distributions with respect to any Pre‑Removal Project until the Removed General Partner has received cumulative distributions of the Incentive Distributions equal to the amount of the Incentive Distributions that the Removed General Partner otherwise would have been entitled to receive pursuant to the terms of this Agreement, including, without limitation, those giving effect to a reduction in Incentive Distributions as a result of a Carried Interest Event, in effect immediately prior to the effective date of such removal, calculated as if (x) the Removed General Partner had not been removed pursuant to this Section 7.8 and (y) no investments in any Projects had been made by the Partnership other than the Pre‑Removal Projects, (B) payment of any other amounts otherwise payable to the Removed General Partner in respect of its Percentage Interest in the Pre‑Removal Projects, and (C) payment of any unpaid Fees or reimbursement of expenses to which the General Partner or any of its Affiliates were entitled immediately prior to the effective date of such removal;
(v)    except as otherwise provided in the Act, the Removed General Partner shall have no further obligation to make any Capital Contribution or other payment to the Partnership;
(vi)    the Removed General Partner and any other Persons who were Indemnified Persons immediately prior to the delivery of notice of removal hereunder shall continue to have the rights of exculpation and indemnification as provided in Article 9 for acts or omissions occurring prior to the effective date of such removal; and
(vii)    the Successor General Partner shall assume and contribute in cash any unpaid portion of the Removed General Partner’s Unfunded Capital Commitment at such times and in such amounts as shall be required under this Agreement as in effect immediately prior to the effective date of such removal and shall assume all other obligations of the Removed General Partner as a General Partner under this Agreement as in effect immediately prior to the effective date of such removal.
(c)    In the event that the Partnership or the Limited Partner has a claim or claims against the Removed General Partner for damages resulting or allegedly resulting from any act or omission of the Removed General Partner relating to (x) the management of the business and affairs of the Partnership, or (y) the terms of this Agreement, the Partnership or the Limited Partner shall give notice (the “Offset Notice”) to the Removed General Partner describing such claim or claims, including, if reasonably determinable, the amount of such damages. The Removed General Partner may dispute such claim or claims by providing written notice (the “Offset Dispute Notice”) describing the basis for disputing such claim or claims within ten (10) Business Days of its receipt of the Offset Notice. Thereafter, the Successor General Partner, on behalf of the Partnership or the Limited Partner, as the case may be, may withhold from distributions otherwise to be made to the Removed General Partner in accordance with Section 7.8(b)(iv) (the “Offset Distributions”) after providing written notice (the “Offset Withholding Notice”) to the Removed General Partner, provided that, the amount of Offset Distributions withheld may not exceed the amount, if any, specified by the Partnership or the Limited Partner as its claimed damages or an amount that can reasonably be determined to be sufficient to compensate the Partnership or the Limited Partner for such claim or claims. The Successor General Partner shall deposit all such Offset Distributions into an escrow account, which shall be invested in Permitted Temporary Investments. Such escrow account shall be mutually established by the Successor General Partner and the Removed General Partner at Citibank, N.A. or such other financial institution as may be mutually agreed between the Successor General Partner and the Removed General Partner. The costs of such escrow shall be borne by the party that is not ultimately determined to be entitled to receive over 50% of the Offset Distributions (with the parties splitting the costs of the escrow evenly should they both be entitled to 50% of the Offset Distributions). The escrow shall be established pursuant to an escrow agreement mutually agreed by the Successor General Partner and the Removed General Partner or, if there is no such agreement within ten (10) Business Days of delivery of the Offset Withholding Notice, an escrow agreement substantially in the form of the standard form of escrow obtained from such financial institution. The Successor General Partner and the Removed General Partner shall submit the dispute in respect of the claim or claims for the Offset Distributions for resolution in accordance with the dispute resolution process described in Section 8.7, and the escrow agreement shall provide that the escrowed Offset Distributions, together with a pro rata share of accrued interest thereon, shall be distributed either to the Successor General Partner for payment to the Partnership or Limited Partner, as the case may be, or to the Removed General Partner or to both, as applicable in accordance with the result of the dispute resolution process pursuant to Section 8.7. For the avoidance of doubt, the liability, if any, of the Removed General Partner for damages to the Partnership or the Limited Partner shall not be limited to Offset Distributions.
(d)    Notwithstanding anything to the contrary in this Agreement, the Removed General Partner (A) shall not have any Consent rights of a Limited Partner pursuant to this Agreement, except for (1) any proposed amendment to this Agreement that could (i) affect the Removed General Partner’s interest in distributions, Fees or other payments pursuant to Article 5 or Article 11, or the allocation of Profits or Losses pursuant to Article 4; (ii) affect the limited liability of the Removed General Partner as a limited partner in the Partnership; (iii) alter the rights of the Removed General Partner with respect to Article 9 or 13; or (iv) otherwise have a material adverse effect on the Removed General Partner or its Interest in the Partnership, and (2) Consent rights pursuant to Section 8.2(b), and (B) shall retain all rights of such Removed General Partner set forth in Sections 14.1, 14.2 and 14.3(b) of this Agreement.
(e)    Subject to Section 7.13 of this Agreement, notwithstanding anything contained herein to the contrary, if following the removal of BHMF GP as the “General Partner” under this Agreement on account of the occurrence of a Cause Event, a Successor General Partner Cause Event occurs, then BHMF GP shall have the right to (A) either (x) replace such Successor General Partner in accordance with this Section 7.8 (provided such replacement General Partner is approved by the Limited Partner), or (y) apply to a court of competent jurisdiction to have a replacement General Partner appointed for the Partnership, and (B) provided the Portfolio Sale Right and the Project Sale Right have not then been exercised in accordance with Sections 14.1 and Section 14.2, respectively, exercise the Project Sale Right in accordance with Section 14.2 hereof (provided that any rights specifically set forth therein to be exercised by PGGM PRE Fund shall be exercised by BHMF GP).
(f)    Upon the occurrence of a Cause Event, whether or not the Limited Partner elects to remove the General Partner and appoint a Successor General Partner as provided under clause (a) of this Section 7.8, the Limited Partner may elect to designate an Administrator and, upon such election, the General Partner (or Successor General Partner) shall cause the Partnership to engage such Administrator whose mandate shall be to approve, review and oversee the prior and ongoing cash payables and receivables of the Partnership and its underlying Ventures and Subsidiary REITs. The Administrator shall have no authority to act on behalf of the Partnership, and any findings or reports made by the Administrator shall be provided to all members of the Advisory Committee at the same time. The designation of the Administrator and the terms of the engagement of the Administrator shall be subject to the approval of the General Partner, which approval shall not be unreasonably withheld. In the event an Administrator is engaged as provided in the preceding sentence, the engagement of the Administrator may be terminated at the election of the Limited Partner at any time.
7.9    Maintenance of Domestic Status. The General Partner hereby agrees that, notwithstanding anything herein to the contrary, unless caused, Consented to or induced by the Limited Partner or any Affiliate thereof, neither the General Partner nor any of its Affiliates will (a) voluntarily take any action that, to the knowledge of the General Partner, would result in a Domestic Status Loss, or (b) permit to occur any action that is within its reasonable control to prevent and that, to the knowledge of the General Partner, would result in a Domestic Status Loss.
7.10    Withholding. The Limited Partner acknowledges and agrees that the Partnership, each of the applicable Ventures, the applicable Subsidiary REITs, the General Partner and their permitted assigns (each a “Payor” hereunder) has the obligation and right to deduct from payments of any kind due to the Limited Partner or to any of its transferees or assigns, with respect to the Limited Partner’s Interest, beneficial ownership of Shares or otherwise, any Taxes required to be withheld with respect to such payments under the Code or otherwise under applicable law. In the event that the General Partner determines that the Partnership, any Venture or any Subsidiary REIT is required to withhold Taxes for federal income tax purposes from distributions in respect of the Limited Partner’s Interest, beneficial ownership of Shares or otherwise, the General Partner shall withhold or shall cause any other Payor to withhold such Taxes at the lowest possible rate specified under applicable law, taking into account, among other things, the benefits to which the Limited Partner is entitled under the U.S.‑Netherlands income tax treaty (or other applicable tax treaty), Treasury Regulations Section 1.1446‑ 3(a)(2)(ii) and any then‑effective FIRPTA withholding certificate issued to the Limited Partner and provided by the Limited Partner to the Partnership. The Limited Partner agrees to cooperate with any Payor in providing statements of relevant facts and in providing such completed forms as shall be reasonably requested to provide a basis for not withholding. Each Payor that is not a party to this Agreement shall be deemed to be a third‑party beneficiary of this Section 7.10.
7.11    Change in BHMF REIT / Change of Control Event. BHMF GP will promptly notify the Limited Partner in writing if there is any material change in the composition, ownership or governance of BHMF REIT or BHMF GP or if a Change of Control has occurred; provided that, the Limited Partner acknowledges that BHMF REIT will have new or different owners of its equity interests over time as a result of (x) offerings of equity interests in BHMF REIT from time to time and (y) routine Transfers of equity interests in BHMF REIT, and the General Partner will have no obligation to notify the Limited Partner of such additional owners or changes in ownership. In the event either (1) any such written notice states that a Change of Control has occurred or (2) the Limited Partner obtains knowledge that a Change of Control has occurred, then the Limited Partner shall have a period of ninety (90) days from the earlier to occur of (x) the date of the Limited Partner’s receipt of such written notice stating that a Change of Control has occurred, or (y) the date on which the Limited Partner first obtained knowledge that a Change of Control occurred, in either case to declare in writing that such Change of Control constitutes a “Change of Control Event” for all purposes of this Agreement. If the Limited Partner does not declare in writing that such Change of Control constitutes a “Change of Control Event” within the applicable ninety (90) day period set forth in the immediately preceding sentence, then for all purposes of this Agreement: (A) such Change of Control will be deemed not to have occurred, (B) the Limited Partner shall be deemed to have waived any rights with respect to such Change of Control (other than the rights of the Limited Partner with respect to such Change of Control set forth in Section 7.7 of this Agreement), and (C) the Limited Partner shall be estopped from asserting that such Change of Control constitutes a Change of Control Event.
7.12    General Partner Cause Event. If BHMF GP becomes aware of any event or circumstance which BHMF GP reasonably believes is likely to result in a Cause Event, BHMF GP will promptly notify the Limited Partner in writing of the occurrence of such event or circumstance. In the event either (1) any such written notice states that an event or circumstance has occurred which BHMF GP reasonably believes is likely to result in a Cause Event or (2) the Limited Partner obtains knowledge that an event or circumstance has occurred that is reasonably likely to result in a Cause Event, then subject to any cure period applicable to such event or circumstance as provided in the definition of Cause Event, the Limited Partner shall have a period of ninety (90) days following the last day of the cure period applicable to such event or circumstance as provided in the definition of Cause Event to (x) declare in writing the occurrence of a “Cause Event” for all purposes of this

Agreement, and (y) remove the General Partner and appoint a Successor General Partner pursuant to Section 7.8 of this Agreement. If the Limited Partner does not declare in writing the occurrence of a “Cause Event” and appoint a Successor General Partner pursuant to Section 7.8 of this Agreement, in each case within the ninety (90) day period set forth in the immediately preceding sentence, then for all purposes of this Agreement and each Venture Agreement, (A) a “Cause Event” will be deemed not to have occurred, (B) the Limited Partner shall be deemed to have waived any rights hereunder with respect to such event or circumstance, and (C) the Limited Partner shall be estopped from asserting that such event or circumstance constitutes a “Cause Event” (provided, however, that for purposes of clauses (A) and (B) the Limited Partner and the Partnership shall not be deemed to have waived any right against the General Partner to claim damages suffered by the Limited Partner or the Partnership on account of such event or circumstance).
7.13    Successor General Partner Cause Event. If the Limited Partner becomes aware of any event or circumstance which the Limited Partner reasonably believes is likely to result in a Successor General Partner Cause Event, the Limited Partner will promptly notify BHMF GP in writing of the occurrence of such event or circumstance. In the event either (1) any such written notice states that an event or circumstance has occurred which the Limited Partner reasonably believes is likely to result in a Successor General Partner Cause Event or (2) the Limited Partner obtains knowledge that an event or circumstance has occurred that is reasonably likely to result in a Successor General Partner Cause Event, then subject to any cure period applicable to such event or circumstance as provided in the definition of Successor General Partner Cause Event, BHMF GP shall have a period of ninety (90) days following the last day of the cure period applicable to such event or circumstance as provided in the definition of Successor General Partner Cause Event to (x) declare in writing the occurrence of a “Successor General Partner Cause Event” for all purposes of this Agreement, and (y) exercise its rights set forth in Section 7.8(e) of this Agreement. If BHMF GP does not declare in writing the occurrence of a “Successor General Partner Cause Event” and exercise its rights set forth in Section 7.8(e) of this Agreement, in each case within the ninety (90) day period set forth in the immediately preceding sentence, then for all purposes of this Agreement and each Venture Agreement, (A) a “Successor General Partner Cause Event” will be deemed not to have occurred, (B) BHMF GP shall be deemed to have waived any rights with respect to such event or circumstance, and (C) BHMF GP shall be estopped from asserting that such event or circumstance constitutes a “Successor General Partner Cause Event” (provided, however, that for purposes of clauses (A) and (B) BHMF GP and the Partnership shall not be deemed to have waived any right against the Successor General Partner to claim damages suffered by the General Partner or the Partnership on account of such event or circumstance). Upon the occurrence of a Successor General Partner Cause Event, whether or not BHMF GP elects to remove the Successor General Partner as provided in Section 7.8(e), BHMF GP may elect to designate an Administrator and cause the Partnership to engage such Administrator on the same basis as provided in Section 7.8(f). In the event an Administrator is engaged as provided in the previous sentence, the engagement of the Administrator may be terminated at the election of BHMF GP at any time.
7.14    Tax Status. Each Partner agrees to take commercially reasonable actions to assist the other Partner in achieving the most favorable tax treatment for such other Partner; provided, however, that no Partner shall be required to take or permit any action which (i) creates any risk of material adverse economic or tax consequences for such Partner (or the owners of such Partner), unless the requesting Partner agrees to reimburse each such Person that may be subject to such consequences for all adverse economic and tax consequences, or (ii) is contrary to law. Any Tax election to be made on behalf of the Partnership that would, or could reasonably be expected to, have a material adverse effect on the Limited Partner shall require the prior written Consent of the Limited Partner.
7.15    Subsidiary Net Cash Flow. The General Partner shall cause each subsidiary of the Partnership to distribute all Subsidiary Net Cash Flow of such subsidiary no less frequently than monthly.
ARTICLE 8
ADVISORY COMMITTEE
8.1    General. An advisory committee (the “Advisory Committee”) of the Partnership, which shall constitute a “committee of the limited partnership” for purposes of Section 17‑303(b)(7) of the Act, shall be created effective on the date hereof. The Advisory Committee shall initially be comprised of four persons, two of whom will be designated by BHMF GP (each, a “BHMF GP Representative”) and two of whom will be designated by PGGM PRE Fund (each, a “PGGM Representative”). The names and addresses of the initial BHMF GP Representatives and PGGM Representatives are set forth in Exhibit K. Each Partner designating representatives on the Advisory Committee shall also appoint up to two alternates (each, an “Alternate”) who shall serve in the absence of such Partner’s Representative(s). The names and addresses of the initial Alternates for BHMF GP and PGGM PRE Fund are set forth on Exhibit K. Approval of the Advisory Committee shall require the written approval of the two BHMF GP Representatives and any two of the PGGM Representatives and Alternates. A disapproval by a member of the Advisory Committee (which disapproval may be given by any BHMF GP Representative, any PGGM Representative or any Alternate in the absence of any BHMF GP Representative or any PGGM Representative) may be delivered in any written (including electronic) form. For any matter that is proposed by the General Partner for the approval or consent of the Advisory Committee in accordance with the terms specified in this Agreement, the representatives on the Advisory Committee affiliated with the General Partner shall be deemed automatically to have approved such matter. The names and addresses of the initial BHMF GP Representatives, PGGM Representatives and Alternates are set forth in Exhibit K. Any Representative or Alternate appointed by a Partner may be replaced at any time by such Partner. Any appointment or replacement of a Representative or an Alternate by the applicable Partner shall be effective upon written notice of such appointment or replacement given to the Partnership and the other Partner. All Representatives and Alternates shall serve for indefinite terms at the pleasure of the appointing Partner. The number of members of the Advisory Committee may be increased by unanimous Consent of its then‑existing members but at all times each of the Limited Partner and General Partner shall have the right to designate the same number of members on the Advisory Committee as the other Partner.
8.2    Functions of the Advisory Committee.
(a)    Consultation. Subject to Section 8.2(b), the General Partner, in its sole discretion, may consult with and advise the Advisory Committee with respect to Partnership matters, including, without limitation, strategy, valuation policy, audited financial statements and conflict of interest guidelines with respect to the General Partner and its Affiliates. The Advisory Committee may make recommendations to the General Partner regarding these items. The Advisory Committee shall not participate in the management or control of the business or affairs of the Partnership and shall have no right, power or authority to act for or on behalf of or otherwise to bind the Partnership (including, without limitation, its direct and indirect subsidiaries) or the General Partner. In addition to the other rights set forth in this Article 8, the Advisory Committee shall have the right to consider, if and when requested by the General Partner, and (if requested by the General Partner) approve, disapprove or waive, as appropriate, any matter that the General Partner shall request the Advisory Committee to consider and either approve, disapprove or waive. Any approval, disapproval or waiver given by the Advisory Committee on a matter presented to it by the General Partner pursuant to this Section 8.2(a) shall be binding upon the Partnership and each of the Partners.
(b)    Mandatory Advisory Committee Review and Approval. Notwithstanding anything to the contrary in this Agreement, the Advisory Committee shall review and Consent to or withhold its Consent for each of the following matters and each other matter requiring the Consent of the Advisory Committee pursuant to other provisions of this Agreement (and unless and until the Advisory Committee has granted its Consent to any such matter, the Partnership shall not take or implement, and the General Partner shall have no right, power or authority to act on behalf of the Partnership in respect of, such matters).
(i)    Approving any Investment Quick Scan Proposal, Investment Proposal, Initial Operating Plan, Subsequent Operating Plan, Divestment Proposal or Finance Proposal and any Material Change in such Proposals pursuant to Sections 7.2 and 7.3;
(ii)    Issuing any additional Interests in the Partnership or other equity securities or equity‑like Interests in the Partnership or its revenues or profits or admit any additional partners to the Partnership;
(iii)    Approving an independent registered public certified accounting firm (x) other than Deloitte & Touche LLC retained to prepare the audited financial statements for the Partnership pursuant to Section 13.3 and/or (y) other than Ernst & Young LLP to review or prepare Tax Returns pursuant to Section 13.5, or removing any such firm;
(iv)    Approving or removing any appraiser or real estate valuation firm for the Partnership other than the Altus Group Limited pursuant to Section 5.6(b);
(v)    Causing the Partnership to possess property, or to assign its rights in specific property, for any purpose other than a purpose of the Partnership set forth in Section 2.6 of this Agreement;
(vi)    Causing the Partnership to take any action that would constitute a deviation from the Valuation Policy, or the purposes of the Partnership set forth in Section 2.6 of this Agreement or the Investment Guidelines or the Leverage Parameters;
(vii)    Instituting or settling any legal proceedings in the name of or involving the Partnership and involving a claim between $50,000 and $500,000, or adjusting, settling or compromising any claim, obligation, debt, or demand by or against the Partnership between $50,000 and $500,000 or any legal proceedings by or against the Partnership involving a claim between $50,000 and $500,000, but specifically excluding (x) any tort or other liability (including for property damage) proceedings for which insurance coverage is available, and (y) the confession of any judgment against the Partnership or any property of the Partnership where the judgment is tendered for coverage under an insurance policy obtained by the Partnership, provided, however, that, with respect to any of the foregoing involving between $50,000 and $500,000, including, without limitation, the institution or defense of any legal proceeding on behalf of the Partnership or its property involving a claim between $50,000 and $500,000, the General Partner shall use commercially reasonable efforts to advise the Partners of all material developments and shall advise all Partners of the status of such matters upon the request of any Partner;
(viii)    Approving or disapproving the asset or assets to be acquired as a result of a transaction described in Section 2.6(b)(ii)(C);
(ix)    Entering into any agreement with any Affiliate of any Partner (including any Affiliate of BHMF REIT);
(x)    Making any loans of the Partnership’s funds or assets to any Person or causing the Partnership to guarantee the obligations of any Person;
(xi)    Except (y) as set forth in any Initial Operating Plan, Subsequent Operating Plan, Approved Business Plan or Approved Annual Budget or (z) without duplication of the foregoing clause (x), for reserves permitted and contemplated by the definition of “Net Cash Flow”, establishing reserves for the Partnership;
(xii)    Forming any Venture;
(xiii)    Approving annual budgets and business plans and amending, modifying or replacing the Approved Business Plan or the Approved Annual Budget as provided in Section 13.4;
(xiv)    Approving or disapproving on behalf of the Partnership, as a member of a Venture, any “Major Decision” (within the meaning of the applicable Venture Agreement) with respect to such Venture, its Subsidiary REIT or the applicable Project other than any Major Decision under the Behringer Harvard Waterford Place Venture Amended and Restated Limited Liability Company Agreement dated December ___, 2011 related solely to Argenta or West Village (as such terms are defined in such limited liability company agreement);
(xv)    Withholding or granting by the Partnership of any approval or consent with respect to any matter pursuant to the applicable Venture Agreement requiring the consent of Members (within the meaning of the Applicable Venture Agreement) or the consent or approval of the BH MP (within the meaning of the Applicable Venture Agreement);
(xvi)    Withholding or granting by the Partnership of its consent to a transfer pursuant to Section 8.1(a) of the Applicable Venture Agreement;

(xvii)    Approving or disapproving any transaction or conflict of interest requiring the consent of the Advisory Committee pursuant to Section 7.4(b) or (d) or fees or expense payable to BHMF GP, BHMF REIT or any of their respective Affiliates requiring the consent of the Advisory Committee pursuant to Section 5.3(c) or Section 5.6(c);
(xviii)    Approving or disapproving the conversion of any Existing Project into a New Project pursuant to Section 5.1(d)(i);
(xix)    Approving or disapproving a broker pursuant to Section 14.1(c) and 14.2(c); or
(xx)    Calculating the Existing Project Incentive Distributions and the New Project Incentive Distributions pursuant to Section 5.1(e)(i).
(c)    Notwithstanding the foregoing, BHMP GP and PGGM PRE Fund shall review and Consent to or withhold their Consent to each of the following matters (and unless and until BHMP GP and PGGM PRE Fund have granted their Consent to any such matter, the Partnership shall not take or implement, and the General Partner shall have no right, power or authority to act on behalf of the Partnership in respect of, such matters):
(i)    Taking any action that would subject any Limited Partner to liability for the obligations of the Partnership in any jurisdiction;
(ii)    Causing the Partnership to take any action pursuant to Section 8.2 of any Venture Agreement or Section 13.1 of any New Venture Agreement;
(iii)    Causing the Partnership to take a Bankruptcy action, or to admit in writing its inability to pay its debts as they mature, or to otherwise invoke general laws for the protection of debtors;
(iv)    Instituting or settling any legal proceedings in the name of or involving the Partnership and involving a claim of $500,000 or more, or adjusting, settling or compromising any claim, obligation, debt, or demand by or against the Partnership of $500,000 or more or any legal proceedings by or against the Partnership involving a claim of $500,000 or more, but specifically excluding (x) any tort or other liability (including for property damage) proceedings for which insurance coverage is available, and (y) the confession of any judgment against the Partnership or any property of the Partnership where the judgment is tendered for coverage under an insurance policy obtained by the Partnership, provided, however, that, with respect to any of the foregoing involving more than $500,000 or more, including, without limitation, the institution or defense of any legal proceeding on behalf of the Partnership or its property involving a claim of $500,000 or more, the General Partner shall use commercially reasonable efforts to advise the Partners of all material developments and shall advise all Partners of the status of such matters upon the request of any Partner; or

(v)    Making any material elections for income tax purposes.
(d)    In connection with any matter subject to the approval of the Advisory Committee, the PGGM Representatives, the Consent of the Partners, the Consent of BHMP GP or the Consent of PGGM PRE Fund, the General Partner shall provide the members of the Advisory Committee or each such Person, as applicable with such information as they may reasonably request and shall be reasonably available to the General Partner for such members to make a prudent judgment whether to approve or disapprove the proposed matter. The General Partner shall give the members of the Advisory Committee or PGGM PRE Fund (as applicable) not less than ten (10) Business Days’ (or, with respect to any matter described in Section 8.2(c)(iv) or 8.2(c)(v), not less than fifteen (15) Business Days’) advance written notice of, and request their Consent to, each such matter proposed. Should a member of the Advisory Committee or PGGM PRE Fund (as applicable) fail to respond to a Consent request with respect to such proposed matter within ten (10) Business Days, or with respect to any proposed matter described in Section 8.2(c)(iv) or 8.2(c)(v), fifteen (15) Business Days (or, in each case, such longer period specified by the General Partner in its discretion) from when such notice is given (and request made), such member or PGGM PRE Fund (as applicable) shall conclusively be deemed to have granted its Consent to such proposed matter and shall waive any right to withdraw such Consent or otherwise object to such proposed matter, provided that the notice must indicate that a member of the Advisory Committee or the Limited Partner (as applicable) will conclusively be deemed to have granted its Consent if he or it fails to respond within such time period; provided, however, for each of the matters set forth in the following sections, in the event of the failure of a member of the Advisory Committee or PGGM PRE Fund to respond, such member or PGGM PRE Fund shall conclusively be deemed to have withheld its Consent to such proposed matter: Sections 8.2(b)(i), (ii), (v), (vi), (viii), (xvi) and (xviii) and Sections 8.2(c)(i), (ii) and (iii).
8.3    Meetings; Operation of the Advisory Committee.
(a)    The Advisory Committee shall hold an annual meeting within a reasonable period of time after the close of each fiscal year of the Partnership, the exact date of which and the time and place of which shall be determined by the General Partner, but shall not, without the Consent of the Advisory Committee, be later than five (5) months after the close of the Partnership’s fiscal year. Items to be discussed during the annual meeting shall include, without limitation, Partnership investment strategies, major capital transactions with respect to the Projects and Project operations. In addition to the annual meeting of the Advisory Committee, the General Partner may call a meeting of the Advisory Committee from time to time in its sole discretion, and shall call a meeting of the Advisory Committee if so requested by a member of the Advisory Committee, at the principal place of business of the General Partner on such date as the General Partner together with the members of the Advisory Committee may mutually agree on, such agreement not to be unreasonably withheld. In the event of any change in the date, time or place of such meeting, the General Partner shall promptly give reasonable notice to the members of the Advisory Committee. Unless otherwise agreed by the General Partner and the members of the Advisory Committee, all meetings of the Advisory Committee shall be held in the United States.

(b)    A quorum for the transaction of any business of the Advisory Committee shall require that each member of the Advisory Committee be represented at the meeting, and only the approval or Consent on behalf of all members of the Advisory Committee shall constitute the act of the Advisory Committee. Any action required or permitted to be taken at any meeting of the Advisory Committee may be taken without a meeting if all of the members of the Advisory Committee grant their Consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Advisory Committee. Members of the Advisory Committee may participate in a meeting of the Advisory Committee by means of telephone conference or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.
8.4    Expenses. Members of the Advisory Committee will be reimbursed by the Partnership for reasonable travel expenses incurred in connection with attending meetings of the Advisory Committee.
8.5    Reports. The General Partner shall use commercially reasonable efforts to provide the members of the Advisory Committee with written notice of all matters to be discussed at each meeting of the Advisory Committee at least ten (10) Business Days prior to such meeting. The General Partner shall furnish to the Advisory Committee in the Partnership’s annual report prepared pursuant to Section 13.3 for a fiscal year a summary of all material transactions during such year between the Partnership, on one hand, and the General Partner or any of its Affiliates, on the other hand, and all fees paid in connection therewith. In addition, the General Partner shall furnish to the Advisory Committee any other information reasonably requested by a member of the Advisory Committee and reasonably available to the General Partner to enable the Advisory Committee to be fully informed about the investments, business and affairs of the Partnership.
8.6    No Liability. To the maximum extent permitted by law, the Advisory Committee and, the BHMF GP Representatives, PGGM Representatives and Alternates shall not owe any fiduciary duties to any Partner, the Partnership or any of their respective Affiliates in respect of the activities of the Advisory Committee. The participation by any representative of the Limited Partner as a member of the Advisory Committee in the activities of the Advisory Committee shall not be construed to constitute participation by the Limited Partner in the control of the business of the Partnership so as to make the Limited Partner liable for the debts and obligations of the Partnership. The Limited Partner shall not be deemed to be an Affiliate of the Partnership or the General Partner by reason of such membership. To the maximum extent permitted under the Act in effect from time to time, no member of the Advisory Committee shall be liable in such capacity to the Partnership or to any Partner for money damages for any reason.
8.7    Dispute Resolution Procedure. Subject to Section 7.3(b) of this Agreement, Section 6.2 of the applicable Venture Agreement and Sections 6.10(b) and 12.7 of the applicable New Venture Agreement, any Dispute between the Partners or members of the Advisory Committee pursuant to this Agreement shall be submitted for resolution in accordance with the procedures set forth in Sections 8.7(a) and (b).
(a)    Negotiation. Prior to the initiation of any other procedure with respect to any Dispute, the members of the Advisory Committee will attempt in good faith to resolve any

Dispute through negotiation. In the event that the members of the Advisory Committee are unable to resolve a Dispute in an amount of time that a member deems reasonable under the circumstances, then such member may, by written notice (a “Dispute Notice”) to the other member(s), require that such Dispute be referred to executives of the Partners (the “Senior Executives”) who are at a more senior level than the members of the Advisory Committee and who shall have authority to resolve or settle the Dispute on behalf of the respective Partners whom they represent. The Senior Executives shall, within ten days following receipt of the Dispute Notice (unless such time is extended by agreement of the parties), arrange for a meeting between themselves and any Persons whom either of the Senior Executive deems appropriate. Such meeting may be by telephonic communication, provided the parties can clearly hear each other. In the event that the Senior Executives are unable to resolve the Dispute during such meeting or, if mutually agreed by the Senior Executives, any succeeding meeting(s), either Partner may seek arbitration in accordance with Section 8.7(b). Any negotiation pursuant to this Section 8.7(a) must be concluded within 30 days following delivery of the Dispute Notice, unless the parties otherwise agree in a signed writing.
(b)    Arbitration. If the Dispute has not been resolved by the Senior Executives through negotiations pursuant to Section 8.7(a), it shall be shall be submitted to arbitration (the “Arbitration”) before a former member of the Chancery Court of the State of Delaware (the “Court”) selected in good faith by the Partners (the “Arbitrator”) or, if no such member of the Court is willing to serve in such capacity or is then available to conduct the proceedings on the schedule contemplated hereby, by an arbitrator who has been admitted to practice in the Supreme Court of the State of Delaware, is a member in good standing of the Delaware Bar, and has been selected in good faith by the Partners. The Partners agree that this Section 8.7(b) shall apply to such proceeding to the maximum extent possible, with all references to 10 Del. C. § 349 and the Rules thereunder being deemed to refer to such statute and Rules of the Court of Chancery (the “Chancery Rules”) as in effect on the date hereof, except to the extent that such rules require (or are interpreted to require) public disclosure of any aspect of the Arbitration proceedings. The Partners agree to take all steps necessary or advisable in good faith in order to properly commence the Arbitration before the Arbitrators in accordance with this Section 8.7(b), and each Partner agrees that it shall raise no objection to the submission of the Dispute to Arbitration in accordance with this Section 8.7(b) and further irrevocably waives, to the fullest extent permitted by law, any objection it may have or hereafter have to the submission of the Dispute to Arbitration or any right to lay claim to jurisdiction in any venue. Each Partner waives any and all rights to have the Dispute decided by a jury. The Arbitration shall be conducted in accordance with the Chancery Rules pertaining to arbitration, except that the Partners agree that Rule 97(f) of the Chancery Rules shall not be argued or construed to abridge the right of any Partner to take discovery pursuant to Rules 26 through 37, which are incorporated into the Arbitration proceedings by Rule 96(c) as currently in effect, the Partners also hereby opt to have the Arbitration governed by existing Rules 15, 41 and 45, and agree that the Arbitrator shall have the power to request the assistance of courts through the process of granting a commission or commissions for discovery; provided that the Partners shall use their best efforts to cause third party discovery to proceed confidentially, and further provided that the Partners may agree to amend, modify or alter such rules, and/or adopt new rules, with the consent of the Arbitrator. Any such amendments shall be in writing and signed by an authorized representative of each Partner. The Arbitration shall take place in Wilmington, Delaware or such other location as the Partners and the Arbitrator may agree. Any issue concerning whether, or the extent to which, any Dispute is subject to Arbitration shall be decided exclusively by the Arbitrator. The arbitral award (the “Award”) shall (i) be rendered within 90 days after the request for Arbitration is submitted to the Arbitrator, (ii) be delivered in writing or orally, (iii) state the reasons for the Award, and (iv) be the sole and exclusive final and binding remedy with respect to the Dispute between and among the Partners. Judgment on the Award may be entered by the Arbitrator on the docket of the Court upon application of any Partner, and such judgment may be entered subsequently upon the docket of any other court. The Partners waive any right to refer any question and any right of appeal to any court except that the Partners do not waive the right to enforce an order of the Arbitrator pursuant to 10 Del. C. §349(c). The Award shall be deemed an award of the United States, the relationship between the Partners shall be deemed commercial in nature, and any Dispute arbitrated pursuant to this Section 8.7(b) shall be deemed commercial. The Arbitrator shall have the authority to grant any equitable or legal remedies, excluding punitive or exemplary damages, that would be available in any judicial proceeding intended to resolve a Dispute, including, without limitation, entering injunctive relief pending the final decision or the rendering of the Award. The Partners hereto agree that, except as may be required by law, the Arbitration, and all matters relating thereto or arising thereunder, including, without limitation, the existence of the Dispute, the proceeding and all of its elements (including any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, any third party discovery proceedings, including any discovery obtained pursuant thereto, and any decision of the Arbitrator or Award), shall be kept strictly confidential, and each Partner hereby agrees that such information shall not be disclosed beyond: (i) the Arbitrator; (ii) the participants in the Arbitration; (iii) those assisting the Partners in the preparation or presentation of the Arbitration; (iv) other employees or agents of the Partners with a need to know such information; and (v) any third parties that are subpoenaed or otherwise provide discovery in the Arbitration proceedings, only to the extent necessary to obtain such discovery. In all events, the Partners and any third parties participating in the Arbitration proceedings shall treat information pertaining to the Arbitration with the same care that they treat their most valuable proprietary secrets. Each Partner shall bear its own legal fees and costs in connection with the Arbitration; provided, however, that each Partner shall pay one‑half of any filing fees, fees and expenses of the Arbitrator or other similar costs incurred by the Partners in connection with the prosecution of the Arbitration. The Partners acknowledge that the Arbitrator may impose rules different from, or in addition to, those set forth in this Section 8.7(b), and nothing in this Section 8.7(b) shall be construed to limit or restrict the Arbitrator from imposing any such rules; provided, however, that the Arbitrator shall not have authority to vary the Partners’ agreed upon rules set forth in this Section 8.7(b) above, absent the consent of the Partners. Notwithstanding the foregoing, each Partner shall use its best efforts to cause the Arbitration to be conducted in accordance with the procedures set forth in the foregoing provisions of this Section 8.7(b), and hereby further waives the right to object to the conduct of the Arbitration in accordance therewith. Notwithstanding any provisions of this Agreement, the Chancery Rules, or any statute protecting the confidentiality of the Arbitration and proceedings taken in connection therewith, in the event that the prevailing respondent in the Arbitration (the “Respondent”) is required to defend himself, herself or itself in response to later proceedings instituted by the unsuccessful petitioner in the Arbitration (the “Petitioner”) in any court, relating to matters decided in the Arbitration, the Respondent shall be relieved of any obligation to hold confidential the Arbitration and its proceedings in order to submit, confidentially if and to the extent possible, sufficient information to such court to allow it to determine whether the doctrines of res judicata, collateral estoppel, bar by judgment, or other, similar doctrines apply to such subsequent proceedings. Notwithstanding anything to the contrary set forth in this Section 8.7(b), if any provision hereof requiring that the proceedings relating to the Arbitration be kept confidential, or requiring the Partners or any party to such proceedings or any matter arising therein to maintain the confidentiality thereof, is found to be invalid or unlawful, such provision shall be excluded from this Section 8.7(b) and the remaining provisions hereof shall be enforced to the fullest extent permitted by law.
ARTICLE 9
LIMITATIONS ON LIABILITY AND INDEMNIFICATION
9.1    Limitation of Liability. To the maximum extent permitted under the Act in effect from time to time, (a) neither the General Partner nor any other Indemnified Person shall be liable to the Partnership or to any Partner for (i) any act or omission performed or failed to be performed by it, or for any losses, claims, costs, damages or liabilities arising from any such act or omission, except to the extent any such loss, claim, cost, damage or liability results from an act or omission of an Indemnified Person that constitutes a Cause Event under clause (i), (ii), (iii) or (iv) of the definition thereof, (ii) any tax liability imposed on the Partnership or (iii) any losses due to the negligence (gross or ordinary), dishonesty or bad faith of any agents of the Partnership, as long as such persons are selected with reasonable care, and (b) no member of the Advisory Committee or Alternate shall be liable to the Partnership or to any Partner for money damages for any reason. Without limiting the generality of the foregoing, each Indemnified Person shall, in the performance of his, her or its duties, be fully protected in relying in good faith upon the records of the Partnership and upon information, opinions, reports or statements presented to such Indemnified Person by the General Partner or by any other Person as to matters such Indemnified Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Partnership. Any repeal or modification of this Section 9.1 shall not adversely affect any right or protection of a Person existing at the time of such repeal or modification.
9.2    Indemnification.
(a)    Advancement of Expenses. In the event that the General Partner, any member of the Advisory Committee or Alternate (or the Limited Partner as a result of any member of the Advisory Committee being a director, officer, shareholder, partner, member, employee, trustee, representative or agent of the Limited Partner), any of their respective Affiliates or any directors, officers, shareholders, partners, members, employees, trustees, representatives or agents of any of them (each, an “Indemnified Person” and collectively, the “Indemnified Persons”) becomes involved in any capacity in any third‑party threatened, pending or completed action, proceeding or suit, whether civil, criminal, administrative or investigative, by reason of the fact that it, he or she was a manager, officer, employee, representative or agent of the Partnership, the General Partner, member of the Advisory Committee or Alternate or otherwise authorized to act hereunder or in connection herewith (including, without limitation, as the Limited Partner) or otherwise failed to act in connection with the business or affairs of the Partnership or one of its direct or indirect subsidiaries or otherwise is or was serving at the Partnership’s or one of the Partnership’s direct or indirect subsidiary’s request as a director, trustee, officer, partner, employee or agent of another Entity, the

Partnership will periodically reimburse such Indemnified Person for its reasonable legal and other expenses (including, without limitation, the costs of any investigation and preparation) incurred in connection with such involvement, provided that such Indemnified Person shall promptly repay to the Partnership the amount of any such reimbursed expenses paid to it if it is ultimately determined by a court having appropriate jurisdiction in a decision that is not subject to appeal, that such Indemnified Person is not entitled to be indemnified by the Partnership under this Section 9.2.
(b)    Indemnification. To the maximum extent permitted under the Act in effect from time to time, the Partnership shall indemnify defend, and hold harmless any Indemnified Person from and against any losses, claims, costs, damages or liabilities to which such Indemnified Person may become subject in connection with the business or affairs of the Partnership or one of its direct or indirect subsidiaries or serving at the Partnership’s or one of the Partnership’s direct or indirect subsidiary’s request as a director, trustee, officer, partner, employee or agent of another Entity, except to the extent any such loss, claim, cost, damage or liability results from an act or omission of an Indemnified Person that constitutes a Cause Event under clause (i), (ii), (iii) or (iv) of the definition thereof. If for any reason (other than the gross negligence, willful misconduct, fraud or a material breach of this Agreement of such Indemnified Person) the foregoing indemnification is unavailable to such Indemnified Person, or is insufficient to hold it harmless, then the Partnership shall contribute to the amount paid or payable to the Indemnified Person as a result of such loss, claim, cost, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Partnership on the one hand and such Indemnified Person on the other hand but also the relative fault of the Partnership and such Indemnified Person, as well as any relevant equitable considerations.
(c)    Successors. The reimbursement, indemnity and contribution obligations of the Partnership under this Section 9.2 shall be in addition to any liability which the Partnership may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Partnership, the General Partner, the members of the Advisory Committee and any other Indemnified Person. The foregoing provisions shall survive any termination of this Agreement and any amendment to such provisions shall not reduce the Partnership’s indemnity obligation, or any Indemnified Person’s right to indemnification, with respect to any act or omission occurring prior to the date of such amendment.
(d)    Exclusivity. The indemnification provided by this Section 9.2 shall not be deemed to be exclusive of any other rights to which the Indemnified Person may be entitled under any agreement or as a matter of law, or otherwise, both as to action in an Indemnified Person’s official capacity and to action in another capacity, and shall continue as to an Indemnified Person who has ceased to have an official capacity for acts or omissions during such official capacity or otherwise when acting at the request of the General Partner and shall inure to the benefit of the heirs, successors and administrators of such Indemnified Person.
(e)    Limitation. Notwithstanding any of the foregoing to the contrary, the provisions of this Section 9.2 shall not be construed as to provide for the indemnification of any Indemnified Person for any liability (including, without limitation, liability under U.S. federal securities laws which, under certain circumstances, impose liability on Persons that act in good faith), to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Section 9.2 to the fullest extent permitted by law.
(f)    Insurance. The General Partner shall have power to purchase and maintain insurance on behalf of the Indemnified Persons (excluding any Indemnified Person who is the General Partner, any of its Affiliates or any of their respective officers, directors, members, partners, shareholders or employees, but including any member of the Advisory Committee in such capacity or status) at the expense of the Partnership, against any liability asserted against or incurred by them in any such capacity or arising out of their status as such, whether or not the Partnership would have the power to indemnify the Indemnified Persons against such liability under the provisions of this Agreement.
(g)    Reliance. An Indemnified Person may rely upon and shall be protected in acting or refraining from action upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.
(h)    Consultation.    An Indemnified Person may consult with counsel, accountants and other experts reasonably selected by it, and any opinion of an independent counsel, accountant or expert retained with reasonable care shall be full and complete protection in respect of any action taken or suffered or omitted by the Indemnified Person hereunder in good faith and in accordance with such opinion.
ARTICLE 10
TRANSFER OF PARTNERS’ INTERESTS IN THE PARTNERSHIP
10.1    Transfers.
(a)    No Partner may Transfer all or any portion of its Interest or have any transferee admitted as a substituted Partner in respect of such Interest or any portion thereof without the prior written Consent of the other Partner, which Consent may be withheld in the sole discretion of the other Partner; provided that (i) the Limited Partner may Transfer all or any portion of its Interest to an Affiliate of the Limited Partner and such transferee may be admitted as a substituted Limited Partner without the Consent of the General Partner so long as (y) the transferee shall otherwise satisfy the requirements in Section 10.1(b) and (z) the General Partner has determined to its reasonable satisfaction that (1) the transferee has the financial capability to meet the Limited Partner’s Capital Commitments (or PGGM PRE Fund has provided a guaranty in a form reasonably acceptable to the General Partner of such obligations) and (2) the transferee is not engaged in a business with the same investment strategy in the United States as the Partnership, and (ii) the General Partner may Transfer all or any portion of its Interest to any direct or indirect wholly‑owned subsidiary of the General Partner or BHMF REIT and such transferee may be admitted as a substituted General Partner without the Consent of the General Partner but shall otherwise satisfy the requirements in Section 10.1(b). In the event a Partner desires to secure permission to Transfer its Interest or any portion thereof, it shall notify the other Partner in the manner described in Section 15.1 hereof and shall deliver such information to the other Partner as it may request, including, if requested, evidence reasonably satisfactory to the other Partner with respect to (i) compliance with the applicable federal and state securities laws and (ii) any other appropriate laws or regulations. No Transfer may be made if it would violate applicable federal or state securities laws or other laws or regulations. For the avoidance of doubt, the General Partner’s determination pursuant to Section 10.1(a)(i)(z)(2) above shall not be hindered solely by reason of such transferee’s being a passive investor in a pooled investment fund that is engaged in the same investment strategy in the United States as the Partnership.
(b)    In the event any Partner desires to Transfer all or any portion of its Interest in the Partnership (and the other Partner Consents thereto) the Transferring Partner shall arrange for its transferee to be bound by the provisions of this Agreement by having such transferee execute such documents as shall be reasonably required by the Partnership to make the transferee a party to this Agreement and by delivering the same together with such other information that may be reasonably requested by counsel to the Partnership. The transferee of all or any portion of the Interest of a Partner shall become a substituted Partner as to the Interest thus transferred upon the written Consent of the other Partner, which Consent may be granted or withheld in the sole and absolute discretion of the other Partner, except as otherwise provided in Section 10.1(a) when such Consent is not required. Any such substituted Partner shall succeed to all of the rights and assume all of the obligations of the Partner to the extent of the portion of the Interest in the Partnership which has been Transferred to such substituted Partner. A transferee of all of any portion of the Interest of a Partner who is not a substituted Partner shall have the right to receive allocations of income, gain, loss and deduction and distributions of Net Cash Flow and other distributions pursuant to this Agreement, but shall have no other rights hereunder, and neither the transferor nor the transferee shall have the right to vote with respect to any Interest so Transferred. The effective date of any transfer under this Section 10.1 shall be the date on which the transferee executes and delivers to the other Partner the documents required by the other Partner to make such transferee a party to this Agreement and the other Partner signifies assent thereto.
(c)    Anything contained in Sections 10.1(a) and (b) to the contrary notwithstanding, no Transfer of an Interest shall be effective if it would result in the Partnership being classified as an association (or publicly traded partnership) taxable as a corporation for Federal and/or state income tax purposes, and any Transfer of an Interest shall be effected in such manner as may be necessary to maintain the classification of the Partnership as a partnership for Federal and state income tax purposes.
(d)    Notwithstanding anything to the contrary in this Agreement, no Interest in the Partnership, or any portion thereof, shall be issued in a transaction that is (or transactions that are) registered or required to be registered under the Securities Act of 1933, as amended, and any Transfer of an Interest or any portion thereof must be made in a transaction that is exempt from registration or qualification under the Securities Act of 1933, as amended, and applicable state securities law.
(e)    No admission (or purported admission) of a Partner and no Transfer (or purported Transfer) of all or part of a Partner’s Interest (or any interest or right or attribute therein) in the Partnership shall be effective, and no Person shall otherwise become a Partner, if the

Partnership would or may have more than 100 partners, treating as a partner for this purpose each Person indirectly owning an Interest (or any interest therein) in the Partnership through a partnership, a grantor trust or an S corporation.
10.2    Basis Election. In the event that a distribution of any of the Partnership’s property is made in the manner provided in Section 734 of the Code, or where a Transfer of an Interest in the Partnership permitted by this Agreement is made in the manner provided in Section 743 of the Code, then, upon the request of any Partner, the Partnership shall file an election under Section 754 of the Code, in accordance with procedures set forth in the applicable Treasury regulations. Each Partner shall provide the Partnership with all information necessary to give effect to any election under Section 754 of the Code.
10.3    Void Transfer. In no event shall any Interest, or any portion, thereof, be Transferred to a minor or an incompetent or in violation of any state or Federal law or in violation of this Article 10. Any such attempted Transfer shall be void and ineffectual and shall not bind the Partnership or any Partner.
10.4    PGGM Purchase Option.
(a)    As of the date (the “Purchase Option Trigger Date”) on which BHMF REIT has directly or indirectly (other than through BHMF GP) disposed of all or substantially all of its Interest in the Ventures or their underlying assets, PGGM PRE Fund or one of its Affiliates shall have the right (the “Purchase Option”) to acquire BHMF GP’s Interest (including BHMF GP’s Interest as the “General Partner”) in the Partnership for an amount equal to the net asset value (including all accrued but undistributed Incentive Distributions) of BHMF GP’s Interest in the Partnership. The “net asset value” (including all accrued but undistributed Incentive Distributions) of BHMF GP’s Interest in the Partnership shall be determined as follows:
(i)    At least twenty (20) Business Days prior to the occurrence of the Purchase Option Trigger Date, BHMF GP will notify PGGM PRE Fund of (x) the date on which the Purchase Option Trigger Date is anticipated to occur, and (y) BHMF GP’s determination of the “net asset value” (including all accrued but undistributed Incentive Distributions) of BHMF GP’s Interest in the Partnership as of the Purchase Option Trigger Date, and PGGM PRE Fund can exercise the Purchase Option and either accept or reject such determination by providing written notice thereof to BHMF GP at any time prior to the occurrence of the Purchase Option Trigger Date; it being acknowledged and agreed that if PGGM PRE Fund fails to provide such written notice to BHMF GP prior to the occurrence of the Purchase Option Trigger Date, PGGM PRE Fund shall be deemed to have declined to exercise the Purchase Option.
(ii)    If PGGM PRE Fund exercises the Purchase Option, but rejects BHMF GP’s determination of the “net asset value” (including all accrued but undistributed Incentive Distributions) of BHMF GP’s Interest in the Partnership as of the Purchase Option Trigger Date, then the determination of the “net asset value” (including all accrued but undistributed Incentive Distributions) of BHMF GP’s Interest in the Partnership shall be determined by “baseball style” arbitration in the manner set forth in Exhibit U attached hereto. In connection therewith, BHMF GP hereby agrees that the Purchase Option shall be extended until such time as the “net asset value” (including all accrued but undistributed Incentive Distributions) of BHMF GP’s Interest in the Partnership as of the Purchase Option Trigger Date has been determined in accordance with this Section 10.4(a)(ii).
(b)    If PGGM PRE Fund has exercised the Purchase Option, then within two (2) Business Days following the later to occur of (A) the Purchase Option Trigger Date, or (B) the final determination in accordance with Section 10.4(a)(ii) of the “net asset value” (including all accrued but undistributed Incentive Distributions) of BHMF GP’s Interest in the Partnership as of the Purchase Option Trigger Date: (x) PGGM PRE Fund shall pay to BHMF GP in cash an amount equal to the “net asset value” (including all accrued but undistributed Incentive Distributions) of BHMF GP’s Interest in the Partnership, and (y) BHMF GP shall execute and deliver to PGGM PRE Fund such documents and instruments as are reasonably necessary to Transfer BHMF GP’s Interest (including BHMF GP’s Interest as the “General Partner”) in the Partnership to PGGM PRE Fund, and thereafter BHMF GP shall have no further obligations of any nature under this Agreement or any Venture Agreement.
(c)    In the event PGGM PRE Fund declines (or is deemed to have declined) to exercise the Purchase Option in accordance with the terms and provisions hereof, then the Purchase Option shall terminate and BHMF GP shall (x) remain a Partner in the Partnership, and (y) continue to serve as the General Partner of the Partnership in accordance with the terms and provisions of this Agreement.
ARTICLE 11
DISSOLUTION OF PARTNERSHIP
11.1    Bankruptcy of Partner.
(a)    No Bankruptcy, insolvency, termination, dissolution, liquidation or other cessation of the Limited Partner will dissolve the Partnership or terminate the Partnership’s business, but the rights of the Limited Partner to receive Partnership distributions and allocations will, on the happening of such event, devolve upon the Limited Partner’s legal representative or successor in interest, as the case may be, subject to the terms and conditions of this Agreement, and the Partnership shall continue as a limited partnership.
(b)    The Bankruptcy, insolvency, termination, dissolution, liquidation or other cessation (each a “Bankruptcy Event”) of the General Partner, or the withdrawal of the General Partner, shall dissolve the Partnership, unless within 90 days after notice is given to the Limited Partner of the occurrence of such event, the Limited Partner elects to continue the business of the Partnership with a new General Partner designated by the Limited Partner. The General Partner suffering a Bankruptcy Event (or its legal representative), as the case may be, is hereby deemed to Consent to the continuation of the business of the Partnership in such event. In the event of such an election by the Limited Partner to continue the Partnership business, the new General Partner shall file an amendment to the Partnership’s Certificate removing the General Partner suffering the Bankruptcy Event as a general partner of the Partnership.

(c)    For purposes of this Agreement, the “Bankruptcy” of a Person shall be deemed to have occurred upon the happening of any of the following: (i) the filing of an application by such Person for, or a consent to, the appointment of a trustee of its assets, (ii) the filing by such Person of a voluntary petition for relief as a debtor under the United States Bankruptcy Code or the filing of a pleading in any court of record admitting in writing its inability to pay its debts as they come due, (iii) the making by such Person of a general assignment for the benefit of creditors or (iv) the expiration of 60 days following the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating such Person a bankrupt or appointing a trustee of its assets.
11.2    Other Events of Dissolution. The happening of any one of the following events shall work a dissolution of the Partnership:
(i)    The reduction to cash or cash equivalents of all Partnership assets;
(ii)    The agreement in writing to dissolution by the Partners;
(iii)    The termination of the term of the Partnership pursuant to Section 2.4 of this Agreement;
(iv)    At any time there are no limited partners of the Partnership, unless the Partnership is continued without dissolution in accordance with the Act and this Agreement; or
(v)    The entry of a decree of judicial dissolution of the Partnership under Section 17‑802 of the Act.
Each Partner waives the right to cause a dissolution of the Partnership in any other way. Dissolution of the Partnership shall be effective on the day on which the event occurs which gives rise to the dissolution, but the Partnership shall not terminate until the assets of the Partnership shall have been distributed as provided herein and a certificate of cancellation of the Certificate has been filed with the Secretary of State of the State of Delaware.
11.3    Distribution Upon Liquidation.
(a)    Upon dissolution of the Partnership, unless the business of the Partnership is continued as provided above, the General Partner (or, in the event that the dissolution is caused by a Bankruptcy Event with respect to the General Partner, such Person as the Limited Partner shall designate as liquidator of the Partnership (the “Liquidator”)) shall act as Liquidator. The Liquidator shall wind up the affairs of the Partnership, shall sell the remaining non‑cash assets of the Partnership and any resulting gain or loss from such sale (which has not been reflected in the Capital Accounts previously) shall be allocated among the Partners as provided in Section 4.1 and, after paying all debts and liabilities of the Partnership, including all costs of dissolution, shall distribute any remaining cash of the Partnership as follows:
(i)    The Liquidator may set up any reserve it deems reasonably necessary for any contingent liabilities or obligations of the Partnership arising out of or in connection with the Partnership. Such reserve may be paid over by the Liquidator to a bank or trust company to act as escrow agent. Any such escrow agent shall hold such reserves for payment of any of the aforementioned contingencies, and, at the expiration of such period as the Liquidator shall designate, distribute the balance thereafter remaining in the manner hereinafter provided; and
(ii)    Cash will be distributed among the Partners in accordance with Section 5.1.
(b)    The Partners shall continue to share income, loss and other tax items during the period of such Liquidation in the same proportions as before dissolution. Subject to Section 2.6(b), the Liquidator shall determine whether to sell any Partnership property, and, if so, whether at a public or private sale, for what price, and on what terms. If the Liquidator determines to sell or otherwise dispose of any Partnership property or any interest therein, the Liquidator shall not be required to do so promptly but shall do so in an orderly and commercially reasonable manner so as to avoid a distress sale.
(c)    The obligation of any Partner to any other Partner that shall have accrued and be unsatisfied as of the date of termination or dissolution of the Partnership shall survive such termination or dissolution.
(d)    The Limited Partner shall look solely to the assets of the Partnership for all distributions with respect to the Partnership, its Capital Account and its share of income, loss and other tax items, and shall have no recourse therefor (upon dissolution or otherwise) against the General Partner, the Liquidator or any of their Affiliates.
(e)    The Liquidator shall make all distributions to the Partners in cash and may not make a distribution in‑kind to the Partners.
11.4    Procedural and Other Matters.
(a)    Upon dissolution of the Partnership and until the filing of a certificate of cancellation, the Liquidator may, in the name of, and for and on behalf of, the Partnership, prosecute and defend suits, whether civil, criminal or administrative, gradually settle and close the business of the Partnership, dispose of and convey the property of the Partnership, discharge or make reasonable provision for the liabilities of the Partnership and distribute to the Partners any remaining assets of the Partnership, in accordance with this Article 11 and all without affecting the liability of Limited Partner, the General Partner or members of the Advisory Committee and without imposing liability on the Liquidator.
(b)    The Certificate may be canceled upon the dissolution and the completion of winding‑up of the Partnership by any Person authorized to cause such cancellation in connection with such dissolution and winding‑up.

ARTICLE 12
REPRESENTATIONS, WARRANTIES AND COVENANTS
12.1    Representations, Warranties and Covenants of the General Partner and Partnership. The General Partner and the Partnership represent, warrant and covenant to the Limited Partner as follows:
(a)    The Partnership will not pledge, hypothecate or otherwise encumber the Capital Commitment of the Limited Partner to obtain any financing for the Partnership, any Venture or any Subsidiary REIT.
(b)    Based upon, and subject to the accuracy of the Limited Partner’s representation and warranty in Section 12.3(f), no Subsidiary REIT will be a “pension‑held REIT” within the meaning of Section 856(h)(3)(D) of the Code.
(c)    The Partnership will not incur, and will not permit any Venture to incur, indebtedness that would be treated as “acquisition indebtedness” within the meaning of Section 514 of the Code; provided that, this Section 12.1(c) shall not prevent the Partnership, any Venture or any Subsidiary REIT from guaranteeing any indebtedness.
(d)    The Partnership and each Venture will be treated as a partnership for federal income tax purposes that is not a “publicly traded partnership” within the meaning of Section 7704 of the Code.
(e)    The General Partner will use commercially reasonable efforts not to cause or permit the Partnership, any Venture or any Subsidiary REIT to take any action, conduct any activities or hold any assets that would cause the Limited Partner, solely as a result of its investment in the Partnership, to be subject to U.S. federal, state or local income taxes or would require the Limited Partner to file any U.S. federal, state or local Tax Return.
(f)    The General Partner will use commercially reasonable efforts not to take, and to prevent each Venture and Subsidiary REIT from taking, any action that would result in the Limited Partner being engaged in a U.S. trade or business as determined for U.S. federal income tax purposes.
(g)    The General Partner will use commercially reasonable efforts to prevent each Subsidiary REIT from engaging in any “prohibited transaction” within the meaning of Section 857(b)(6) of the Code.
(h)    The General Partner will use commercially reasonable efforts (i) to avoid having the Partnership realize any capital gains subject to Tax under FIRPTA and (ii) to prevent each Venture and Subsidiary REIT from realizing any capital gains subject to Tax under FIRPTA.
12.2    Representations and Warranties of the General Partner. The General Partner hereby represents, warrants and covenants to the Limited Partner as follows:

(a)    The General Partner is a limited liability company duly formed and validly existing under the laws of the State of Delaware with all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The General Partner has all requisite power and authority to enter into this Agreement and the other agreements contemplated to be entered into by it in connection herewith and to carry out the transactions contemplated hereby and thereby.
(b)    The execution and delivery of this Agreement and the other agreements to be entered into by it in connection herewith and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the General Partner. This Agreement and such other agreements have been executed and delivered by a duly authorized officer of the General Partner and constitute the valid and binding obligations of the General Partner, enforceable against the General Partner in accordance with the terms hereof and thereof, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditor’s rights and to general principles of equity.
(c)    The execution, delivery and performance by the General Partner of this Agreement and all other agreements contemplated hereby to which it is to be a party do not and will not (i) violate any decree or judgment of any court or governmental authority that may be applicable to the General Partner; (ii) violate any law (or regulation promulgated under any law); (iii) violate or conflict with, or result in a breach of, or constitute a default (or an event with or without notice or lapse of time or both would constitute a default) under any contract or agreement to which the General Partner is a party; or (iv) violate or conflict with any provision of the organizational documents of the General Partner.
(d)    No broker, finder, agent, or other third party intermediary has been engaged or employed in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby, and no such party has any claim for any commission, finder’s fee or similar amount payable as a result of any engagement of such party by the General Partner or its Affiliates.
(e)    The General Partner has acquired its Interest in the Partnership for investment purposes and has not acquired its Interest in the Partnership for the purpose of selling its Interest in the Partnership, or causing the Partnership (or any Venture or Subsidiary REIT) to sell its assets, to customers in the ordinary course of a trade or business.
(f)    (i) To the best of the General Partner’s knowledge, (A) all amounts contributed and to be contributed to the Partnership by the General Partner were not and will not be directly or indirectly derived from activities that contravene federal, state or international laws, regulations or executive or other orders, including, without limitation, anti‑money laundering laws, regulations or executive or other orders; and (B) none of (1) the General Partner, (2) any Affiliate of the General Partner, (3) any Person having a beneficial interest in the General Partner, or (4) any Person for whom the General Partner is acting as agent or nominee in connection with its investment in the Partnership is a Prohibited Partner; and (ii) the General Partner will provide (A) prompt notice to the Limited Partner if at any time any of the representations and warranties in the foregoing clause (i) are untrue at any time, and (B) any information reasonably requested by the Limited

Partner in connection with the same. The Limited Partner acknowledges and agrees that the Partnership or the Limited Partner may be required by applicable laws, regulations or executive or other orders, including the USA PATRIOT Act and regulations and executive orders administered by the U.S. Treasury Department’s Office of Foreign Assets Control, to take certain actions, including, without limitation, requiring a withdrawal of the General Partner, and “freezing the account” of the General Partner by, among other things, prohibiting further investments by the General Partner, prohibiting distributions to be made to the General Partner, and reporting any such actions and disclosing the General Partner’s identity to the U.S. Treasury Department’s Office of Foreign Assets Control, and otherwise to comply with applicable laws, regulations and executive or other orders related to the USA PATRIOT Act and other anti‑money laundering laws.
(g)    Reference is made to the Form 8‑K of BHMF REIT which was filed with the Securities and Exchange Commission on August 6, 2013 (“Form 8‑K”) and which describes the process and principal agreements pursuant to which BHMF REIT would become self‑managed (the “Self‑Management Transaction”). In connection therewith, the General Partner hereby represents and warrants to the Limited Partner that (i) the General Partner holds good and valid title to the General Partner Interest; (ii) the transfer of the General Partner Interest from BH Institutional to REIT TRS Holding, LLC and subsequent transfer of the General Partner Interest by REIT TRS Holding, LLC to BHMF GP were effected in a manner that maintained the classification of the Partnership as a partnership and not as an association taxable as a corporation for Federal income tax purposes; (iii) the Self‑Management Transaction did not amend the terms of any property management, advisory or other services that were provided to the Partnership, the General Partner, the Ventures or the Subsidiary REITS or the Projects, (the “Venture Parties”) prior to July 31, 2013 in a manner adverse to the Venture Parties; and (iv) BHMF REIT and its subsidiaries have entered into the employment agreements and other contractual arrangements as set forth in the Form 8‑K for the first part of the Self‑Management Transaction, and/or will enter into such agreements and arrangements, which it believes will provide sufficient personnel and experience as of the Self‑Management Closing (as defined in the Form 8‑K) to provide all such services to the Venture Parties in substantially the same manner as they were provided prior to July 31, 2013.
12.3    Representations, Warranties and Covenants of the Limited Partner. The Limited Partner hereby represents, warrants and covenants to the General Partner as follows:
(a)    The Depositary is a Dutch foundation and the Fund is a Dutch fund for the joint account of the participants (fonds voor gemene rekening), each of which is duly formed and validly existing under the laws of The Netherlands. The Limited Partner has all requisite power and authority to own its assets and to carry on its activities as now being conducted. The Limited Partner has all requisite power and authority to enter into this Agreement and the other agreements contemplated to be entered into by it in connection herewith and to carry out the transactions contemplated hereby and thereby.
(b)    The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Limited Partner. This Agreement has been duly executed and delivered on behalf of the Limited Partner and constitutes the valid and binding obligation of the Limited Partner, enforceable against the Limited Partner in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditor’s rights and to general principles of equity.
(c)    The execution, delivery and performance by the Limited Partner of this Agreement and all other agreements contemplated hereby to which it is to be a party do not and will not (i) violate any decree or judgment of any court of governmental authority to which it is to be a party that may be applicable to the Limited Partner; (ii) violate any law (or regulation promulgated under any law); (iii) violate or conflict with, or result in a breach of, or constitute a default (or an event with or without notice or lapse of time or both would constitute a default) under any contract or agreement to which the Limited Partner is a party; or (iv) violate or conflict with any provision of the organizational documents of the Limited Partner.
(d)    Neither the Limited Partner nor anyone acting on its behalf has engaged or employed any broker, finder, agent or other third party intermediary in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby, and no such party has any claim for any commission, finder’s fee or similar amount payable as a result of any employment or engagement of such party by the Limited Partner or anyone acting on its behalf.
(e)    The Limited Partner has acquired its Interest in the Partnership for investment purposes and has not acquired its Interest in the Partnership for the purpose of selling its Interest in the Partnership, or causing the Partnership to sell its assets, to customers in the ordinary course of a trade or business.
(f)    The Limited Partner will not be treated as, or otherwise be deemed to be, a qualified trust for purposes of Section 856(h)(3)(D) of the Code.
(g)    (i) To the best of the Limited Partner’s knowledge, (A) all amounts contributed and to be contributed to the Partnership by the Limited Partner were not and will not be directly or indirectly derived from activities that contravene federal, state or international laws, regulations or executive or other orders, including, without limitation, anti‑money laundering laws, regulations or executive or other orders; and (B) none of (1) the Limited Partner, (2) any Affiliate of the Limited Partner, (3) any Person having a beneficial interest in the Limited Partner, or (4) any Person for whom the Limited Partner is acting as agent or nominee in connection with its investment in the Partnership is a Prohibited Partner; and (ii) the Limited Partner will provide (A) prompt notice to the General Partner if at any time any of the representations and warranties in the foregoing clause (i) are untrue at any time, and (B) any information reasonably requested by the General Partner in connection with the same. The Limited Partner acknowledges and agrees that the Partnership or the General Partner may be required by applicable laws, regulations or executive or other orders, including the USA PATRIOT Act and regulations and executive orders administered by the U.S. Treasury Department’s Office of Foreign Assets Control, to take certain actions, including, without limitation, requiring a withdrawal of the Limited Partner, and “freezing the account” of the Limited Partner by, among other things, prohibiting further investments by the Limited Partner, prohibiting distributions to be made to the Limited Partner, and reporting any such actions and disclosing the Limited Partner’s identity to the U.S. Treasury Department’s Office of

Foreign Assets Control, and otherwise to comply with applicable laws, regulations and executive or other orders related to the USA PATRIOT Act and other anti‑money laundering laws.

ARTICLE 13
BOOKS AND RECORDS; REPORTS TO PARTNERS
13.1    Books. The General Partner shall maintain or cause to be maintained separate, full and accurate books and records of the Partnership and each Venture, and each Partner or any authorized representative of any Partner shall have the right to freely inspect, examine and copy the same and to meet with employees of the General Partner responsible for preparing the same at reasonable times during business hours and upon reasonable notice. In addition, the General Partner agrees to provide each Partner, its representatives and an independent accounting firm (if any) designated by such Partner, reasonable access to all such books and records, during which such Partner or such accounting firm may conduct an audit of the Partnership. The cost of any such audit shall be borne by the requesting Partner unless an error is discovered which has had the effect of reducing or increasing such Partner’s distributions from the Partnership by an amount equal to or greater than five percent, in which case the General Partner shall bear the cost of the audit. The General Partner will keep the financial, transactional (i.e., for acquisitions, financings and sales of Projects) and other relevant records of the Partnership and each Venture and Subsidiary REIT, as determined in the discretion of the General Partner, for seven (7) years from the date of the dissolution of the Partnership.
13.2    Quarterly Reports. Subject to the following sentence, the General Partner will prepare and provide to the Limited Partner a quarterly report within 45 days of the last day of each fiscal quarter of a fiscal year, in each case with respect to the Partnership and each Venture prepared in accordance with U.S. GAAP, consistently applied, including (i) a balance sheet, (ii) a profit and loss statement, (iii) a statement showing cash distributions for such fiscal quarter and for the year to date, (iv) a statement showing computation of related party fees, (v) distributions to the Partners and the members of each of the Ventures for such fiscal quarter and for the year to date, and (vi) a report briefly describing any significant variances from the applicable budget line item in a Venture’s Initial Operating Plan or Subsequent Operating Plan. In lieu of the financial statements with respect to each Venture described in clauses (i) through (v) of this Section 13.2, the General Partner may prepare and provide to the Limited Partner combined financial statements of the Ventures, prepared in accordance with U.S. GAAP, consistently applied, including (A) a combined balance sheet, (B) a combined profit and loss statement, (C) a combined statement showing cash distributions for such fiscal quarter and for the year to date, (D) a combined statement showing computation of related party fees and (E) distributions to the members of the Ventures for such fiscal quarter and for the year to date.
13.3    Annual Reports. The General Partner shall engage Deloitte & Touche LLP or such other nationally recognized independent registered public accounting firm selected by the General Partner and approved by the Advisory Committee to examine and audit the Partnership’s books and records. Subject to the following sentence, within 90 days after the end of each fiscal year, or as soon as practicable thereafter, the General Partner shall provide to the Limited Partner financial statements with respect to the Partnership and each of the Ventures, which shall include, the items set forth in clauses (i) through (iii) and (v) of Section 13.2 with respect to such fiscal year and which shall be prepared in accordance with U.S. GAAP, consistently applied, and shall be audited by the Partnership’s independent registered public accounting firm. Subject to the provisions of this Section 13.3 below, with respect to the Partnership audited financial statements, such financial statements may be prepared in accordance with the Fair Value Method of accounting, including a footnote showing the amounts and methodology of the Partnership’s fair value its assets and liabilities. In addition, the General Partner will provide the items set forth in clauses (iv) and (vi) of Section 13.2 and, if applicable, a reconciliation statement of the Partnership’s investments in Projects to the fair values of the individual Projects held by the Ventures. In lieu of the financial statements with respect to each Venture set forth in clauses (i) through (iii) and (v) of Section 13.2, the General Partner may provide to the Limited Partner combined financial statements of the Ventures, prepared in accordance with U.S. GAAP, consistently applied, and audited by the Partnership’s independent registered public accounting firm, which include the items set forth in clauses (A) through (C) and (E) of Section 13.2. The General Partner will review the Partnership’s tax accounting firm’s annual testing of each Subsidiary REIT’s compliance with the applicable rules for a real estate investment trust under the Code, and the results of such tests will be provided to the Limited Partner as requested. Commencing with the Partnership’s 2014 fiscal year, the Limited Partner shall have the right to require that the Partnership’s audited financial statements delivered by the General Partner pursuant to this Section 13.3 be prepared in accordance with the Fair Value Method of Accounting, consistently applied.
13.4    Partnership Budget and Business Plan.
(a)    Annual Budget. By no later than December 1 of each calendar year commencing in calendar year 2014, the General Partner shall submit to the Advisory Committee an annual operating budget for the Partnership for the next succeeding calendar year presented on a monthly basis consistent, including cash flow projections and expenses of the Partnership for the upcoming year, which budget shall not take effect until approved by the Advisory Committee (after such approval has been given in writing, such approved budget shall be referred to herein as the “Approved Annual Budget”). Until such time that Advisory Committee approves a proposed annual operating budget for each calendar year commencing in calendar year 2014, the most recent Approved Annual Budget shall apply; provided, that such Approved Annual Budget shall be adjusted to reflect actual increases in taxes, insurance premiums and utilities expenses. The General Partner and the Advisory Committee shall work in good faith to agree on an “Approved Annual Budget” for calendar year 2014 on or prior to December 31, 2013. The proposed form of Approved Annual Budget for calendar year 2014 is attached hereto as Exhibit Y.
(b)    Business Plan. By no later than December 1 of each calendar year commencing in calendar year 2014, the General Partner shall submit to the Advisory Committee any proposed changes to the business plan for the Partnership for the next succeeding calendar year, which proposed changes shall not take effect until approved by the Advisory Committee (after such approval has been given in writing, the then current Approved Business Plan, together with such approved changes, shall be referred to herein as the “Approved Business Plan”). Until such time that the Advisory Committee approves any proposed changes to the then current Approved Business Plan for any calendar year commencing in calendar year 2014, the then current Approved Business

Plan shall apply. The General Partner and the Advisory Committee shall work in good faith to agree on an “Approved Business Plan” for calendar year 2014 on or prior to December 31, 2013. The form of Approved Business Plan as in effect on the date of this Agreement is attached hereto as Exhibit Z.
13.5    Accountants; Tax Returns. The General Partner shall engage Ernst & Young LLP or such other nationally recognized independent registered public accounting firm selected by the General Partner and approved by the Advisory Committee to review, or to sign as preparer, all U.S. federal, state and local Tax Returns that the Partnership is required to file. The General Partner will furnish to each Partner within 120 days after the end of each fiscal year, or as soon thereafter as is practicable, a Schedule K‑1 or such other statement as is required by the Internal Revenue Service that sets forth such Partner’s share of the income, gain, loss, deduction and other relevant fiscal items of the Partnership for such fiscal year. Each Partner shall be entitled to receive, upon request, copies of all U.S. federal, state and local income Tax Returns and information returns, if any, that the Partnership is required to file.
13.6    Control Statement. Within 60 days after the end of each fiscal year, or as soon thereafter as practicable, the Partnership shall provide to the Limited Partner a Control Statement executed by the Chief Executive Officer or Chief Financial Officer of the General Partner (or the general partner thereof) on behalf of the Partnership.
13.7    Additional Information. The General Partner shall also prepare (or cause to be prepared) and deliver to the Limited Partner to the extent not otherwise provided to the Limited Partner pursuant to this Article 13, (x) the information described in Exhibit HH hereto within the time periods described therein, and (y) such additional information and reports as the Limited Partner may reasonably request from time to time, provided that the third‑party cost and expense of the additional information and reports requested by the Limited Partner pursuant to this clause (y) shall be allocated to the Partners in accordance with their respect Percentage Interests. Without limiting the reporting obligations of the General Partner pursuant to this Article 13, the General Partner shall, at such times and with such frequency as may be reasonably requested by the Limited Partner, discuss and review Project operations with the Limited Partner’s real estate department.
13.8    Accounting and Fiscal Year. The Partnership books and records shall be kept on the accrual basis. The fiscal year of the Partnership shall end on December 31.

ARTICLE 14
PORTFOLIO AND PROJECT SALE RIGHTS; SPECIAL SITUATION; FIRPTA EVENT BUY / SELL

14.1    Portfolio Sale Right.
(a)    Upon the occurrence of the Expiration Date (the occurrence of the Expiration Date is referred to herein as the “Termination Event”), BHMF GP will be permitted for a period of ninety (90) days to make an offer to the Limited Partner to purchase either (x) the Limited Partner’s Interest in the Partnership (the “Portfolio Offer”), and/or (y) the Partnership’s interest in one or more Ventures (the “Individual Venture Offer”). In connection with any Portfolio Offer and/or Individual Venture Offer submitted by BHMF GP to the Limited Partner in accordance with this Section 14.1(a), BHMF GP shall set forth the purchase price and other terms and conditions and include with such offer evidence satisfactory to the Limited Partner that BHMF GP has (or has available to it through BHMF REIT or otherwise) funds in an amount sufficient to purchase the interests to which such Portfolio Offer and/or Individual Venture Offer relates. In no event shall the Limited Partner be obliged to accept any Portfolio Offer or Individual Venture Offer.
(b)    If no Portfolio Offer or Individual Venture Offer is made by BHMF GP or no agreement can be reached between BHMF GP and the Limited Partner on a sale of the Limited Partner’s Interest in the Partnership or the Partnership’s interest in any Venture to BHMF GP within sixty (60) days after BHMF GP’s submission of a Portfolio Offer or Individual Venture Offer, respectively, the Partners shall make every reasonable effort to effect a sale of the entire portfolio of Projects within one (1) year after the occurrence of the Termination Event (such period, the “Sale Period”); provided, however, if market circumstances are then unfavorable with respect to the sale of the entire portfolio of Projects, the Limited Partner may (subject to obtaining all required approvals from lenders holding indebtedness secured by the Projects) elect upon written notice to BHMF GP to extend the Sale Period by one (1) year increments up to the third anniversary of the occurrence of the Termination Event. Upon any extension of the Sale Period in accordance with this Section 14.1(b), (x) BHMF GP shall have the right for a period of ninety (90) days after such extension (subject to the terms and provisions of this paragraph) to make a new Portfolio Offer and/or a new Individual Venture Offer as provided in Section 14.1(a), and (y) if no Portfolio Offer or Individual Venture Offer is made by BHMF GP or no agreement can be reached between BHMF GP and the Limited Partner on a sale of PGGM PRE Fund’s Interest in the Partnership or the Partnership’s interest in any Venture to BHMF GP, BHMF GP and the Limited Partner will re‑commence the marketing effort for the sale of the entire portfolio of the Projects in accordance with this Section 14.1(b) effective as of the first day of such extended Sale Period. Any such new Portfolio Offer or new Individual Venture Offer shall supersede any prior Portfolio Offer or Individual Venture Offer, respectively, made by BHMF GP pursuant to the terms of this Section 14.1.
(c)    Upon the commencement of the Sale Period (or any extension thereof), BHMF GP shall choose (subject to the approval of the Advisory Committee (which approval shall not be unreasonably withheld)) a broker with a national reputation for the sale of portfolios similar to the portfolio of Projects for the Partnership to engage for the marketing and sale of the entire portfolio of Projects. Such broker shall be directed to undertake customary marketing efforts and solicit bids for the purchase of the entire portfolio of the Projects on an all‑cash, as‑is basis and, subject to Sections 2.6(b) and 14.1(a), such other terms as are customary for the sale of real estate assets comparable to the Project(s) as the Partners may reasonably determine; provided, however, in addition to marketing the sale of the Projects as a portfolio, such broker shall also be directed to market the sale of each Project with respect to which BHMF GP has provided an Individual Venture Offer on an individual basis. The Limited Partner and BHMF GP shall jointly lead, approve and cooperate in the sale and marketing effort for the sale of the Projects and each Partner shall give all assistance and information reasonably required to enable the broker approved by the Partners to successfully market and sell the Projects within the Sale Period.

(d)    Subject to Section 14.1(e), with respect to any Projects for which a Portfolio Offer or Individual Venture Offer has not then been accepted by the Limited Partner, at least three calendar (3) months prior to the expiration of the Sale Period (as extended pursuant to the terms hereof), BHMF GP and the Limited Partner shall select the bidder with the highest bid and the most favorable other terms for such Projects and BHMF GP and the Limited Partner each hereby agree (and BHMF GP and the Limited Partner each hereby agree to cause the Partnership and each applicable Venture and Subsidiary REIT) to proceed to closing the sale of such Projects to such bidder on such terms; provided, however, if at the conclusion of the Sale Period the Partnership has not received a bid for the Projects as a portfolio, or for individual Projects, as the case may be, with a proposed purchase price equal to or greater than the most recent net asset value for such Projects as reported by the General Partner (the “Applicable Portfolio Sale Projects NAV”), then the Limited Partner may, in its sole discretion, within ten (10) Business Days of the receipt of final bids request the General Partner to, and the General Partner shall, withdraw any such Projects from the marketing process and defer the Sale Period for a period, as requested by the Limited Partner, of up to one (1) year from the end of the current Sale Period. The Limited Partner may elect to withdraw Projects from the sales process in accordance with the preceding sentence only once.
(e)    Notwithstanding anything to the contrary herein, if the proposed purchase price that is the highest bid for the applicable Projects being marketed under this Section 14.1 is equal to or greater than the Applicable Portfolio Sale Projects NAV, BHMF GP may elect, at all times until 5:00 pm (Central Time) on the date which is ten (10) Business Days after the selection of the highest bid as provided in Section 14.1(d), to purchase such portfolio of Projects, or individual Projects, as the case may be, for a purchase price equal to the highest bid price as selected in the marketing process under Section 14.1(d). If BHMF GP exercises this right to purchase with respect to such portfolio of Projects or individual Projects, then BHMF GP shall be solely responsible for the payment of any out‑of‑pocket costs, expenses, breakage costs and/or reimbursements payable by the Partnership, any Venture or Subsidiary REIT to any third‑party bidders pursuant to arrangements with any such bidders, including such amounts payable to the third‑party bidder with the highest bid for such portfolio of Projects or individual Projects, as a result of the termination of the purchase and sale contract on account of BHMF GP’S exercise of its right to purchase pursuant to this Section 14.1(e).
(f)    If the highest bid for the applicable Projects is less than the Applicable Portfolio Sale Projects NAV (and the Limited Partner has not exercised its one‑time right, or has previously exercised such right, to withdraw Projects from the sales process as set forth in Section 14.1(d)), then BHMF GP may, within ten (10) Business Days after the selection of such highest bid, elect either:
(A)    to purchase such applicable Projects for a purchase price equal to the Applicable Portfolio Sale Projects NAV; or
(B)    to invoke a buy / sell process for such applicable Projects on the same terms as the FIRPTA Event Buy/Sell Procedures set forth on Exhibit G to the New Venture Agreements (irrespective of whether a FIRPTA Event has occurred) as the “Offeror” by providing an “Offering Notice” with an “Offer Price” (as each such term is defined on Exhibit G to the New Venture Agreements).
(g)    If BHMF GP does not timely exercise either of the alternatives set forth in clauses (A) and (B) above of Section 14.1(f), then the Limited Partner shall, within fifteen (15) Business Days after the selection of the highest bid price, elect either to (x) purchase the applicable Projects at a purchase price equal to the highest bid price or (y) request the General Partner to cause (and the General Partner shall cause) the Partnership to sell the applicable Projects to the bidder with the highest bid price. If the Limited Partner does not make a timely election under the foregoing sentence, it will be deemed to have elected that the General Partner shall cause the Partnership to sell the applicable Projects to the highest bidder.
(h)    In the event (x) any Portfolio Offer or Individual Venture Offer is accepted by the Limited Partner, or (y) the Limited Partner is required to sell its Interest in the Partnership or the Partnership is required to sell its Interest in any Venture pursuant to Section 14.1(e) or Section 14.1(f) above, then BHMF GP and the Limited Partner each hereby agree to (and BHMF GP hereby agrees to cause the Partnership and each applicable Venture and Subsidiary REIT) to proceed to closing on the applicable terms and conditions.
(i)    Any sale of PGGM PRE Fund’s Interest in the Partnership or the Partnership’s interest in any Venture pursuant to this Section 14.1 to BHMF GP may be made (at BHMF GP’s sole election) to BHMF GP, BHMF REIT, their respective Affiliates or any designee of BHMF GP.
(j)    Any proceeds received by the Partnership as a result of the sale of any Project or the Partnership’s interest in any Venture in accordance with this Section 14.1 shall be distributed to the Partners in accordance with Section 5.1 of this Agreement.
(k)    Notwithstanding anything contained in this Section 14.1 to the contrary, (a) subject to the terms, provisions and conditions set forth in Section 2.6(b) of this Agreement, the sale of any Interests in the Partnership or the Partnership’s interest in any Venture shall be treated for Federal income tax purposes as being sold through a sale of Domestically‑Controlled REIT or sub‑REIT shares, (b) in the event the Buy / Sell has been exercised under an Existing Venture Agreement with respect to an Existing Project, then this Section 14.1 shall not apply to such Existing Project, (c) in the event BHMF GP has exercised the Special Situation Right, then neither the Limited Partner nor BHMF GP shall be permitted to exercise its rights under this Section 14.1, (d) in the event the Major Dispute Project Sale Right has been exercised under a New Venture Agreement with respect to a New Project, then this Section 14.1 shall not apply to such New Project, and (e) in the event the FIRPTA Buy / Sell has been exercised under a New Venture Agreement with respect to a New Project, then this Section 14.1 shall not apply to such New Project.
14.2    Project Sale Right.
(a)    Upon the declaration of the occurrence of a Cause Event in accordance with Section 7.12 or a Change of Control Event in accordance with Section 7.11, in either case by the Limited Partner or the occurrence of an Investment Period Key Man Event (any of the foregoing referred to herein as a “Project Sale Trigger Event”), BHMF GP will be permitted for a period of thirty (30) days to make an offer (a “Project Sale Offer”), including price and other terms and conditions, to the Limited Partner to purchase 100% of the equity interest in any or all of the Subsidiary REITs holding the Projects that are the subject of the Project Sale Offer. In connection with any Project Sale Offer submitted by BHMF GP to the Limited Partner in accordance with this Section 14.2(a), BHMF GP shall include with such Project Sale Offer evidence satisfactory to the Limited Partner that BHMF GP has (or has available to it through BHMF REIT or otherwise) funds in an amount sufficient to purchase the Projects to which such Project Sale Offer relates. In no event shall the Limited Partner be obliged to accept any Project Sale Offer.
(b)    If BHMF GP’s Project Sale Offer for any Project is accepted by the Limited Partner, then BHMF GP and the Limited Partner each hereby agree (and BHMF GP and the Limited Partner each hereby agree to cause the Partnership and each applicable Venture and Subsidiary REIT) to proceed with the sale of such Project to BHMF GP on the terms set forth in such Project Sale Offer. Any sale of a Project pursuant to this Section 14.2 to BHMF GP may be made (at BHMF GP’s sole election) to BHMF GP, BHMF REIT, their respective Affiliates or any designee of BHMF GP.
(c)    With respect to any Project (each, a “Sale Project”) (x) for which no Project Sale Offer is made by BHMF GP, or (y) where no agreement is reached on a sale of such Project to BHMF GP within thirty (30) days after the submission of a Project Sale Offer by BHMF GP to the Limited Partner, the Partners shall jointly make every reasonable effort to effect individual sales of the Sale Projects (i.e., on a Project by Project basis and not as a portfolio) to third parties within one hundred eighty (180) days (the “Project Sale Period”) after BHMF GP’s receipt of written notice from the Limited Partner of the occurrence of a Project Sale Trigger Event. In connection with the sale of the Sale Projects, the General Partner shall submit to the Advisory Committee a list containing a minimum of three (3) brokers with a national reputation for the sale of similar properties. The Advisory Committee shall promptly select one of the brokers from such list for the Partnership to engage for the individual marketing and sale of the Sale Projects. Such broker shall be directed to undertake customary marketing efforts and solicit bids for the purchase of an individual Sale Project on an all‑cash, as‑is basis and subject to Section 2.6(b) and 14.2(k) of this Agreement, such other terms as are customary for the sale of real estate assets comparable to the Sale Projects as the Partners may reasonably determine. Notwithstanding anything contained in this Section 14.2(c) to the contrary, if a Project Sale Trigger Event is a Cause Event, the General Partner shall take all actions reasonably requested by the Limited Partner in connection with appointing the broker for the Sale Projects and the sale and marketing effort for the sale of the Sale Projects, and BHMF GP shall give all assistance and information reasonably required to enable the selected broker to successfully market and sell the Sale Projects on an individual basis within the Project Sale Period. In connection with the sale of the Sale Projects, BHMF GP and its Affiliates shall be permitted at any time to submit improved Project Sale Offers for the Sale Projects to the Partnership. If any such improved Project Sale Offer is accepted by the Limited Partner, then the terms and provisions of Section 14.2(b) above shall apply thereto.
(d)    If market circumstances are unfavorable for the sale of any individual Sale Project, the General Partner, at the request of the Limited Partner, shall cause the Partnership to defer the outside closing date of the Sale Period for such Sale Project to not later than one (1) year following BHMF GP’s receipt of written notice from the Limited Partner of the occurrence of a Project Sale Trigger Event, provided that it shall be a condition precedent to any such deferral that the holder of any loan secured by such Sale Project extend the maturity date of its loan to a date at least two (2) months after the deferred outside closing date for such Sale Project on terms acceptable to the Limited Partner and BHMF GP. Upon any extension of the outside closing date for any Sale Project in accordance with this Section 14.2(d), (x) BHMF GP shall have the right for a period of ninety (90) days after such extension (subject to the terms and provisions of this paragraph) to make a new Project Sale Offer as provided in Section 14.2(a) with respect to such Sale Project, and (2) if no Project Sale Offer is made by BHMF GP with respect to such Sale Project or no agreement can be reached between BHMF GP and the Limited Partner on a sale of such Sale Project to BHMF GP, then BHMF GP and the Limited Partner will re‑commence the marketing effort for the sale of such Sale Project in accordance with Section 14.2(c) effective as of the first day of such extended sale period. Any such new Project Sale Offer shall supersede any prior Project Sale Offer made by BHMF GP with respect to a Sale Project pursuant to the terms of this Section 14.2.
(e)    At least two (2) months prior to the expiration of the Project Sale Period (or such deferred outside closing date of any Sale Project as requested by the Limited Partner in accordance with Section 14.2(d) above), BHMF GP shall request that all potential third‑party buyers for each Sale Project submit a “best and final” offer for such Sale Project by a specified bid date (the “Project Sale Bid Date”).
(f)    If, at the Project Sale Bid Date, the highest “best and final” offer for a Sale Project is equal to or greater than the most recent net asset value for such Sale Project as reported by the General Partner (the “Applicable Sale Project NAV”), then at all times thereafter until 5:00 pm (Central Time) on the date which is ten (10) Business Days from the Project Sale Bid Date, BHMF GP shall have the right (the “Matching Right”) to elect to purchase the Partnership’s interest in the Venture that directly or indirectly owns such Sale Project at a purchase price equal to that portion of such potential third‑party bidder’s “best and final” offer allocated to the Partnership’s interest in the Venture that directly or indirectly owns such Sale Project (which for the avoidance of doubt may be higher or lower than BHMF GP’s “best and final” offer). In the event BHMF GP exercises the Matching Right with respect to any Sale Project, then BHMF GP shall cause the Partnership to sell its interest in the Venture that directly or indirectly owns such Sale Project to BHMF GP on the date on which such Sale Project was scheduled to be sold to the potential third‑party bidder with the highest “best and final” offer for such Sale Project and the Limited Partner shall take such actions to effect such sale as are reasonably requested by BHMF GP. If BHMF GP exercises the Matching Right with respect to any Sale Project, then BHMF GP shall be solely responsible for the payment of any out‑of‑pocket costs, expenses, breakage costs and/or reimbursements payable by the Partnership, any Venture or Subsidiary REIT to any third‑party bidders pursuant to arrangements with any such bidders, including the third‑party bidder with the highest “best and final” offer for such Sale Project, as a result of the termination of the purchase and sale contract on account of BHMF GP’s exercise of the Matching Right.
(g)    If the highest “best and final” offer with respect to any Sale Project is less than the Applicable Sale Project NAV, then

(i)    The Limited Partner may within ten (10) Business Days after the Project Sale Bid Date, request that the General Partner, and the General Partner shall, cause the Partnership to withdraw such Sale Project from the sales process and defer the outside closing date for the Project Sale Period to a date not later than one (1) year from the end of the current Project Sale Period. The Limited Partner may elect to withdraw Projects and defer the sales process for any Project in accordance with the preceding sentence only once, and after any such deferral, the sales process shall recommence in accordance with the terms of Sections 14.2(d) and (e), and in such event, the terms of Section 14.2(f) through (k) shall be applied with respect to the highest “best and final” offer resulting from such new sales process.
(ii)    If the Limited Partner has not timely requested that the General Partner cause the Partnership to withdraw such Sale Project and defer the sales process, or if such highest bid after the sales process has been deferred one time by the Limited Partner pursuant to clause (i) of this Section 14.2(g), then BHMF GP may elect, within ten (10) Business Days after the Project Sale Bid Date, either:
(A)    to purchase the Partnership’s interest in the Venture that directly or indirectly owns such Sale Project at a purchase price equal to that portion of the Applicable Sale Project NAV allocated to the Partnership’s interest in such Venture; or
(B)    to invoke the FIRPTA Event Buy/Sell Procedures set forth on Exhibit G to the New Venture Agreements (irrespective of whether a FIRPTA Event has occurred) as the “Offeror” by providing an “Offering Notice” with an “Offer Price” (as each such term is defined on Exhibit G to the New Venture Agreements).
(iii)    If BHMF GP does not timely exercise either of the alternatives set forth in clauses (A) and (B) above of Section 14.2 (g)(ii), then the Limited Partner shall, within fifteen (15) Business Days after the Project Sale Bid Date elect either to (x) purchase the Sale Project at a purchase price equal to the highest “best and final” offer or (y) request the General Partner to cause (and the General Partner shall cause) the Partnership to sell the Sale Project to the bidder with the highest “best and final” offer. If the Limited Partner does not make a timely election under the foregoing sentence, it will be deemed to have elected that the General Partner shall cause the Partnership to sell the Sale Project to the highest bidder.
(h)    In any event in which the Partners have elected (or are deemed to have elected) to sell a Sale Project to the bidder with the highest “best and final” offer, then BHMF GP shall cause the Partnership, the applicable Venture and the applicable Subsidiary REIT to proceed to closing of the sale of such Sale Project to the potential third‑party buyer with the highest “best and final” offer for such Sale Project and the Limited Partner shall take such actions to effect such sale as are reasonably requested by BHMF GP.
(i)    The Limited Partner shall have the right to request that the General Partner cause the Partnership to exercise any rights set forth in this Section 14.2 to be exercised by the Partnership.

(j)    Any proceeds received by the Partnership as a result of the sale of the Partnership’s interest in any Venture in accordance with this Section 14.2 shall be distributed to the Partners in accordance with Section 5.1 of this Agreement.
(k)    Notwithstanding anything contained in this Section 14.2 to the contrary, whether any direct or indirect interest in any Sale Project is sold to BHMF GP or a third‑party buyer, such Sale Project shall be sold in accordance with the terms, provisions and conditions set forth in Section 2.6(b) of this Agreement.
Notwithstanding anything contained in this Section 14.2 to the contrary, (i) in the event the Buy / Sell set forth in an Exiting Venture Agreement for an Existing Project or Major Dispute Project Sale Right set forth in a New Venture Agreement for a New Project, has been exercised prior to the Limited Partner’s exercise of its rights under this Section 14.2 with respect to such Project, then such Buy / Sell or Major Dispute Project Sale Right shall control and the Limited Partner shall not be permitted to exercise its rights under this Section 14.2 with respect to such Project, (ii) in the event the Limited Partner has exercised its rights under this Section 14.2 with respect to a Project prior to either party’s exercise of the Buy / Sell set forth in the Existing Venture Agreement for an Existing Project or the Partnership’s exercise of the Major Dispute Project Sale Right set forth in the New Venture Agreement for such New Project, then the Limited Partner’s exercise of its rights under this Section 14.2 with respect to such Project shall control and the Buy / Sell set forth in the Existing Venture Agreement and the Major Project Sale Right set forth in the New Venture Agreement, for such Project shall not be permitted to be exercised, (iii) in the event the Limited Partner has delivered a FIRPTA Event Buy / Sell Election Notice pursuant to Section 14.4(a) of this Agreement within the six (6) month period required by Section 14.4(a) of this Agreement, then neither the Limited Partner nor BHMF GP shall be permitted to exercise its rights under this Section 14.2, and (iv) in the event BHMF GP has exercised the Special Situation Right, then neither the Limited Partner nor BHMF GP shall be permitted to exercise its rights under this Section 14.2.
14.3    Special Situation. Upon the occurrence of a Special Situation, BHMF GP, BHMF REIT or their respective Affiliates or designees, shall have the right (the “Special Situation Right”) to purchase PGGM’s Interest in the Partnership at any time on or after the first (1st) anniversary of the date of this Agreement on the following terms and conditions:
(a)    BHMF GP may exercise the Special Situation Right by giving written notice to the Limited Partner (the “BHMF GP Buy Notice”) within thirty (30) days after the date on which the board of directors of BHMF REIT adopts a resolution specifically authorizing the delivery to the Limited Partner of the BHMF GP Buy Notice. The date of such BHMF GP Buy Notice is referred to herein as the “BHMF GP Trigger Date,” Once delivered to the Limited Partner, a BHMF GP Buy Notice shall be irrevocable.
(b)    The BHMF GP Buy Notice shall specify (i) the most recent reported gross fair value (the “Proposed Value”) of the Projects substantiated by external appraisal reports (“Appraisals”) prepared by a reputable national appraisal firm and calculated on the basis of the Partnership’s going concern (but excluding therefrom any estimated or actual transaction costs, liquidation costs, breakage costs, advisors costs or similar costs or expenses relating to or arising from the exercise of the Special Situation Right, all of which shall be solely for the account of

BHMF GP), (ii) a net asset value for all of Projects as of the BHMF GP Trigger Date based on such Proposed Value, and (iii) the corresponding price in cash that the Limited Partner would receive for its entire Interest in the Partnership calculated pursuant to (c) below if the sale were to close on the BHMF GP Trigger Date.
(c)    The price payable to the Limited Partner for its Interest shall be the highest of:
(i)    an amount equal to (w) the PGGM Proportionate Interest in the Proposed Value determined pursuant to (b) above, plus (x) the sum of: (1) an annual escalator (which is equal to the product of (a) the Proposed Value, multiplied by (b) 10%, multiplied by (c) a fraction, the numerator of which shall equal the actual number of days between (a) the date of the Proposed Value and (b) the date on which the closing occurs pursuant to Section 14.3(d) below, and the denominator of which is 365), and (2) the Limited Partner’s Percentage Interest in the value of other assets at the Partnership level, including, without limitation, receivables, cash and cash equivalents of the Partnership on the date on which the closing occurs pursuant to Section 14.3(d) below, less (y) an amount equal to the Limited Partner’s Percentage Interest in the Partnership’s outstanding credit lines and the PGGM Proportionate Interest in the mortgage debt encumbering the Projects, in each case based on its nominal value as of the date on which the closing occurs pursuant to Section 14.3(d) below (net of mark to market adjustments to such credit lines and mortgage debt), less (z) the Limited Partner’s Percentage Interest in all other liabilities of the Partnership (excluding accrued Incentive Distributions) as of the date on which the closing occurs pursuant to Section 14.3(d) below. For purposes of determining the price payable to the Limited Partner in accordance with this Section 14.3(c)(i), the Limited Partner shall have the right to require updated Appraisals and to audit the foregoing described liabilities, in each case at the cost of BHMF GP. If such Appraisals and/or audit reflect a gross fair value of the Projects that is higher or lower than the Proposed Value, then the Proposed Value shall be adjusted to match the gross fair value of the Projects reflected by such Appraisals and/or audit; and
(ii)    An amount equal to (a) the Limited Partner’s unreturned Project Capital Contributions as of the BHMF GP Trigger Date, plus (b) the applicable amount set forth in clauses (1) through (3) of this Section 14.3(c)(ii), plus (c) an annual escalator equal to the product of (x) the sum of the amounts set forth in the foregoing clauses (a) and (b) of this Section 14.3(c)(ii), multiplied by (y) 10%, multiplied by (z) a fraction, the numerator of which shall equal the actual number of days between (a) the BHMF GP Trigger Date and (b) the date on which the closing occurs pursuant to Section 14.3(d) below, and the denominator of which is 365):
(1)    if the BHMF GP Buy Notice is issued on or after the first anniversary of the date of this Agreement but prior to the second anniversary of the date of this Agreement, an amount necessary to generate a 20% IRR in respect of the Limited Partner’s aggregate Project Capital Contributions as of the BHMF GP Trigger Date;
(2)    if the BHMF GP Buy Notice is issued on or after the second anniversary of the date of this Agreement but prior to the third anniversary of the date of this Agreement, an amount necessary to generate a 15% IRR in respect of the Limited Partner’s aggregate Project Capital Contributions as of the BHMF GP Trigger Date; or

(3)    if the BHMF GP Buy Notice is issued on or after the third anniversary of the date of this Agreement, an amount necessary to generate a 10% IRR in respect of the Limited Partner’s aggregate Project Capital Contributions as of the BHMF GP Trigger Date; and
For purposes of this Section 14.3(c)(ii), “unreturned Project Capital Contributions” means Capital Contributions that have been contributed by the Limited Partner to the Partnership and which have not been returned to the Limited Partner.
(iii)    An amount equal to (x) the PGGM Proportionate Interest in all of the Ventures as of the BHMF GP Trigger Date determined using the purchase price any third‑party bidder has offered BHMF GP or any of its Affiliates for the BHMF GP Proportionate Interest in all of the Ventures (exclusive of BHMF GP’s or its Affiliates interest in any Incentive Distributions or Fees payable to BHMF GP or its Affiliates pursuant to the terms and provisions of this Agreement) within one hundred (120) days of the BHMF GP Trigger Date plus (y) an annual escalator equal to the product of (1) the sum of the amount set forth in the foregoing clause (x) of this Section 14.3(c)(iii), multiplied by (2) 10%, multiplied by (3) a fraction, the numerator of which shall equal the actual number of days between (a) the BHMF GP Trigger Date and (b) the date on which the closing occurs pursuant to Section 14.3(d) below, and the denominator of which is 365).
(d)    An amount equal to (x) the PGGM Proportionate Interest in all of the Ventures as of the BHMF GP Trigger Date determined using the purchase price any third‑party bidder has offered BHMF GP or any of its Affiliates for the BHMF GP Proportionate Interest in all of the Ventures (exclusive of BHMF GP’s or its Affiliates interest in any Incentive Distributions or Fees payable to BHMF GP or its Affiliates pursuant to the terms and provisions of this Agreement) within one hundred (120) days of the BHMF GP Trigger Date plus (y) an annual escalator equal to the product of (1) the sum of the amount set forth in the foregoing clause (x) of this Section 14.3(c)(iii), multiplied by (2) 10%, multiplied by (3) a fraction, the numerator of which shall equal the actual number of days between (a) the BHMF GP Trigger Date and (b) the date on which the closing occurs pursuant to Section 14.3(d) below, and the denominator of which is 365).
(e)    The closing (the “Special Situation Closing”) of the purchase of PGGM’s Interest in the Partnership pursuant to the Special Situation Right shall occur on a date (the “Special Situation Closing Date”) which (i) is not less than one hundred eighty (180) days after the delivery of the BHMF GP Buy Notice and (ii) on or before the earlier of (1) either (as applicable) (A) the commencement date of the Listing or (B) the closing date of the Merger or Disposition, or (2) three hundred sixty (360) days after the delivery by BHMF GP of the BHMF GP Buy Notice. The Partnership shall continue to make distributions as and when required pursuant to this Agreement pending closing of the Special Situation Closing. On the Special Situation Closing Date, the Partners shall execute and deliver such documents and instruments as are necessary to consummate the Special Situation Closing. The Limited Partner shall not make any representations and warranties or give any indemnities in connection with the sale pursuant to the Special Situation Right (other than those that relate to representations and indemnities concerning the Limited Partner’s valid ownership of its Interest in the Partnership free and clear of all liens and encumbrances, and as to its authority, power and legal right to enter into and consummate such sale), and such sale shall be on an all‑cash, as‑is basis unless otherwise agreed by the Limited Partner in its sole discretion. All sale documentation shall be prepared by BHMF GP, and closing costs and all other charges required to be paid in closing the sale, other than attorneys’ fees (each party paying its own), shall be paid by BHMF GP. Stamp, recording, transfer or similar taxes arising in connection with the sale of its Partnership Interest, if any, shall be paid by the Limited Partner.
14.4    FIRPTA Event Buy / Sell.
(a)    On or prior to the date which is six (6) months following the FIRPTA Event Trigger Date, the Limited Partner shall have the right to provide BHMF GP with an irrevocable written notice (a “FIRPTA Event Buy / Sell Election Notice”) of its election to replace the Project Sale Right set forth in Section 14.2 of this Agreement with a buy / sell procedure under each New Venture Agreement (the “FIRPTA Buy / Sell”), as more particularly described in Section 14.4(b) of this Agreement. The date on which BHMF GP receives the FIRPTA Event Buy / Sell Election Notice is referred to herein as the “FIRPTA Event Buy / Sell Election Date.” If the Limited Partner shall fail to deliver the FIRPTA Event Buy / Sell Election Notice to BHMF GP prior to the expiration of such six (6) month period, then the Limited Partner shall no longer have the right to replace the Project Sale Right set forth in Section 14.2 of this Agreement with the FIRPTA Buy / Sell.
(b)    If the Limited Partner has delivered a FIRPTA Event Buy / Sell Election Notice to BHMF GP within the six (6) month period set forth in Section 14.4(a), then at any time from and after the date which is six (6) months following the FIRPTA Event Buy / Sell Election Date, either (1) BHMF REIT, or its applicable Affiliate, the BHMF REIT Sponsored Investment Program or the BHMF REIT Venture that is a party to the applicable New Venture Agreement, or (2) the Partnership shall have the right to initiate the FIRPTA Event Buy / Sell and the FIRPTA Event Buy / Sell Procedures under any New Venture Agreement with respect to a New Project. The General Partner shall, at the election of the Limited Partner, (i) cause the Partnership to initiate the FIRPTA Event Buy / Sell and the FIRPTA Event Buy / Sell Procedures under any New Venture Agreement with respect to a New Project, and (ii) direct the Partnership to take all Partnership actions under the FIRPTA Event Buy /Sell Procedures under any New Venture Agreement on behalf of the Partnership.
(c)    Notwithstanding the foregoing or anything contained herein to the contrary, neither (1) BHMF REIT, or its applicable Affiliate, the BHMF REIT Sponsored Investment Program or the BHMF REIT Venture that is a party to the applicable New Venture Agreement, nor the Partnership, shall have the right to initiate the FIRPTA Event Buy / Sell and the FIRPTA Event Buy / Sell Procedures under any New Venture Agreement (i) if the Limited Partner shall fail to deliver the FIRPTA Event Buy / Sell Election Notice to BHMF GP prior to the expiration of the six (6) month period set forth in Section 14.4(a), (ii) in the event the Termination Event has occurred, (iii) with respect to any New Project for which the Major Dispute Project Sale Right set forth in the New Venture Agreement applicable to such New Project has been initiated as of the delivery of the FIRPTA Event Buy / Sell Election Notice, (iv) with respect to any Existing Project for which the Buy / Sell set forth in the Existing Venture Agreement applicable to such Existing Project has then been initiated or (v) in the event BHMF GP has exercised the Special Situation Right.

ARTICLE 15
MISCELLANEOUS
15.1    Notices. All notices and demands under this Agreement shall be in writing and may be either delivered personally (which shall include deliveries by courier), by email (with request for assurance of receipt in a manner appropriate with respect to communications of that type), or mailed, postage prepaid, by registered air mail, return receipt requested:

If to the Limited Partner, addressed as follows:

Stichting Depositary PGGM Private Real Estate Fund,
acting in its capacity as depositary of and for the
account and risk of PGGM Private Real Estate Fund
c/o PGGM Vermogensbeheer B.V.
Noordweg Noord 150
P.O. Box 117
3700 AC Zeist
The Netherlands
Attention: Werner Sohier and Steven Zeeman

Email: werner.sohier@pggm.n1
steven.zeeman@pggm.n1

with a copy to (only when the Limited Partner’s signature is required):

Stichting Depositary PGGM Private Real Estate Fund,
acting in its capacity as depositary of and for the
account and risk of PGGM Private Real Estate Fund
c/o PGGM Vermogensbeheer B.V.
Noordweg Noord 150
P.O. Box 117
3700 AC Zeist
The Netherlands
Attention: Reinoud Soons and Ismo Meijer
Email: reinoud.soons@pggm.nl
                ismo.meijer@pggm.nl

If to the General Partner, addressed as follows:

REIT MP GP, LLC
15601 Dallas Parkway, Suite 600
Addison, Texas 75001
Attention: Mark Alfieri, Ross Odland and Dan Rosenberg
Email: malfieri@behringerharvard.com
rodland@behringerharvard.com
drosenberg@behringerharvard.com

Unless delivered personally or by email as above (which shall be deemed delivered on the next Business Day following the date of such personal delivery or email, provided that such day is a business day in the recipient’s jurisdiction, or otherwise on the following business day in such jurisdiction), any notice shall be deemed to have been given when received by its addressee. Any party hereto may designate a different address to which notices and demands shall thereafter be directed by written notice given in the same manner and directed to the other party at its office hereinabove set forth.
15.2    Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the some instrument. In addition, this Agreement may contain more than one counterpart of the signature page, and this Agreement may be executed by the affixing of the signature (or one of the several signatures) of each of the Partners to any of such counterpart signature pages; all of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.
15.3    Amendments. This Agreement may be amended from time to time only with the unanimous written Consent of the Partners. Any waiver of any provision of this Agreement shall require the Consent of the party from whom such waiver is sought.
15.4    Additional Documents. The General Partner may cause to be filed with any governmental agency any Applications for Authority and, where applicable, certificates of cancellation or certificates of dissolution as may be required by the laws of the State of Delaware or other jurisdiction where the Partnership is organized or doing business. Each party hereto agrees to execute, with acknowledgment or affidavit, if required by the General Partner, any and all documents and writings that may be necessary or expedient in connection with the creation of the Partnership and the achievement of its purposes, provided that no such document or writing may modify this Agreement.
15.5    Validity. If any provision of this Agreement or the application of such provision to any Person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to Persons or circumstances other than those with respect to which it is held invalid, shall not be affected thereby and shall continue to be binding and in force.
15.6    Governing Law. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the internal laws of the State of Delaware. Except as otherwise provided herein, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act.
15.7    Waiver. The waiver by any party hereto of the breach of any term, covenant, agreement or condition herein contained shall not be deemed a waiver of any subsequent breach of the same or any other term, covenant, agreement or condition herein, nor shall any custom, practice or course of dealings arising among the parties hereto in the administration hereof be construed as a waiver or diminution of the right of any party hereto to insist upon the strict performance by any other party hereto of the terms, covenants, agreements and conditions herein contained.

15.8    Consent and Approval. Whenever under this Agreement the Consent of any Partner is required or permitted, such Consent may be evidenced by a written consent signed by an authorized representative of such Partner.
15.9    Waiver of Partition. The Partners hereby agree that the assets of the Partnership are not and will not be suitable for partition. Accordingly, each of the Partners hereby irrevocably waives any and all rights (if any) that it may have to maintain any action for partition of any of the assets of the Partnership.
15.10    Binding Effect. Except as herein otherwise provided, this Agreement shall be binding upon and inure to the benefit of the parties, their legal representatives, heirs, administrators, executors, successors and permitted assigns.
15.11    Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the formation and operation of the Partnership; it supersedes any prior agreements or understandings among them and it may not be modified or amended in any manner other than pursuant to Section 15.3.
15.12    Captions. Captions and headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope of this Agreement or any provision hereof.
15.13    No Strict Construction. The language used in this Agreement is that chosen by the parties hereto to express their mutual understanding and intent, and no rule of strict construction shall be applied against any Person in interpreting this Agreement.
15.14    Identification. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in either the masculine or the neuter gender shall include the masculine, feminine and neuter.
15.15    Recourse to the General Partner. ANYTHING CONTAINED HEREIN TO THE CONTRARY NOTWITHSTANDING, NO PERSONAL LIABILITY OR PERSONAL DEFICIENCY JUDGMENT SHALL BE ASSERTED OR ENFORCED AGAINST ANY PARTNERS OF THE GENERAL PARTNER, AGAINST THE TRUSTEES, OFFICERS, EMPLOYEES, AGENTS, PARTNERS, MEMBERS, SHAREHOLDERS OR PRINCIPALS OF SUCH PARTNERS, OR AGAINST THE ASSETS OF ANY SUCH PARTIES, FOR PAYMENT OF ANY AMOUNT HEREUNDER OR FOR OBSERVANCE OR PERFORMANCE OF ANY OF THE OBLIGATIONS OF THE GENERAL PARTNER OR THE PARTNERSHIP.
15.16    Recourse to the Limited Partner. STICHTING DEPOSITARY PGGM PRIVATE REAL ESTATE FUND HAS EXECUTED THIS AGREEMENT, ACTING IN ITS OWN NAME BUT IN ITS CAPACITY AS DEPOSITARY OF AND FOR THE ACCOUNT AND RISK OF PGGM PRIVATE REAL ESTATE FUND. PGGM PRE FUND IS NEITHER A PARTNERSHIP (PERSONENVENNOOTSCHAP) NOR A LEGAL ENTITY (RECHTSPERSOON) UNDER DUTCH LAW. THEREFORE, ANY CLAIMS AGAINST THE PGGM PRE FUND AND/OR THE DEPOSITARY ARE AGAINST THE DEPOSITARY AS SUCH, AND NOT AGAINST THE

PARTICIPANTS IN THE PGGM PRE FUND WHO, ACCORDINGLY, ARE NOT LIABLE FOR THESE CLAIMS. RECOURSE FOR SUCH CLAIMS SHALL BE LIMITED TO THE ASSETS HELD BY THE DEPOSITARY ON BEHALF OF THE PGGM PRE FUND. THIS LIMITATION OF THE PGGM PRE FUND’S LIABILITY APPLIES DESPITE ANY OTHER PROVISION OF THIS AGREEMENT AND EXTENDS TO ALL LIABILITIES AND OBLIGATIONS OF THE PGGM PRE FUND IN ANY WAY CONNECTED WITH ANY REPRESENTATION, WARRANTY, CONDUCT, OMISSION, AGREEMENT OR TRANSACTION RELATED TO THIS AGREEMENT. NO PARTY TO THIS AGREEMENT MAY SUE PGGM PRE FUND IN ANY CAPACITY OTHER THAN AS THE DEPOSITARY.
15.17    Remedies Not Exclusive. Except as otherwise provided herein, any remedies herein contained for breaches of obligations hereunder shall not be deemed to be exclusive and shall not impair the right of any party to exercise any other right or remedy, whether for damages, injunction or otherwise; provided that Disputes shall be submitted exclusively to Arbitration in accordance with Section 8.7.
15.18    Use of Behringer Harvard Trade Name. If any third parties or any Partner other than BHMF REIT or its Affiliate acquires the Interest of the General Partner (or if the property management agreement between any Subsidiary REIT (or any subsidiary thereof) and any Affiliate of BHMF REIT is terminated for any reason), then the Partnership shall cease (and, if applicable, shall cause such Subsidiary REIT (and any subsidiary thereof) to cease) to use the name “Behringer Harvard”, or any other name then being used, owned, licensed or held by BHMF REIT, within 30 days of such event, unless BHMF GP agrees in writing to allow the continued use of such name beyond such 30‑day period.
15.19    Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
15.20    Public Disclosure.
(a)    The General Partner shall not make (or permit any of its Affiliates), nor shall the Limited Partner make (or permit any of its Affiliates to make), any public disclosure relating to the subject matter of this Agreement or any Venture Agreement (whether by way of the issuance of a press release, public announcement or otherwise) without the prior written Consent of the other Partner, which Consent may not be unreasonably withheld so long as such public disclosure is otherwise in compliance with this Agreement; provided that, without the Consent of the other Partner, any such Person may make (i) any public disclosure it reasonably believes is required by applicable law, rule or regulation (in which event the General Partner or the Limited Partner, as the case may be, shall use reasonable efforts to advise the other thereof prior to the making of such disclosure); or (ii) such disclosure as may be reasonably necessary to enforce any provision of this Agreement or any Venture Agreement. Notwithstanding anything in this Section 15.20 or elsewhere in this Agreement to the contrary, (A) PGGM PRE Fund shall be authorized to make available on its websites and the investors in the PGGM PRE Fund shall be authorized to make available on their respective websites the following information regarding the Partnership: (i) asset category

(i.e., real estate/multifamily); (ii) company manager or sponsor (i.e., Behringer‑Harvard); (iii) country of investment (i.e., United States); (iv) the name of the Partnership; (v) a brief description of the general business, investment strategy and Investment Guidelines of the Partnership; (vi) the year in which PGGM PRE Fund’s investment in the Partnership was made; (vii) the aggregate Capital Commitment of the PGGM PRE Fund in the Partnership, and (B) PGGM PRE Fund shall be authorized to (i) provide copies of this Agreement and the forms of Venture Agreement to investors in the PGGM PRE Fund and (ii) disclose a general description of this Agreement and the forms of Venture Agreements to potential investors in the PGGM PRE Fund, provided in the case of clauses (B)(i) and (ii) such investor or potential investor is subject to an agreement containing confidentiality covenants equivalent to those contained in this Agreement in respect of any such disclosure.
(b)    Subject to Section 15.20(a), if (x) the General Partner (or any of its Affiliates), or (y) the Limited Partner (or any of its Affiliates), desires to make public disclosure relating to the subject matter of this Agreement or any Venture Agreement, such Partner shall provide to the other Partner a draft of the proposed disclosure for its review and comment and shall otherwise cooperate with the other Partner with respect to such proposed disclosure. The other Partner may make any comments or suggested changes to such disclosure within three (3) Business Days of its receipt of the proposed disclosure. The Partner seeking approval of such disclosure shall consider and use reasonable efforts to address or otherwise take into account the comments or suggested changes on such disclosure made by the other Partner and shall submit a revised draft of the proposed disclosure, if applicable, to the other Partner, and the other Partner shall not unreasonably withhold its Consent to such disclosure; provided that, if the other Partner has not provided any comments or suggested changes within such three (3) Business Days, the other Partner will be deemed to have granted its Consent to the disclosure as proposed to it.
(c)    Notwithstanding anything contained herein to the contrary, the Partners hereby agree that in connection with any submission of this Agreement or any Venture Agreement to the Securities and Exchange Commission, BHMF GP shall have the right on behalf of itself and the Partnership to request an order granting confidential treatment with respect to this Agreement and such Venture Agreement pursuant to Rule 24b‑2 of the Securities Exchange Act of 1934, as amended. The Limited Partner hereby agrees to reasonably cooperate with BHMF GP in requesting and obtaining such order granting confidential treatment.
15.21    PGGM Exclusions Policy, etc. The General Partner agrees that the Partnership shall apply the PGGM PRE Fund’s exclusions policy as of the date hereof (the “PGGM Exclusions Policy”) which refers to the PGGM exclusions list (the “PGGM Exclusions List”) attached hereto as Exhibit EE. For the avoidance of doubt, the PGGM Exclusions Policy is not intended to prohibit, and the prohibition against investing in the securities of a company does not extend to, entering into or assuming either leases or supply or services contracts with any company otherwise covered by the PGGM Exclusions Policy or the PGGM Exclusion List.The General Partner acknowledges that the PGGM PRE Fund may, from time to time, require additional exclusions to be added to the PGGM Exclusions List (each, an “Additional PGGM Exclusion”); provided that such Additional PGGM Exclusions shall not be materially different from the exclusions attached hereto as Exhibit EE. The General Partner agrees that the PGGM PRE Fund has the right to update the PGGM

Exclusions List with Additional PGGM Exclusions twice a year; provided that such update and Additional PGGM Exclusions shall not be materially different from the exclusions attached hereto as Exhibit EE. In the event PGGM PRE Fund notifies the General Partner in writing of any Additional PGGM Exclusion, the General Partner agrees to use its commercially reasonable efforts not to make any investments on behalf of the Partnership that violate such Additional PGGM Exclusion. For the avoidance of doubt, the General Partner hereby confirms that the Partnership shall at no time invest in any publicly traded United States real estate investment trusts or taxable Australian property within the meaning of Division 855 of the Australian Income Tax Assessment Act (1997).
15.22    RIRE. The General Partner shall adhere to the Responsible Investment Policy for Real Estate (the “RIRE”) attached hereto as Exhibit FF. As of the date hereof, the General Partners not aware of any conflict between the terms of this Agreement and the RIRE. The General Partner acknowledges that the PGGM PRE Fund may from time to time update the RIRE in a manner that is not materially different than the RIRE attached hereto as Exhibit FF, in which case the General Partner will use its commercially reasonable efforts to adhere to such updates.
[Remainder of Page Intentionally Left Blank;
Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been executed by each of the parties hereto as of the date of this Agreement set forth above.

General Partner:	REIT MP GP, LLC, a Delaware limited liability company By: /s/ Mark T.Alfieri Name: Mark T. Alfieri Title: President
Limited Partner:
STICHTING DEPOSITARY PGGM PRIVATE REAL ESTATE FUND, acting in its capacity as depositary of and for the account and risk of PGGM Private Real Estate Fund, represented by PGGM Vermogensbeheer B.V. as its attorney‑in‑fact

By: /s/ A.B. Pasma
Name: A.B. Pasma
Title: Director

By: /s/ G.R. Bagijn
Name: G.R. Bagijn
Title: Attorney‑in‑fact

Signature Page to Fourth Amended and Restated Agreement of Limited Partnership

JOINDER
By its execution of this Joinder attached to the Fourth Amended and Restated Agreement of Limited Partnership of Monogram Residential Master Partnership I LP (as it may be amended, modified, supplemented or restated from time to time, the “Agreement”), Behringer Harvard Multifamily REIT I, Inc., a Maryland corporation (“BHMF REIT”), hereby (A) covenants and agrees (i) that it will cause BHMF GP to duly and timely perform each and every obligation of the General Partner under the Agreement, and (ii) it is jointly and severally liable with BHMF GP for each and every representation, warranty, covenant and other obligation of the General Partner under the Agreement, and (B) agrees to grant the License pursuant to Section 15.18 of the Agreement. For the avoidance of doubt, BHMF REIT also hereby covenants and agrees that the foregoing covenants and agreements in clauses (A)(i) and (ii) shall survive (x) the Transfer of BHMF GP’s Interest as the General Partner and/or substitution of a new General Partner, provided that the transferee of such Interest or new General Partner is an Affiliate of BHMF REIT, and (y) any amendment of, or waiver of any provision contained in, the Agreement in accordance with the terms of the Agreement. Terms capitalized but not otherwise defined in this Joinder have the same meanings as in the Agreement.
IN WITNESS WHEREOF, this Joinder has been executed by the undersigned as of the date of the Agreement.

BEHRINGER HARVARD MULTIFAMILY REIT I, INC., a Maryland corporation By: /s/ Mark T. Alfieri Name: Mark T. Alfieri Title: President & Chief Operating Officer

EXHIBIT A

PARTNERS; ADDRESSES; PERCENTAGE INTERESTS

Partner	Percentage Interest
General Partner
REIT MP GP, LLC 15601 Dallas Parkway, Suite 600 Addison, Texas 75001	1.0%
Limited Partner
Stichting Depositary PGGM Private Real Estate Fund, a Dutch foundation, acting in its capacity as depositary of and for the account and risk of PGGM Private Real Estate Fund, a Dutch fund for the joint account of the participants (fonds voor gemene rekening) c/o PGGM Vermogensbeheer B.V. Noordweg‑Noord 150 P.O. Box 117 3700 AC Zeist The Netherlands	99.0%
Total	100%

Exhibit A-1

[***] Confidential material redacted and filed separately with the Securities and Exchange Commission.

EXHIBIT B

INVESTMENT GUIDELINES
Property Type
In addition to the characteristics set forth in the definition of “Project,” each Project will be one for which BHMF REIT believes it will be able to create added value, including without limitation, by one or more of the following means: (1) Project development, (2) completion of Project leasing, (3) changing property management or leasing agents, (4) providing additional capital to add or complete amenities, or (5) combining Projects in a given market to achieve economies of scale.
Location
Each Project will be located in one of the top 31 Metropolitan Statistical Areas (“MSAs”) of the United States or the MSA for (i) Charlotte‑Gastonia‑Concord or (ii) Austin‑Round Rock. The focus will be on markets (and submarkets) with population density, economic diversity and employment and population growth, with Projects in either “urban in‑fill” or “path of progress” locations.
Quality
Only “Class A” quality, well‑located properties that possess market‑competitive features and amenities will be considered for Projects.
Transaction Size
Subject to the “Investment Restrictions” below, each Project will have a purchase price and/or development cost of between *** and between *** units with an average unit size of *** square feet.
Investment Structure
It is expected that each Subsidiary REIT will either (i) acquire direct ownership of its Project, or (ii) provide mezzanine or other financing for such Project that may or may not be converted into an ownership interest in the Project; provided, however, that a joint venture with an experienced development and/or operating partner may also be considered as long as the applicable Subsidiary REIT acquires the majority interest in such joint venture and the joint venture agreement provides the Subsidiary REIT with appropriate liquidity and control mechanisms.
Economics
For a Project to be developed or under development at the time a Subsidiary REIT (or a subsidiary thereof) acquires a controlling equity interest in such Project, at the time of such acquisition the expected total cost of such Project will be less than *** of its expected value upon sufficient lease up for the stabilization of the Project’s operations. For a Project acquired by a Subsidiary REIT (or a subsidiary thereof) after its development but not more than three years after the issuance of its

Exhibit B-1

[***] Confidential material redacted and filed separately with the Securities and Exchange Commission.

final certificate of occupancy, the purchase price shall be equal to or less than ***. In the case of a Project described in either clause (i) or (ii) immediately above, based on a holding period of five years after stabilization of such Project, the projected IRR to the Partnership will be greater than *** on an unleveraged basis and greater than *** on a leveraged basis.
Holding Period
The minimum holding period for each Project will be *** years after the later of (x) receipt of a certificate of occupancy for the Project and (y) the purchase of an interest in the Project.
Investment Restrictions
Once the aggregate proportional amount of the Ventures in the portfolio of Projects in which they have invested has reached a Gross Asset Value of ***, the Partnership will not invest in a Project if, as a result, either (i) more than *** of the Partnership’s maximum equity capital would be invested in a single Project, or (ii) more than *** of the Partnership’s maximum equity capital would be invested in Projects in a single MSA. For this purpose, “Gross Asset Value” means the gross asset value, as determined by the applicable Venture based on (A) internal valuations of a Project in accordance with traditional real estate principles, and (B) additions to the internal valuations (or updates thereof or cost) described in clause (i) hereof to reflect capital expenditures made subsequent to the date of the applicable internal valuation or update. If a material event occurs which could affect the Gross Asset Value, the Venture may, but shall not be required to, perform an updated internal valuation of such Project. Any Project in which the Venture (i) owns less than 100% direct or indirect ownership of such Project or (ii) has provided mezzanine or other financing for such Project shall be valued by beginning with the value of the entire Project (determined as described above) and reducing that value to equal what the Venture would receive in the event the entire Project were sold for that value.

Exhibit B-2

EXHIBIT C

FORM OF NOTICE OF COMMITMENT
Stichting Depositary PGGM Private Real Estate Fund,
a Dutch foundation, acting in its capacity as
depositary of and for the account and risk of
PGGM Private Real Estate Fund, a Dutch fund for
the joint account of the participants
(fonds voor gemene rekening)
c/o PGGM Vermogensbeheer B.V.
Noordweg‑Noord 150
P.O. Box 117
3700 AC Zeist
The Netherlands
Attn: ____________________
In accordance with and subject to the provisions of the Fourth Amended and Restated Agreement of Limited Partnership (as amended, modified, supplemented or restated from time to time, the “Agreement”) of Monogram Residential Master Partnership I LP, a Delaware limited partnership (the “Partnership”), between the undersigned and Stichting Depositary PGGM Private Real Estate Fund, a Dutch foundation, acting in its capacity as depositary of and for the account and risk of PGGM Private Real Estate Fund, a Dutch fund for the joint account of the participants (fonds voor gemene rekening (“PGGM PRE Fund”), the undersigned hereby agrees with respect to the Project identified below and based on the Notice of PGGM Proportionate Interest delivered by PGGM PRE Fund with respect to such Project, to contribute to the Partnership in accordance with the applicable terms of the Agreement, the amount set forth below with respect to the [development, acquisition or mezzanine financing of] of the Project and agrees to contribute, or to cause an Affiliate, a BHMF REIT‑Sponsored Investment Program or a BHMF REIT Venture to contribute, to the applicable Venture in accordance with the applicable Venture Agreement the amount set forth below:

	Total Commitment for this Project	Amount to be Contributed for this Capital Call
Amount of commitment or Capital Contribution to the Partnership	$	$
Amount of commitment or capital contribution to applicable Venture	$	$
Project: [Identify]
The aggregate amount which the undersigned has agreed to contribute, and, if applicable to cause its Affiliate, a BHMF REIT‑Sponsored Investment Program or a BHMF REIT Venture to contribute, as shown above represents [__]% of the total capital of $______. The Partnership’s share of the total required capital is $______ for the applicable Venture to make the proposed [acquisition]

Exhibit C-1

[development] [mezzanine financing] of the Project, as reflected in the related Investment Proposal to which this Notice of Commitment relates.
Pursuant to the terms of the Agreement, you are required to make a Capital Contribution to the Partnership for 99.0% of the amount to be contributed by the Partnership in immediately available funds in U.S. dollars, which equals $__________, on the ___ day of __________, 200_ [Note: Not less than ten (10) Business Days from this Notice of Commitment].
The obligations of the undersigned to make, or to cause to be made, such capital contributions are subject only to the satisfaction of the conditions precedent set forth in Section 3.1 of the Agreement and to the satisfaction of the conditions precedent set forth in Section 3.1 of the applicable Venture Partnership Agreement.
Capitalized terms used in this Notice of Commitment that are not otherwise defined have the meanings given to them in the Agreement.
[Remainder of Page Intentionally Left Blank;
Signature Page Follows]

Exhibit C-2

This Notice of Commitment is executed on this ___ day of __________, 20__.

REIT MP GP, LLC, a Delaware limited liability company By: ___________________ Name: _________________ Title: __________________

Exhibit C-3

EXHIBIT D

FORM OF SUBSIDIARY REIT LIMITED LIABILITY COMPANY AGREEMENT

(Attached)

Exhibit D-1

LIMITED LIABILITY COMPANY AGREEMENT
OF
[_________________________] REIT, LLC
(a Delaware limited liability company)

______ __, 20__

ARTICLE 1	DEFINITIONS	1

ARTICLE 2	ORGANIZATION	5
2.1	Formation	5
2.2	Name	5
2.3	Certificate	5
2.4	Principal Place of Business	6
2.5	Registered Office and Registered Agent	6
2.6	Term	6
2.7	Purposes and Powers	6
2.8	Effectiveness of this Agreement	8
2.9	Qualification as a Real Estate Investment Trust	8

ARTICLE 3	CAPITAL	9
3.1	Interests in the REIT	9
3.2	Issuance of Interests in the REIT	9
3.3	Designation of Class A Preferred Units	10

ARTICLE 4	DISTRIBUTIONS	15
4.1	Cash Distributions	15
4.2	Withholding	15

ARTICLE 5	MEMBERS	16
5.1	Limitations of Liability	16
5.2	No Termination	16

ARTICLE 6	EXCESS UNIT PROVISIONS	16
6.1	Definitions	16
6.2	Ownership Limitation	18
6.3	Excess Units	19
6.4	Prevention of Transfer	20
6.5	Notice	20
6.6	Information for the REIT	20
6.7	Other Action by Manager	21
6.8	Ambiguities	21
6.9	Modification of Existing Holder Limits	21
6.10	Increase or Decrease in Ownership Limit	21
6.11	Limitations on Changes in Existing Holder and Ownership Limits	21
6.12	Waivers by Manager	22
6.13	Severability	22
6.14	Trust for Excess Units	22
6.15	Distributions on Excess Units	22

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6.16	Voting of Excess Units	22
6.17	Non-Transferability of Excess Units	22
6.18	Call by the REIT on Excess Units	23

ARTICLE 7	TRANSFERS	23
7.1	Transfer of Interests in the REIT	23

ARTICLE 8	MANAGER	24
8.1	Appointment of the Manager	24
8.2	Rights, Duties and Powers of the Manager	25
8.3	Business with Affiliates; Other Activities	26

ARTICLE 9	DISSOLUTION AND TERMINATION	27
9.1	Events of Dissolution	27
9.2	Application of Assets	28
9.3	Procedural and Other Matters	29

ARTICLE 10	APPOINTMENT OF ATTORNEY-IN-FACT	29
10.1	Appointment and Powers	29
10.2	Presumption of Authority	29

ARTICLE 11	MISCELLANEOUS	30
11.1	Notices	30
11.2	Access to Information; Books and Records	30
11.3	Word Meanings	30
11.4	Successors	30
11.5	Amendments	30
11.6	Waiver	31
11.7	Applicable Law	31
11.8	Title to REIT Assets	31
11.9	Severability of Provisions	31
11.10	Headings	31
11.11	Further Assurances	31
11.12	Counterparts	32
11.13	Entire Agreement	32
11.14	Jurisdiction; Venue	32
11.15	Appointment of the Paying Agent	32

ii

LIMITED LIABILITY COMPANY AGREEMENT

OF

[___________________] REIT, LLC
(a Delaware limited liability company)
THIS LIMITED LIABILITY COMPANY AGREEMENT of [_________] REIT, LLC, a Delaware limited liability company (the “REIT”), dated and effective as of [_____], 20[__], is entered into by and among those Persons who have executed this Agreement or a counterpart hereof, or who become parties hereto pursuant to the terms of this Agreement.
WITNESSETH
WHEREAS, the REIT was formed on [_____ __], 20[__], at which time the Certificate was filed with the Secretary of State of Delaware;
WHEREAS, ___________________, a Delaware [limited liability company] (the “Company”), is the Manager and a Member of the REIT;
WHEREAS, the REIT will elect to be taxed as a real estate investment trust under Sections 856‑860 of the Code; and
WHEREAS, this Agreement shall constitute the “limited liability company agreement” (within the meaning of the Act) of the REIT, and shall be binding upon all Persons now or at any time hereafter that are Members.
NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, and of other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

ARTICLE 1
DEFINITIONS

Capitalized terms used in this Agreement (including exhibits, schedules and amendments) shall have the meanings set forth below or in the Section of this Agreement referred to below, except as otherwise expressly indicated or limited by the context in which they appear in this Agreement. All terms defined in this Agreement in the singular have the same meanings when used in the plural and vice versa. Accounting terms used but not otherwise defined shall have the meanings given to them under generally accepted accounting principles. References to Sections, Articles and Exhibits refer to the sections and articles of, and the exhibits to, this Agreement, unless the context requires otherwise.
“Act” means the Delaware Limited Liability Company Act, as amended.

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“Affiliate” means, with respect to a specified Person, (i) any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the specified Person, or (ii) any Person that is an officer, general partner or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person serves in a similar capacity. For this purpose, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” means this Limited Liability Company Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time as herein provided.
“Best Efforts” has the meaning ascribed thereto in Section 8.2(a)(iii).
“BHMF REIT” means Behringer Harvard Multifamily REIT I, Inc., a Maryland corporation.
“BHMF REIT‑Sponsored Investment Program” means an Entity formed or advised by BHMF REIT or one of its Affiliates to invest in real estate and real estate‑related investments.
“BHMF REIT Venture” means an Entity formed or owned by BHMF REIT or one of its Affiliates and one or more third party investment and/or development partners for the purpose of investing in and/or developing real estate and/or real estate related assets.
“Capital Contribution” means the amount of cash and the fair market value of other property contributed to the REIT from time to time by a Member as set forth on Exhibit A.
“Certificate” means the “Certificate of Formation” of the REIT, as originally filed with the office of the Secretary of State of the State of Delaware on [______], 20[__], as amended, restated, supplemented or otherwise modified from time to time as herein provided.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and, to the extent applicable, any Treasury Regulations promulgated thereunder.
“Company” has the meaning ascribed thereto in the recitals to this Agreement, in its capacity as the Manager and a Member of the REIT, including, without limitation, any successor or assign of the Company.
“Company Agreement” means that certain Limited Liability Company Agreement of the Company, dated as of [_____ __], 20[__], as amended from time to time in accordance with the terms thereof.
“Domestically‑Controlled REIT” means a real estate investment trust that is a “domestically‑controlled qualified investment entity” for purposes of Section 897(h)(4)(B) of the Code.

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“Entity” means any partnership, corporation, business trust, limited liability company, proprietorship, joint stock company, trust, estate, unincorporated association joint venture, pension fund, governmental entity, cooperative, association or other foreign or domestic entity or enterprise.
“FIRPTA Event” means the occurrence of any event or circumstance applicable to PGGM PRE Fund (as determined by PGGM PRE Fund in its sole and absolute discretion) that allows PGGM PRE Fund to achieve its tax planning objectives without the need to own its direct or indirect interest in the Project through a Domestically‑Controlled REIT, whether pursuant to a repeal, rescission or change in FIRPTA or otherwise; provided, that a FIRPTA Event shall not occur prior to the date on which PGGM PRE Fund provides the Manager (or an Affiliate thereof) with written notice of PGGM PRE Fund’s determination that a FIRPTA Event has occurred; provided, further that PGGM PRE Fund shall provide the Manager (or an Affiliate thereof) with written notice of PGGM PRE Fund’s determination of whether a FIRPTA Event has occurred no later than six (6) months after the Manager (or an Affiliate thereof) furnishes PGGM PRE Fund with a written request that PGGM PRE Fund consider whether the occurrence of any event or circumstance described in this definition has given rise to a FIRPTA Event.
“Indemnified Parties” has the meaning ascribed thereto in Section 5.1(b).
“Liquidator” has the meaning ascribed thereto in Section 9.2(a).
“Manager” means the Company or any other manager or managers of the Company designated from time to time in accordance with Section 8.1, each which shall be deemed to be a “manager” within the meaning of the Act.
“Management Company” means Behringer Harvard Multifamily Management Services, LLC, a Texas limited liability company, and its successors and assigns.
“Management Fee” has the meaning ascribed thereto in Section 8.3(b).
“Members” means all Persons, including, without limitation, any successor or assign of an existing Member in accordance with the terms of this Agreement, holding interests in the REIT whose Capital Contributions have been accepted by the REIT so long as such Persons’ capital is invested in the REIT, and including each Person admitted as an additional Member of the REIT, as listed from time to time on Exhibit A in such Person’s capacity as “members” of the REIT within the meaning of the Act.
“Net Cash Flow” as of the end of any period, means the unrestricted cash of the REIT as of the end of such period (i.e. cash of the REIT not held for resident security deposits, lender, development or other escrows or restricted accounts), less (without any duplication):
(1)any Capital Contributions (A) then held by the REIT, (B) not then invested in or allocated to the Project and (C) anticipated (in the sole discretion of the Manager) to be invested in the Project; and

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(2)    operating reserves for amounts anticipated to be paid during the thirty (30) day period following the end of such period (as determined by the Manager in its sole discretion), which amounts include, without limitation, fees, organizational expenses, budgeted capital expenditures and operating expenses, including amounts necessary to meet periodic real estate tax and insurance installment payments, payments on debt service and any required distributions to the holders of the REIT’s Preferred Units; and
(3)    non‑operating reserves (as determined by the Manager in its sole discretion), which include, without limitation, capital expenditures, projected financing costs, non‑budgeted expenditures and escrows, but in no event in excess of (A) two percent (2.0%), multiplied by (B) the net asset value of the Project.
“Oversight Fee” has the meaning ascribed thereto in Section 8.3(b).
“Paying Agent” has the meaning ascribed thereto in Section 11.15.
“Percentage Interest” means, as to each Member, its interest in the REIT as determined by dividing the number of REIT Units owned by such Member by the total number of REIT Units then issued and outstanding and as set forth on Exhibit A, as such exhibit may be amended from time to time.
“Person” means any individual or Entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such Person where the context so admits.
“PGGM PRE Fund” means Stichting Depositary PGGM Private Real Estate Fund (the “Depositary”), a Dutch foundation, acting in its capacity as depositary of and for the account and risk of PGGM Private Real Estate Fund (the “Fund”), a Dutch fund for the joint account of the participants (fonds voor gemene rekening), together with the Fund.
“Preferred Units” has the meaning ascribed thereto in Section 3.1(b).
“Project” means the multi‑family residential property described on Exhibit B.
“Qualifying Opinion” means a written opinion of outside, reputable tax counsel licensed to practice law in the United States and acting reasonably.
“Real Estate Proceeds” means proceeds from the direct sale of the Project (as opposed to proceeds from the sale of interests in the REIT that owns the Project).
“REIT” has the meaning ascribed thereto in the recitals to this Agreement.
“REIT Asset” means the direct or indirect interest of the REIT in the Project.
“REIT Disposition Requirement” has the meaning ascribed thereto in Section 8.2(a)(ii).
“REIT Member” means a direct or indirect (through a partnership or limited liability company) member that is not a U.S. Person and for whom the direct or indirect receipt of Real

4

Estate Proceeds would have a material adverse tax consequence. For the avoidance of doubt, PGGM PRE Fund is a REIT Member.
“REIT Units” means the limited liability company interests in the REIT designated as such with the rights, powers and duties set forth herein, and expressed in the number set forth on Exhibit A, as such exhibit may be amended from time to time.
“Securities Act” means the Securities Act of 1933, or any successor thereto, as amended from time to time.
“Transfer” means to give, sell, assign, pledge, hypothecate, devise, bequeath, or otherwise dispose of, transfer, or permit to be transferred, during life or at death. The word “Transfer,” when used as a noun, shall mean any Transfer transaction.
“Treasury Regulations” means the federal income tax regulations, including any temporary or proposed regulations, promulgated under the Code, as such Treasury Regulations may be amended from time to time (it being understood that all references herein to specific sections of the Treasury Regulations shall be deemed also to refer to any corresponding provisions of succeeding Treasury Regulations).
“Units” means the limited liability company interests in the REIT.
“U.S. GAAP” means U.S. generally accepted accounting principles at the time in effect.
“U.S. Person” means a “U.S. Person” as such term is defined in Section 7701(a)(30) of the Code.
ARTICLE 2
ORGANIZATION
2.1    Formation. The parties hereto hereby agree to the formation of the limited liability company known as [__________] REIT, LLC, as a limited liability company under the provisions of the Act.
2.2    Name. The name of the REIT shall be “[___________] REIT, LLC”. The business of the REIT shall be conducted under such name or such other names as the Manager may from time to time designate.
2.3    Certificate. The Manager, and any other Person designated by the Manager, is hereby authorized to execute, file and record all such certificates and documents, including amendments to the Certificate, and to do such other acts as may be appropriate to comply with all requirements for the formation, continuation and operation of a limited liability company, the ownership of property and the conduct of business under the laws of the State of Delaware and any other jurisdiction in which the REIT may own property or conduct business.

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2.4    Principal Place of Business. The principal place of business shall be located at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, or at such other location as may be designated by the Manager.
2.5    Registered Office and Registered Agent. The address of the registered office of the REIT in the State of Delaware shall be c/o Corporation Service Company, 2711 Centerville Road, Suite 400, in the city of Wilmington, County of New Castle, Delaware, or such other place as may be designated from time to time by the Manager. The name of the registered agent for service of process on the REIT in the State of Delaware at such address shall be Corporation Service Company, or such other Person as may be designated from time to time by the Manager.
2.6    Term. The term of the REIT commenced on the date of the filing of the Certificate and shall continue until dissolved pursuant to the provisions of Article 10.
2.7    Purposes and Powers. The REIT is organized for the object and purpose of providing mezzanine or other financing for, and/or acquiring, developing, owning, managing, supervising and disposing of the Project, sharing the profits and losses therefrom and engaging in such activities necessary, incidental or ancillary thereto and to engage in any other lawful act or activity for which limited liability companies may be organized under the Act in furtherance of the foregoing. Notwithstanding any other provision of this Agreement, the REIT, and the Manager on behalf of the REIT, may execute, deliver and perform such agreements and documents as the Manager determines are necessary or desirable for the formation and organization of the REIT. Any provision herein regarding the purpose and power of the REIT and the authorization (or limitation on authorization thereof) of actions hereunder may be done through a direct or indirect subsidiary of the REIT. In furtherance of this purpose, the REIT shall have all powers necessary, suitable or convenient for the accomplishment of the aforesaid purpose, subject to the limitations and restrictions set forth in this Agreement and the Company Agreement, as principal or agent, including, without limitation, all of the powers that may be exercised by the Manager on behalf of and, except as specifically provided herein, at the expense of the REIT pursuant to this Agreement or the Act, and further including, without limitation, the following:
(i)    to act as general or limited partner, member, joint venturer, manager or shareholder of any Entity and to exercise all of the powers, duties, rights and responsibilities associated therewith;
(ii)    to provide mezzanine or other financing for the Project and in connection therewith acquire, or obtain the right to acquire, an ownership interest in the Project;
(iii)    to borrow money, encumber assets and otherwise incur recourse and non‑recourse indebtedness (including, without limitation, the issuance of guarantees of the payment or performance obligations by any Person) in connection with or in furtherance of the acquisition or development of or the financing or refinancing of the Project;
(iv)    to improve, develop, redevelop, construct, reconstruct, maintain, renovate, rehabilitate, reposition, manage, lease, mortgage and otherwise deal with the assets and/or businesses of the REIT;

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(v)    to alter or restructure the REIT’s investment in the Project at any time during the term of the REIT without any precondition that the Manager make any distributions to the Members in connection therewith;
(vi)    to enter into, perform and carry out contracts of any kind with any Person (including, without limitation, Members and their respective Affiliates and the Manager), necessary to, in connection with, or incidental to the accomplishment of the purposes of the REIT;
(vii)    to, subsequent to the REIT’s initial investment in the Project, or the provision of the initial mezzanine or other financing for the Project, provide additional financing for the Project and otherwise make additional investments in the Project (including, without limitation, additional investments made to finance acquisitions or any capital improvements, tenant improvements or other improvements or alterations to the Project or otherwise to protect the REIT’ s investment in the Project or to provide working capital with respect to the Project; to pay the commissions, fees or other charges to Persons that may be applicable in connection with any transactions entered into by or on behalf of the REIT;
(viii)    to, either by itself or by contract with others, including, without limitation, a Person whose stockholders, owners, partners, officers or employees are stockholders, owners, partners, officers or employees of the Manager or an Affiliate thereof, have and maintain one or more offices within or without the State of Delaware and in connection therewith to rent, lease or purchase office space, facilities and equipment, to engage and pay personnel and do such other acts and things and incur such other expenses on its behalf as may be necessary or advisable in connection with the maintenance of such office or offices and the conduct of the business of the REIT;
(ix)    to purchase the interest of any third party investment and/or development partners in an entity in which the REIT owns directly or indirectly any equity interest;
(x)    to open, maintain and close accounts with brokers;
(xi)    to open, maintain and close bank accounts and draw checks and other orders for the payment of moneys;
(xii)    to enter into, make and perform all contracts, agreements and other undertakings as may be necessary or advisable or incident to carrying out its purpose;
(xiii)    to sue and be sued, to prosecute, arbitrate, settle or compromise all claims of or against third parties, to compromise, arbitrate, settle or accept judgment with respect to claims of or against the REIT and to execute all documents and make all representations, admissions and waivers in connection therewith;
(xiv)    to register or qualify the REIT under any applicable federal or state laws or foreign laws, or to obtain exemptions under such laws, if such registration, qualification or exemption is deemed necessary or desirable by the Manager;

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(xv)    to form one or more corporations or partnerships or other entities, to register or qualify such entities and to utilize such corporations, partnerships or other entities as vehicles for making investments and to otherwise carry out the business of the REIT and to cause such partnerships, corporations or other entities to take any action which the Manager would have the authority to take on behalf of the REIT;
(xvi)    to make any and all elections and filings for federal, state, local and foreign tax purposes;
(xvii)    to enter into and perform the terms of any credit facility as guarantor and cause any subsidiary to enter into and perform the terms of any credit facility as borrower, including, without limitation, repaying borrowings under any credit facility on behalf of the REIT; to create, and admit as a Member, any Person that may be necessary, convenient or incidental to the accomplishment of the purposes of the REIT;
(xviii)    to purchase or repurchase any or all interests in the REIT from any Person for such consideration as the Manager may determine in its reasonable discretion (whether more or less than the original issuance price of such interests in the REIT or the then market value of such interest); and
(xix)    to do such other things and engage in such other activities as the Manager may deem necessary, convenient or advisable with respect to the conduct of the business of the REIT, and have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.
2.8    Effectiveness of this Agreement. This Agreement shall govern the operations of the REIT and the rights and restrictions applicable to the Members, to the extent permitted by law. Pursuant to Section 18‑101(7)(a) of the Act, all Persons who become holders of Units shall be bound by the provisions of this Agreement. The execution by a Person of this Agreement and acceptance thereof by the Manager in accordance with the terms of this Agreement or the receipt of Units as a successor or assign of an existing Member in accordance with the terms of this Agreement shall be deemed to constitute a request that the records of the REIT reflect such admission, and shall be deemed to be a sufficient act to comply with the requirements of Section 18‑101(7)(a) of the Act and to so cause that Person to become a Member as of the date of acceptance of its Capital Contribution by the REIT and to bind that Person to the terms and conditions of this Agreement (and to entitle that Person to the rights of a Member hereunder).
2.9    Qualification as a Real Estate Investment Trust. The Manager shall use commercially reasonable efforts to cause the REIT to qualify for U.S. federal income tax treatment as a real estate investment trust under Sections 856 through 860 of the Code. The REIT shall not be a financial institution referred to in Section 582(c)(2) of the Code nor any insurance company to which subchapter L of the Code applies. In furtherance of the foregoing, the Manager shall use its reasonable best efforts to take such actions from time to time as are necessary, and is authorized to take such actions as in its sole judgment and discretion are desirable, to preserve the status of the REIT as a real estate investment trust; provided, however, that if the Manager determines that it is no longer in the best interests of the REIT to continue to have the REIT qualify as a real estate

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investment trust, the Manager may revoke or otherwise terminate the REIT’s real estate investment trust election pursuant to applicable U.S. federal tax law and may elect to treat the REIT thereafter as a C corporation, partnership or other type of Entity as it determines in accordance with applicable tax law.

ARTICLE 3
CAPITAL
3.1    Interests in the REIT.
(a)    REIT Units. Each REIT Unit shall have the rights and be governed by the provisions set forth in this Agreement; and none of such REIT Units shall have any preemptive rights, or give the holders thereof any cumulative voting rights. REIT Units shall be evidenced by entries on Exhibit A. Certificates representing REIT Units shall not be issued; provided, however, that the Manager may provide that some or all of the REIT Units shall be certificated.
(b)    Other Interests in the REIT. Subject to Article 6, the Manager may cause the REIT to issue additional interests in the REIT (in addition to REIT Units) in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as the Manager may by resolution provide, including rights, powers and duties senior to the REIT Units, including, without limitation, with respect to the rights of the REIT Units to share in REIT distributions (collectively “Preferred Units”). Preferred Units may include rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase such additional interests in the REIT. If the Manager determines that it is necessary or desirable to amend this Agreement or make any filings under the Act or otherwise in order to reference the existence or creation of a class or series of additional interests in the REIT, the Manager may, without the consent or approval of any Member, amend this Agreement or cause such filings to be made (which filings might take the form of amendments to the Certificate).
3.2    Issuance of Interests in the REIT. Subject to Article 6, the Manager may accept Capital Contributions from additional Members and additional Capital Contributions from existing Members at any time. Each such additional Member shall be admitted as a Member as of the date of acceptance of its Capital Contribution by the Manager, at which time the Manager shall cause the REIT to issue to such Person such number of REIT Units or Preferred Units, as determined by the Manager in its sole discretion. Upon the Manager’s acceptance of a Capital Contribution from any Person, such Person shall become a party to this Agreement and a Member of the REIT and the obligations contained herein shall continue for so long as such Person is a Member. The Manager shall amend Exhibit A to reflect the admission of additional Members and, if applicable, the increase in Capital Contributions from existing Members, and the Manager shall take any other appropriate action in connection therewith. Each Member hereby consents to any and all admissions of such additional Members and the acceptance of any and all such additional contributions. The Capital Contribution of any such additional Members shall be specified by the Manager at the time of admission of such additional Members. No Member shall be entitled to any interest or compensation by reason of its Capital Contributions or by reason of serving as a Member.

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3.3    Designation of Class A Preferred Units. Pursuant to the authority contained in Section 3.1(b), the Manager hereby classifies and designates a series of Preferred Units with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms and conditions of redemption.
(a)    Designation and Number. A class of preferred units, designated the “12.5% Class A Cumulative Redeemable Non‑Voting Preferred Units” (the “Class A Preferred Units”), is hereby established. The number of Class A Preferred Units shall be 125.
(b)    Rank. The Class A Preferred Units shall, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the REIT, rank senior to all classes or series of REIT Units of the REIT.
(c)    Distributions.
(i)    Holders of the then outstanding Class A Preferred Units shall be entitled to receive, when and as authorized by the Manager, out of funds legally available for the payment of distributions, cumulative preferential cash distributions at the rate of 12.5% per annum of the total of $500.00 liquidation preference plus all accumulated and unpaid distributions thereon. Such distributions shall accrue on a daily basis and be cumulative from the first date on which any Class A Preferred Unit is issued, such issue date to be contemporaneous with the receipt by the REIT of subscription funds for the Class A Preferred Units (the “Original Issue Date”). Such distributions (A) shall be payable semi‑annually in arrears on or before June 30 and December 31 of each year or, if not a business day, the next succeeding business day (each, a “Distribution Payment Date”), (B) may be declared on or before a Distribution Payment Date and (C) may be prepaid, in whole or in part, during any year. Any distribution payable on the Class A Preferred Units for any partial distribution period will be computed on the basis of a 360‑day year consisting of twelve 30‑day months. A “distribution period” shall mean, with respect to the first “distribution period,” the period from and including the Original Issue Date to and including the first Distribution Payment Date, and with respect to each subsequent “distribution period,” the period from but excluding a Distribution Payment Date to and including the next succeeding Distribution Payment Date or other date as of which accrued distributions are to be calculated. Distributions will be payable to holders of record as they appear in the unit records of the REIT at the close of business on the applicable record date, which shall be the fifteenth day of the calendar month in which the applicable Distribution Payment Date falls or on such other date designated by the Manager of the REIT for the payment of distributions that is not more than 30 nor less than 10 days prior to such Distribution Payment Date (each, a “Distribution Record Date”).
(ii)    Unless otherwise determined by the Manager, no distributions on Class A Preferred Units shall be declared by the REIT or paid or set apart for payment by the REIT at such time as the terms and provisions of any agreement between the REIT and any party that is not an affiliate of the REIT, including any agreement relating to the REIT’s indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law. For purposes of this Section 3.3(c)

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(ii), “affiliate” shall mean any party that controls, is controlled by or is under common control with the REIT.
(iii)    Notwithstanding the foregoing, distributions on the Class A Preferred Units shall accrue whether or not the terms and provisions set forth in Section 3.3(c)(ii) hereof at any time prohibit the current payment of distributions, whether or not the REIT has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or declared. Furthermore, distributions will be declared and paid when due in all events to the fullest extent permitted by law. Accrued but unpaid distributions on the Class A Preferred Units will accumulate as of the Distribution Payment Date on which they first become payable.
(iv)    Unless full cumulative distributions on the Class A Preferred Units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods, no distributions (other than in REIT Units or in any class of preferred units ranking junior to the Class A Preferred Units as to distributions and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the REIT Units, or any preferred units of the REIT ranking junior to the Class A Preferred Units as to distributions or upon liquidation, nor shall any REIT Units, or any preferred units of the REIT ranking junior to the Class A Preferred Units as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such units) by the REIT (except by conversion into or exchange for other units of beneficial interest of the REIT ranking junior to the Class A Preferred Units as to distributions and upon liquidation and except for transfers made pursuant to the provisions of Article 6 of this Agreement).
(v)    For the avoidance of doubt, and notwithstanding anything to the contrary in this Agreement, when a distribution is declared or paid (or is declared and set apart for payment) upon the REIT Units, or any preferred units of the REIT ranking junior to the Class A Preferred Units as to distributions or upon liquidation, unless otherwise provided by the Manager, a distribution on the Class A Preferred Units with respect to the full cumulative distributions on the Class A Preferred Units for all past distributions periods and the current distribution period shall be deemed to have automatically been declared and set apart for payment for all purposes of this Agreement (and such distribution shall be payable to the holders of record of the Class A Preferred Units on the record date for the payment of such distribution on the Class A Preferred Units).
(vi)    When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) on the Class A Preferred Units, all distributions declared upon the Class A Preferred Units shall be declared pro rata.
(vii)    Any distribution payment made on the Class A Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such units which remains payable. Holders of the Class A Preferred Units shall not be entitled to any distribution, whether payable in cash, property or units in excess of full cumulative distributions on the Class A Preferred Units as described above.

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(d)    Liquidation Preference.
(i)    Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the REIT (each, a “Liquidation Event”), the holders of Class A Preferred Units then outstanding are entitled to be paid out of the assets of the REIT, legally available for distribution to its Members, a liquidation preference of $500.00 per unit, plus an amount equal to any accrued and unpaid distributions to the date of payment, plus, if applicable, the Redemption Premium (as defined below) then in effect, before any distribution of assets is made to holders of REIT Units or any class of preferred units of the REIT that ranks junior to the Class A Preferred Units as to liquidation rights.
(ii)    If upon any Liquidation Event the available assets of the REIT are insufficient to pay the amount of the liquidating distributions on all outstanding Class A Preferred Units, then the holders of the Class A Preferred Units shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
(iii)    After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Class A Preferred Units will have no right or claim to any of the remaining assets of the REIT.
(iv)    Upon the REIT’s provision of written notice as to the effective date of any Liquidation Event, accompanied by a check in the amount of the full liquidation preference to which each record holder of Class A Preferred Units is entitled, the Class A Preferred Units shall no longer be deemed outstanding membership interests of the REIT and all rights of the holders of such Class A Preferred Units will terminate. Such notice shall be given by first class mail, postage pre‑paid to each record holder of the Class A Preferred Units at the respective addresses of such holders as the same shall appear on the unit transfer records of the REIT.
(v)    The consolidation or merger of the REIT with or into any other corporation, trust or entity or of any other entity with or into the REIT, or the sale, lease or conveyance of all or substantially all of the assets or business of the REIT, shall not be deemed to constitute a Liquidation Event; provided, however that any such transaction which results in an amendment, restatement or replacement of this Agreement or the Certificate that has a material adverse effect on the rights and preferences of the Class A Preferred Units, or that increases the number of authorized or issued Class A Preferred Units, shall be deemed a liquidation for purposes of determining whether the liquidation preference is payable unless the right to receive payment is waived by holders of a majority of the outstanding Class A Preferred Units voting as a separate class (excluding any interests that were not issued in a private placement of the Class A Preferred Units conducted by H&L Equities, LLC).
(vi)    The Manager, in its sole discretion, may elect not to pay the holders of the Class A Preferred Units the sums due pursuant to Section 3.3(d)(i) immediately upon a Liquidation Event but instead choose to first distribute such amounts as may be due to the holders of the REIT Units hereunder. If the Manager elects to exercise this option pursuant to this Section 3.3(d)(vi), the Manager shall first establish a reserve in an amount equal to 200% of all amounts owed

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to the holders of the Class A Preferred Units pursuant to this Agreement. In addition, in the event that the REIT elects to establish a reserve for payment of the liquidation preference, the Class A Preferred Units shall remain outstanding until the holders thereof are paid the full liquidation preference, which payment shall be made no later than immediately prior to the REIT making its final liquidating distribution on the REIT Units. In the event that the Redemption Premium in effect on the payment date is less than the Redemption Premium on the date that the liquidation preference was set apart for payment, the REIT may make a corresponding reduction to the funds set apart for payment of the liquidation preference.
(e)    Redemption.
(i)    Right of Optional Redemption. The REIT, at its option, may redeem the Class A Preferred Units, in whole or in part, at any time or from time to time, for cash at a redemption price (the “Class A Redemption Price”) equal to $500.00 per unit, plus all accrued and unpaid distributions thereon to and including the date fixed for redemption (except as provided in Section 3.3(e)(iii) below), plus a redemption premium per unit (each, a “Redemption Premium”) as follows: (A) until December 31, 2015, $50 and (B) thereafter, no Redemption Premium. If less than all of the outstanding Class A Preferred Units are to be redeemed, the Class A Preferred Units to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional units) or by any other equitable method determined by the REIT; provided that such method does not result in the creation of fractional interests.
(ii)    Limitations on Redemption. Unless full cumulative distributions on all Class A Preferred Units shall have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, no Class A Preferred Units shall be redeemed unless all outstanding Class A Preferred Units are simultaneously redeemed, and the REIT shall not purchase or otherwise acquire directly or indirectly any Class A Preferred Units (except by exchange for REIT Units ranking junior to the Class A Preferred Units as to distributions and upon liquidation); provided, however, that the foregoing shall not prevent the purchase by the REIT of units transferred to an Excess Unit Trust pursuant to Article 6 of this Agreement in order to ensure that the REIT remains qualified as a REIT for federal income tax purposes or the purchase or acquisition of Class A Preferred Units pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Class A Preferred Units.
(iii)    Rights to Distributions on Units Called for Redemption. Immediately prior to or upon any redemption of Class A Preferred Units, the REIT shall pay, in cash, any accumulated and unpaid distributions to and including the redemption date.
(iv)    Procedures for Redemption.
(A)    Upon the REIT’s provision of written notice as to the effective date of the redemption, accompanied by a check in the amount of the full Class A Redemption Price through such effective date to which each record holder of Class A Preferred Units is entitled, the Class A Preferred Units shall be redeemed and shall no longer be deemed outstanding interests of the REIT and all rights of the holders of such Class A Preferred Units shall terminate.

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Such notice shall be given by first class mail, postage pre‑paid, to each holder of record of Class A Preferred Units at the respective mailing addresses of such holder as the same shall appear in the records of the REIT. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Class A Preferred Units except as to the holder to whom notice was defective or not given.
(B)    In addition to any information required by law or by the applicable rules of any exchange upon which Class A Preferred Units may be listed or admitted to trading, such notice shall state: (1) the redemption date; (2) the Class A Redemption Price; (3) the number of Class A Preferred Units to be redeemed; and (4) that distributions on the units to be redeemed will cease to accrue on such redemption date. If less than all of the Class A Preferred Units held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of Class A Preferred Units held by such holder to be redeemed.
(C)    If notice of redemption of any Class A Preferred Units has been given and if the funds necessary for such redemption have been set aside by the REIT for the benefit of the holders of any Class A Preferred Units so called for redemption, then, from and after the redemption date, dividends shall cease to accrue on such Class A Preferred Units, such Class A Preferred Units shall no longer be deemed outstanding and all rights of the holders of such interests shall terminate, except the right to receive the Class A Redemption Price. The Class A Preferred Units shall be redeemed in accordance with the notice and no further action on the part of the holders of such interests shall be required.
(D)    The deposit of funds with a bank or trust corporation for the purpose of redeeming Class A Preferred Units shall be irrevocable except that: (1) the REIT shall be entitled to receive from such bank or trust corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any units redeemed shall have no claim to such interest or other earnings; and (2) any balance of monies so deposited by the REIT and unclaimed by the holders of the Class A Preferred Units entitled thereto at the expiration of two years from the applicable redemption dates shall be repaid, together with any interest or other earnings thereon, to the REIT, and after any such repayment, the holders of the units entitled to the funds so repaid to the REIT shall look only to the REIT for payment without interest or other earnings.
(v)    Application of Article 6. The Class A Preferred Units are subject to the provisions of Article 6 of this Agreement, including, without limitation, the provision for the redemption of units transferred to the Excess Unit Trust.

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(vi)    Status of Redeemed Units. Any Class A Preferred Units that shall at any time have been redeemed or otherwise acquired by the REIT shall, after such redemption or acquisition, have the status of authorized but unissued preferred units, without designation as to class until such units are once more classified and designated as part of a particular class by the Manager.
(f)    Voting Rights. Except as provided in this Section 3.3(f), the holder of the Class A Preferred Units shall not be entitled to vote on any matter submitted to the members of the REIT for a vote. Notwithstanding the foregoing, the consent of the holders of a majority of the outstanding Class A Preferred Units (excluding any interests that were not issued in a private placement of the Class A Preferred Units conducted by H&L Equities, LLC), voting as a separate class, shall be required for (i) the authorization or issuance of any membership interest or equity security of the REIT with any rights that are senior to or have parity with the Class A Preferred Units, (ii) any amendment to this Agreement or the Certificate that has a material adverse effect on the rights and preferences of the Class A Preferred Units or that increases the number of authorized or issued Class A Preferred Units or (iii) any reclassification of the Class A Preferred Units.
(g)    Conversion. The Class A Preferred Units are not convertible into or exchangeable for any other property or securities of the REIT.

ARTICLE 4
DISTRIBUTIONS

4.1    Cash Distributions. Net Cash Flow shall be distributed as determined by the Manager in its sole discretion (provided that such determination may take into account the REIT’s ongoing expenses (including debt payments), anticipated investments or capital expenditures and reserves (in each case, subject to the definition of “Net Cash Flow”)) no less frequently than monthly to the holders of the REIT Units in proportion to their respective Percentage Interests, subject to any distributions required to be made to any holders of Preferred Units. Notwithstanding anything to the contrary in this Agreement, the Manager shall make distributions of Net Cash Flow as shall be necessary for the REIT to qualify as a real estate investment trust under the Code (so long as such qualification is, in the opinion of the Manager, in the best interests of the REIT).
4.2    Withholding. Notwithstanding any other provision of this Agreement, the Manager shall take any action that it determines to be necessary or appropriate to cause the REIT to comply with any withholding requirements established under any federal, state or local tax law, including, without limitation, withholding amounts from any distribution to be made to any Member. Any amounts required to be withheld under any such law by reason of the status of, or any action or failure to act (other than an action or failure to act pursuant to this Agreement) by, any Member shall be withheld from distributions otherwise to be made to such Member, and, to the extent such amounts exceed such distributions, such Member shall pay the amount of such excess to the REIT in the manner and at the time or times required by the Manager. For purposes of this Agreement, any amount withheld from a distribution to a Member and paid to a governmental body shall be treated as if distributed to such Member.

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ARTICLE 5
MEMBERS

5.1    Limitation of Liability.
(a)    Except as expressly provided in this Agreement or under the Act, the Members shall have no liability under this Agreement, and the debts, obligations and liabilities of the REIT, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the REIT, and the Members shall not be obligated personally for any such debt, obligation or liability of the REIT solely by reason of being a Member. The Members shall not be required to lend any funds to the REIT. Each of the Members shall be liable to make payment of his, her or its respective contributions as and when due hereunder and other payments as expressly provided in this Agreement. If and to the extent a Member’s contributions shall be fully paid, such Member shall not, except as required by the express provisions of the Act regarding repayment of sums wrongfully distributed to Members or its subscription document, be required to make any further contributions.
(b)    To the maximum extent permitted under the Act in effect from time to time, neither the Manager nor any of its Affiliates (the “Indemnified Parties”) shall be liable to the REIT or to any Member for any act or omission performed or failed to be performed by any of them, or for any losses, claims, costs, damages or liabilities arising from any such act or omission, except to the extent that such loss, claim, cost, damage or liability results from such Indemnified Party’s willful misconduct or fraud. To the maximum extent permitted under the Act as in effect from time to time, the REIT shall indemnify, defend and hold harmless each Indemnified Party from and against any losses, claims, costs, damages or liabilities to which such Indemnified Party may become subject in connection with the business or affairs of the REIT or any of its subsidiaries, except to the extent that any such loss, claim, cost, damage or liability results from the willful misconduct or fraud of such Indemnified Party.
5.2    No Termination. The death, retirement, resignation, expulsion, bankruptcy, dissolution or any other event that terminates the existence of a Member shall not affect the existence of the REIT, and the REIT shall continue for the term of this Agreement until its existence is terminated as provided herein.

ARTICLE 6
EXCESS UNIT PROVISIONS
6.1    Definitions. For purposes of this Article 6, the following terms shall have the following meanings:
“Beneficial Ownership” shall mean ownership of Units by a Person who would be treated as an owner of such Units either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,”

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“Beneficially Owns,” “Beneficially Own” and “Beneficially Owned” shall have correlative meanings.
“Charitable Beneficiary” shall mean an organization or organizations described in Sections 170(b)(1)(A) and 170(c) of the Code and identified by the Manager as the beneficiary or beneficiaries of the Excess Unit Trust.
“Excess Units” shall have the meaning given to it in Section 6.3(a).
“Excess Unit Trust” shall mean the trust created pursuant to Section 6.14.
“Excess Unit Trustee” shall mean a Person, who shall be unaffiliated with the Company, any Purported Beneficial Transferee and any Purported Record Transferee, identified by the Manager as the trustee of the Excess Unit Trust.
“Existing Holder” shall mean (a) the Company and (b) any Person to whom an Existing Holder Transfers, subject to the limitations provided in this Agreement, Beneficial Ownership of Units causing such transferee to Beneficially Own Units in excess of the Ownership Limit.
“Existing Holder Limit” (a) for the Company shall mean, initially, 100% of the Units, and, after any adjustment pursuant to Section 6.9, shall mean such percentage of the outstanding Units, as the case may be, as so adjusted, and (b) for any Existing Holder who becomes an Existing Holder by virtue of clause (b) of the definition thereof, shall mean, initially, the percentage of the outstanding Units Beneficially Owned by such Existing Holder at the time that such Existing Holder becomes an Existing Holder, but in no event shall such percentage be greater than the Existing Holder Limit for the Existing Holder who Transferred Beneficial Ownership of such Units or, in the case of more than one transferor, in no event shall such percentage be greater than the smallest Existing Holder Limit of any transferring Existing Holder, and, after any adjustment pursuant to Section 6.9, shall mean such percentage of the outstanding Units as so adjusted.
“Market Price” shall mean the market price of such class of Units on the relevant date as determined in good faith by the Manager.
“Ownership Limit” shall initially mean 9.8% in number of the Units or value of the outstanding Units, and after any adjustment as set forth in Section 6.10, shall mean such greater percentage of the outstanding Units as so adjusted. The number and value of the outstanding Units of the Company shall be determined by the Manager in good faith, which determination shall be conclusive for all purposes hereof.
“Person” shall mean an individual, corporation, partnership, estate, trust (including, without limitation, a trust qualified under Section 401(a) or 501(c)(17) of the Code), portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other Entity.
“Prohibited Owner Event” has the meaning provided in Section 6.3(c).

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“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer which results in Excess Units, the beneficial holder of the Units, if such Transfer had been valid under Section 6.2.
“Purported Record Transferee” shall mean, with respect to any purported Transfer which results in Excess Units, the record holder of the Units, if such Transfer had been valid under Section 6.2.
“Redemption Price” has the meaning provided in Section 6.18.
“Restriction Termination Date” shall mean the first day on which the Manager determines that it is no longer in the best interests of the REIT to attempt to, or continue to, qualify as a real estate investment trust under the Code.
6.2    Ownership Limitation.
(a)    Except as provided in Section 6.12, until the Restriction Termination Date, no Person (other than an Existing Holder) shall Beneficially Own Units in excess of the Ownership Limit and no Existing Holder shall Beneficially Own Units in excess of the Existing Holder Limit for such Existing Holder.
(b)    Except as provided in Section 6.12, until the Restriction Termination Date, any Transfer that, if effective, would result in any Person (other than an Existing Holder) Beneficially Owning Units in excess of the Ownership Limit shall be void ab initio as to the Transfer of the Units which would otherwise be Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Units.
(c)    Except as provided in Sections 6.9 and 6.12, until the Restriction Termination Date, any Transfer that, if effective, would result in any Existing Holder Beneficially Owning Units in excess of the applicable Existing Holder Limit shall be void ab initio as to the Transfer of the Units which would be otherwise Beneficially Owned by such Existing Holder in excess of the applicable Existing Holder Limit; and such Existing Holder shall acquire no rights in such Units.
(d)    Until the Restriction Termination Date, any Transfer that, if effective, would result in the Units being beneficially owned (as provided in Section 856(a) of the Code) by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of Units which would be otherwise beneficially owned (as provided in Section 856(a) of the Code) by the transferee; and the intended transferee shall acquire no rights in such Units.
(e)    Until the Restriction Termination Date, any Transfer that, if effective, would result in the REIT being “closely held” within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of the Units which would cause the REIT to be “closely held” within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such Units.

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(f)    Until the Restriction Termination Date, any Transfer that, if effective, would result in the REIT otherwise failing to qualify as a real estate investment trust under the Code shall be void ab initio as to the Transfer of Units that would result in the REIT failing to qualify as a real estate investment trust under the Code; and the intended transferee shall acquire no rights in such Units.
(g)    Until the Restriction Termination Date, any Transfer that, if effective, would result in the REIT becoming a “pension‑held REIT” as defined in Section 856(h) of the Code shall be void ab initio as to the Transfer of Units which would result in the REIT becoming a “pension‑held REIT;” and the intended transferee shall acquire no rights in such Units.
(h)    Until the Restriction Termination Date, subject to Section 8.2(a)(iv), any Transfer that would result in the REIT not maintaining its status as a Domestically‑Controlled REIT shall be void ab initio as to the Transfer of Units which would result in the REIT failing to maintain its status as a Domestically‑Controlled REIT; and the intended transferee shall acquire no rights in such Units.
6.3    Excess Units.
(a)    If, notwithstanding the other provisions contained in this Article 6, at any time, until the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the REIT such that any Person would Beneficially Own Units in excess of the applicable Ownership Limit or Existing Holder Limit (as applicable), then, except as otherwise provided in Sections 6.9 and 6.12, the Units Beneficially Owned in excess of such Ownership Limit or Existing Holder Limit (rounded up to the nearest whole Unit) shall constitute “Excess Units” and shall be treated as provided in this Article 6. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure.
(b)    If, notwithstanding the other provisions contained in this Article 6, at any time, until the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the REIT (as a result of a direct or indirect Transfer or otherwise) which, if effective, would cause the REIT to (i) be beneficially owned (as provided in Section 856(a) of the Code) by less than 100 Persons, (ii) become “closely held” within the meaning of Section 856(h) of the Code, (iii) become a “pension‑held REIT” within the meaning of Section 856(h) of the Code, (iv) subject to Section 8.2(a)(iv), fail to qualify as a Domestically‑Controlled REIT or (v) otherwise fail to qualify as real estate investment trust under the Code, then the Units that are the subject of such Transfer or other event which would cause the REIT to fail such requirement shall constitute “Excess Units” and shall be treated as provided in this Article 6. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure.
(c)    If, at any time prior to the Restriction Termination Date, notwithstanding the other provisions contained in this Article 6, there is an event (a “Prohibited Owner Event”) which would result in the disqualification of the REIT as a real estate investment trust under the Code by virtue of actual, Beneficial or constructive ownership of Units, then Units which result in such

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disqualification shall be automatically exchanged for an equal number of Excess Units to the extent necessary to avoid such disqualification. Such exchange shall be effective as of the close of business on the business day prior to the date of the Prohibited Owner Event. In determining which Units are exchanged, Units owned directly or indirectly by any Person who caused the Prohibited Owner Event to occur shall be exchanged before any Units not so held are exchanged. If similarly situated Persons exist, such exchange shall be pro raw. If the REIT is still so disqualified as a real estate investment trust under the Code, Units owned directly or indirectly by Persons who did not cause the Prohibited Owner Event to occur shall be chosen by random lot and exchanged for Excess Units until the REIT is no longer so disqualified as a real estate investment trust under the Code.
6.4    Prevention of Transfer. If the Manager or its designee shall at any time determine in good faith that a Transfer has taken place in violation of Section 6.2 or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution) or Beneficial Ownership of any Units in violation of Section 6.2, the Manager or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, without limitation, refusing to give effect to such Transfer on the books of the REIT or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of paragraph (b), (c), (d), (e), (f), (g) or (h) of Section 6.2 shall automatically result in the designation and treatment described in Section 6.3, irrespective of any action (or non‑action) by the Manager.
6.5    Notice. Any Person who acquires or attempts to acquire Units in violation of Section 6.2, or any Person who is a transferee such that Excess Units result under Section 6.3, shall immediately give written notice or, in the event of a proposed or attempted Transfer, shall give at least fifteen (15) days prior written notice to the REIT of such event and shall provide to the REIT such other information as the REIT may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the REIT’s status as a real estate investment trust under the Code.
6.6    Information for the REIT. Until the Restriction Termination Date:
(a)    Every Beneficial Owner of more than 1/2 of 1% of the number or value of outstanding Units shall, within thirty (30) days after January 1 of each year, give written notice to the REIT stating the name and address of such Beneficial Owner, the number of Units Beneficially Owned, a description of how such Units are held and whether such Beneficial Owner is a U.S. Person. Each such Beneficial Owner shall provide to the REIT such additional information as the REIT may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the REIT’ s status as a real estate investment trust under the Code.
(b)    Each Person who is a Beneficial Owner of Units and each Person who is holding Units for a Beneficial Owner shall provide to the REIT in writing such information with respect to direct, indirect and constructive ownership of Units as the Manager deems reasonably necessary to comply with the provisions of the Code applicable to a real estate investment trust, to determine the REIT’s status as a real estate investment trust under the Code, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

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6.7    Other Action by Manager. Nothing contained in this Article 6 shall limit the authority of the Manager to take such other action as it deems necessary or advisable to protect the REIT and the interests of its Members by preservation of the REIT’s status as a real estate investment trust under the Code.
6.8    Ambiguities. In the case of an ambiguity in the application of any of the provisions of this Article 6, including, without limitation, any definition contained in Section 6.1, the Manager shall have the power to interpret and determine the application of the provisions of this Article 6 with respect to any situation based on the facts known to the Manager.
6.9    Modification of Existing Holder Limits. The Existing Holder Limits may be modified as follows:
(a)    Subject to the limitations provided in Section 6.11, the Manager may grant options which result in Beneficial Ownership of Units by an Existing Holder pursuant to an option plan approved by the Manager. Any such grant shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section 6.11 to permit the Beneficial Ownership of the Units issuable upon the exercise of such option.
(b)    The Manager shall reduce the Existing Holder Limit for any Existing Holder after any Transfer permitted in this Article 6 by such Existing Holder by the percentage of the outstanding Units so Transferred or after the lapse (without exercise) of an option described in paragraph (a) of this Section 6.9 by the percentage of the Units that the option, if exercised, would have represented, but in either case no Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.
6.10    Increase or Decrease in Ownership Limit. Subject to the limitations provided in Section 6.11, the Manager may from time to time increase or decrease the Ownership Limit; provided, however, that any decrease may only be made prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law that would require a decrease to retain the REIT’s status as a real estate investment trust under the Code, in which case such decrease shall be effective immediately).
6.11    Limitations on Changes in Existing Holder and Ownership Limits.
(a)    Neither the Ownership Limit nor any Existing Holder Limit may be increased (nor may any additional Existing Holder Limit be created) if, after giving effect to such increase (or creation), five (5) Beneficial Owners of Units (including, without limitation, all of the then Existing Holders) could Beneficially Own, in the aggregate, more than 49.9% in number or value of the outstanding Units.
(b)    Prior to the modification of any Existing Holder Limit or Ownership Limit pursuant to Sections 6.9 or 6.10, the Manager may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the REIT’s status as a real estate investment trust under the Code.

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(c)    No Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.
6.12    Waivers by Manager. The Manager, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to the Manager and upon at least fifteen (15) days written notice from a transferee prior to the proposed Transfer which, if consummated, would result in the intended transferee owning Units in excess of the Ownership Limit or the Existing Holder Limit, as the case may be, and upon such other conditions as the Manager may direct, may waive the Ownership Limit or the Existing Holder Limit, as the case may be, with respect to such transferee.
6.13    Severability. If any provision of this Article 6 or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall be affected only to the extent necessary to comply with the determination of such court.
6.14    Trust for Excess Units. Upon any purported Transfer that results in Excess Units pursuant to Section 6.3, such Excess Units shall be deemed to have been transferred to the Excess Unit Trustee, as trustee of the Excess Unit Trust for the exclusive benefit of the Charitable Beneficiary. Excess Units so held in trust shall be issued and outstanding Units of the REIT. The Purported Beneficial Transferee shall have no rights in such Excess Units except as provided in Section 6.17.
6.15    Distributions on Excess Units. Any distributions (whether as dividends, distributions upon liquidation, dissolution or winding up or otherwise) on Excess Units shall be paid to the Excess Unit Trust for the benefit of the Charitable Beneficiary. Upon liquidation, dissolution or winding up, the Purported Record Transferee shall receive the lesser of (a) the amount of any distribution made upon liquidation, dissolution or winding up or (b) the price paid by the Purported Record Transferee for the Units, or if the Purported Record Transferee did not give value for the Units, the Market Price of the Units on the day of the event causing the Units to be held in trust. Any such dividend paid or distribution paid to the Purported Record Transferee in excess of the amount provided in the preceding sentence prior to the discovery by the REIT that the Units with respect to which the dividend or distribution was made had been exchanged for Excess Units shall be repaid by the Purported Record Transferee to the Excess Unit Trust for the benefit of the Charitable Beneficiary.
6.16    Voting of Excess Units. The Excess Unit Trustee shall be entitled to vote the Excess Units for the benefit of the Charitable Beneficiary on any matter. Subject to Delaware law, any vote taken by a Purported Record Transferee prior to the discovery by the REIT that the Excess Units were held in trust shall be rescinded ab initio. The owner of the Excess Units shall be deemed to have given an irrevocable proxy to the Excess Unit Trustee to vote the Excess Units for the benefit of the Charitable Beneficiary.
6.17    Non‑Transferability of Excess Units. Excess Units shall be transferable only as provided in this Section 6.17. At the direction of the REIT, the Excess Unit Trustee shall Transfer the Units held in the Excess Unit Trust to a person whose ownership of the Units will not violate

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the Ownership Limit or Existing Holder Limit and for whom such Transfer would not be wholly or partially void pursuant to Section 6.2. Such Transfer shall be made within sixty (60) days after the latest of (x) the date of the Transfer which resulted in such Excess Units and (y) the date the Manager determines in good faith that a Transfer resulting in Excess Units has occurred, if the REIT does not receive a notice of such Transfer pursuant to Section 6.5. If such a Transfer is made, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Purported Record Transferee and to the Charitable Beneficiary. The Purported Record Transferee shall receive the lesser of the price paid by the Purported Record Transferee for the Units or, if the Purported Record Transferee did not give value for the Units, the Market Price of the Units on the day of the event causing the Units to be held in trust, and the price received by the Excess Unit Trust from the sale or other disposition of the Units. Any proceeds in excess of the amount payable to the Purported Record Transferee shall be paid to the Charitable Beneficiary. Prior to any Transfer of any Excess Units by the Excess Unit Trustee, the REIT must have waived in writing its purchase rights under Section 6.18. It is expressly understood that the Purported Record Transferee may enforce the provisions of this Section 6.17 against the Charitable Beneficiary.
If any of the foregoing restrictions on Transfer of Excess Units is determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Record Transferee may be deemed, at the option of the REIT, to have acted as an agent of the REIT in acquiring such Excess Units and to hold such Excess Units on behalf of the REIT.
6.18    Call by the REIT on Excess Units. Excess Units shall be deemed to have been offered for sale to the REIT, or its designee, at a price per Unit equal to the lesser of the price per Unit in the transaction that created such Excess Units (or, in the case of a devise, gift or other transaction in which no value was given for such Excess Units, the Market Price at the time of such devise, gift or other transaction) and the Market Price of the Units to which such Excess Units relates on the date the REIT, or its designee, accepts such offer (the “Redemption Price”). The REIT shall have the right to accept such offer for a period of ninety (90) days after the later of (x) the date of the Transfer which resulted in such Excess Units and (y) the date the Manager determines in good faith that a Transfer resulting in Excess Units has occurred, if the REIT does not receive a notice of such Transfer pursuant to Section 6.5 but in no event later than a permitted Transfer pursuant to and in compliance with the terms of Section 6.17. Unless the Manager determines that it is in the interests of the REIT to make earlier payments of all of the amount determined as the Redemption Price per Unit in accordance with the preceding sentence, the Redemption Price may be payable at the option of the Manager at any time up to but not later than one year after the date the REIT accepts the offer to purchase the Excess Units. In no event shall the REIT have an obligation to pay interest to the Purported Record Transferee.
ARTICLE 7
TRANSFERS

7.1    Transfer of Interests in the REIT.
(a)    In addition to the limitations set forth in Article 6, a Member shall not Transfer all or any of its interests in the REIT (or any economic interest therein), and no Transfer shall be

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registered by the REIT, if the Manager determines, based upon the advice of counsel, such Transfer would or may (1) violate, or require registration or qualification under, applicable Federal, state or foreign securities laws, (2) result in noncompliance with Regulation S under the Securities Act (to the extent Regulation S is being relied upon), (3) unless a FIRPTA Event shall have occurred, cause the REIT to cease to qualify as a Domestically‑Controlled REIT, or (4) unless a FIRPTA Event shall have occurred, with respect to any Member that is a U.S. Person and to the extent necessary to preserve the status of the REIT as a Domestically‑Controlled REIT, cause the Transfer of such Member’s Units to a Person that is not a U.S. Person.
(b)    Any substituted Member admitted to the REIT shall succeed to all rights and be subject to all the obligations of the transferring Member with respect to the interest to which such Member was substituted. Any transferee of an interest in the REIT who is not admitted as a substituted Member shall have the right to receive distributions pursuant to Article 4, but shall have no other rights hereunder.
(c)    The transferor and transferee of a Member’s interest shall be jointly and severally obligated to reimburse the REIT and the Manager for all expenses (including, without limitation, legal fees) incurred by or on behalf of the REIT and the Manager in connection with any Transfer (except with respect to transfers caused by the death of a Member in which case the transferor and transferee shall not be obligated to so reimburse the REIT and the Manager). If, under applicable law, a Transfer of an interest in the REIT that does not comply with this Section 7.1 is nevertheless legally effective, the transferor and transferee shall be jointly and severally liable to the REIT and the Manager for, and shall indemnify and hold harmless the REIT and the Manager against, any losses, damages or expenses (including, without limitation, attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by them in connection with such Transfer.
(d)    To the fullest extent permitted under applicable law, each Member shall indemnify and hold harmless the REIT, the Manager and all other Members who were or are parties, or are threatened to be made parties, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation, misstatement of facts or omission to state facts made (or omitted to be made), noncompliance with any agreement or failure to perform any covenant by any such Member in connection with any Transfer of all or any portion of such Member’s interest (or any economic interest therein) in the REIT, against any losses, damages or expenses (including, without limitation, attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by it or them in connection with such action, suit or proceeding and for which it or they have not otherwise been reimbursed.

 ARTICLE 8
MANAGER
8.1    Appointment of the Manager. The Members delegate all their power and authority to the Manager. Notwithstanding anything to the contrary in this Agreement, the Manager shall have continuing exclusive authority over the management of the REIT and the conduct of the REIT’s

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affairs. Each Member agrees that the Manager’s management of the REIT is intended to meet the requirements of Code Section 856(a)(1) at all times and shall be interpreted in a manner consistent therewith. The Company shall have the sole right to appoint, replace and remove the Manager and the sole right to appoint a substitute Manager. The Company shall also have the sole right to appoint, replace and remove one or more supplemental Managers with such management rights as the Company shall indicate.
8.2    Rights, Duties and Powers of the Manager.
(a)    (i)    Subject to Section 8.2(a)(ii), the Manager in its sole discretion shall have full, complete and exclusive right, power and authority to exercise all the powers of the REIT set forth in Section 2.7 and Section 2.9 and to do all things necessary to effectuate the purposes of the REIT as set forth in Section 2.7. The Manager shall exercise on behalf of the REIT complete discretionary authority for the management and the conduct of the affairs of the REIT. No Member shall have any right to participate in, or exercise control or management power over, the business and affairs of the REIT, it being understood that said limitation shall not affect any rights of a Member other than its rights as a “member” (within the meaning of the Act).
(ii)    Except as otherwise provided in Section 8.2(a)(iv), the Project may only be sold, exchanged or otherwise disposed of in connection with a like‑kind exchange of the Project pursuant to Section 1031 of the Code that does not result in the recognition of any taxable gain to the REIT, an involuntary conversion of the Project pursuant to Section 1033 of the Code that does not result in the recognition of any taxable gain to the REIT, or any other disposition or transfer that pursuant to a nonrecognition provision in the Code does not result in the recognition of any taxable gain to the REIT (the “REIT Disposition Requirement”).
(iii)    The Manager shall use “Best Efforts” (as defined below) to cause the REIT to satisfy the requirements for taxation as a Domestically‑Controlled REIT; provided, however, that the Manager and its Affiliates shall not be required to engage in any transaction with, or on behalf of, the REIT or contribute additional capital to the REIT in connection with such obligation. For purposes of the foregoing sentence, the Manager’s “Best Efforts” means that (A) no Capital Contribution shall be accepted and no Transfer or redemption of interests in the REIT shall be allowed if as a result thereof more than 49% of the interests in the REIT would be held, directly or indirectly by Persons that are not U.S. Persons, and (B) no Transfer of less than all of the Company’s interest in the REIT shall be permitted if such Transfer would result in the REIT no longer qualifying as a Domestically‑Controlled REIT. In satisfying the requirements of this Section 8.2(a)(iii), in the absence of actual knowledge to the contrary, the Manager shall be entitled to rely upon the most recent written representations of the direct or indirect partners or members and prospective partners or members of the REIT regarding the extent to which they are, or are owned by, U.S. Persons.
(iv)    The provisions of Sections 8.2(a)(ii) and (iii) shall not apply if either (A) there is not at least one REIT Member, (B) the REIT has received a Qualifying Opinion that there has been a change in applicable U.S. law that eliminates the material adverse tax consequence relating to the receipt by a REIT Member of Real Estate Proceeds, (C) a FIRPTA Event has occurred or (D) the Manager (in accordance with the terms of the Company Agreement), has waived in

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writing the provisions of Sections 8.2(a)(ii) and 8.2(a)(iii). Without limiting the foregoing, if a FIRPTA Event has occurred, the Project may be directly sold, exchanged or otherwise disposed of for cash rather than selling, exchanging or otherwise disposing of for cash the Company’s interest in the REIT. In addition, upon the occurrence of a FIRPTA Event, the provisions in Article 6 and Article 7 limiting ownership and transfers to maintain the status of the REIT as a Domestically‑Controlled REIT shall no longer be applicable. In addition, the provisions of Sections 8.2(a)(ii) and/or (iii) shall not apply if the Manager has elected the provisions of Sections 8.2(a)(ii) and/or (iii) shall not apply in accordance with the terms and provisions of the Company Agreement.
(b)    The Manager shall have the power and authority, on behalf of the REIT, to delegate to one or more Persons its rights and powers to manage and control the affairs of the REIT. Such delegation shall be by a management agreement or other agreement with such Persons and such delegation shall not cause the Manager to cease to be a “manager” (within the meaning of the Act).
(c)    In dealing with the Manager acting for or on behalf of the REIT, no Person shall be required to inquire into, and Persons dealing with the REIT are entitled to rely conclusively on, the right, power and authority of the Manager to bind the REIT.
(d)    The Manager and its Affiliates shall not be obligated to do or perform any act or thing in connection with the business of the REIT not expressly set forth in this Agreement.
8.3    Business with Affiliates; Other Activities.
(a)    The REIT may acquire or invest in the Project, notwithstanding that BHMF REIT, the Manager, their respective Affiliates, any BHMF REIT‑Sponsored Investment Program or any BHMF REIT Venture holds a material (or lesser) interest in the Project or that the Project has been recently developed by, or is to be developed by, BHMF REIT, the Manager, any of their respective Affiliates, any BHMF REIT‑Sponsored Investment Program or any BHMF REIT Venture and, subject to Section 8.2(a), may sell, assign or otherwise Transfer interests in the Project or other assets of the REIT to, and otherwise enter into a joint venture or other partnership or co‑ownership arrangement with, BHMF REIT, the Manager, any of their respective Affiliates, any BHMF REIT‑Sponsored Investment Program or any BHMF REIT Venture, all on such terms and conditions as the Manager determines are fair and reasonable to the REIT.
(b)    Except as set forth in Section 8.3(c), the REIT, directly or indirectly, may, as necessary or appropriate, engage in any transaction with or employ or retain the Manager or any of its Affiliates to provide services (including, without limitation, administration, accounting, construction management, data processing, development, engineering, environmental, financing, insurance brokerage, management and servicing, leasing, legal, market research, mortgage financing, property management or other similar services) that would otherwise be performed for the REIT by the third parties on terms (including, without limitation, the consideration to be paid) that are determined by the Manager to be fair and reasonable to the REIT, and such Persons may receive from the REIT compensation (including, without limitation, salary, salary related employment costs and expenses of the employees who provide such services and other overhead

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[***] Confidential material redacted and filed separately with the Securities and Exchange Commission.

expenses allocable thereto, as reasonably determined by the Manager based on the time expended by the employees who render such services or on a project‑by‑project basis) in addition to that expressly provided for in this Agreement. In furtherance, and not by way of limitation, of the foregoing, it is expressly acknowledged and agreed that the Manager may cause the REIT (or a subsidiary thereof that owns the Project) to engage the Management Company (or another Affiliate of BHMF REIT) to perform property management, leasing and related services for the Project for a fee (the “Management Fee”) equal to *** of the gross revenues from the Project; provided, however, in the event the Manager retains a third party to perform any of such property management, leasing and related services for the Project, then in addition to the Management Fee, the Manager (or its designated Affiliate) shall earn an oversight fee (the “Oversight Fee”) for overseeing such third party, in an amount equal to *** of the gross revenues from the Project, but in no event shall the aggregate amount of the Management Fee and Oversight Fee paid to the Manager (or its designated Affiliate) with respect to the Project exceed *** of the gross revenues of the Project.
(c)    Nothing herein contained shall prevent or prohibit the Manager, BHMF REIT or any of their respective Affiliates, or any of their respective trustees, officers, directors, members, partners, employees or shareholders from acquiring, developing, investing in, managing, leasing or otherwise dealing in real property of any kind or nature for its own account or that of any of its Affiliates or third parties or from entering into, engaging in or conducting any other activity or performing for a fee any service (including, without limitation, engaging in any business dealing with real property of any type or location, acting as a director, officer or employee of any corporation, as a trustee of any trust, as a general partner of any partnership, as a member of any limited liability company or as an administrative official of any other Entity, or receiving compensation for services to, or participating in profits derived from, the investments of any such corporation, trust, partnership, limited liability company or other Entity, regardless of whether such activities are competitive with the REIT). The fact that the Manager, BHMF REIT or their respective Affiliates may encounter opportunities to purchase, otherwise acquire, lease, sell or otherwise dispose of real or personal property and make take advantage of such opportunities themselves or introduce such opportunities to other Persons in which it has or has not any interest, shall not subject the Manager, BHMF REIT or their respective Affiliates to liability to the REIT or any of the Members (or any of the direct or indirect partners or members of the Members) on account of the lost opportunity.

ARTICLE 9
DISSOLUTION AND TERMINATION

9.1    Events of Dissolution.
(a)    In accordance with Section 18‑801 of the Act, and the provisions therein permitting this Agreement to specify the events of the REIT’s dissolution, the REIT shall be dissolved and the affairs of the REIT wound up upon the occurrence of any of the following events:
(i)    “events of bankruptcy” (as described in Section 18‑304 of the Act) or insolvency or dissolution of the Manager, absent the Members’ decision to continue the REIT within ninety (90) days following such event; the dissolution of the Company pursuant to terms of the Company Agreement;

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(ii)    the entry of a decree of judicial dissolution under Section 18‑802 of the Act; and
(iii)    the election by the Manager, in its sole discretion, to dissolve the REIT.
Each Member hereby irrevocably waives any and all rights it may have to obtain a dissolution of the REIT in any way other than as specified above.
(b)    Dissolution of the REIT shall be effective on the day on which the event occurs which gives rise to the dissolution, but the REIT shall not terminate until the assets of the REIT shall have been distributed as provided herein and a certificate of cancellation has been filed with the Secretary of State of the State of Delaware.
9.2    Application of Assets.
(a)    Upon dissolution of the REIT, the business and affairs of the REIT shall be wound up as provided in this Section 9.2. The Manager shall act as the “Liquidator”; provided, that if the REIT has been dissolved pursuant to Section 9.1(a)(i), the Liquidator shall be the same Person approved as the “Liquidator” under the Company Agreement. The Liquidator shall wind up the affairs of the REIT, shall dispose of such REIT Assets in accordance with Section 9.2(b) as it deems necessary or appropriate and shall pay and distribute the assets of the REIT, including, without limitation, the proceeds of any such disposition, as follows:
(i)    first, to creditors, including, without limitation, Members who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the REIT (whether by payment or by establishment of reserves as determined by the Liquidator in its sole discretion), other than distributions to Members pursuant to Article 4, and
(ii)    second, to the Members in accordance with Section 4.1.
(b)    The Liquidator shall, in its sole discretion but subject to Section 8.2(a)(ii), determine whether to sell any REIT Assets, including, without limitation, the Project, and if so, whether at a public or private sale, for what price and on what terms. If the Liquidator determines to sell or otherwise dispose of any REIT Asset or any interest therein, the Liquidator shall not be required to do so promptly but shall have full right and discretion to determine the time and manner of such sale or sales giving due regard to the activity and condition of the relevant market and general financial and economic conditions. If the Liquidator determines not to sell or otherwise dispose of any REIT Asset or any interest therein, the Liquidator shall not be required to distribute the same to the Members promptly but shall have full right and discretion to determine the time and manner of such distribution and distributions giving due regard to the interests of the Members.

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(c)    Each Member shall look solely to the assets of the REIT for all distributions with respect to the REIT and shall have no recourse therefor (upon dissolution or otherwise) against the Manager, the Liquidator or any other Member (or any of their Affiliates).
9.3    Procedural and Other Matters.
(a)    Upon dissolution of the REIT and until the filing of a certificate of cancellation, the Liquidator may, in the name of, and for and on behalf of, the REIT, prosecute and defend suits, whether civil, criminal or administrative, settle and close the business of the REIT, dispose of and convey the property of the REIT, discharge or make reasonable provision for the liabilities of the REIT, and distribute to the Members any remaining assets of the REIT, in accordance with this Article 9 and all without affecting the liability of Members or the Manager and without imposing liability on the Liquidator.
(b)    The Certificate may be canceled upon the dissolution and the completion of winding up of the REIT, by any Person authorized to cause such cancellation in connection with such dissolution and winding up.

ARTICLE 10
APPOINTMENT OF ATTORNEY‑IN‑FACT

10.1    Appointment and Powers.
(a)    Each Member hereby irrevocably constitutes and appoints the Manager, with full power of substitution, as his, her or its true and lawful attorney‑in‑fact, with full power and authority in his, her or its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents, instruments and conveyances as may be necessary or appropriate to carry out the provisions or purposes of this Agreement.
(b)    The authority granted by this Section 10.1 is a special power of attorney coupled with an interest, is irrevocable, and shall not be affected by the subsequent incapacity or disability of a Member, may be exercised by a signature for each Member or by a single signature of the Manager acting as attorney‑in‑fact for all of them, and shall survive the Transfer by a Member of the whole or any portion of his, her or its interests in the REIT.
10.2    Presumption of Authority. Any Person dealing with the REIT may conclusively presume and rely upon the fact that any instrument referred to above, executed by the Manager acting as attorney‑in‑fact, is authorized, regular and binding, without further inquiry.

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ARTICLE 11
MISCELLANEOUS
11.1    Notices.
(a)    Any notice, request, demand or other communication shall be in writing and shall be deemed to have been duly given if personally delivered or sent by certified, registered or overnight mail or courier or by e‑mail or facsimile transmission confirmed by letter, and shall be deemed received, unless earlier received, (i) if sent by certified or registered mail, return receipt requested, when actually received, (ii) if sent by overnight mail or courier, when actually received, (iii) if sent by e‑mail or facsimile transmission, on the date sent (provided that confirmed receipt is obtained), and (iv) if delivered by hand, on the date of receipt.
(b)    All such notices, demands and requests shall be addressed as follows: (i) if to the REIT, to its principal place of business, as set forth in Section 2.4 and (ii) if to a Member, to the address of such Member listed on Exhibit A.
(c)    By giving to the other parties written notice thereof, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address.
11.2    Access to Information; Books and Records. A Member may, subject to such reasonable standards as may be established from time to time by the Manager, obtain from the Manager, from time to time upon reasonable demand for any purpose reasonably related to such Member’s interest in the REIT as a Member, such information (including, without limitation, that specified in Section 18‑305 of the Act) regarding the affairs of the REIT as is just and reasonable. The books and records of the REIT shall be maintained by the REIT at its principal place of business and shall be available upon reasonable notice for inspection by the Members at reasonable hours during any business day.
11.3    Word Meanings. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to the subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires. As used herein, the word “or” shall not be exclusive, and the terms “includes” and “including” and words of similar import shall be deemed to be followed by the words “without limitation” to the extent such words do not already follow any such term.
11.4    Successors. The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, legal representatives, successors and permitted assigns of the respective parties hereto.
11.5    Amendments. Subject to the voting rights of holders of Class A Preferred Units as set forth in Section 3.3(f), this Agreement may be amended from time to time by the Manager acting

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alone, without the necessity of any approval or consent of any of the Members. The Manager shall provide promptly the Members with a copy of any amendment to this Agreement made pursuant to this Section 11.5.
11.6    Waiver. The waiver by any party hereto of a breach of any provisions contained herein shall be in writing, signed by the waiving party, and shall in no way be construed as a waiver of any succeeding breach of such provision or the waiver of the provision itself.
11.7    Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to such state’s laws concerning conflicts of laws. In the event of a conflict between any provisions of this Agreement and any nonmandatory provisions of the Act, the provision of this Agreement shall control and take precedence.
11.8    Title to REIT Assets. All assets of the REIT shall be deemed to be owned by the REIT as an entity, and no Member, individually or collectively, shall have any ownership interest therein. Each Member hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the REIT Assets. Legal title to any or all REIT Assets may be held in the name of the REIT, the Manager or one or more nominees or direct or indirect subsidiaries of any of them, as the Manager shall determine. The Manager hereby declares and warrants that any REIT Assets for which legal title is held in the name of the Manager shall be held in trust by the Manager for the use and benefit of the REIT in accordance with the provisions of this Agreement. All assets of the REIT shall be recorded as owned by the REIT on the REIT’ s books and records, irrespective of the name in which legal title to such assets is held.
11.9    Severability of Provisions. Each provision of this Agreement shall be deemed severable, and if any part of any provision is held to be illegal, void, voidable, invalid, nonbinding or unenforceable in its entirety or partially or as to any party, for any reason, such provision may be changed, consistent with the intent of the parties hereto, to the extent reasonably necessary to make the provision, as so changed, legal, valid, binding and enforceable. If any provision of this Agreement is held to be illegal, void, voidable, invalid, nonbinding or unenforceable in its entirety or partially or as to any party, for any reason, and if such provision cannot be changed consistent with the intent of the parties hereto to make it fully legal, valid, binding and enforceable, then such provision shall be stricken from this Agreement, and the remaining provisions of this Agreement shall not in any way be affected or impaired, but shall remain in full force and effect.
11.10    Headings. The headings contained in this Agreement have been inserted for the convenience of reference only, and neither such headings nor the placement of any term hereof under any particular heading shall in any way restrict or modify any of the terms or provisions hereof.
11.11    Further Assurances. The parties hereto shall execute and deliver all documents, provide all information and do or refrain from doing all such further acts and things as may be required to carry out the intent and purposes of the REIT.

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11.12    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.
11.13    Entire Agreement. This Agreement (including, without limitation, all exhibits and schedules hereto) and any subscription agreement for Units constitute the entire agreement between the parties hereto with respect to the transactions contemplated herein, and supersedes all prior understandings or agreements, oral or written, among the parties.
11.14    Jurisdiction; Venue. Any action or proceeding against the parties relating in any way to this Agreement may be brought and enforced, in the courts of the State of Texas to the extent subject matter jurisdiction exists therefor or the United States District Court for the Northern District of Texas, and the parties irrevocably submit to the jurisdiction of both such courts in respect of any such action or proceeding. The parties irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any such action or proceeding in the courts of the State of Texas or the United States District Court for the Northern District of Texas and any claim that any such action or proceeding brought in any such court has been brought in any inconvenient forum.
11.15    Appointment of the Paying Agent. The holders of Class A Preferred Units hereby authorize REIT Funding, LLC, with an address at 100 Colony Square, Suite 2120, 1175 Peachtree Street, NE, Atlanta, Georgia 30361‑6206, to act as paying agent on behalf of the holders of Class A Preferred Units (the “Paying Agent”). Any dividend payments received by the Paying Agent shall be deemed paid to the holders of Class A Preferred Units on the later of the date received by the Paying Agent or the date declared for payment.
[Remainder of Page Intentionally Left Blank;
Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Limited Liability Company Agreement as of the day and year first above written.

MEMBER: [Name of applicable Venture], a Delaware limited liability company By: [Name of manager of applicable Venture], its [manager] By: _______________ Name: _____________ Title: ______________
MANAGER: [Name of applicable Venture], a Delaware limited liability company By: [Name of manager of applicable Venture], its [manager] By: ________________ Name: ______________ Title: _______________

EXHIBIT A TO FORM OF SUBSIDIARY REIT LLC AGREEMENT

MEMBERS OF THE REIT

(AS OF ______ __, 20__)

Name and Address	REIT Units	Percentage Interest
[Name of applicable Venture] 15601 Dallas Parkway, Suite 600 Addison, Texas 75001	100	100%

Exhibit A-1

EXHIBIT B TO FORM OF SUBSIDIARY REIT LLC AGREEMENT

DESCRIPTION OF PROJECT

Exhibit B-1

EXHIBIT E
FORM OF NEW VENTURE AGREEMENT

Exhibit E-1

Revised Form – December 2013

LIMITED LIABILITY COMPANY AGREEMENT

OF

[NAME OF VENTURE]
(a Delaware Limited Liability Company)

Dated as of __________, ____
THE INTERESTS (THE “INTERESTS”) OF [NAME OF VENTURE] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR ANY OTHER APPLICABLE U.S. OR NON‑U.S. SECURITIES LAWS, IN EACH CASE IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE INTERESTS MAY BE ACQUIRED FOR INVESTMENT ONLY, AND NEITHER THE INTERESTS NOR ANY PART THEREOF MAY BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE STATE SECURITIES LAWS AND ANY OTHER APPLICABLE SECURITIES LAWS, AND (II) THE TERMS AND CONDITIONS OF THIS LIMITED LIABILITY COMPANY AGREEMENT. THE INTERESTS WILL NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS AND THIS LIMITED LIABILITY COMPANY AGREEMENT. THEREFORE, PURCHASERS OF THE INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

i

(continued)

ii

(continued)

iii

LIMITED LIABILITY COMPANY AGREEMENT

OF

[VENTURE]
THIS LIMITED LIABILITY COMPANY AGREEMENT of [VENTURE] is made and entered into as of [_______], by and between [__________________], a [__________________] (“BHMF MEMBER”), with its principal office at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, and MONOGRAM RESIDENTIAL MASTER PARTNERSHIP I LP, a Delaware limited partnership (“BH MP”), with its principal office at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.
W I T N E S S E T H
WHEREAS, BHMF Member as the Manager and a Member and BH MP as a Member desire to form a limited liability company for the purpose of owning, operating and managing the real property at [location], the legal description for which is set forth in Exhibit B hereof and known as [name/identity of apartment complex] (the “Project”); and
WHEREAS, BHMF Member and BH MP desire to establish their respective rights and duties relating to the Venture on the terms provided in this Agreement;
NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound hereby do hereby agree as follows:
ARTICLE 1
DEFINITIONS

Capitalized terms used in this Agreement (including, without limitation, Exhibits, Schedules and amendments) have the meanings set forth below or in the Section of this Agreement referred to below, except as otherwise expressly indicated or limited by the context in which they appear in this Agreement. All terms defined in this Agreement in the singular have the same meanings when used in the plural and vice versa. Accounting terms used but not otherwise defined shall have the meanings given to them under U.S. GAAP. References to Sections, Articles and Exhibits and Schedules refer to the sections and articles of, and the exhibits and schedules to, this Agreement, unless the context requires otherwise.
“Acquisition Date” has the meaning ascribed thereto in Section 3.1.
“Act” means the Limited Liability Company Act of the State of Delaware, Del. Code Ann. tit. 6, §§ 18‑101 et seq., as it may be amended from time to time, and any successor to such statute.

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“Administrator” means an independent public accounting firm that has not been engaged by either of BHMF REIT or PGGM PRE Fund or their respective Affiliates within the three‑year period prior to its engagement by the Venture with substantial experience in providing audit or due diligence services with respect to U.S. based real estate related ventures and real property investments.
“Advisory Committee” means the Advisory Committee established pursuant to the terms of the Master Partnership Agreement.
“Affiliate” means, when used with respect to a specified Person, (i) any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the specified Person or (ii) any Person that is an officer, general partner or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person serves in a similar capacity. For this purpose, the term “control” (including, without limitation, the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, which shall conclusively be deemed to exist where one Person directly or indirectly is the beneficial owner of 50.1% or more of any class of voting equity securities or other voting ownership interests of another Person.
“Affiliated Entity” means, with respect to the Manager, an Entity that is an Affiliate of the Manager. For the avoidance of doubt, an Affiliated Entity does not include any individual that is an Affiliate of the Manager.
“Agreement” means this Limited Liability Company Agreement, as amended, modified, supplemented or restated from time to time.
“Applicable Law” has the meaning ascribed thereto in Section 3.4(d).
“Approved Business Plan” has the meaning ascribed thereto in Section 12.7.
“Arbitrator” has the meaning ascribed thereto in Section 6.11(b).
“Arbitration” has the meaning ascribed thereto in Section 6.11(b).
“Bankruptcy” has the meaning ascribed thereto in Section 10.1(b).
“Bankruptcy Event” has the meaning ascribed thereto in Section 10.1(a).
“Beneficial Owner” means a Person who or which is or is treated as a direct or indirect owner of the Subsidiary REIT for purposes of determining the status of the Subsidiary REIT as a domestically‑controlled qualified investment entity under Section 897(h)(4)(B) of the Code.
“BHMF Member” has the meaning ascribed thereto in the preamble to this Agreement, which shall be a direct or indirect wholly owned subsidiary of BHMF REIT.

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“BHMF REIT” means Behringer Harvard Multifamily REIT I, Inc., a Maryland corporation.
“BHMF REIT‑Sponsored Investment Program” means an Entity formed or advised by BHMF REIT or one of its Affiliates.
“BHMF REIT Venture” means an Entity formed or owned by BHMF REIT or one of its Affiliates and one or more third party investment and/or development partners for the purpose of investing in and/or developing real estate and/or real estate related assets.
“BH MP” has the meaning ascribed thereto in the preamble to this Agreement.
“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by applicable law to close.
“Capital Account” has the meaning ascribed thereto in Section 3.6.
“Capital Call” means a call for capital to be contributed to the Venture in accordance with Section 3.2.
“Capital Commitment” means, with respect to any Member, the amount set forth opposite such Partner’s name on Exhibit A, as amended from time to time.
“Capital Contribution” means a capital contribution made by a Member to the Venture in accordance with Section 3.1 or Section 3.3 hereof.
“Cause Event” has the meaning ascribed thereto in the Master Partnership Agreement.
“Certificate” means the Certificate of Formation of the Venture, as originally filed with the office of the Secretary of State of the State of Delaware on [________ __, 20__], as amended, supplemented or otherwise modified from time to time as herein provided.
“Chancery Rules” has the meaning ascribed thereto in Section 6.11(b).
“Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law); any reference to any section of the Code shall include any corresponding provision of succeeding laws. Notwithstanding the foregoing, any change in the Code which materially increases the requirements for qualification of the Subsidiary REIT as a domestically‑controlled qualified investment entity for purposes of Section 897(h)(4)(B) of the Code, or otherwise causes the Subsidiary REIT not to be a domestically‑controlled qualified investment entity for purposes of Section 897(h)(4)(B) of the Code, shall not be included in the definition of “Code” hereunder, it being understood that PGGM PRE Fund will bear the risk of such change; provided that the Manager will use commercially reasonable efforts to minimize the financial impact to PGGM PRE Fund (indirectly through BH MP) of any such change at PGGM PRE Fund’s expense; provided further that the same does not adversely affect BHMF Member’s tax status.

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“Consent” means the vote, approval or consent, as the case may be, of a Person to do the act or thing for which the vote, approval or consent is solicited, or the act of voting or granting such approval or consent, as the context may require.
“Conversion Amount” has the meaning ascribed thereto in Section 3.4(g)(i).
“Conversion Election” has the meaning ascribed thereto in Section 3.4(g)(i).
“Conversion Event” has the meaning ascribed thereto in Section 3.4(g)(i).
“Conversion Right” has the meaning ascribed thereto in Section 3.4(g)(i).
“Corporate Level Personnel” shall mean any person holding the position of “Regional Manager”, “Regional Vice President”, “Vice President”, “Senior Vice President” or “Executive Officer”, within the Manager’s or BHMF REIT’s organization.
“Dead Deal Costs” means any fees, expenses or other costs (including, without limitation, legal, accounting, travel, due diligence, third‑party appraisals and valuations and other fees and out‑of‑pocket expenses) incurred directly or indirectly by or on behalf of the Venture in connection with the potential acquisition by the Venture of an interest in the Project (other than any subsequent acquisition of the interests of a joint venture partner unaffiliated with BHMF Member and PGGM PRE Fund) that is not for any reason consummated.
“Default” has the meaning ascribed thereto in Section 3.4(a).
“Default Loan” has the meaning ascribed thereto in Section 3.4(b).
“Defaulting Member” has the meaning ascribed thereto in Section 3.4(a).
“Dispute” means any and all disputes, disagreements or claims arising from, relating to or in connection with this Agreement, including those between the Members, in respect of any event, circumstance, condition or matter that requires the approval of the Members pursuant to the terms and provisions of this Agreement; provided, however, that a Dispute shall not include any matter described in this Agreement for which a resolution mechanism is specified herein or in the Master Partnership Agreement.
“Domestic Status Loss” means a change in the composition of the Tax Sensitive Beneficial Owner Group, if the effect thereof would be a disqualification of the Subsidiary REIT as a “domestically‑controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code.
“Domestically‑Controlled REIT” means a REIT that is a “domestically‑controlled qualified investment entity” for purposes of Section 897(h)(4)(B) of the Code.
“Entity” means a partnership, corporation, business trust, limited liability company, proprietorship, joint stock company, trust, estate, unincorporated association, joint venture, pension fund, governmental entity, cooperative association or other foreign or domestic entity or enterprise.

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“Expiration Date” has the meaning ascribed thereto in the Master Partnership Agreement.
“Fair Value Method of Accounting” means investment company accounting as defined by U.S. GAAP.
“FIRPTA” has the meaning ascribed thereto in the Master Partnership Agreement.
“FIRPTA Buy / Sell” has the meaning ascribed thereto in the Master Partnership Agreement.
“FIRPTA Event” has the meaning ascribed thereto in the Master Partnership Agreement.
“FIRPTA Event Buy / Sell Election Date” has the meaning ascribed thereto in the Master Partnership Agreement.
“FIRPTA Event Buy / Sell Election Notice” has the meaning ascribed thereto in the Master Partnership Agreement.
“FIRPTA Event Buy / Sell Exercise Date” means, if the Limited Partner has timely delivered a FIRPTA Event Buy / Sell Election Notice to the General Partner in accordance with the terms and provisions of Section 14.4(a) of the Master Partnership Agreement, the date which is six (6) months following the FIRPTA Event Buy / Sell Election Date.
“FIRPTA Event Buy / Sell Procedures” means the buy / sell procedures set forth in Exhibit G to this Agreement.
“General Partner” has the meaning ascribed thereto in the Master Partnership Agreement.
“Indemnified Person” and “Indemnified Persons” have the meanings ascribed thereto in Section 7.2(a).
“Initial Operating Plan” has the meaning described thereto in Section 6.2(a).
“Interest” means, as to a Member, the entire ownership interest of such Member in the Venture at any particular time, including the right of such Member to any and all benefits to which such Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all the terms and provisions of this Agreement.
“Investment Guidelines” means the investment guidelines for the Project described in Exhibit C.
“Key Man” has the meaning ascribed thereto in the Master Partnership Agreement.
“Leverage Parameters” means, unless otherwise agreed by the Members, the leverage parameters of the Venture described in Exhibit D.
“Limited Partner” has the meaning ascribed thereto in the Master Partnership Agreement.

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“Liquidation” means (i) when used with reference to the Venture, the date upon which the Venture ceases to be a going concern, and (ii) when used with reference to any Member, the earlier of (a) the date upon which there is a Liquidation of the Venture or (b) the date upon which such Member’s entire Interest in the Venture is terminated other than by Transfer to a Person other than the Venture.
“Liquidator” has the meaning ascribed thereto in Section 10.3(a).
“Major Decision” has the meaning ascribed thereto in Section 6.3(a).
“Major Dispute” means any disagreement of the Members in respect of a Major Decision for the Venture, as set forth in Section 6.3(a)(vi) through (xviii), (xx) and (xxi) hereof.
“Major Dispute Event” has the meaning ascribed thereto in Section 6.10(a).
“Major Dispute Notice” has the meaning ascribed thereto in Section 6.10(a).
“Major Dispute Project Sale Right” has the meaning ascribed thereto in Section 13.1(a).
“Management Company” means Behringer Harvard Multifamily Management Services, LLC, a Texas limited liability company, and its successors and assigns.
“Management Fee” has the meaning ascribed thereto in Section 6.4(b).
“Manager” means BHMF Member, or any permitted successor or delegee of BHMF Member in accordance with this Agreement, in such Person’s capacity as the manager of the Venture.
“Manager Cause Event” means the declaration by BH MP that the occurrence of an event or circumstance described in one of the following clauses (i) through (v) constitutes a “Manager Cause Event” as provided in Section 6.9: (i) a material breach of this Agreement by the Manager if such breach has had or is reasonably expected to have a material adverse effect on the Venture, (ii) the Manager taking any action which is a Major Decision or which otherwise requires the consent of the Members under this Agreement hereunder, in each case if such action has had or is reasonably expected to have a material adverse effect on the Venture and such action was taken without the prior consent of BH MP in accordance with this Agreement, (iii) any breach of applicable law or gross negligence by the Manager, BHMF REIT, any director of the Manager or BHMF REIT, Key Man or any Corporate Level Personnel if such breach of applicable law or gross negligence, has had or is reasonably expected to have a material adverse effect on the Venture, (iv) any fraud or willful misconduct by the Manager, BHMF REIT, any director of the Manager or BHMF REIT, Key Man or any Corporate Level Personnel if such fraud or willful misconduct, has had or is reasonably expected to have a material adverse effect on the Venture, or (v) the Manager or BHMF REIT filing either a Chapter 7 or a Chapter 11 bankruptcy proceeding or admitting in writing in any similar proceeding its inability to pay its debts as they mature, but in each of the foregoing clauses (i) through (iv) only if such material breach, action or conduct is not cured (to the extent such material breach, action or conduct is capable of cure) by the Manager or BHMF REIT (as applicable) within sixty (60) days following the date on which the Manager first obtained knowledge

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of the occurrence of such material breach, action or conduct (which sixty (60) day period can be extended by sixty (60) days for a total of one hundred twenty (120) days following the date on which the Manager first obtained knowledge of the occurrence of such material breach, action or conduct if the Manager or BHMF REIT (as applicable) commences to cure such material breach, action or conduct within such initial sixty (60) day period, such material breach, action or conduct remains capable of cure and thereafter the Manager or BHMF REIT (as applicable) diligently pursues the cure of such material breach, action or conduct); provided, however, the Manager and BHMF REIT shall not have a cure right with respect to the conduct described in the foregoing clause (iv) if such conduct was committed by a Key Man.
“Master Partnership Agreement” means that certain Fourth Amended and Restated Agreement of Limited Partnership of BH MP, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Matching Right” has the meaning ascribed thereto in Section 13.1.
“Maximum Rate” has the meaning ascribed thereto in Section 3.4(d).
“Member” means BH MP or BHMF Member, or any permitted successor or assign of either of them in accordance with this Agreement, in such Person’s capacity as a member of the Venture.
“Net Cash Flow” as of the end of any period, means the unrestricted cash of the Venture as of the end of such period (i.e. cash of the Venture not held for resident security deposits, lender, development or other escrows or restricted accounts), less (without any duplication):
(1)    any Capital Contributions (A) then held by the Venture, (B) not then invested in or allocated to the Project and (C) anticipated (in the sole discretion of the Manager) to be invested in the Project; and
(2)    operating reserves for amounts anticipated to be paid during the thirty (30) day period following the end of such period (as determined by the Manager in its sole discretion), which amounts include, without limitation, fees, organizational expenses, budgeted capital expenditures and operating expenses, including amounts necessary to meet periodic real estate tax and insurance installment payments and payments on debt service; and
(3)    non‑operating reserves (as determined by the Manager in its sole discretion), which include, without limitation, capital expenditures, projected financing costs, non‑budgeted expenditures and escrows, but in no event in excess of (A) two percent (2.0%), multiplied by (B) the net asset value of the Project.
“Non‑defaulting Member” has the meaning ascribed thereto in Section 3.4(a).
“Non‑Reimbursable Expenses” means fees, costs, and expenses incurred by the Manager, its Affiliates, or their respective employees or agents in evaluating, negotiating, or structuring the Project (including, without limitation, market research costs, travel costs, acquisition personnel costs and overhead, senior management personnel costs and overhead, due diligence personnel costs

7

and overhead, and data communication costs); provided that Non‑Reimbursable Expenses shall not include any such fees, costs and expenses that have been approved by the Advisory Committee as part of the acquisition of the Project or by BH MP as part of the Initial Operating Plan or any Subsequent Operating Plan.
“Operating Expenses” has the meaning ascribed thereto in Section 5.4(b).
“Organizational Expenses” has the meaning ascribed thereto in Section 5.4(a).
“Oversight Fee” has the meaning ascribed thereto in Section 6.4(b).
“Percentage Interest” means, as to any Member, its percentage ownership interest in the Venture as set forth in Exhibit A, as the same may be amended from time to time, or as may be adjusted pursuant to Section 3.4(g) hereof.
“Permitted Temporary Investments” means investments in (i) U.S. government and agency obligations with maturities of not more than one year and one day from the date of acquisition, (ii) commercial paper with maturities of not more than six months and one day from the date of acquisition and having a rating assigned to such commercial paper by Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc. (or, if neither such organization shall rate such commercial paper at such time, by any nationally recognized rating organization in the United States of America) equal to one of the two highest commercial paper ratings assigned by such organization, it being understood that as of the date hereof such ratings by Standard and Poor’s Rating Services are “P1” and “P2” and such ratings by Moody’s Investors Service, Inc. are “Al” and “A2,” (iii) interest bearing deposits in U.S. banks with an unrestricted surplus of at least $250 million, maturing within one year and (iv) money market mutual funds with assets of not less than $500 million, substantially all of which assets are believed by the Manager to consist of items described in the foregoing clause (i), (ii) or (iii).
“Person” means an individual or Entity.
“Petitioner” has the meaning ascribed thereto in Section 6.11(b).
“PGGM PRE Fund” means Stichting Depositary PGGM Private Real Estate Fund (the “Depositary”), a Dutch foundation, acting in its capacity as depositary of and for the account and risk of PGGM Private Real Estate Fund (the “Fund”), a Dutch fund for the joint account of the participants (fonds voor gemene rekening), together with the Fund.
“Prior Operating Plan” has the meaning ascribed thereto in Section 6.2(b).
“Profits” or “Losses” means, for each period taken into account under Article 4, an amount equal to the Venture’s taxable income or taxable loss for such period, determined in accordance with federal income tax principles, adjusted to the extent the Manager determines that such adjustment is necessary to comply with the requirements of Section 704(b) of the Code.
“Project” has the meaning described thereto in the recitals to this Agreement.

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“Project Sale Bid Date” has the meaning ascribed thereto in Section 13.1(f).
“Project Sale NAV” has the meaning ascribed thereto in Section 13.1(g).
“Project Sale Offer” has the meaning ascribed thereto in Section 13.1(a).
“Project Sale Period” has the meaning ascribed thereto in Section 13.1(d).
“Project Sale Trigger Event” has the meaning ascribed thereto in Section 13.1(a).
“Qualifying Opinion” means a written opinion of outside, reputable tax counsel licensed to practice law in the United States and acting reasonably.
“Real Estate Proceeds” means proceeds from the direct sale of the Project (as opposed to proceeds from the sale of interests in the Subsidiary REIT).
“REIT” means a real estate investment trust under the Code.
“REIT Member” means a direct or indirect (through another partnership or limited liability company) Member of the Venture that is not a U.S. Person and for whom the direct or indirect receipt of Real Estate Proceeds would have a material adverse tax consequence on such Member. For the avoidance of doubt PGGM PRE Fund is a REIT Member.
“Respondent” has the meaning ascribed thereto in Section 6.11(b).
“Senior Executives” has the meaning ascribed thereto in Section 6.11(a).
“Shares” means the shares of beneficial interests (including, for the avoidance of doubt, membership interests) in the Subsidiary REIT.
“Subsequent Operating Plan” has the meaning ascribed thereto in Section 6.2(b).
“Subsidiary REIT” means the subsidiary to be formed by the Venture for the purpose of investing in the Project and that has qualified or intends to qualify as a REIT. The form of limited liability company agreement for the Subsidiary REIT is attached hereto as Exhibit E.
“Subsidiary Net Cash Flow” as of the end of any period, means the unrestricted cash (i.e. cash of such entity not held for resident security deposits, lender, development or other escrows or restricted accounts) of any entity in which the Venture owns a direct or indirect interest, including a Subsidiary REIT or an entity in which the Venture owns a direct or indirect interest and that that holds a direct or indirect interest in the Project as of the end of such period, less (without any duplication):

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(1)    any capital contributions (A) then held by such entity, (B) not then invested in or allocated to the Project directly or indirectly owned by such entity and (C) anticipated (in the sole discretion of the “Manager” or “General Partner” of such entity) to be invested in the Project; and
(2)    operating reserves for amounts anticipated to be paid during the thirty (30) day period following the end of such period (as determined by the “Manager” or “General Partner” of such entity in its sole discretion), which amounts include, without limitation, fees, organizational expenses, budgeted capital expenditures and operating expenses, including amounts necessary to meet periodic real estate tax and insurance installment payments, payments on debt service and any required distributions to a Subsidiary REIT’s preferred equity holders; and
(3)    non‑operating reserves (as determined by the “Manager” or “General Partner” of such entity in its sole discretion), which include, without limitation, capital expenditures, projected financing costs, non‑budgeted expenditures and escrows, but in no event in excess of (A) two percent (2.0%), multiplied by (B) the net asset value of such entity’s assets.
“Substitute Capital” has the meaning ascribed thereto in Section 3.3(b).
“Successor Manager” has the meaning ascribed thereto in Section 6.9(a).
“Successor Manager Cause Event” means the declaration by BHMF Member that the occurrence of an event or circumstance described in one of the following clauses (i) through (v) constitutes a “Successor Manager Cause Event” as provided in Section 6.9(c): (i) a material breach of this Agreement by a Successor Manager if such breach has had or is reasonably expected to have a material adverse effect on the Venture, (ii) the Successor Manager taking any action which is a Major Decision under this Agreement or which otherwise requires the Consent of the Members pursuant to this Agreement, in each case if such action has had or is reasonably expected to have a material adverse effect on the Venture and such action was taken without the prior consent of the Members, (iii) any breach of applicable law or gross negligence by the Successor Manager, any director in the organization of the Successor Manager or any Successor Manager Corporate Level Personnel if such breach of applicable law or gross negligence, has had or is reasonably expected to have a material adverse effect on the Venture, (iv) any fraud or willful misconduct by the Successor Manager, any director in the organization of the Successor Manager or any Successor Manager Corporate Level Personnel if such fraud or willful misconduct, has had or is reasonably expected to have a material adverse effect on the Venture, or (v) Successor Manager filing either a Chapter 7 or a Chapter 11 bankruptcy proceeding or admitting in writing in any similar proceeding its inability to pay its debts as they mature, but in each of the foregoing cases only if such material breach, action or conduct is not cured (to the extent such material breach, action or conduct is capable of cure) by the Successor Manager within sixty (60) days following the date on which such Successor Manager first obtained knowledge of the occurrence of such material breach, action or conduct (which sixty (60) day period can be extended by sixty (60) days for a total of one hundred twenty (120) days following the date on which such Successor Manager first obtained knowledge of the occurrence of such material breach, action or conduct if such Successor Manager commences to cure such material breach, action or conduct within such initial sixty (60) day period, such material breach, action or conduct remains capable of cure and thereafter such Successor Manager diligently pursues the cure of such material breach, action or conduct); provided, however, such Successor

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Manager shall not have a cure right with respect to the conduct described in the foregoing clause (iv) if such conduct was committed by a key principal in Successor Manager’s organization.
“Successor Manager Corporate Level Personnel” shall mean any person holding the position of “Regional Manager”, “Regional Vice President”, “Vice President”, “Senior Vice President” or “Executive Officer”, or any person holding a similar senior position, within Successor Manager’s organization.
“Taxes” means all taxes, charges, fees, duties, levies or other assessments, including without limitation, income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational and interest equalization, windfall profits, severance and employees’ income withholding and Social Security taxes, which are imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, and such term shall include any interest, penalties or additions to tax attributable to such Taxes.
“Tax Return” means any report, return or other information required to be supplied to a taxing authority in connection with Taxes.
“Tax Sensitive Beneficial Owner Group” means all Beneficial Owners of Shares other than (i) PGGM PRE Fund, (ii) PGGM PRE Fund’s direct or remote transferees with respect to such Shares, and (iii) the direct or indirect owners of PGGM PRE Fund or its transferees.
“Transfer” means to give, sell, assign, pledge, hypothecate, devise, bequeath or otherwise dispose of, transfer or permit to be transferred, during life or at death. The term “Transfer” when used as a noun, means any Transfer transaction.
“U.S. GAAP” means U.S. generally accepted accounting principles at the time in effect.
“U.S. Person” means a “U.S. Person” as such terms is defined in Section 7701(a)(30) of the Code.
“Valuation Committee” has the meaning ascribed thereto in the Valuation Policy.
“Valuation Policy” means the Valuation Policy of the Venture, as it may be amended, restated, supplemented or otherwise modified from time to time. A form of the Valuation Policy is attached hereto as Exhibit F.
“Venture” means the limited liability company formed hereby.
“Venture Counsel” has the meaning ascribed thereto in Section 14.19.

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ARTICLE 2
THE VENTURE

2.1    Formation of Venture    . . The Manager and the Members hereby form a limited liability company pursuant to the provisions of the Act, and the rights and liabilities of the Members shall be as provided in the Act except as herein otherwise expressly provided.
2.2    Venture Name and Principal Office. The name of the Venture shall be “[_____________]” or such other name as the Manager may determine. The principal place of business and the principal administrative office of the Venture shall be 15601 Dallas Parkway, Suite 600, Addison, Texas 75001. The Venture may change such office and may have such additional offices as the Manager may determine.
2.3    Office of and Agent for Service of Process. The registered office of the Venture in the State of Delaware shall initially be c/o Corporation Service Company, 2711 Centerville Road, Suite 400, in the city of Wilmington, County of New Castle, Delaware, and the Venture’s agent for service of process on the Venture in the State of Delaware shall be The Corporation Service Company. The Venture may change, at any time and from time to time, the location of such registered office and/or such registered agent upon written notice of the change to the Members.
2.4    Term of the Venture. The term of the Venture commenced on the date the Certificate was first filed with the Secretary of State of the State of Delaware and shall continue until the dissolution of the Venture as hereinafter provided or as the Venture may be dissolved or terminated by operation of law.
2.5    Title to Assets. Record title to all assets acquired by the Venture shall be held in the name of the Venture, and no Member shall have any property interest in such assets.
2.6    Purpose and Powers.
(a)    The Venture is organized for the object and purpose of investing in the Project through the Subsidiary REIT, owning, managing, supervising and disposing of such investment as provided in this Agreement, sharing the profits and losses therefrom and engaging in such activities necessary, incidental or ancillary thereto and in any other lawful act or activity in furtherance of the foregoing for which limited liability companies may be organized under the Act. Notwithstanding any other provision of this Agreement, the Venture, and the Manager on behalf of the Venture, may execute, deliver and perform such agreements and documents as the Manager determines are necessary or desirable for the formation, organization and continuation of the Venture. Any provision herein regarding the purpose and powers of the Venture and the authorization of actions hereunder may be done through the Subsidiary REIT (and any subsidiary thereof). In furtherance of this purpose, subject to the limitations and restrictions set forth elsewhere in this Agreement, including, without limitation, Section 6.3 hereof, the Venture shall have all powers necessary, suitable or convenient for the accomplishment of the aforesaid purpose, as principal or agent, including, without limitation, all of the powers that may be exercised by the Manager on behalf of and, except as specifically provided herein, at the expense of, the Venture pursuant to this Agreement or the Act, and further including, without limitation, the following:

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(i)    to organize or cause to be organized the Subsidiary REIT and any subsidiary thereof and to act as manager of the Subsidiary REIT, and to exercise all of the powers, duties, rights and responsibilities associated therewith;
(ii)    to borrow money, encumber assets (other than the Capital Commitments of the Members) and otherwise incur recourse and non‑recourse indebtedness (including, without limitation, the issuance of guarantees of the payment or performance of obligations by any Person) in connection with or in furtherance of the acquisition or development or the financing or refinancing of the Project, including without limitation, entering into hedging transactions (e.g., interest rate swaps or caps);
(iii)    to improve, develop, redevelop, construct, reconstruct, maintain, renovate, rehabilitate, reposition, manage, lease, mortgage and otherwise deal with the assets and/or businesses of the Venture;
(iv)    to lend money on a secured or unsecured basis and, if applicable, in connection therewith take as collateral a mortgage or pledge of any real or personal property and to extend or modify the terms of any such financing;
(v)    to alter or restructure the Venture’s investment in the Project at any time during the term of the Venture without any precondition that the Manager make any distributions to the Members in connection therewith;
(vi)    to make additional investments in the Project subsequent to the Venture’s initial investment in the Project (including, without limitation, additional investments made to finance an acquisition by the Subsidiary REIT or any capital improvements, tenant improvements or other improvements or alterations to any property constituting the Project or otherwise to protect the Venture’s investment in the Project or to provide working capital for the Project); to invest the Venture’s funds in Permitted Temporary Investments;
(vii)    to pay commissions, fees or other charges to Persons that may be applicable in connection with any transactions entered into by or on behalf of the Venture;
(viii)    to open, maintain and close bank accounts and draw checks and other orders for the payment of moneys;
(ix)    to engage outside accountants, custodians, appraisers, attorneys, property managers, leasing brokers and any and all other third‑party agents and assistants, both professional and nonprofessional, and to compensate them in such reasonable degree and manner as the Manager may deem necessary or advisable;
(x)    to enter into, make and perform all contracts, agreements and other undertakings as may be necessary or advisable or incidental to carrying out its purpose, including, without limitation, such agreements as the Manager deems necessary or appropriate for the acquisition, development, operation, management, financing, sale or other disposition of the Project or as otherwise contemplated by this Agreement;

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(xi)    to sue and be sued, to prosecute, arbitrate, settle or compromise all claims of or against third parties, to compromise, arbitrate, settle or accept judgment with respect to claims of or against the Venture and to execute all documents and make all representations, admissions and waivers in connection therewith;
(xii)    to make any and all elections and filings for federal, state, local and foreign tax purposes, including, without limitation, any consent dividend IRS Form 972;
(xiii)    to purchase, and otherwise enter into contracts of, insurance (including, without limitation, property and casualty insurance, terrorism insurance, and liability insurance in respect of any liabilities for which the Venture, the Manager or any other Indemnified Party would otherwise be entitled to indemnification under this Agreement);
(xiv)    to purchase the interest of any third party investment and/or development partners in an entity in which the Subsidiary REIT owns directly or indirectly any equity interest;
(xv)    to enter into and perform the terms of any credit facility as borrower or guarantor and cause the Subsidiary REIT to enter into and perform the terms of any credit facility as borrower, including, without limitation, repaying borrowings under any credit facility on behalf of the Venture; and
(xvi)    to do such other things and engage in such other activities as the Manager may deem necessary, convenient or advisable with respect to the conduct of the business of the Venture, and have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.
(b)    (i)    The interest in the Project owned by the Venture may only be sold, exchanged or otherwise disposed of (A) by selling, exchanging or otherwise disposing of for cash the Venture’s Shares in the Subsidiary REIT or, subject to any other requirements of this Agreement, including, without limitation, Section 2.6(b)(ii), by selling, exchanging or otherwise disposing of for cash a Member’s interest in the Venture, or (B) in connection with a like‑kind exchange of the Project pursuant to Section 1031 of the Code that does not result in the recognition of any taxable gain to the Subsidiary REIT, an involuntary conversion of the Project pursuant to Section 1033 of the Code that does not result in the recognition of any taxable gain to the Subsidiary REIT, or any other disposition or transfer that pursuant to a nonrecognition provision in the Code does not result in the recognition of any taxable gain to the Subsidiary REIT; provided that, in a transaction within the description of the foregoing clause (B) the Members agree on the asset or assets to be acquired as a result of such transaction.
(ii)    The Manager shall use “Best Efforts” (as defined below) to cause the Subsidiary REIT to satisfy the requirements for taxation as a Domestically‑Controlled REIT; provided, however, that the Manager and its Affiliates shall not be required to engage in any transaction with, or on behalf of, the Venture or contribute additional capital to the Venture in connection with such obligation. For purposes of the foregoing sentence, the Manager’s “Best Efforts” means that (A) no Capital Contribution shall be accepted and no redemption of interests

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in the Venture shall be allowed if as a result thereof more than 49% of the interests in the Subsidiary REIT would be held, directly or indirectly (including, without limitation, through the Venture) by Persons that are not U.S. Persons, and (B) no Transfer of less than all of the Venture’s interest in the Subsidiary REIT shall be permitted if such Transfer would result in the Subsidiary REIT no longer qualifying as a Domestically‑Controlled REIT. In satisfying the requirements of this Section 2.6(b)(ii), in the absence of actual knowledge to the contrary, the Manager shall be entitled to rely upon the most recent written representations of the direct or indirect partners or members and prospective partners or members of the Venture regarding the extent to which they are, or are owned by, U.S. Persons.
(iii)    The Manager shall cause the limited liability company agreement, charter or other governing document of the Subsidiary REIT to provide that any Transfer that, if effective, would result in the interests in the Subsidiary REIT being beneficially owned (as provided in Section 856(a) of the Code) by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of any interest in the Subsidiary REIT which would be otherwise beneficially owned (as provided in Section 856(a) of the Code) by the transferee and that the intended transferee shall acquire no rights in such interest.
(iv)    The provisions of Sections 2.6(b)(i) and (ii) shall not apply if either (A) there is not at least one REIT Member, (B) the Venture has received a Qualifying Opinion (from counsel reasonably acceptable to PGGM PRE Fund) that there has been a change in applicable U.S. law that eliminates the material adverse tax consequence relating to the receipt by a REIT Member of Real Estate Proceeds, (C) a FIRPTA Event has occurred, or (D) BH MP has waived in writing the provisions of Sections 2.6(b)(i) and (ii), provided, that, in the case of an event described in the preceding clauses (B) – (D), the Venture shall make and hold its investment in the Project through a Subsidiary REIT, unless BH MP has waived in writing the requirement set forth in this proviso. Without limiting the foregoing, if a FIRPTA Event has occurred, (A) the Project may be directly sold, exchanged or otherwise disposed of for cash rather than selling, exchanging or otherwise disposing of for cash the Venture’s interest in the Subsidiary REIT, and (B) the Project may be acquired by or through a Subsidiary REIT that is not a Domestically Controlled REIT. Upon the occurrence of a FIRPTA Event in accordance herewith, the provisions of Article 8 and Article 9 hereof limiting ownership and transfers to maintain the status of the Subsidiary REIT as a Domestically Controlled REIT shall no longer apply.

ARTICLE 3
MEMBERS AND CAPITAL CONTRIBUTIONS
3.1    Members; Capital Contributions. The name, address and Capital Commitment of each Member shall be as set forth on Exhibit A. Unless otherwise agreed by each Member, the Members shall have no obligation to fund Capital Contributions to the Venture in excess of their respective Capital Commitments set forth on Exhibit A. The Members shall be required to make Capital Contributions under this Section 3.1 in connection with the Project, including the acquisition, development, improvement, financing (including any mezzanine financing), operation or maintenance by the Venture through the Subsidiary REIT of the Project or to pay any Organizational Expenses or Operating Expenses. The obligation of each Member to make any Capital Contribution

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with respect to the Project (including additional funding subsequent to the acquisition, development or financing of the Project) contemplated by this Section 3.1 is subject to the conditions concurrent that (i) (A) the Venture has acquired an interest in the Project or a binding commitment has been executed for the acquisition of an interest in the Project; (B) the Project has been substantially developed by the Manager, an Affiliate or a BHMF‑REIT Sponsored Investment Program; or (C) the Venture, directly or indirectly, has provided mezzanine or other financing for the Project or a binding commitment for the provision of such financing has been executed and, in any case, the applicable event under clause (A), (B) or (C) occurs no later than sixty (60) days after the date of this Agreement (the “Acquisition Date”) and (ii) each other Member has made, or is concurrently making, its proportionate Capital Contribution. If the conditions in clauses (i) and (ii) have not been satisfied or waived on or before the Acquisition Date, then subject to the payment of any Organizational Expenses or Operating Expenses pursuant to Section 5.4, the Capital Contributions, if any, made by the Members pursuant to this Section 3.1 shall be returned to the Members, and this Agreement will terminate and be of no further force and effect.
3.2    Capital Calls. The Manager from time to time may call for payment on at least ten (10) Business Days’ prior notice of (i) each Member’s Capital Commitment, or any portion thereof, to the extent the conditions concurrent to the contribution obligations in Section 3.1 are met or (ii) additional Capital Contributions in accordance with Section 3.3. Each call for contributions of capital from the Members shall be made in accordance with their respective Percentage Interests. Except as otherwise provided in Section 3.3 or unless otherwise agreed by a Member, the amount of such Capital Call for a Member shall not exceed the amount of its Capital Commitment as set forth on Exhibit A. Except as otherwise provided in Section 3.3 or unless otherwise agreed by a Member, such Member shall not be required to fund a Capital Call other than as provided in Section 3.1.
3.3    Additional Capital Contributions.
(a)    If at any time, and from time to time, after the date on which each of the Members has made its Capital Contributions up to the amount of such Member’s Capital Commitment in accordance with Section 3.1 hereof, additional cash in excess of Net Cash Flow and other funds available to the Venture is required by the Venture (i) in order to pay any Organizational Expenses or Operating Expenses, or (ii) in respect of the Project, including in order to pay the costs of maintenance, repairs, capital improvements, replacements or other expenses necessary to comply with lease or other contractual obligations of the Subsidiary REIT (or any subsidiary thereof that owns the Project) and to keep the Project in good condition and repair, then the Manager may make a Capital Call for additional capital from the Members in proportion to their respective Percentage Interests in an amount believed in good faith by the Manager to be the amount needed to fund the cash needs of the Venture and in such event shall provide the Members with not less than ten (10) Business Days’ advance notice of the date on which such contributions are required to be made. Subject to Section 3.3(b), the Members shall make their respective additional Capital Contributions as and when requested in such notice.
(b)    In the event that either Member declines to make its additional Capital Contribution in accordance with Section 3.3(a), the Manager shall be obligated to contribute, or to

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cause one or more of its Affiliates to contribute, an amount (the “Substitute Capital”) equal to any declining Member’s Capital Contribution specified in such Capital Call. Unless otherwise agreed by the Members, such Persons shall contribute the Substitute Capital to the Subsidiary REIT. In consideration of the contribution of the Substitute Capital, the Subsidiary REIT shall issue Shares to the Person(s) contributing the Substitute Capital based on the value of the outstanding Shares of the Subsidiary REIT determined in accordance with this Section 3.3(b). The number of Shares to be issued by the Subsidiary REIT in consideration of the contribution of Substitute Capital shall equal the amount of such Substitute Capital divided by the value of a Share, which value shall be determined by the net asset value of the Subsidiary REIT, based upon the valuation of the Project specified in this Section 3.3(b) and the Subsidiary REIT’s interest in the Project and taking into account the fair value of any other assets and the liabilities of the Subsidiary REIT and the number of Shares outstanding immediately prior to the contribution of the Substitute Capital. The value of the Project shall be determined based on a valuation (or an update of the most recent valuation) that has been prepared within the three months preceding the contribution of the Substitute Capital to the Subsidiary REIT and made by the independent third‑party appraiser that prepared the most recent valuation of the Project for the Venture or another real estate appraisal provider listed on Annex A to the Valuation Policy, or, if there is no previous valuation, upon a valuation that has been prepared by an independent third‑party appraiser listed on Annex A to the Valuation Policy; provided that, if there has been any event that in the reasonable judgment of the Manager has had a material effect (whether beneficial or adverse) on the Project since the date of such valuation, a new valuation or an update of the most recent valuation shall be obtained for the valuation of the Project.
3.4    Failure to Make Capital Contributions.
(a)    If, for any reason (other than, for the avoidance of doubt, failure to satisfy the conditions set forth in Sections 3.1 or 3.2), a Member (the “Defaulting Member”) fails to make a Capital Contribution under Section 3.1 (a “Default”), which Default continues for fifteen (15) days after notice from the Manager, the Member who has made, or is prepared to make, its contribution of such capital (the “Non‑defaulting Member”) may, but shall not be obligated to, make a Default Loan to the Defaulting Member in accordance with Sections 3.4(b) through (e).
(b)    The Non‑defaulting Member may, at its election, make a loan (a “Default Loan”) to the Defaulting Member of all of the amount that the Defaulting Member was obligated to contribute to the Venture. The Defaulting Member hereby irrevocably authorizes and directs the Non‑defaulting Member to advance the proceeds of each Default Loan to the Venture. Receipt by the Venture of such proceeds shall constitute a Capital Contribution of, and a loan made by the Non‑defaulting Member to, the Defaulting Member, and such Default Loan shall be legally enforceable to the same extent and in the same manner, subject to the terms of this Agreement, as if such proceeds were loaned directly to the Defaulting Member and contributed by the Defaulting Member to the Venture. The making of a Default Loan to the Defaulting Member shall not cure the default by the Defaulting Member.
(c)    Each Default Loan shall bear interest on the unpaid principal amount thereof from time to time outstanding from the date advanced until repaid, at the lesser of (i) six percent (6%) per annum plus the prime commercial lending rate that Citibank, N.A., New York announces

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from time to time to be in effect and (ii) the Maximum Rate permitted by Applicable Law, and all payments made thereon shall be applied first toward payment of unpaid accrued interest and then (if anything remains) toward payment of principal. Each Default Loan, both principal and interest, shall be due and payable from the Defaulting Member to the Non‑defaulting Member who has made such loan upon demand by such Non‑defaulting Member, and the Non‑defaulting Member shall have and is hereby granted a first and prior lien and security interest upon the Interest of the Defaulting Member and all amounts, payments and proceeds becoming distributable or payable by the Venture to such Defaulting Member to secure repayment of the Default Loan.
(d)    In no event shall the aggregate of the interest on a Default Loan, plus any other amounts paid in connection with the Default Loan that under Applicable Law would be deemed “interest”, ever exceed the maximum amount of interest which, under Applicable Law, could be lawfully charged on such Default Loan. The Defaulting Member and Non‑defaulting Member making the Default Loan specifically intend and agree to limit contractually the interest payable on each Default Loan to not more than an amount determined as being at the Maximum Rate. Therefore, none of the terms of a Default Loan or any other instruments pertaining to or securing a Default Loan shall ever be construed to create a contract to pay interest at a rate in excess of the Maximum Rate, and neither the Defaulting Member nor any other party liable therefor shall ever be liable for interest in excess of that determined as being at the Maximum Rate. The provisions of this Section 3.4(d) shall control over all provisions of or respecting a Default Loan and of any other instruments pertaining to or securing a Default Loan. If any amount of interest taken or received by the Non‑defaulting Member shall be in excess of the maximum amount of interest that, under Applicable Law, could lawfully have been collected on a Default Loan, then the excess shall be deemed to have been the result of a mathematical error by the parties hereto and shall be refunded promptly to the Defaulting Member. All amounts paid or agreed to be paid in connection with the indebtedness evidenced by a Default Loan that would under Applicable Law be deemed “interest” shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full term of such Default Loan. “Applicable Law” means the law in effect from time to time and applicable to a Default Loan that permits the charging and collection of the highest permissible lawful nonusurious rate of interest on a Default Loan, including laws of the United States of America and, to the extent applicable to a given Default Loan, laws of the State of Texas. It is intended that Chapter 303 of the Texas Finance Code, as amended, shall be included in the laws of the State of Texas in determining Applicable Law; and for the purpose of applying said Chapter 303 to a Default Loan, the interest ceiling applicable to such Default Loan under said Chapter 303 shall be the rate determined under Section 303.001, et seq. of the Texas Finance Code. “Maximum Rate” means the maximum lawful nonusurious rate of interest (if any) that under Applicable Law the Non‑defaulting Member is permitted to charge the Defaulting Member on a Default Loan from time to time.
(e)    If a suit or other proceeding in any court shall be instituted for collection of a Default Loan or enforcement of the lien and security interest securing payment of same, the Defaulting Member, in addition to all other remedies available at law or in equity in connection with such Default, shall be liable for all court costs and reasonable attorneys’ fees and other collection costs thereby incurred, payment of which shall likewise be secured by said security interest and lien. A Member who becomes a Defaulting Member shall continue to be a Defaulting Member until

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all Default Loans made to such Member have been either (A) fully repaid, both as to principal and interest and costs, and all amounts due from the Defaulting Member to the Venture and the Non‑Defaulting Member in connection with such Default Loans shall have been paid in full, or (B) converted to a Capital Contribution in accordance with Section 3.4(g) of this Agreement. Notwithstanding anything to the contrary in Article 5, all amounts of Net Cash Flow and any other payments and proceeds which become distributable or payable to a Defaulting Member shall be paid, first, to discharge all accrued and unpaid interest and the outstanding principal (in that order) of the Default Loans made to the Defaulting Member, and second (if anything remains), to pay all remaining amounts due to the Venture from the Defaulting Member (with any amounts applied to discharge a Default Loan and any costs or expenses in connection therewith being treated as having been distributed to the Defaulting Member).
(f)    Notwithstanding anything to the contrary contained in this Agreement, during the period that any Member is a Defaulting Member with respect to a Capital Call, such Member’s Consent, whether otherwise required directly or indirectly, shall not be required in order for the Venture to make or to implement any Major Decision, and any action, decision or other matter set forth in Section 6.3(a) as a “Major Decision” shall cease to be a Major Decision during such period.
(g)    Conversion Right.
(i)    Notwithstanding anything to the contrary contained in this Agreement, including, without limitation, this Section 3.4, if any Default Loan, together with (x) all accrued but unpaid interest thereon, and (y) all court costs, reasonable attorneys’ fees and other collection costs incurred by the Non‑defaulting Member in connection therewith, is not repaid in full to a Non‑Defaulting Member within ninety (90) days after the date that such Default Loan is made by the Non‑defaulting Member to the Defaulting Member, then such Non‑defaulting Member shall have the right (the “Conversion Right”), at any time following the expiration of such 90‑day period, to elect, in such Non‑defaulting Member’s sole discretion (a “Conversion Election”), by delivering written notice to the Defaulting Member, to convert (a “Conversion Event”) the outstanding balance of such Default Loan, together with (x) all accrued but unpaid interest thereon, and (y) all court costs, reasonable attorneys’ fees and other collection costs incurred by the Non‑defaulting Member in connection therewith (such outstanding balance, accrued and unpaid interest, court costs, reasonable attorneys’ fees and other collection costs are referred to herein collectively as, the “Conversion Amount”), to a Capital Contribution to the Venture made by such Non‑defaulting Member, and such Conversion Event shall be deemed to be effective as of the date of the initial funding of such Default Loan (and the then outstanding principal balance of such Default Loan will no longer be deemed to have been contributed to the Venture by the Defaulting Member and any credit to the Capital Account of the Defaulting Member with respect to the then outstanding principal balance of such Default Loan shall be reversed), at which point (A) such Default Loan, together with (x) all accrued but unpaid interest thereon, and (y) all court costs, reasonable attorneys’ fees and other collection costs incurred by the Non‑defaulting Member in connection therewith, will automatically be deemed to have been satisfied in full, (B) the Default Loan converted to a Capital Contribution pursuant to the terms hereof shall no longer be outstanding for purposes of this Agreement, and (C) the Member to whom such Default Loan was made shall

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no longer be a “Defaulting Member” with respect to such Default Loan for purposes of this Agreement.
(ii)    From and after the effective date of, and after giving effect to, a Conversion Event, the Percentage Interests of the Members shall be adjusted as follows: (i) the Percentage Interest of the Non‑defaulting Member shall be adjusted so that it is equal to a fraction, the numerator of which is the sum of (x) the initial Capital Contribution of such Non‑defaulting Member, plus (y) any additional Capital Contributions theretofore made by the Non‑Defaulting Member (but excluding therefrom the amount of all Conversion Amounts with respect to all Default Loans converted to Capital Contributions by such Non‑defaulting Member in accordance with this Section 3.4(g)), plus (z) the product of (A) one and one‑half (1.5), multiplied by (B) the sum of the Conversion Amounts with respect to all Default Loans converted to Capital Contributions by such Non‑defaulting Member in accordance with this Section 3.4(g), and the denominator of which is the aggregate amount of all Capital Contributions then or theretofore made or deemed made to the Venture by all of the Members (including all Conversion Amounts), and (ii) the Percentage Interest of the Defaulting Member shall be equal to the difference between 100% and the Percentage Interest of the Non‑defaulting Member, in each case after giving effect to the provisions of this Section 3.4(g).
3.5    Return of Capital Contributions. Except as otherwise provided in this Agreement, (i) the Capital Contributions of a Member will be returned to that Member only in the manner and to the extent provided in this Article 3 and in Articles 5 and 9, (ii) except to the extent provided in this Article 3 and in Articles 5 and 9, no Member shall have any right to demand or receive the return of any Capital Contribution to the Venture, and (iii) subject to Section 8.2, no Member shall have the right or, subject to Sections 8.2 and 10.3(a)(ii), the obligation to receive a distribution of property other than cash. No Member shall be entitled to interest on any Capital Contribution or Capital Account notwithstanding any disproportion therein as between the Members. No Member shall be liable for the return of any portion of the Capital Contributions of the Members, and the return of such Capital Contributions shall be made solely from, and to the extent of, available Venture assets. No Member shall be entitled to withdraw from the Venture.
3.6    Capital Account. The Venture shall establish and maintain throughout the life of the Venture for each Member a separate capital account (“Capital Account”) in accordance with Section 704(b) of the Code. Such Capital Account shall be increased by (i) the amount of the Capital Contributions made by such Member to the Venture pursuant to this Agreement, and (ii) all items of income and gain allocated to such Member pursuant to Section 4.1; and such Capital Account shall be decreased by (A) the amount of cash and fair market value of property distributed to such Member by the Venture pursuant to this Agreement and (B) all items of loss and deduction allocated to such Member pursuant to Section 4.1. Any other Venture item which is required or authorized under Section 704(b) of the Code to be reflected in the Capital Accounts shall be so reflected.
3.7    Transfer of Capital Account. The original Capital Account established for each transferee shall be in the same amount as the Capital Account or portion thereof of the Member which such transferee succeeds, at the time such transferee is admitted to the Venture. The Capital Account of any Member whose Percentage Interest shall be increased by means of the Transfer to

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it of all or part of the Interest of another Member shall be appropriately adjusted to reflect such Transfer. Any reference in this Agreement to a Capital Contribution of, or distribution to, a then‑Member shall include a Capital Contribution or distribution, as the case may be, previously made by or to any prior Member on account of the Interest of such then‑Member.
3.8    Tax Matters Partner. BHMF Member shall be the Venture’s “Tax Matters Partner” (as such term is defined in Section 6231(a)(7) of the Code), with all of the powers that accompany such status (except as otherwise provided in this Agreement). Promptly following the written request of the Tax Matters Partner, the Venture shall, to the fullest extent permitted by law, reimburse and indemnify the Tax Matters Partner for all reasonable expenses, including, without limitation, reasonable legal and accounting fees, claims, liabilities, losses and damages incurred by the Tax Matters Partner in connection with any administrative or judicial proceeding with respect to the tax liability of the Members. The provisions of this Section 3.8 shall survive the termination of the Venture and shall remain binding on the Members for as long a period of time as is necessary to resolve with the Internal Revenue Service any and all matters regarding the U.S. federal income taxation of the Venture or the Members.
3.9    Liability for Venture’s Obligations. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Venture, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Venture, and the Members shall not be obligated personally for any such debt, obligation or liability solely by reason of being a Member of the Venture. Each Member shall be obligated to make payment of its contributions of capital as and when due hereunder and other payments as provided in this Agreement.

ARTICLE 4
ALLOCATIONS

4.1    Allocation of Profits and Losses.
(a)    Except as otherwise provided in this Section 4.1, Profits and Losses shall be allocated among the Members in accordance with their respective Percentage Interests.
(b)    Notwithstanding anything to the contrary in this Agreement, Profits and Losses shall be allocated as though this Agreement contained (and there is hereby incorporated herein by reference) a qualified income offset provision which complies with Treas. Reg. § 1.704‑1(b)(2)(ii)(d) and minimum gain chargeback and chargeback of Partner nonrecourse debt minimum gain provisions which comply with the requirements of Treas. Reg. § 1.704‑2.
(c)    In the event that any amounts paid or payable to any Member or any Affiliate which the Venture deducted or intended to deduct are disallowed as deductions for federal income tax purposes (or it is determined that such amounts are no longer allowable as deductions), (i) the amounts thus disallowed or no longer allowable will be allocated to the Member which received them (or whose Affiliate received them) as income, and (ii) notwithstanding any provision herein to the contrary, the balance of the redetermined income or loss of the Venture for the taxable year in question shall, to the extent permitted by law, be allocated among the Members to obtain the

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same allocation of Venture income or loss (after giving effect to the income allocated pursuant to clause (i) hereof) as would have been obtained for such taxable year if the amounts thus disallowed or no longer allowable had been proper deductions by the Venture.
4.2    Tax Allocations.
(a)    Items of taxable income, gain, loss and deduction shall be determined in accordance with Section 703 of the Code, and except as otherwise provided in this Section 4.2, the Members’ distributive shares of such items for purposes of Section 702 of the Code shall be determined according to their respective shares of Profits or Losses (or items thereof) to which such items relate.
(b)    In accordance with Section 704(c) of the Code and the regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Venture shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Venture for federal income tax purposes and its fair market value as of the date of contribution. In the event the book value of any Venture property is adjusted pursuant to the Venture’s maintenance of Capital Accounts, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its book value for Capital Account purposes in the same manner as under Section 704(c) of the Code and the regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Manager in any manner that reasonably reflects the purpose and intention of this Agreement.
(c)    Allocations pursuant to this Section 4.2 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses or distributions pursuant to any provision of this Agreement.

ARTICLE 5
DISTRIBUTIONS AND EXPENSES
5.1    Distributions of Net Cash Flow. The Net Cash Flow of the Venture, as determined by the Manager, shall be distributed no less frequently than monthly to the Members in accordance with their respective Percentage Interests.
5.2    Tax Provisions. In the event the Venture is subject to any tax or other obligation that is attributable to the Interest of one Member, but not all the Members, such tax or other obligation shall be specially allocated to, and charged against the Capital Account of, such Member, and the amounts otherwise distributable to such Member pursuant to this Agreement shall be reduced by such amount but shall nevertheless be deemed to be a distribution of such amount to such Member for all purposes of this Agreement.

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5.3    Priority. Notwithstanding any other provision of this Agreement, it is specifically acknowledged and agreed by each Member that the Venture’s failure to pay any distribution pursuant to Section 5.1 to such Member shall not give such Member creditor status with regard to such unpaid amount; but rather, such Member shall be treated only as a Member of whatever class such Person is a Member, and not as a creditor, of the Venture. This Section 5.3 is, as permitted by Section 18‑606 of the Act, intended to override the provisions of Section 18‑606 of the Act relating to a member’s status and remedies as a creditor, to the extent that such provisions would be applicable in the absence of this Section 5.3.
5.4    Expenses.
(a)    Organizational Expenses. The Members shall bear, either directly or indirectly through the Venture, all out‑of‑pocket costs (including, without limitation, legal and accounting fees and expenses) incurred in connection with the formation and organization of the Venture, the Subsidiary REIT and any subsidiary thereof (“Organizational Expenses”) in accordance with their respective Percentage Interests. The Manager may make one or more Capital Calls in accordance with Article 3 in order to enable the Venture to pay (or, if applicable, to reimburse to the Manager or its Affiliates) any Organizational Expenses.
(b)    Operating Expenses. The Venture shall bear all other costs and expenses of the Venture’s activities and operations, including without limitation, the following: (i) Taxes of the Venture, fees and expenses of professional advisors to the Venture, premiums for insurance (including, without limitation, error and omissions, directors and officers and other forms of liability insurance (other than the cost of liability insurance for the Manager, its Affiliates and any of their respective officers, directors, partners, members, shareholders and employees)) protecting the Venture, the Manager and other Indemnified Persons and litigation costs of the Venture; (ii) administrative expenses related to the Venture, including without limitation, fees and expenses of accountants, lawyers and other professionals incurred in connection with the Venture’s annual audit, financial reporting, legal opinions and preparation of Tax Returns; (iii) the Venture’s proportionate share of all fees, costs and expenses (other than Non‑Reimbursable Expenses) incurred in evaluating, developing, negotiating, structuring, acquiring, holding, appraising, financing, selling or otherwise disposing of or otherwise dealing with the Subsidiary REIT and the Project (or the Venture’s interest therein) pursued for the Venture in accordance with the terms of this Agreement, whether or not the Venture actually invests therein (including, without limitation, any travel, legal, accounting, due diligence, projections, valuations and other fees and out‑of‑pocket expenses related thereto); (iv) all fees and expenses incurred in connection with obtaining independent, third‑party valuations of the Venture pursuant to Section 12.6; (v) indemnification expenses incurred pursuant to Section 7.2; and (vi) all other customary fees, costs and expenses of the Venture payable to Persons other than, except to extent otherwise provided herein, BHMF GP, BHMF Member, BHMF REIT or any of their respective Affiliates (collectively, “Operating Expenses”). The Manager may make one or more Capital Calls in accordance with Article 3 in order to enable the Venture to pay any Operating Expenses. For the avoidance of doubt, neither the Venture nor any Entity in which the Venture owns a direct or indirect interest (including a Subsidiary REIT or an Entity in which the Venture owns a direct or indirect interest that itself holds a direct or indirect interest in a Project) shall pay or reimburse BHMF Member or its Affiliates for

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any Dead Deal Costs or for any Non‑Reimbursable Expenses, which costs and expenses are solely for the account of BHMF GP.
(c)    Additional Expenses. Except as otherwise expressly set forth herein, including, without limitation, Sections 5.4(a) and (b) hereof, any additional costs, reimbursements or expenses of BHMF Member, BHMF REIT or any of their respective Affiliates to be paid by the Venture shall, except to the extent included in the Initial Operating Plan or any Subsequent Operating Plan, be subject to the prior approval of BH MP.
5.5    Withholding. Notwithstanding any other provision of this Agreement, the Manager shall take any action that it determines to be necessary or appropriate to cause the Venture to comply with any withholding requirements established under any federal, state or local tax law, including, without limitation, withholding amounts from any distribution to be made to any Member. Any amounts required to be withheld under any such law by reason of the status of, or any action or failure to act (other than an action or failure to act pursuant to this Agreement) by, any Member shall be withheld from distributions otherwise to be made to such Member, and, to the extent such amounts exceed such distributions, such Member shall pay the amount of such excess to the Venture in the manner and at the time or times required by the Manager. For purposes of this Agreement, any amount withheld from a distribution to a Member and paid to a governmental body shall be treated as if distributed to such Member. In the event that the Venture or the Manager becomes liable as a result of a failure to withhold and remit taxes with respect to a distribution (or income allocable) to a Member (the “Taxed Member”), then, in addition to, and without limiting any indemnity for which the Taxed Member otherwise may be liable under this Agreement, the Taxed Member shall indemnify and hold harmless the Venture and the Manager, as the case may be, in respect of all taxes, including, without limitation, interest and penalties and any expenses incurred in any examination, determination, resolution and payment of such liability.

ARTICLE 6
MANAGEMENT RIGHTS, DUTIES, AND POWERS OF THE MANAGER; TRANSACTIONS INVOLVING THE MANAGER OR ITS AFFILIATES; ADDITIONAL OR SUCCESSOR MANAGER
6.1    Management of the Venture.
(a)    Right, Power and Authority of Manager. Except as provided in this Agreement, the Manager shall have the right, power and authority to manage and control the day‑to‑day affairs of the Venture. Subject to Section 6.3 and except for any other provision of this Agreement that requires the Consent of the Members, any action taken by the Manager on behalf of the Venture shall constitute the act of, and serve to bind, the Venture. Without limiting the generality of the foregoing, it is understood and agreed that the Manager may enter into letters of intent, purchase agreements or other commitments relating to the acquisition or development of the Project on behalf of the Venture and in anticipation of the purchase or development of the Project by the Subsidiary REIT (or a subsidiary thereof), it being acknowledged that any liability thereby incurred by the Manager in connection therewith shall be subject to indemnification under Section 7.2. In no event shall any Person dealing with the Manager with respect to the conduct of

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the affairs of the Venture be obligated to ascertain that the terms of this Agreement have been complied with or be obligated to inquire into the necessity or expediency of any action of the Manager. The Manager shall be required to devote only such time to the business of the Venture as is reasonably necessary to perform its obligations under this Agreement.
(b)    Reliance on Officers of the Manager. It is understood and agreed that each officer of the Manager may act for and in the name of the Manager under this Agreement. In dealing with any officer of the Manager acting for or on behalf of the Venture, no Person shall be required to inquire into, and Persons dealing with the Venture are entitled to rely conclusively on, the right, power and authority of any officer of the Manager to bind the Venture.
(c)    No Obligation Other Than As Set Forth Herein. The Manager and its Affiliates shall not be obligated to do or perform any act or thing in connection with the business of the Venture not expressly set forth in this Agreement.
6.2    Operating Plan.
(a)    Prior to the date on which the Venture acquires the Project, the Manager shall prepare or cause to be prepared an initial operating plan (the “Initial Operating Plan”) for the Project covering the period from the Venture’s acquisition of an ownership interest in the Project through the end of the first full fiscal year of the Venture following such acquisition. The Initial Operating Plan shall contain all material pertinent leasing, financing, operational and disposition information together with a detailed budget of projected operating and capital expenses and revenues and any other information deemed appropriate by the Manager for the Project to the extent applicable. The operations of the Project through the end of such first full fiscal year shall be conducted in all material respects in accordance with the Initial Operating Plan, except for any action or expenditure the Manager deems reasonably necessary or appropriate in the event of an emergency situation affecting the Project, as determined by the Manager in its reasonable discretion.
(b)    Thirty days before the end of the Venture’s first full fiscal year after the acquisition of its ownership interest in the Project and each subsequent fiscal year of the Venture thereafter, the Manager shall prepare, or cause to be prepared, and submit to the Members for their review and approval an operating plan (a “Subsequent Operating Plan”) for the Project for the next succeeding fiscal year of the Venture. Each Subsequent Operating Plan for the Project shall contain all material pertinent leasing, financing, operational and disposition information together with a detailed budget of projected operating and capital expenses and revenues and any other information deemed appropriate by the Manager for the applicable fiscal year. The Members may make comments on and suggestions for the Subsequent Operating Plan, and if accepted by the Manager in its reasonable discretion, such comments and suggestions shall be incorporated into a revised Subsequent Operating Plan for such Project. Upon receiving the Consent of the Members for the Subsequent Operating Plan (as revised, if applicable), the Manager shall cause the operations of the Project for the applicable fiscal year to be conducted in all material respects in accordance with such Subsequent Operating Plan. If the Members have not granted their Consent to a Subsequent Operating Plan for the Project prior to the beginning of the fiscal year for which the Subsequent Operating Plan is intended to be used, the Manager shall cause the operations of the Project to be conducted in all material respects in accordance with the operating plan for the immediately

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preceding fiscal year (the “Prior Operating Plan”); provided that, (i) the Manager may make such adjustments to the Prior Operating Plan as the Manager reasonably deems necessary or appropriate under the circumstances, except that, other than as permitted by clause (ii) of this Section 6.2(b), the Manager may not increase any items of operating expenses or capital expenses in the Prior Operating Plan in excess of the amounts permitted by Section 6.3(a)(i) hereof without the Consent of the Members, and (ii) in the event of an emergency situation affecting the Project, as determined by the Manager in its reasonable discretion, the Manager may take, or cause to be taken, such action in respect of such emergency situation as the Manager deems reasonably necessary or appropriate; provided that, the Manager promptly advises the Members of such emergency situation and such action taken or caused to be taken. After its approval by the Members, any material deviation from or amendment to an approved Subsequent Operating Plan shall require the Consent of the Members pursuant to and in accordance with Section 6.3, except for any action or expenditure the Manager deems reasonably necessary or appropriate in the event of an emergency situation affecting the Project, as determined by the Manager in its reasonable discretion.
6.3    Major Decisions.
(a)    Notwithstanding anything to the contrary contained in this Agreement (except as otherwise provided in Section 3.4(f) or permitted in accordance with Section 6.2), the Manager shall have no authority on behalf of the Venture to take any action, make any decision, expend any sum or undertake or suffer any obligation if to do so would constitute a Major Decision, unless such Major Decision is approved in advance in writing by all of the Members (or, in the case of clause (xvii) below, by the affected Member(s)). As used herein, “Major Decision” means any decision of the Venture to do or take any of the following actions, including, for the avoidance of doubt, any such action by the Subsidiary REIT, the Project, or any other property or Entity held directly or indirectly by the Venture or the Subsidiary REIT:
(i)    approving any budget (including any operating budget or capital budget) or any Initial Operating Plan, any Prior Operating Plan or any Subsequent Operating Plan, or modifying any such budget, Initial Operating Plan, Prior Operating Plan or Subsequent Operating Plan if such modification results in (x) any increase in total controllable expenses in excess of ten percent (10%) in the aggregate or (y) any change in total revenues in excess of ten percent (10%) in the aggregate;
(ii)    except as expressly permitted by the Leverage Parameters, financing, pledging, mortgaging, encumbering or borrowing any money or incurring any indebtedness (other than trade accounts payables or other indebtedness incurred in the ordinary course of business), with respect to the Venture, the Project or any other property directly or indirectly held by the Venture, or modifying any of any loan documents binding on the Venture, the Project or any other property directly or indirectly held by the Venture;
(iii)    except as otherwise expressly permitted by this Agreement or the Investment Guidelines, selling, transferring, conveying or disposing of, or granting any option, warrant, or other right with respect to, any interest in the Venture, the Subsidiary REIT, the Project or any other material assets of the Venture or the Subsidiary REIT, provided, however, Manager may (i) make incidental sales, exchanges, conveyances, or transfers of the Venture or the Subsidiary

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REIT personalty or fixtures and grant easements and licenses, in each case in the ordinary course of business, (ii) enter into any lease other than a retail space lease covering 5,000 or more rentable square feet in the Project, and (iii) cause the Subsidiary REIT to issue shares / membership interests on customary and market terms to permit the Subsidiary REIT to qualify as REIT;
(iv)    except to the extent required by any loan documents binding on the Venture, the Project or any property held directly or indirectly by the Venture, or as otherwise set forth in the approved Initial Operating Plan, any approved Prior Operating Plan, any approved Subsequent Operating Plan, the Approved Business Plan or any approved budget, [following stabilization of the Project, ‑ TO BE INCLUDED FOR DEVELOPMENT PROJECTS] establishing any reserves for the Venture or any subsidiary of the Venture in excess of $100,000 (unless deemed by Manager to be (x) necessary to satisfy obligations under any contract or lease entered into in compliance with this Agreement or (y) required for projected property taxes, insurance or capital expenditures set forth in the approved capital budget);
(v)    entering into any agreement with any Affiliate of any Member (including any Affiliate of BHMF Member);
(vi)    except as set forth in (i) the Investment Guidelines, or (ii) any approved Initial Operating Plan, any approved Prior Operating Plan, any approved Subsequent Operating Plan, the Approved Business Plan or any approved budget, entering into, or materially modifying, any agreement with a general contractor for any improvements to the Project following stabilization that cost $500,000 or more;
(vii)    except as set forth in (i) the Investment Guidelines, or (ii) any approved Initial Operating Plan, any approved Prior Operating Plan, any approved Subsequent Operating Plan, the Approved Business Plan or any approved budget, or otherwise expressly permitted by this Agreement, delegating or outsourcing any services to a third party where the aggregate costs per service provider for such delegation or outsourcing is in excess of $250,000;
(viii)    causing the Venture or the Subsidiary REIT to file a voluntary petition of bankruptcy, to make an assignment for the benefit of creditors, to admit in writing its inability to pay its debts as they mature or otherwise to invoke general laws for the protection of debtors;
(ix)    except as set forth in (i) the Investment Guidelines, or (ii) any approved Initial Operating Plan, any approved prior Operating Plan, any approved Subsequent Operating Plan, the Approved Business Plan or any approved budget, executing any retail space lease covering 5,000 or more rentable square feet in the Project, or amending, restructuring, renegotiating, working out or settling any retail space lease covering 5,000 or more rentable square feet in the Project, or terminating any lease covering 5,000 or more rentable square feet in the Project;
(x)    instituting or settling any legal proceedings in the name of or involving the Venture and involving a claim of $50,000 or more, or adjusting, settling or compromising any claim, obligation, debt, or demand by or against the Venture of $50,000 or more or any legal proceedings by or against the Venture involving a claim of $50,000 or more, but

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specifically excluding (x) any litigation instituted by or on behalf of the Venture against a residential tenant of the Project or by a residential tenant against the Venture, (y) any tort or other liability (including for property damage) proceedings for which insurance coverage is available, and (z) the confession of any judgment against the Venture or any property of the Venture where the judgment is tendered for coverage under an insurance policy obtained by the Venture, provided, however, that, with respect to any of the foregoing involving $50,000 or more, including, without limitation, the institution or defense of any legal proceeding on behalf of the Venture or the Project involving a claim of $50,000 or more, the Manager shall use commercially reasonable efforts to advise the Members of all material developments and shall advise all Members of the status of such matters upon the request of the Members;
(xi)    except as required by the Act, dissolving and winding‑up the affairs of the Venture;
(xii)    taking any action to modify, waive, amend or otherwise change the format or frequency of the financial statements and other reports required to be delivered by the Management Company under the property management agreement for the Project, materially modifying or waiving the insurance requirements or any requirements regarding cash management contained in the property management agreement for the Project, or otherwise materially modifying the property management agreement or any leasing agreement for the Project;
(xiii)    except as set forth in the Leverage Parameters, entering into any interest rate swap, cap or similar instrument;
(xiv)    making any loans of the Venture’s funds or assets to any Person or except as permitted by the Leverage Parameters, causing the Venture to guarantee the obligations of any Person;
(xv)    except as set forth in (i) the Investment Guidelines, or (ii) any approved Initial Operating Plan, any approved Prior Operating Plan, any approved Subsequent Operating Plan, the Approved Business Plan or any approved budget, expending or committing Venture funds or property for any purpose, other than for (a) non‑controllable expenses, (b) controllable expenses that do not exceed the amount set forth in the then current Initial Operating Plan, Prior Operating Plan or Subsequent Operating Plan (as applicable) with respect to such controllable expenses by more than 10% of the amount set forth in the then current Initial Operating Plan, Prior Operating Plan or Subsequent Operating Plan (as applicable) with respect to such controllable expenses, (c) expenditures made and obligations incurred in connection with tenant improvements, leasing commissions, and similar commitments or inducements related to the initial occupancy of a tenant (or any renewal or extension of a tenant) to the extent such expenditures and obligations do not exceed $50,000 of the amount set forth in the then current Initial Operating Plan, Prior Operating Plan or Subsequent Operating Plan (as applicable) for such commitments and inducements, provided that the reasonably estimated amount by which such commitments or inducements would exceed the amount set forth in the then current Initial Operating Plan, Prior Operating Plan or Subsequent Operating Plan (as applicable) for such items shall be disclosed by Manager to the Members upon request, and (d) expenditures that arise from an emergency situation or any unanticipated event or circumstance that causes an imminent danger to life safety; provided

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that Manager shall, within fifteen (15) business days after such emergency expenditure, notify the Members in writing of the event giving rise thereto and the actions taken, if any, with respect thereto;
(xvi)    amending this Agreement or any of the agreements governing any Subsidiary REIT;
(xvii)    making any material elections for income tax purposes for the Venture or any Member;
(xviii)    forming any Subsidiary REIT other than in accordance with the form of the Subsidiary REIT limited liability company agreement attached as an Exhibit to the Master Partnership Agreement;
(xix)    amending, modifying or replacing the Approved Business Plan;
(xx)    purchasing the interest of any third party investment and/or development partner in an entity in which the Subsidiary REIT owns directly or indirectly any equity interest, except to the extent such purchase is required pursuant to existing contractual rights of such third party, and approving or disapproving the entering into agreements or arrangements providing for such contractual rights of third parties; or
(xxi)    the removal or substitution of any management company that is not Behringer Harvard Multifamily Management Services, LLC, or its Affiliates or any Affiliate of BHMF Member.
(b)    In connection with any proposed Consent to a Major Decision or Consent of a Member or Members, the Manager shall provide the Members or such applicable Member with such information as they may reasonably request and as shall be reasonably available to the Manager for the Members (or, in the case of clause (xvii) of Section 6.3(a), the affected Member(s)) to make a prudent judgment whether to approve or disapprove the proposed action. The Manager shall give the Members not less than ten (10) Business Days’ advance written notice of, and request their Consent to, each proposed Major Decision. Should a Member fail to respond to a Consent request with respect to a Major Decision within ten (10) Business Days from when such notice is given, such Member shall conclusively be deemed to have granted its Consent to such Major Decision (other than a Major Decision identified in Section 6.3(a)(iii), which shall require the affirmative Consent of each Member or, in the case of a Major Decision identified in Section 6.3(a)(xvii), the affected Member(s)) and shall waive any right to withdraw such Consent or otherwise object to such Major Decision, provided that the notice must indicate that it will become effective at the expiration of the ten (10) Business Day period in order to become effective in such manner.
6.4    Business with Affiliates; Other Activities.
(a)    The Venture, directly or through the Subsidiary REIT, may invest in the Project, notwithstanding that BHMF Member, BHMF REIT, any of their respective Affiliates, any BHMF REIT‑Sponsored Investment Program or any BHMF REIT Venture holds a material

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[***] Confidential material redacted and filed separately with the Securities and Exchange Commission.

(or lesser) interest in the Project or that the Project has been recently developed by, or is to be developed by, BHMF Member, BHMF REIT, any of their respective Affiliates, any BHMF REIT‑Sponsored Investment Program or any BHMF REIT Venture, and, subject to Sections 2.6(b) and 6.3(a)(iii), may sell, assign or otherwise Transfer interests in the Project or other assets of the Venture or the Subsidiary REIT to, and otherwise enter into a joint venture or other partnership or co‑ownership arrangement with, BHMF Member, BHMF REIT, any of their respective Affiliates, any BHMF REIT‑Sponsored Investment Program or any BHMF REIT Venture.
(b)    Except as set forth in Section 5.4(c), the Venture, directly or through the Subsidiary REIT (and any other Person to which any of the foregoing are related or in which any of the foregoing are interested), may, as necessary or appropriate, engage in any transaction with or employ or retain BHMF REIT or any of its Affiliates to provide services (including, without limitation, administration, accounting, construction management, data processing, development, engineering, environmental, financing, insurance brokerage, management and servicing, leasing, legal, market research, mortgage financing, property management or other similar services) that would otherwise be performed for the Venture or the Subsidiary REIT by third parties on terms (including, without limitation, the consideration to be paid) that are determined by the Manager to be fair and reasonable to the Venture or the Subsidiary REIT, as the case may be, and such Persons may receive from the Venture (and any such other Person) compensation (including, without limitation, salary, salary related employment costs and expenses of the employees who provide such services and other overhead expenses allocable thereto, as reasonably determined by the Manager based on the time expended by the employees who render such services or on a project‑by‑project basis) in addition to that expressly provided for in this Agreement. It is expressly acknowledged and agreed that the Manager may cause the Subsidiary REIT (or any subsidiary thereof that owns the Project) to engage the Management Company (or another Affiliate of BHMF REIT), to perform property management, leasing and related services for the Project for a fee (the “Management Fee”) equal to *** of the gross revenues from the Project; provided, however, in the event the Manager retains a third party to perform any of such property management, leasing and related services for the Project, then in addition to the Management Fee, the Manager (or its designated Affiliate) shall earn an oversight fee (the “Oversight Fee”) for overseeing such third party, in an amount equal to *** of the gross revenues from the Project, but in no event shall the aggregate amount of the Management Fee and Oversight Fee paid by the Venture to Manager (or its designated Affiliate) with respect to the Project exceed *** of the gross revenues of the Project.
(c)    Nothing herein contained shall prevent or prohibit BHMF Member, BHMF REIT or any of their respective Affiliates, or any of their respective trustees, officers, directors, members, partners, employees or shareholders from acquiring, developing, investing in, managing, leasing or otherwise dealing in real property of any kind or nature for its own account or that of any of its Affiliates or third parties or from entering into, engaging in or conducting any other activity or performing for a fee any service (including, without limitation, engaging in any business dealing with real property of any type or location, acting as a director, officer or employee of any corporation, as a trustee of any trust, as a general partner of any partnership, as a member or manager of any limited liability company or as an official of any other Entity, or receiving compensation for services to, or participating in profits derived from, the investments of any such corporation, trust, partnership, limited liability company or other Entity, regardless of whether such activities are competitive with

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the Venture or the Project). The fact that BHMF Member, BHMF REIT or any of their respective Affiliates may encounter opportunities to purchase, otherwise acquire, lease, sell or otherwise dispose of real or personal property and may take advantage of such opportunities themselves or introduce such opportunities to other Persons in which it has or has not any interest, shall not subject BHMF Member, BHMF REIT or their respective Affiliates to liability to the Venture or any of the Members (or any of the direct or indirect partners or members of the Members) on account of the lost opportunity.
6.5    Maintenance of Domestic Status. The Manager hereby agrees that, notwithstanding anything herein to the contrary, unless caused, consented to or induced by PGGM PRE Fund or any Affiliate thereof, either directly or through BH MP, neither the Manager nor any of its Affiliates will (a) voluntarily take any action that, to the knowledge of the Manager, would result in a Domestic Status Loss, or (b) permit to occur any action that is within its reasonable control to prevent and that, to the knowledge of the Manager, would result in a Domestic Status Loss. The provisions of this Section 6.5 shall not apply if there is not at least one REIT Member.
6.6    Tax Status. Each Member agrees to take commercially reasonable actions to assist the other Member in achieving the most favorable tax treatment for such other Member (and the owners of such Member); provided that, no Member shall be required to take or permit any action which (a) creates any risk of material adverse economic or tax consequences for such Member (or the owners of such Member), unless the requesting Member agrees to reimburse each such Person that may be subject to such consequences for all adverse economic and tax consequences, or (b) is contrary to law.
6.7    Liability for Venture’s Obligations. The debts, obligations and liabilities of the Venture, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Venture, and neither the Members nor the Manager shall be obligated personally for any such debt, obligation or liability of the Venture by reason of being the Members or the Manager of the Venture.
6.8    Additional or Successor Manager. The Manager may delegate its rights and powers as a manager under this Agreement and the Act, and may admit to the Venture as an additional or successor Manager, any of its Affiliates, BHMF REIT or any of its Affiliates without the Consent of any Member, provided that, the Manager arranges for such Person(s) to be bound by the provisions of this Agreement by having such Person(s) execute such documents as may be reasonably required to make such Person(s) party to this Agreement as an additional or successor Manager(s). In the event that any such Person is admitted as an additional Manager, the Manager and such additional Manager shall share in the rights and powers, as well as any duties and obligations, under this Agreement and the Act in such manner and to such extent as the Manager and such additional Manager may agree. In the event that any such Person is admitted as a successor Manager, the Manager shall thereupon cease to have any rights, powers, duties or obligations under this Agreement and the Act, and such Person, as the successor Manager, shall assume all such rights, powers, duties and obligations previously held by the Manager. Except as provided in this Section 6.8, the Manager may not admit any Person as an additional or successor Manager without the Consent of the Members.

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6.9    Removal of Manager.
(a)    In the event (x) the Affiliate of BHMF Member that is the General Partner under the Master Partnership Agreement is removed as the General Partner under the Master Partnership Agreement as a result of the declaration of a Cause Event or (y) upon the occurrence of a Manager Cause Event, then BH MP shall have the sole right thereafter to elect to remove the Manager as the “Manager” under this Agreement by delivering to the Manager a written notice of such election within twenty (20) Business Days of (i) the date on which the General Partner has been removed as the General Partner under the Master Partnership Agreement as a result of the declaration of such Cause Event or (ii) the determination of a Manager Cause Event (in accordance with the determination thereof), as the case may be. In the event BH MP shall exercise its right to remove the Manager as the “Manager” under this Agreement, BH MP shall promptly (but in no event later than ten (10) Business Days after its exercise of the right of removal) appoint a successor Manager of the Venture (such successor Manager is referred to herein as a “Successor Manager”).
(b)    Notwithstanding anything to the contrary in this Agreement, (1) the removed Manager (or its Affiliate that is a Member) shall retain all rights of a Member under this Agreement, including, without limitation, its Consent right with respect to Major Decisions, the Major Dispute Project Sale Right and all buy / sell rights set forth herein, and (2) if following the removal of BHMF Member as the “Manager” under this Agreement on account of the occurrence of a Cause Event, a Successor Manager Cause Event occurs, then BHMF Member shall have the right to either (x) replace such Successor Manager in accordance with this Section 6.9 and the definition of “Successor Manager Cause Event” (provided such replacement Manager is approved by PGGM PRE Fund), or (y) apply to a court of competent jurisdiction to have a replacement Manager appointed for the Venture.
(c)    If BH MP becomes aware of any event or circumstance BH MP reasonably believes is likely to result in a Successor Manager Cause Event, BH MP will promptly notify BHMF Member in writing of the occurrence of such event or circumstance. In the event either (1) any such written notice states that an event or circumstance has occurred which BH MP reasonably believes is likely to result in a Successor Manager Cause Event or (2) BH MP obtains knowledge that an event or circumstance has occurred that is reasonably likely to result in a Successor Manager Cause Event, then subject to any cure period applicable to such event or circumstance as provided in the definition of Successor Manager Cause Event, BHMF Member shall have a period of ninety (90) days following the last day of the cure period applicable to such event or circumstance as provided in the definition of Successor Manager Cause Event to (x) declare in writing the occurrence of a “Successor Manager Cause Event” for all purposes of this Agreement, and (y) exercise its rights set forth in Section 6.9(b) of this Agreement. If BHMF Member does not declare in writing the occurrence of a “Successor Manager Cause Event” and exercise its rights set forth in Section 6.9(b) of this Agreement, in each case within the ninety (90) day period set forth in the immediately preceding sentence, then for all purposes of this Agreement, (A) a “Successor Manager Cause Event” will be deemed not to have occurred, (B) BHMF Member shall be deemed to have waived any rights with respect to such event or circumstance and (C) BHMF Member shall be estopped from asserting that such event or circumstance constitutes a “Successor Manager Cause Event” (provided, however, that for purposes of clauses (A) and (B), BHMF Member and the Venture shall not be

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deemed to have waived any right against the Successor Manager to claim damages suffered by BHMF Member or the Venture on account of such event or circumstance).
(d)    Upon the occurrence of a Cause Event, whether or not BH MP elects to remove the Manager and appoint a Successor Manager as provided under clause (a) of this Section 6.9, BH MP may elect to designate an Administrator and cause the Venture to engage such Administrator whose mandate shall be to approve, review and oversee the prior and ongoing cash payables and receivables of the Venture and its underlying Subsidiary REITs. The Administrator shall have no authority to act on behalf of the Venture, and any findings or reports made by the Administrator shall be provided to all Members at the same time. The designation of the Administrator and the terms of the engagement of the Administrator shall be subject to the approval of the BHMF Member, which approval shall not be unreasonably withheld. In the event an Administrator is engaged as provided in the preceding sentence, the engagement of the Administrator may be terminated at the election of BH MP at any time. Upon the occurrence of a Successor Manager Cause Event, whether or not the BHMF Member elects to remove the Successor Manager as provided in Section 6.9(c), the BHMF Member may elect to designate an Administrator and cause the Venture to engage such Administrator on the same basis as provided in this Section 6.9(d). In the event an Administrator is engaged as provided in the previous sentence, the engagement of the Administrator may be terminated at the election of the BHMF Member at any time.
6.10    Major Dispute Event.
(a)    At any time following the occurrence of a Major Dispute, either Member shall have the right to provide written notice (a “Major Dispute Notice”) of such Major Dispute to the other Member and upon receipt by such other Member of a Major Dispute Notice, a “Major Dispute Event” shall be deemed to have occurred for purposes of this Agreement; provided, however, if a Major Dispute occurs and neither Member sends a Major Dispute Notice to the other Member within ninety (90) days following the occurrence of such Major Dispute, then for all purposes of this Agreement, (A) a Major Dispute shall be deemed not to have occurred, (B) each Member shall be deemed to have waived any rights with respect to such Major Dispute, including, without limitation, any rights which such Member may have had hereunder in the event such Major Dispute resulted in a Major Dispute Event, and (C) each Member shall be estopped from asserting that any such Major Dispute constitutes a Major Dispute Event.
(b)    In the event a Major Dispute Event occurs and (A) the Major Dispute giving rise to such Major Dispute Event is capable of being resolved by (or is covered by) the then current Initial Operating Plan, Prior Operating Plan or Subsequent Operating Plan (as applicable), in each case without modification, then (x) such Initial Operating Plan, Prior Operating Plan or Subsequent Operating Plan (as applicable) shall control, (y) such Major Dispute shall be resolved in favor of such Initial Operating Plan, Prior Operating Plan or Subsequent Operating Plan (as applicable), and (z) such Major Dispute Event shall be deemed not to have occurred, or (B) (i) the Major Dispute giving rise to such Major Dispute Event is not capable of being resolved by (and is not covered by) the then current Initial Operating Plan, Prior Operating Plan or Subsequent Operating Plan (as applicable), in each case without modification, and (ii) such Major Dispute Event has continued for a period of not less than fifteen (15) days following either Member’s delivery of a Major Dispute

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Notice to the other Member, then (1) prior to the FIRPTA Event Buy / Sell Exercise Date, BH MP shall have the right to exercise the Major Dispute Project Sale Right set forth in Article 13 of this Agreement (subject to the terms, provisions and conditions thereof), or (2) from and after the FIRPTA Event Buy / Sell Exercise Date, either Member shall have the right to initiate the FIRPTA Event Buy / Sell by initiating the FIRPTA Event Buy / Sell Procedures in accordance with Section 8.2 of this Agreement so long as the Major Dispute Project Sale Right set forth in Article 13 of this Agreement (subject to the terms, provisions and conditions thereof) has not then been exercised by BH MP.
6.11    Dispute Resolution Procedure. Subject to Sections 6.2, 6.10(b) and 12.7 of this Agreement, any Dispute between the Members pursuant to this Agreement shall be submitted for resolution in accordance with the procedures set forth in Sections 6.11(a) and (b).
(a)    Negotiation. Prior to the initiation of any other procedure with respect to any Dispute, the members of the Advisory Committee will attempt in good faith to resolve any Dispute through negotiation. In the event that the members of the Advisory Committee are unable to resolve a Dispute in an amount of time that a Member deems reasonable under the circumstances, then such Member may, by written notice (a “Dispute Notice”) to the other Member(s), require that such Dispute be referred to executives of PGGM PRE Fund and the BH MF REIT (the “Senior Executives”) who are at a more senior level than the members of the Advisory Committee and who shall have authority to resolve or settle the Dispute on behalf of the respective Members whom they represent. The Senior Executives shall, within ten days following receipt of the Dispute Notice (unless such time is extended by agreement of the parties), arrange for a meeting between themselves and any Persons whom either of the Senior Executives deems appropriate. Such meeting may be by telephonic communication, provided the parties can clearly hear each other. In the event that the Senior Executives are unable to resolve the Dispute during such meeting or, if mutually agreed by the Senior Executives, any succeeding meeting(s), either Partner may seek arbitration in accordance with Section 6.11(b). Any negotiation pursuant to this Section 6.11(a) must be concluded within 30 days following delivery of the Dispute Notice, unless the parties otherwise agree in a signed writing.
(b)    Arbitration. If the Dispute has not been resolved by the Senior Executives through negotiations pursuant to Section 6.11(a), it shall be shall be submitted to arbitration (“Arbitration”) before a former member of the Chancery Court of the State of Delaware (the “Court”) selected in good faith by the Members (the “Arbitrator”) or, if no such member of the Court is willing to serve in such capacity or is then available to conduct the proceedings on the schedule contemplated hereby, by an arbitrator who has been admitted to practice in the Supreme Court of the State of Delaware, is a member in good standing of the Delaware Bar, and has been selected in good faith by the Members. The Members agree that this Section 6.11(b) shall apply to such proceeding to the maximum extent possible, with all references to 10 Del. C. § 349 and the Rules thereunder being deemed to refer to such statute and Rules of the Court of Chancery (the “Chancery Rules”) as in effect on the date hereof, except to the extent that such rules require (or are interpreted to require) public disclosure of any aspect of the Arbitration proceedings. The Members agree to take all steps necessary or advisable in good faith in order to properly commence the Arbitration before the Arbitrators in accordance with this Section 6.11(b), and each Member agrees that it shall

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raise no objection to the submission of the Dispute to Arbitration in accordance with this Section 6.11(b) and further irrevocably waives, to the fullest extent permitted by law, any objection it may have or hereafter have to the submission of the Dispute to Arbitration or any right to lay claim to jurisdiction in any venue. Each Member waives any and all rights to have the Dispute decided by a jury. The Arbitration shall be conducted in accordance with the Chancery Rules pertaining to arbitration, except that the Members agree that Rule 97(f) of the Chancery Rules shall not be argued or construed to abridge the right of any Member to take discovery pursuant to Rules 26 through 37, which are incorporated into the Arbitration proceedings by Rule 96(c) as currently in effect, the Members also hereby opt to have the Arbitration governed by existing Rules 15, 41 and 45, and agree that the Arbitrator shall have the power to request the assistance of courts through the process of granting a commission or commissions for discovery; provided that the Members shall use their best efforts to cause third party discovery to proceed confidentially, and further provided that the Members may agree to amend, modify or alter such rules, and/or adopt new rules, with the consent of the Arbitrator. Any such amendments shall be in writing and signed by an authorized representative of each Member. The Arbitration shall take place in Wilmington, Delaware or such other location as the Members and the Arbitrator may agree. Any issue concerning whether, or the extent to which, any Dispute is subject to Arbitration shall be decided exclusively by the Arbitrator. The arbitral award (the “Award”) shall (i) be rendered within 90 days after the request for Arbitration is submitted to the Arbitrator, (ii) be delivered in writing or orally, (iii) state the reasons for the Award, and (iv) be the sole and exclusive final and binding remedy with respect to the Dispute between and among the Members. Judgment on the Award may be entered by the Arbitrator on the docket of the Court upon application of any Member, and such judgment may be entered subsequently upon the docket of any other court. The Members waive any right to refer any question and any right of appeal to any court except that the Members do not waive the right to enforce an order of the Arbitrator pursuant to 10 Del. C. §349(c). The Award shall be deemed an award of the United States, the relationship between the Members shall be deemed commercial in nature, and any Dispute arbitrated pursuant to this Section 6.11(b) shall be deemed commercial. The Arbitrator shall have the authority to grant any equitable or legal remedies, excluding punitive or exemplary damages, that would be available in any judicial proceeding intended to resolve a Dispute, including, without limitation, entering injunctive relief pending the final decision or the rendering of the Award. The Members hereto agree that, except as may be required by law, the Arbitration, and all matters relating thereto or arising thereunder, including, without limitation, the existence of the Dispute, the proceeding and all of its elements (including any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, any third party discovery proceedings, including any discovery obtained pursuant thereto, and any decision of the Arbitrator or Award), shall be kept strictly confidential, and each Member hereby agrees that such information shall not be disclosed beyond: (i) the Arbitrator; (ii) the participants in the Arbitration; (iii) those assisting the Members in the preparation or presentation of the Arbitration; (iv) other employees or agents of the Members with a need to know such information; and (v) any third parties that are subpoenaed or otherwise provide discovery in the Arbitration proceedings, only to the extent necessary to obtain such discovery. In all events, the Members and any third parties participating in the Arbitration proceedings shall treat information pertaining to the Arbitration with the same care that they treat their most valuable proprietary secrets. Each Member shall bear its own legal fees and costs in connection with the Arbitration; provided, however, that each Member shall pay one‑half of any filing fees, fees and expenses of the Arbitrator or other similar costs incurred by the Members in

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connection with the prosecution of the Arbitration. The Members acknowledge that the Arbitrator may impose rules different from, or in addition to, those set forth in this Section 6.11(b), and nothing in this Section 6.11(b) shall be construed to limit or restrict the Arbitrator from imposing any such rules; provided, however, that the Arbitrator shall not have authority to vary the Members’ agreed upon rules set forth in this Section 6.11(b) above, absent the consent of the Members. Notwithstanding the foregoing, each Member shall use its best efforts to cause the Arbitration to be conducted in accordance with the procedures set forth in the foregoing provisions of this Section 6.11(b), and hereby further waives the right to object to the conduct of the Arbitration in accordance therewith. Notwithstanding any provisions of this Agreement, the Chancery Rules, or any statute protecting the confidentiality of the Arbitration and proceedings taken in connection therewith, in the event that the prevailing respondent in the Arbitration (the “Respondent”) is required to defend himself, herself or itself in response to later proceedings instituted by the unsuccessful petitioner in the Arbitration (the “Petitioner”) in any court, relating to matters decided in the Arbitration, the Respondent shall be relieved of any obligation to hold confidential the Arbitration and its proceedings in order to submit, confidentially if and to the extent possible, sufficient information to such court to allow it to determine whether the doctrines of res judicata, collateral estoppel, bar by judgment, or other, similar doctrines apply to such subsequent proceedings. Notwithstanding anything to the contrary set forth in this Section 6.11(b), if any provision hereof requiring that the proceedings relating to the Arbitration be kept confidential, or requiring the Members or any party to such proceedings or any matter arising therein to maintain the confidentiality thereof, is found to be invalid or unlawful, such provision shall be excluded from this Section 6.11(b) and the remaining provisions hereof shall be enforced to the fullest extent permitted by law.
6.12    Subsidiary Net Cash Flow. The Manager shall cause each subsidiary of the Venture to distribute all Subsidiary Net Cash Flow of such subsidiary no less frequently than monthly.

ARTICLE 7
LIMITATIONS ON LIABILITY AND INDEMNIFICATION
7.1    Limitation of Liability. To the maximum extent permitted under the Act in effect from time to time, neither the Manager nor any other Indemnified Person shall be liable to the Venture or to any Member for (a) any act or omission performed or failed to be performed by it, or for any losses, claims, costs, damages or liabilities arising from any such act or omission, except to the extent that any such loss, claim, cost, damage or liability results from an act or omission of an Indemnified Person that constitutes a Cause Event or a Successor General Partner Cause Event, as the case may be, under clause (i), (ii), (iii) or (iv) of the respective definitions thereof set forth in the Master Partnership Agreement, or a Manager Cause Event or a Successor Manager Cause Event, as the case may be, (b) any tax liability imposed on the Venture or (c) any losses due to the negligence (gross or ordinary), dishonesty or bad faith of any agents of the Venture, as long as such persons are selected with reasonable care. Without limiting the generality of the foregoing, each Indemnified Person shall, in the performance of his, her or its duties, be fully protected in relying in good faith upon the records of the Venture and upon information, opinions, reports or statements presented to such Indemnified Person by the Manager or by any other Person as to matters such

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Indemnified Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Venture. Any repeal or modification of this Section 7.1 shall not adversely affect any right or protection of a Person existing at the time of such repeal or modification.
7.2    Indemnification.
(a)    Advancement of Expenses. In the event that the Manager, any of its Affiliates or any directors, officers, shareholders, partners, members, employees, trustees, representatives or agents of any of them (each, an “Indemnified Person” and collectively, the “Indemnified Persons”) becomes involved in any capacity in any threatened, pending or completed action, proceeding or suit, whether civil, criminal, administrative or investigative, by reason of the fact that it, he or she was a manager, officer, employee, representative or agent of the Venture, the Manager or otherwise authorized to act hereunder or in connection herewith or otherwise failed to act in connection with the business or affairs of the Venture or one of its direct or indirect subsidiaries or otherwise is or was serving at the Venture’s or one of the Venture’s direct or indirect subsidiary’s request as a director, trustee, officer, partner, employee or agent of another Entity, the Venture will periodically reimburse such Indemnified Person for its reasonable legal and other expenses (including, without limitation, the costs of any investigation and preparation) incurred in connection with such involvement, provided that such Indemnified Person shall promptly repay to the Venture the amount of any such reimbursed expenses paid to it if it is ultimately determined by a court having appropriate jurisdiction in a decision that is not subject to appeal, that such Indemnified Person is not entitled to be indemnified by the Venture under this Section 7.2.
(b)    Indemnification. To the maximum extent permitted under the Act in effect from time to time, the Venture shall indemnify, defend and hold harmless any Indemnified Person against any losses, claims, costs, damages or liabilities to which such Indemnified Person may become subject in connection with the business or affairs of the Venture or one of its direct or indirect subsidiaries or serving at the Venture’s or one of the Venture’s direct or indirect subsidiary’s request as a director, trustee, officer, partner, employee or agent of another Entity, except to the extent that any such loss, claim, cost, damage or liability results from an act or omission of an Indemnified Person that constitutes a Cause Event or a Successor General Partner Cause Event under clause (i), (ii), (iii) or (iv) of the respective definitions thereof set forth in the Master Partnership Agreement, or a Manager Cause Event or Successor Manager Cause Event as provided in this Agreement. If for any reason (other than the gross negligence, willful misconduct, fraud or material breach of this Agreement of such Indemnified Person) the foregoing indemnification is unavailable to such Indemnified Person, or is insufficient to hold it harmless, then the Venture shall contribute to the amount paid or payable to the Indemnified Person as a result of such loss, claim, cost, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Venture on the one hand and such Indemnified Person on the other hand but also the relative fault of the Venture and such Indemnified Person, as well as any relevant equitable considerations.
(c)    Successors. The reimbursement, indemnity and contribution obligations of the Venture under this Section 7.2 shall be in addition to any liability which the Venture may

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otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Venture, the Manager and any other Indemnified Person. The foregoing provisions shall survive any termination of this Agreement and any amendment to such provisions shall not reduce the Venture’s indemnity obligation with respect to any act or omission occurring prior to the date of such amendment.
(d)    Exclusivity. The indemnification provided by this Section 7.2 shall not be deemed to be exclusive of any other rights to which the Indemnified Person may be entitled under any agreement or as a matter of law, or otherwise, both as to action in an Indemnified Person’s official capacity and to action in another capacity, and shall continue as to an Indemnified Person who has ceased to have an official capacity for acts or omissions during such official capacity or otherwise when acting at the request of the Manager and shall inure to the benefit of the heirs, successors and administrators of such Indemnified Person.
(e)    Limitation. Notwithstanding any of the foregoing to the contrary, the provisions of this Section 7.2 shall not be construed as to provide for the indemnification of any Indemnified Person for any liability (including, without limitation, liability under U.S. federal securities laws which, under certain circumstances, impose liability on Persons that act in good faith), to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Section 7.2 to the fullest extent permitted by law.
(f)    Reliance. An Indemnified Person may rely upon and shall be protected in acting or refraining from action upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.
(g)    Consultation. An Indemnified Person may consult with counsel, accountants and other experts reasonably selected by it, and any opinion of an independent counsel, accountant or expert retained with reasonable care shall be full and complete protection in respect of any action taken or suffered or omitted by the Indemnified Person hereunder in good faith and in accordance with such opinion.
ARTICLE 8
TRANSFER OF MEMBERS’ INTERESTS IN THE VENTURE;
BUY/SELL
8.1    Transfers of a Member’s Interest.
(a)    Except as set forth in Section 8.1(b) below, no Member may Transfer all or any portion of its Interest or have any transferee admitted as a substituted Member in respect of such Interest or any portion thereof without the prior written Consent of the other Member, which Consent may be withheld in the sole discretion of the other Member.
(b)    Notwithstanding anything contained herein to the contrary, BHMF Member shall have the right to Transfer (but not pledge or hypothecate) all or any portion of its Interest and

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to have any transferee admitted as a substituted Member in respect of such Interest or any portion thereof without the Consent of the Manager or any Member, provided that (1) any such Transfer, when aggregated with all prior Transfers of BHMF Member’s Interest pursuant to this Section 8.1(b), shall not be of more than forty‑nine percent (49%) of BHMF Member’s direct or indirect Interest in the Venture as of the date of this Agreement, (2) after giving effect to such Transfer, BHMF Member has the same level of control over the Venture as it did immediately prior to such Transfer, (3) subject to Section 2.6(b)(iv) hereof, such Transfer does not cause the Subsidiary REIT to no longer qualify as a Domestically‑Controlled REIT, and (4) BH MP has approved the proposed transferee of such Interest (which approval shall not be unreasonably withheld, conditioned or delayed by BH MP).
(c)    In the event (x) a Member desires to secure permission to Transfer its Interest or any portion thereof in accordance with Section 8.1(a) or (y) BHMF Member desires to effect a Transfer in accordance with Section 8.1(b), it shall notify the Manager in the manner described in Section 14.1 hereof and shall deliver such information to the Manager as it may reasonably request, including, if requested, evidence reasonably satisfactory to the Manager with respect to (i) compliance with applicable federal and state securities laws and (ii) any other appropriate laws or regulations. No Transfer under Section 8.1(a) or Section 8.1(b) may be made if it would violate applicable federal or state securities laws or other laws or regulations.
(d)    In the event any Member desires to Transfer all or any portion of its Interest in the Venture (and the Manager Consents thereto in accordance with Section 8.1(a) or such Transfer is permitted pursuant to Section 8.1(b)) the Transferring Member shall arrange for its transferee to be bound by the provisions of this Agreement by having such transferee execute such documents as shall be reasonably required by the Manager to make the transferee a party to this Agreement and by delivering the same to the Manager. Upon the transferee’s execution of such documents described in the immediately preceding sentence, the transferee of all or any portion of the Interest of a Member shall become a substituted Member as to the Interest (or portion thereof) thus Transferred. Any such substituted Member shall succeed to all of the rights and assume all of the obligations of the Member to the extent of the portion of the Interest in the Venture which has been Transferred to such substituted Member. A transferee of all or any portion of the Interest of a Member who is not a substituted Member shall have the right to receive allocations of income, gain, loss and deduction and distributions of Net Cash Flow and other distributions pursuant to this Agreement, but shall have no other rights hereunder, and neither the transferor nor the transferee shall have the right to vote with respect to any Interest so Transferred. The effective date of any Transfer under Section 8.1(a) or (b) shall be the date on which the transferee executes and delivers to the Manager the documents required by this Section 8.1(d), provided that if such Transfer is being made pursuant to Section 8.1(a), the effective date shall be the date on which the Manager grants its Consent in accordance with Section 8.1(a) if such Consent is delivered after the date the documents are delivered pursuant to this Section 8.1(d).
(e)    Anything contained in Section 8.1(a) or (b) to the contrary notwithstanding, no Transfer of an Interest or any portion shall be effective if it would result in the Venture being classified as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes, and any such Transfer shall be effected in such manner as may be

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necessary to maintain the classification of the Venture as a partnership for federal and state income tax purposes.
(f)    Anything contained in Section 8.1(a) or (b) to the contrary notwithstanding, no Interest in the Venture, or any portion thereof, shall be issued in a transaction that is (or transactions that are) registered or required to be registered under the Securities Act of 1933, as amended, and any Transfer of an Interest or any portion thereof must be made in a transaction that is exempt from registration or qualification under the Securities Act of 1933, as amended, and applicable state securities law.
(g)    Anything contained in Section 8.1(a) or (b) to the contrary notwithstanding, no admission (or purported admission) of a Member and no Transfer (or purported Transfer) of all or part of a Member’s Interest (or any interest or right or attribute therein) in the Venture shall be effective, and no Person shall otherwise become a Member, if the Venture would or may have more than 100 members, treating as a member for this purpose each Person indirectly owning an Interest (or any interest therein) in the Venture through a partnership, a grantor trust or an S corporation.
8.2    Buy/Sell Arrangement.
Either Member shall be entitled to initiate the FIRPTA Buy / Sell (A) from and after the FIRPTA Event Buy / Sell Exercise Date by initiating the FIRPTA Event Buy / Sell Procedures if such Member is entitled to initiate the FIRPTA Event Buy / Sell Procedures pursuant to Section 6.10(b)(B)(ii)(2) of this Agreement or (B) by initiating the FIRPTA Event Buy / Sell Procedures at any time from and after the FIRPTA Event Buy / Sell Exercise Date so long as (i) the Major Dispute Project Sale Right set forth in Article 13 of this Agreement (subject to the terms, provisions and conditions thereof) has not then been exercised by BH MP and (ii) neither Member has then initiated the FIRPTA Buy / Sell and the FIRPTA Event Buy / Sell Procedures in accordance with Section 8.2(A) of this Agreement.
8.3    Basis Election. In the event that a distribution of any of the Venture’s property is made in the manner provided in Section 734 of the Code, or where a Transfer of an Interest in the Venture permitted by this Agreement is made in the manner provided in Section 743 of the Code, then, upon the request of any Member, the Venture shall file an election under Section 754 of the Code, in accordance with procedures set forth in the applicable Treasury regulations. Each Member shall provide the Venture with all information necessary to give effect to any election under Section 754 of the Code.
8.4    Void Transfer. In no event shall any Interest, or any portion, thereof, be Transferred to a minor or an incompetent or in violation of any state or Federal law or in violation of this Article 8. Any such attempted Transfer shall be void and ineffectual and shall not bind the Venture or any Member.
ARTICLE 9
EXCESS INTEREST PROVISIONS

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9.1    Definitions. For purposes of this Article 9, the following terms shall have the following meanings:
“Beneficial Ownership” shall mean ownership of Interests by a Person who would be treated as an owner of such Interests either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns,” “Beneficially Own” and “Beneficially Owned” shall have correlative meanings.
“Charitable Beneficiary” shall mean an organization or organizations described in Sections 170(b)(1)(A) and 170(c) of the Code and identified by the Venture as the beneficiary or beneficiaries of the Excess Interest Trust.
“Excess Interest Trust” shall mean the trust created pursuant to Section 9.14.
“Excess Interest Trustee” shall mean a Person, who shall be unaffiliated with the Venture, any Purported Beneficial Transferee and any Purported Record Transferee, identified by the Venture as the trustee of the Excess Interest Trust.
“Excess Interests” shall have the meaning given to it in Section 9.3(a).
“Existing Holder” shall mean (a) each of BH MP and BHMF Member and (b) any Person to whom an Existing Holder Transfers, subject to the limitations provided in this Agreement, Beneficial Ownership of Interests causing such transferee to Beneficially Own Interests in excess of the Ownership Limit.
“Existing Holder Limit” (a) for the Members shall mean, initially, [__]% in the case of BH MP and [__]% in the case of BHMF Member of the Interests, and, after any adjustment pursuant to Section 9.9, shall mean such percentage of the outstanding Interests, as the case may be, as so adjusted, and (b) for any Existing Holder who becomes an Existing Holder by virtue of clause (b) of the definition thereof, shall mean, initially, the percentage of the outstanding Interests Beneficially Owned by such Existing Holder at the time that such Existing Holder becomes an Existing Holder, but in no event shall such percentage be greater than the Existing Holder Limit for the Existing Holder who Transferred Beneficial Ownership of such Interests or, in the case of more than one transferor, in no event shall such percentage be greater than the smallest Existing Holder Limit of any transferring Existing Holder, and, after any adjustment pursuant to Section 9.9, shall mean such percentage of the outstanding Interests as so adjusted.
“Market Price” shall mean the market price of such class of Interests on the relevant date as determined in good faith by the Manager.
“Ownership Limit” shall initially mean 9.8% in number of the Interests or value of the outstanding Interests, and after any adjustment as set forth in Section 9.10, shall mean such greater percentage of the outstanding Interests as so adjusted. The number and value of the outstanding Interests of the Venture shall be determined by the Manager in good faith, which determination shall be conclusive for all purposes hereof.

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“Person” shall mean an individual, corporation, partnership, estate, trust (including, without limitation, a trust qualified under Section 401(a) or 501(c)(17) of the Code), portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other Entity.
“Prohibited Owner Event” has the meaning provided in Section 9.3(c).
“Purported Beneficial Transferee” shall mean, with respect to any purported Transfer which results in Excess Interests, the beneficial holder of the Interests, if such Transfer had been valid under Section 9.2.
“Purported Record Transferee” shall mean, with respect to any purported Transfer which results in Excess Interests, the record holder of the Interests, if such Transfer had been valid under Section 9.2.
“Redemption Price” has the meaning provided in Section 9.18.
“Restriction Termination Date” shall mean the first day on which the Venture determines that it is no longer in the best interests of the Subsidiary REIT to attempt to, or continue to, qualify as a REIT.
9.2    Ownership Limitation.
(a)    Except as provided in Section 9.12, until the Restriction Termination Date, no Person (other than an Existing Holder) shall Beneficially Own Interests in excess of the Ownership Limit and no Existing Holder shall Beneficially Own Interests in excess of the Existing Holder Limit for such Existing Holder.
(b)    Except as provided in Section 9.12, until the Restriction Termination Date, any Transfer that, if effective, would result in any Person (other than an Existing Holder) Beneficially Owning Interests in excess of the Ownership Limit shall be void ab initio as to the Transfer of the Interests which would otherwise be Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Interests.
(c)    Except as provided in Sections 9.9 and 9.12, until the Restriction Termination Date, any Transfer that, if effective, would result in any Existing Holder Beneficially Owning Interests in excess of the applicable Existing Holder Limit shall be void ab initio as to the Transfer of the Interests which would be otherwise Beneficially Owned by such Existing Holder in excess of the applicable Existing Holder Limit; and such Existing Holder shall acquire no rights in such Interests.
(d)    Until the Restriction Termination Date, any Transfer that, if effective, would result in the Venture (treating the Venture as if it otherwise qualified as a REIT solely for this purpose) being “closely held” within the meaning of Section 856(h of the Code shall be void ab initio as to the Transfer of the Interests which would cause the Venture (treating the Venture as if it

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otherwise qualified as a REIT solely for this purpose) to be “closely held” within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such Interests.
(e)    Until the Restriction Termination Date, any Transfer that, if effective, would result in the Venture (treating the Venture as if it otherwise qualified as a REIT solely for this purpose) otherwise failing to qualify as a REIT shall be void ab initio as to the Transfer of Interests that would result in the Venture (treating the Venture as if it otherwise qualified as a REIT solely for this purpose) failing to qualify as a REIT; and the intended transferee shall acquire no rights in such Interests.
(f)    Until the Restriction Termination Date, any Transfer that, if effective, would result in the Venture (treating the Venture as if it otherwise qualified as a REIT solely for this purpose) becoming a “pension‑held REIT” as defined in Section 856(h) of the Code shall be void ab initio as to the Transfer of Interests which would result in the Venture (treating the Venture as if it otherwise qualified as a REIT solely for this purpose) becoming a “pension‑held REIT;” and the intended transferee shall acquire no rights in such Interests.
(g)    Until the Restriction Termination Date, but subject to Section 2.6(b)(iv) hereof, any Transfer that would result in the Venture (treating the Venture as if it otherwise qualified as a REIT solely for this purpose) not maintaining its status as a Domestically‑Controlled REIT shall be void ab initio as to the Transfer of Interests which would result in the Venture (treating the Venture as if it otherwise qualified as a REIT solely for this purpose) failing to maintain its status as a Domestically‑Controlled REIT; and the intended transferee shall acquire no rights in such Interests.
9.3    Excess Interests.
(a)    If, notwithstanding the other provisions contained in this Article 9, at any time, until the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Venture such that any Person would Beneficially Own Interests in excess of the applicable Ownership Limit or Existing Holder Limit (as applicable), then, except as otherwise provided in Sections 9.9 and 9.12, the Interests Beneficially Owned in excess of such Ownership Limit or Existing Holder Limit (rounded up to the nearest whole Interest) shall constitute “Excess Interests” and shall be treated as provided in this Article 9. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure.
(b)    If, notwithstanding the other provisions contained in this Article 9, at any time, until the Restriction Termination Date, there is a purported Transfer or other change in the capital structure of the Venture (as a result of a direct or indirect Transfer or otherwise) which, if effective, would cause the Venture (treating the Venture as if it otherwise qualified as a REIT solely for this purpose) to (i) become “closely held” within the meaning of Section 856(h) of the Code, (ii) become a “pension‑held REIT” within the meaning of Section 856(h) of the Code, (iii) subject to Section 2.6(b)(iv) hereof, fail to qualify as a Domestically‑Controlled REIT or (iv) otherwise fail to qualify as a REIT, then the Interests that are the subject of such Transfer or other event which would cause the Venture to fail such requirement shall constitute “Excess Interests” and shall be

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treated as provided in this Article 9. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or change in capital structure.
(c)    If, at any time prior to the Restriction Termination Date, notwithstanding the other provisions contained in this Article 9, there is an event (a “Prohibited Owner Event”) which would result in the disqualification of the Venture as a REIT under the Code (treating the Venture as if it otherwise qualified as a REIT solely for this purpose) by virtue of actual, Beneficial or constructive ownership of Interests, then Interests which result in such disqualification shall be automatically exchanged for an equal number of Excess Interests to the extent necessary to avoid such disqualification. Such exchange shall be effective as of the close of business on the business day prior to the date of the Prohibited Owner Event. In determining which Interests are exchanged, Interests owned directly or indirectly by any Person who caused the Prohibited Owner Event to occur shall be exchanged before any Interests not so held are exchanged. If similarly situated Persons exist, such exchange shall be pro rata. If the Venture is still so disqualified as a REIT (treating the Venture as if it otherwise qualified as a REIT solely for this purpose), Interests owned directly or indirectly by Persons who did not cause the Prohibited Owner Event to occur shall be chosen by random lot and exchanged for Excess Interests until the Venture is no longer so disqualified as a REIT (treating the Venture as if it otherwise qualified as a REIT solely for this purpose).
9.4    Prevention of Transfer. If the Venture or its designee shall at any time determine in good faith that a Transfer has taken place in violation of Section 9.2 or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution) or Beneficial Ownership of any Interests in violation of Section 9.2, the Venture or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, without limitation, refusing to give effect to such Transfer on the books of the Venture or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of paragraph (b), (c), (d), (e), (f) or (g) of Section 9.2 shall automatically result in the designation and treatment described in Section 9.3, irrespective of any action (or non‑action) by the Venture.
9.5    Notice. Any Person who acquires or attempts to acquire Interests in violation of Section 9.2, or any Person who is a transferee such that Excess Interests result under Section 9.3, shall immediately give written notice or, in the event of a proposed or attempted Transfer, shall give at least fifteen (15) days prior written notice to the Venture of such event and shall provide to the Venture such other information as the Venture may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Subsidiary REIT’s status as a REIT.
9.6    Information for the Venture. Until the Restriction Termination Date:
(a)    Every Beneficial Owner of more than 1/2 of 1% of the number or value of outstanding Interests shall, within thirty (30) days after January 1 of each year, give written notice to the Venture stating the name and address of such Beneficial Owner, the number of Interests Beneficially Owned, and a description of how such Interests are held. Each such Beneficial Owner shall provide to the Venture such additional information as the Venture may reasonably request in

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order to determine the effect, if any, of such Beneficial Ownership on the Subsidiary REIT’s status as a REIT.
(b)    Each Person who is a Beneficial Owner of Interests and each Person who is holding Interests for a Beneficial Owner shall provide to the Venture in writing such information with respect to direct, indirect and constructive ownership of Interests as the Venture deems reasonably necessary to comply with the provisions of the Code applicable to a real estate investment trust, to determine the Subsidiary REIT’s status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.
9.7    Other Action by Venture. Nothing contained in this Article 9 shall limit the authority of the Venture to take such other action as it deems necessary or advisable to protect the Venture, the Subsidiary REIT and the interests of their respective members by preservation of the Subsidiary REIT’s status as a REIT.
9.8    Ambiguities. In the case of an ambiguity in the application of any of the provisions of this Article 9, including, without limitation, any definition contained in Section 9.1, the Venture shall have the power to interpret and determine the application of the provisions of this Article 9 with respect to any situation based on the facts known to the Venture.
9.9    Modification of Existing Holder Limits. The Existing Holder Limits may be modified as follows:
(a)    Subject to the limitations provided in Section 9.11, the Venture may grant options which result in Beneficial Ownership of Interests by an Existing Holder pursuant to an option plan approved by the Venture. Any such grant shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under Section 9.11 to permit the Beneficial Ownership of the Interests issuable upon the exercise of such option.
(b)    The Venture shall reduce the Existing Holder Limit for any Existing Holder after any Transfer permitted in this Article 9 by such Existing Holder by the percentage of the outstanding Interests so Transferred or after the lapse (without exercise) of an option described in paragraph (a) of this Section 9.9 by the percentage of the Interests that the option, if exercised, would have represented, but in either case no Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.
9.10    Increase or Decrease in Ownership Limit. Subject to the limitations provided in Section 9.11, the Venture may from time to time increase or decrease the Ownership Limit; provided, however, that any decrease may only be made prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law that would require a decrease to retain the Subsidiary REIT’s status as a REIT, in which case such decrease shall be effective immediately).
9.11    Limitations on Changes in Existing Holder and Ownership Limits.
(a)    Neither the Ownership Limit nor any Existing Holder Limit may be increased (nor may any additional Existing Holder Limit be created) if, after giving effect to such increase

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(or creation), five (5) Beneficial Owners of Interests (including, without limitation, all of the then Existing Holders) could Beneficially Own, in the aggregate, more than 49.9% in number or value of the outstanding Interests.
(b)    Prior to the modification of any Existing Holder Limit or Ownership Limit pursuant to Sections 9.9 or 9.10, the Venture may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Subsidiary REIT’s status as a REIT.
(c)    No Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.
9.12    Waivers by Venture. The Venture, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence satisfactory to the Manager and upon at least fifteen (15) days written notice from a transferee prior to the proposed Transfer which, if consummated, would result in the intended transferee owning Interests in excess of the Ownership Limit or the Existing Holder Limit, as the case may be, and upon such other conditions as the Venture may direct, may waive the Ownership Limit or the Existing Holder Limit, as the case may be, with respect to such transferee.
9.13    Severability. If any provision of this Article 9 or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall be affected only to the extent necessary to comply with the determination of such court.
9.14    Trust for Excess Interests. Upon any purported Transfer that results in Excess Interests pursuant to Section 9.3, such Excess Interests shall be deemed to have been transferred to the Excess Interest Trustee, as trustee of the Excess Interest Trust for the exclusive benefit of the Charitable Beneficiary. Excess Interests so held in trust shall be issued and outstanding Interests of the Venture. The Purported Beneficial Transferee shall have no rights in such Excess Interests except as provided in Section 9.17.
9.15    Distributions on Excess Interests. Any distributions (whether as dividends, distributions upon liquidation, dissolution or winding up or otherwise) on Excess Interests shall be paid to the Excess Interest Trust for the benefit of the Charitable Beneficiary. Upon liquidation, dissolution or winding up, the Purported Record Transferee shall receive the lesser of (a) the amount of any distribution made upon liquidation, dissolution or winding up or (b) the price paid by the Purported Record Transferee for the Interests, or if the Purported Record Transferee did not give value for the Interests, the Market Price of the Interests on the day of the event causing the Interests to be held in trust. Any such dividend paid or distribution paid to the Purported Record Transferee in excess of the amount provided in the preceding sentence prior to the discovery by the Venture that the Interests with respect to which the dividend or distribution was made had been exchanged for Excess Interests shall be repaid by the Purported Record Transferee to the Excess Interest Trust for the benefit of the Charitable Beneficiary.

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9.16    Voting of Excess Interests. The Excess Interest Trustee shall be entitled to vote the Excess Interests for the benefit of the Charitable Beneficiary on any matter. Subject to Delaware law, any vote taken by a Purported Record Transferee prior to the discovery by the Venture that the Excess Interests were held in trust shall be rescinded ab initio. The owner of the Excess Interests shall be deemed to have given an irrevocable proxy to the Excess Interest Trustee to vote the Excess Interests for the benefit of the Charitable Beneficiary.
9.17    Non‑Transferability of Excess Interests. Excess Interests shall be transferable only as provided in this Section 9.17. At the direction of the Venture, the Excess Interest Trustee shall Transfer the Interests held in the Excess Interest Trust to a Person whose ownership of the Interests will not violate the Ownership Limit or Existing Holder Limit and for whom such Transfer would not be wholly or partially void pursuant to Section 9.2. Such Transfer shall be made within sixty (60) days after the latest of (x) the date of the Transfer which resulted in such Excess Interests and (y) the date the Venture determines in good faith that a Transfer resulting in Excess Interests has occurred, if the Venture does not receive a notice of such Transfer pursuant to Section 9.5. If such a Transfer is made, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Purported Record Transferee and to the Charitable Beneficiary. The Purported Record Transferee shall receive the lesser of the price paid by the Purported Record Transferee for the Interests or, if the Purported Record Transferee did not give value for the Interests, the Market Price of the Interests on the day of the event causing the Interests to be held in trust, and the price received by the Excess Interest Trust from the sale or other disposition of the Interests. Any proceeds in excess of the amount payable to the Purported Record Transferee shall be paid to the Charitable Beneficiary. Prior to any Transfer of any Excess Interests by the Excess Interest Trustee, the Venture must have waived in writing its purchase rights under Section 9.18. It is expressly understood that the Purported Record Transferee may enforce the provisions of this Section 9.17 against the Charitable Beneficiary.
If any of the foregoing restrictions on Transfer of Excess Interests is determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Record Transferee may be deemed, at the option of the Venture, to have acted as an agent of the Venture in acquiring such Excess Interests and to hold such Excess Interests on behalf of the Venture.
9.18    Call by the Venture on Excess Interests. Excess Interests shall be deemed to have been offered for sale to the Venture, or its designee, at a price per Interest equal to the lesser of the price per Interest in the transaction that created such Excess Interests (or, in the case of a devise, gift or other transaction in which no value was given for such Excess Interests, the Market Price at the time of such devise, gift or other transaction) and the Market Price of the Interests to which such Excess Interests relates on the date the Venture, or its designee, accepts such offer (the “Redemption Price”). The Venture shall have the right to accept such offer for a period of ninety (90) days after the later of (x) the date of the Transfer which resulted in such Excess Interests and (y) the date the Manager determines in good faith that a Transfer resulting in Excess Interests has occurred, if the Venture does not receive a notice of such Transfer pursuant to Section 9.5 but in no event later than a permitted Transfer pursuant to and in compliance with the terms of Section 9.17. Unless the Manager determines that it is in the interests of the Venture to make earlier payments of all of the amount determined as the Redemption Price per Interest in accordance with the preceding

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sentence, the Redemption Price may be payable at the option of the Venture at any time up to but not later than one year after the date the Venture accepts the offer to purchase the Excess Interests. In no event shall the Venture have an obligation to pay interest to the Purported Record Transferee.

ARTICLE 10
DISSOLUTION OF VENTURE
10.1    Bankruptcy of Member.
(a)    The Bankruptcy, insolvency, termination, dissolution, liquidation or other cessation or assignment for the benefit of creditors by, any Member (each a “Bankruptcy Event”), or, except as otherwise permitted in accordance with Article 8, the withdrawal of any Member, shall dissolve the Venture, unless within 90 days after notice is given to the other Member of the occurrence of such event, the remaining Member elects to continue the business of the Venture. The Member suffering a Bankruptcy Event (or its legal representative) or withdrawing from the Venture, except as otherwise permitted in accordance with Article 8, is hereby deemed to Consent to the continuation of the business of the Venture. In the event of a Bankruptcy Event with respect to BHMF Member or a withdrawal of BHMF Member as the Manager of the Venture, the Venture shall file an amendment to the Venture’s Certificate removing BHMF Member as the Manager of the Venture.
(b)    For purposes of this Agreement, the “Bankruptcy” a Member shall be deemed to have occurred upon the happening of any of the following: (i) the filing of an application by the Member for, or a Consent to, the appointment of a trustee of its assets, (ii) the filing by the Member of a voluntary petition for relief as a debtor under the United States Bankruptcy Code or the filing of a pleading in any court of record admitting in writing its inability to pay its debts as they come due, (iii) the making by the Member of a general assignment for the benefit of creditors or (iv) the expiration of 60 days following the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating the Member a bankrupt or appointing a trustee of its assets.
10.2    Other Events of Dissolution. The happening of any one of the following events shall work a dissolution of the Venture:
(i)    The reduction to cash or cash equivalents of all Venture assets;
(ii)    The agreement in writing to dissolution by the Members; or
(iii)    The termination of the term of the Venture pursuant to Section 2.4 of this Agreement.
Each Member waives the right to cause a dissolution of the Venture in any other way. Dissolution of the Venture shall be effective on the day on which the event occurs which gives rise to the dissolution, but the Venture shall not terminate until the assets of the Venture shall have been distributed as provided herein and a certificate of cancellation of the Certificate has been filed with the Secretary of State of the State of Delaware.

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10.3    Distribution Upon Liquidation.
(a)    Upon dissolution of the Venture, unless the business of the Venture is continued as provided above, the Manager (or, in the event that the dissolution is caused by a Bankruptcy Event with respect to the Manager, such Person, other than the Manager, as the Members shall designate as liquidator of the Venture) shall act as “Liquidator”. The Liquidator shall wind up the affairs of the Venture, shall sell such of the assets of the Venture as it deems necessary or appropriate in accordance with Section 2.6(b), and (i) any resulting gain or loss from each sale plus (ii) the fair market value of such property which has not been sold shall be determined and income, gain, loss or deduction inherent in such property (which has not been reflected in the Capital Accounts previously) shall be allocated among the Members as provided in Section 4.1 and, after paying all debts and liabilities of the Venture, including all costs of dissolution, shall distribute any remaining Venture property along with any cash received from the sale of the property as follows:
(i)    The Liquidator may set up any reserve it deems reasonably necessary for any contingent liabilities or obligations of the Venture arising out of or in connection with the Venture. Such reserve may be paid over by the Liquidator to a bank or trust company to act as escrow agent. Any such escrow agent shall hold such reserves for payment of any of the aforementioned contingencies, and, at the expiration of such period as the Liquidator shall designate, distribute the balance thereafter remaining in the manner hereinafter provided.
(ii)    Cash and all other assets of the Venture not sold pursuant to this Section 10.3 will be distributed among the Members in the same manner as Net Cash Flow in accordance with Section 5.1.
(b)    The Members shall continue to share income, loss and other tax items during the period of such Liquidation in the same proportions as before dissolution. Subject to Sections 2.6(b) the Liquidator shall determine whether to sell any Venture property, and, if so, whether at a public or private sale, for what price, and on what terms. If the Liquidator determines to sell or otherwise dispose of any Venture property or any interest therein, the Liquidator shall not be required to do so promptly but shall do so in an orderly and commercially reasonable manner so as to avoid a distress sale.
(c)    The obligation of any Member to the Venture or any other Member that shall have accrued and be unsatisfied as of the date of dissolution or termination of the Venture shall survive such dissolution or termination.
(d)    Each Member shall look solely to the assets of the Venture for all distributions with respect to the Venture, its Capital Account and its share of income, loss and other tax items, and shall have no recourse therefor (upon dissolution or otherwise) against the Manager, any other Member, the Liquidator or any of their Affiliates.
10.4    Procedural and Other Matters.
(a)    Upon dissolution of the Venture and until the filing of a certificate of cancellation, the Liquidator may, in the name of, and for and on behalf of, the Venture, prosecute

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and defend suits, whether civil, criminal or administrative, gradually settle and close the business of the Venture, dispose of and convey the property of the Venture, discharge or make reasonable provision for the liabilities of the Venture and distribute to the Members any remaining assets of the Venture, in accordance with this Article 10 and all without affecting the liability of the Members or the Manager and without imposing liability on the Liquidator.
(b)    The Certificate may be canceled upon the dissolution and the completion of winding‑up of the Venture by any Person authorized to cause such cancellation in connection with such dissolution and winding‑up.

ARTICLE 11
REPRESENTATIONS AND WARRANTIES
11.1    Representations and Warranties of the Members. Each of the Members hereby represents and warrants to the other Member as follows:
(a)    Such Member is a corporation or other Entity duly formed and validly existing under the laws of the jurisdiction of its organization with all requisite power and authority to own its assets and to carry on its business as now being conducted. Such Member has all requisite power and authority to enter into this Agreement and the other agreements contemplated to be entered into by it in connection herewith and to carry out the transactions contemplated hereby and thereby.
(b)    The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Member. This Agreement has been executed and delivered by a duly authorized officer of such Member and constitutes the valid and binding obligation of such Member, enforceable against such Member in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditor’s rights and to general principles of equity.
(c)    The execution, delivery and performance by such Member of this Agreement and all other agreements contemplated hereby to which it is to be a party do not and will not (i) violate any decree or judgment of any court of governmental authority that may be applicable to such Member; (ii) violate any law (or regulation promulgated under any law); (iii) violate or conflict with, or result in a breach of, or constitute a default (or an event with or without notice or lapse of time or both would constitute a default) under any contract or agreement to which such Member is a party; or (iv) violate or conflict with any provision of the organizational documents of such Member.
(d)    No broker, finder, agent or other third party has been employed by or on behalf of such Member (or any partner, member, shareholder or advisor thereof) in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby, and no such party has any claim for any commission, finder’s fee or similar amount payable as a result of any engagement of such party by or on behalf of such Member.

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(e)    Such Member has acquired its Interest in the Venture for investment purposes and has not acquired its Interest in the Venture for the purpose of selling its Interest in the Venture, or causing the Venture to sell its assets, to customers in the ordinary course of a trade or business.

ARTICLE 12
BOOKS AND RECORDS; REPORTS TO MEMBERS
12.1    Books. The Manager shall maintain or cause to be maintained separate, full and accurate books and records of the Venture, and each Member or any authorized representative of any Member shall have the right to freely inspect, examine and copy the same and to meet with employees of the Manager responsible for preparing the same at reasonable times during business hours and upon reasonable notice. In addition, the Manager agrees to provide each Member, its representatives and an independent accounting firm (if any) designated by such Member reasonable access to all such books and records, during which such Member or such accounting firm may conduct an audit of the Venture. The cost of any such audit shall be borne by the requesting Member unless an error is discovered which has had the effect of reducing or increasing such Member’s distributions from the Venture by an amount equal to or greater than five percent (5%), in which case the Venture shall bear the cost of the audit.
12.2    Quarterly Reports. Subject to the following sentence, the Manager shall prepare and distribute to the Members a quarterly report with respect to the Venture within 60 days of the last day of each of the first three fiscal quarters of a fiscal year prepared in accordance with U.S. GAAP, consistently applied, including (i) a balance sheet, (ii) a profit and loss statement, (iii) a statement showing cash distributions for such fiscal quarter and for the year to date, (iv) a statement showing computation of related party fees, (v) Member distributions for such fiscal quarter and for the year to date, and (vi) a report briefly describing any significant variances from the applicable budget line item in the Venture’s Initial Operating Plan or Subsequent Operating Plan. In lieu of the financial statements set forth in clauses (i) through (iv) of this Section 12.2, the Manager may prepare and distribute to each of the Members combined financial statements of the Venture and each other venture in which such Member (or its Affiliate) has invested with such other Member (or its Affiliate), prepared in accordance with U.S. GAAP, consistently applied, including (A) a combined balance sheet, (B) a combined profit and loss statement, (C) a combined statement showing cash distributions for such fiscal quarter and year to date, (D) a combined statement of related party fees and (E) distributions to each Member (or its Affiliate) for such fiscal quarter and for the year to date.
12.3    Annual Reports. The Manager shall engage Deloitte & Touche LLP or such other nationally recognized independent registered public accounting firm selected by the Manager with the Consent of the Members to examine and audit the Venture’s books and records. Subject to the following sentence, within 90 days after the end of each fiscal year, or as soon as practicable thereafter, the Manager shall distribute to the Members financial statements with respect to the Venture, which shall include the items set forth in clauses (i) through (iii) and (v) of Section 12.2 with respect to such fiscal year, and which shall be prepared in accordance with U.S. GAAP, consistently applied, and shall be audited by the Venture’s independent registered public accounting firm. Subject to the provisions of this Section 12.3 below, with respect to the Venture audited

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financial statements, such financial statements may be prepared in accordance with the Fair Value Method of Accounting, including a footnote showing the amounts and methodology of the Venture’s fair value of its assets and liabilities. In addition, the Manager will provide the items set forth in clauses (iv) and (vi) of Section 12.2 and, if applicable, a reconciliation statement of the Venture’s investment in the Project to the fair values of the Project held by the Venture. In lieu of the financial statements set forth in clauses (i) through (iii) and (v) of Section 12.2, the Manager may distribute to each Member with respect to such fiscal year combined financial statements, prepared in accordance with U.S. GAAP, consistently applied, and audited by the Venture’s independent registered public accounting firm, which include the items set forth in clauses (A) through (C) and (E) of Section 12.2. Commencing with the Venture’s 2014 fiscal year, BH MP shall have the right to require that the Venture’s audited financial statements delivered by the Manager pursuant to this Section 12.3 also be prepared in accordance with the Fair Value Method of Accounting, consistently applied.
12.4    Accountants; Tax Returns. The Manager shall engage Ernst & Young LLP or such other nationally recognized independent registered public accounting firm selected by the Manager and approved by the Members to review, or to sign as preparer, all federal, state and local Tax Returns that the Venture is required to file. The Manager will furnish to each Member within 120 days after the end of each fiscal year, or as soon thereafter as is practicable, a Schedule K‑1 or such other statement as is required by the Internal Revenue Service that sets forth such Member’s share of the income, gain, loss, deduction and other relevant fiscal items of the Venture for such fiscal year. Each Member shall be entitled to receive, upon request, copies of all federal, state and local income Tax Returns and information returns, if any, that the Venture is required to file.
12.5    Accounting and Fiscal Year. The Venture books and records shall be kept on the accrual basis. The fiscal year of the Venture shall end on December 31.
12.6    Project Valuations. The Manager shall prepare, or cause to be prepared, a written quarterly valuation (or an update of a prior valuation) for the investment of the Venture (including a mezzanine loan or other financing) in the Project after such investment has been owned for not less than three months. Each such valuation (or updated valuation) (i) shall be made in accordance with the Valuation Policy and such policies and procedures as are adopted from time to time by the Valuation Committee in connection with the Valuation Policy, and (ii) may be prepared by officers or employees of the Manager or its Affiliates, provided that, not less than once every 12 months an independent third‑party appraiser listed on Annex A to the Valuation Policy shall prepare an appraisal of such Venture investment. A written valuation (or updated valuation) of such Venture investment for a fiscal quarter shall be prepared and delivered to the Members and to PGGM PRE Fund within 45 days after the last day of such fiscal quarter. Each such valuation (or updated prior valuation) shall be made solely for reporting to the Members and PGGM PRE Fund an estimated value of the Venture’s investment in the Project on a quarterly basis, and neither the Manager nor any of its Affiliates shall have any liability with respect to any such valuation (or updated valuation).
12.7    Business Plan. By no later than December 1 of each calendar year, the Manager shall submit to BH MP any proposed changes to the business plan for the Partnership for the next succeeding calendar year, which proposed changes shall not take effect until approved by BH MP

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(after such approval has been given in writing, the then current Approved Business Plan, together with such approved changes, shall be referred to herein as the “Approved Business Plan”). Until such time that BH MP approves any proposed changes to the then current Approved Business Plan, the then current Approved Business Plan shall apply. The Approved Business Plan as in effect on the date of this Agreement is attached hereto as Exhibit H.

ARTICLE 13
MAJOR DISPUTE PROJECT SALE RIGHT
13.1    Major Dispute Project Sale Right.
(a)    Upon (i) declaration of a Manager Cause Event in accordance with Section 6.9(a) or (ii) receipt of written notice (the “Project Sale Trigger Event”) from BH MP to BHMF Member that BH MP is exercising its Major Dispute Event Project sale right (such right is referred to herein as, the “Major Dispute Project Sale Right”) in accordance with Section 6.10(b) of this Agreement, which written notice may be provided by BH MP to BHMF Member only if BH MP is then permitted to exercise the Major Dispute Project Sale Right pursuant to the express terms, provisions and conditions of Section 6.10(b) of this Agreement, and with respect to either of clause (i) or (ii), neither the “Portfolio Sale Right” pursuant to Section 14.1 of the Master Partnership Agreement nor the “Project Sale Right” pursuant to Section 14.2 of the Master Partnership Agreement nor the “Special Situation Right” pursuant to Section 14.3 of the Master Partnership Agreement, has then been exercised, then BHMF Member shall be permitted, for a period of thirty (30) days after the occurrence of either (I) the declaration of a Manager Cause Event or (II) the Project Sale Trigger Event, as the case may be, to make an offer (a “Project Sale Offer”), including price and other terms and conditions, to BH MP to purchase the Project through a purchase of 100% of the equity interests in the Subsidiary REIT. Notwithstanding anything contained herein to the contrary, for the avoidance of doubt, in no event shall BH MP have the right to exercise the Major Dispute Project Sale Right from and after the FIRPTA Event Buy / Sell Exercise Date.
(b)    In connection with any Project Sale Offer submitted by BHMF Member to BH MP in accordance with this Section 13.1, BHMF Member shall include with such Project Sale Offer evidence satisfactory to BH MP that BHMF Member has (or has available to it through BHMF REIT or otherwise) funds in an amount sufficient to purchase the Project. In no event shall BH MP be obliged to accept any Project Sale Offer.
(c)    If BHMF Member’s Project Sale Offer is accepted by BH MP, then BHMF Member and BH MP each hereby agree to proceed with the sale of the Project to BHMF Member on the terms set forth in such Project Sale Offer. Any sale of a Project pursuant to this Section 13.1 to BHMF Member may be made (at BHMF Member’s sole election) to BHMF Member, BHMF REIT, their respective Affiliates or any designee of BHMF Member.
(d)    If either (x) no Project Sale Offer is made by BHMF Member, or (y) no agreement is reached on a sale of the Project to BHMF Member within thirty (30) days after the submission of the Project Sale Offer by BHMF Member to BH MP, the Members shall jointly make every reasonable effort to effect a sale of the Project to a third party within one hundred eighty (180)

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days (the “Project Sale Period”) after the occurrence of a Project Sale Trigger Event. In connection with the sale of the Project, BHMF Member shall submit to the Venture a list containing a minimum of three (3) brokers with a national reputation for the sale of properties similar to the Project. BH MP shall promptly select one of the brokers from such list for the Venture to engage for the individual marketing and sale of the Project. Such broker shall be directed to undertake customary marketing efforts and solicit bids for the purchase of the Project on an all‑cash, as‑is basis and, subject to Sections 2.6(b) and 13.1(l) of this Agreement, such other terms as are customary for the sale of real estate assets comparable to the Project as the Members may reasonably determine. In connection with the sale of the Project, BHMF Member and its Affiliates shall be permitted at any time to submit to the Venture improved Project Sale Offers for the Project. If any such improved Project Sale Offer is accepted by BH MP, then the terms and provisions of Section 13.1(c) above shall apply thereto.
(e)    If market circumstances are unfavorable for the sale of the Project, BH MP may cause the Venture to defer the outside closing date for the sale of the Project to not later than one (1) year following the occurrence of a Project Sale Trigger Event, provided that it shall be a condition precedent to any such deferral that the holder of any loan secured by the Project extend the maturity date of its loan to a date at least two (2) months after the deferred outside closing date for the sale of the Project on terms acceptable to BHMF Member and BH MP. Upon any extension of the outside closing date for the Project in accordance with this Section 13.1(e), (x) BHMF Member shall have the right for a period of ninety (90) days after such extension (subject to the terms and provisions of this paragraph) to make a new Project Sale Offer as provided in Section 13.1(a) with respect to the Project, and (2) if no Project Sale Offer is made by BHMF Member with respect to the Project or no agreement can be reached between BHMF Member and BH MP on a sale of the Project to BHMF Member, then BHMF Member and BH MP will re‑commence the marketing effort for the sale of the Project in accordance with Section 13.1(d) effective as of the first day of such extended sale period. Any such new Project Sale Offer shall supersede any prior Project Sale Offer made by BHMF Member with respect to a Sale Project pursuant to the terms of this Section 13.1.
(f)    At least two months prior to the expiration of the Project Sale Period (or such deferred outside closing date of the Project Sale Period as requested by BH MP in accordance with Section 13(e) above), BHMF Member and BH MP shall request that all potential third‑party buyers for the Project submit a “best and final” offer for the Project by a specified bid date (the “Project Sale Bid Date”).
(g)    If, at the Project Sale Bid Date, the highest “best and final” offer for the Project is equal to or greater than the most recent net asset value for the Project as reported by the General Partner (the “Project Sale NAV”), then at all times thereafter until 5:00 pm (Central Time) on the date which is ten (10) Business Days from the Project Sale Bid Date, BHMF Member shall have the right (the “Matching Right”) to elect to purchase BH MP’s interest in the Venture at a purchase price equal to that portion of such potential third‑party bidder’s “best and final” offer allocated to BH MP’s interest in the Venture (which for the avoidance of doubt may be higher or lower than BHMF Member’s “best and final” offer). In the event BHMF Member exercises the Matching Right with respect to the Project, then the General Parter shall cause the BH MP to sell

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its interest in the Venture to BHMF Member on the date on which such Sale Project was scheduled to be sold to the potential third‑party bidder with the highest “best and final” offer for the Project. If BHMF Member exercises the Matching Right, then BHMF Member shall be solely responsible for the payment of any out‑of‑pocket costs, expenses, breakage costs, and/or reimbursements payable by the Venture or the Subsidiary REIT pursuant to any arrangements with any such bidders, including the third‑party bidder with the highest “best and final” offer for the Project, as a result of the termination of the purchase and sale contract on account of BHMF Member’s exercise of the Matching Right.
(h)    If the highest “best and final” offer with respect to the Project is less than the Project Sale NAV, then
(i)    BH MP may within ten (10) Business Days after the Project Sale Bid Date, request that the BHMF Member, and the BHMF Member shall, cause the Venture to withdraw the Project from the sales process and defer the outside closing date for the Project Sale Period to a date not later than one (1) year from the end of the current Project Sale Period. BH MP may elect to withdraw the Project and defer the sales process for the Project in accordance with the preceding sentence only once, and after any such deferral, the sales process shall recommence in accordance with the terms of Sections 13.1(e) and (f), and in such event, the terms of Section 13.1(g) through (l) shall be applied with respect to the highest “best and final” offer resulting from such new sales process.
(ii)    If BH MP has not timely requested that the BHMF Member cause the Venture to withdraw the Project and defer the sales process, or if such highest bid is after the sales process has been deferred one time by BH MP pursuant to clause (i) of this Section 13.11(h), then BHMF Member may elect, within ten (10) Business Days after the Project Sale Bid Date, either:
(A)    to purchase the BH MP’s interest in the Venture at a purchase price equal to that portion of the Project Sale NAV allocated to BH MP’s interest in the Venture; or
(B)    to invoke the FIRPTA Event Buy/Sell Procedures set forth on Exhibit G to this Agreement (irrespective of whether a FIRPTA Event has occurred) as the “Offeror” by providing an “Offering Notice” with an “Offer Price” (as each such term is defined on Exhibit G).
(iii)    If BHMF Member does not timely exercise either of the alternatives set forth in clauses (A) and (B) above of Section 13.1(h)(ii), then BH MP shall, within fifteen (15) Business Days after the Project Sale Bid Date elect either to (x) purchase the Project at a purchase price equal to the highest “best and final” offer or (y) request the BHMF Member to cause (and the BHMF Member shall cause) the Venture to sell the Project to the bidder with the highest “best and final” offer. If BH MP does not make a timely election under the foregoing sentence, it will be deemed to have elected that the BH MP shall cause the Venture to sell the Project to the highest bidder.

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(i)    In any event in which the Members have elected (or are deemed to have elected) to sell the Project to the bidder with the highest “best and final” offer, then BHMF GP shall cause the Venture and the Subsidiary REIT to proceed to closing of the sale of the Project to the potential third‑party buyer with the highest “best and final” offer for the Project and BHMP shall take such actions to effect such sale as are reasonably requested by BHMF Member.
(j)    The BH MP shall have the right to request that the BHMF Member cause the Venture to exercise any rights set forth in this Section 13.1 to be exercised by the Venture.
(k)    Any proceeds received by the Venture as a result of the sale of the Venture’s interest in the Project in accordance with this Section 13.1 shall be distributed to the Members in accordance with Section 5.1 of this Agreement.
(l)    Notwithstanding anything contained in this Section 13.1 to the contrary, whether any direct or indirect interest in the Project is sold to the BHMF Member or a third‑party buyer, the Project shall be sold in accordance with the terms, provisions and conditions set forth in Section 2.6(b) of this Agreement.

ARTICLE 14
MISCELLANEOUS
14.1    Notices. All notices and demands under this Agreement shall be in writing and may be either delivered personally (which shall include deliveries by courier), or by email (with request for assurance of receipt in a manner appropriate with respect to communications of that type):

If to BH MP, addressed as follows:

Behringer Harvard
Master Partnership I LP
15601 Dallas Parkway, Suite 600
Addison, Texas 75001
Attention: Mark Alfieri Ross Odland and Dan Rosenberg
Email: malfieri@behringerharvard.com
rodland@behringerharvard.com
drosenberg@behringerharvard.com

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with a copy to:

Stichting Depositary PGGM Private Real Estate Fund,
acting in its capacity as depositary of and for the
account and risk of
PGGM Private Real Estate Fund
c/o PGGM Vermogensbeheer B.V.
Noordweg‑Noord 150
P.O. Box 117
3700 AC Zeist
The Netherlands
Attention: Werner Sohier and Steven Zeeman
Email: werner.sohier@pggm.n1
              steven.zeeman@pggm.nl

and a copy to:
Stichting Depositary PGGM Private Real Estate Fund,
acting in its capacity as depositary of and for the
account and risk of
PGGM Private Real Estate Fund
c/o PGGM Vermogensbeheer
Noordweg‑Noord 150
P.O. Box 117
3700 AC Zeist
The Netherlands
Attention: Reinoud Soons and Ismo Meijer
Email: reinoud.soons@pggm.nl
             ismo.meijer@pggm.nl

If to BHMF Member (whether as Manager or a Member), addressed as follows:
15601 Dallas Parkway, Suite 600
Addison, Texas 75001
Attention: Mark Alfieri Ross Odland and Dan Rosenberg
Email: malfieri@behringerharvard.com
rodland@behringerharvard.com
            drosenberg@behringerharvard.com

Unless delivered personally or by email as above (which shall be deemed delivered on the next Business Day following the date of such personal delivery or email, provided that such day is a business day in the recipient’s jurisdiction, or otherwise on the following business day in such jurisdiction), any notice shall be deemed to have been given when received by its addressee. Any party hereto may designate a different address to which notices and demands shall thereafter be directed by written notice given in the same manner and directed to the other parties at their offices hereinabove set forth.
14.2    Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the some

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instrument. In addition, this Agreement may contain more than one counterpart of the signature page, and this Agreement may be executed by the affixing of the signature (or one of the several signatures) of the Manager and each of the Members to any of such counterpart signature pages; all of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.
14.3    Amendments. This Agreement may be amended only with the unanimous written Consent of the Manager and the Members. Any waiver of any provision of this Agreement shall require the Consent of the party from whom such waiver is sought.
14.4    Additional Documents. The Manager may cause to be filed with any governmental agency any Applications for Authority and, where applicable, certificates of cancellation or certificates or statements of dissolution as may be required or permitted by the laws of the State of Delaware and any other jurisdiction where the Venture is organized or doing business. Each party hereto agrees to execute, with acknowledgment or affidavit, if required by the Manager, any and all documents and writings that may be necessary or expedient in connection with the creation of the Venture and the achievement of its purposes, provided that no such document may modify this Agreement.
14.5    Validity. If any provision of this Agreement or the application of such provision to any Person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to Persons or circumstances other than those with respect to which it is held invalid, shall not be affected thereby and shall continue to be binding and in force.
14.6    Governing Law. Except as otherwise provided in Section 3.4(d), this Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the internal laws of the State of Delaware. Except as otherwise provided herein, the rights and obligations of the Manager and the Members and the administration and termination of the Venture shall be governed by the Act.
14.7    Waiver. The waiver by any party hereto of the breach of any term, covenant, agreement or condition herein contained shall not be deemed a waiver of any subsequent breach of the same or any other term, covenant, agreement or condition herein, nor shall any custom, practice or course of dealings arising among the parties hereto in the administration hereof be construed as a waiver or diminution of the right of any party hereto to insist upon the strict performance by any other party hereto of the terms, covenants, agreements and conditions herein contained.
14.8    Consent and Approval. Whenever under this Agreement the Consent of any Member is required or permitted, such Consent may be evidenced by a written consent signed by an authorized representative of such Member.
14.9    Waiver of Partition. The Members hereby agree that the assets of the Venture are not and will not be suitable for partition. Accordingly, each of the Members hereby irrevocably waives any and all rights (if any) that it may have to maintain any action for partition of any of the assets of the Venture.

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14.10    Binding Effect. Except as herein otherwise provided, this Agreement shall be binding upon and inure to the benefit of the parties, their legal representatives, heirs, administrators, executors, successors and permitted assigns.
14.11    Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the formation and operation of the Venture; it supersedes any prior agreements or understandings among them and it may not be modified or amended in any manner other than pursuant to Section 14.3.
14.12    Captions. Captions and headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope of this Agreement or any provision hereof.
14.13    No Strict Construction. The language used in this Agreement is that chosen by the parties hereto to express their mutual understanding and agreement, and no rule of strict construction shall be applied against any Person in interpreting this Agreement.
14.14    Identification. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in either the masculine or the neuter gender shall include the masculine, feminine and neuter.
14.15    Recourse to the Manager. ANYTHING CONTAINED HEREIN TO THE CONTRARY NOTWITHSTANDING, NO PERSONAL LIABILITY OR PERSONAL DEFICIENCY JUDGMENT SHALL BE ASSERTED OR ENFORCED AGAINST ANY MEMBERS OF THE MANAGER, AGAINST THE DIRECTORS, TRUSTEES, OFFICERS, EMPLOYEES, AGENTS, MEMBERS, SHAREHOLDERS OR PRINCIPALS OF THE MANAGER OR ITS MEMBERS, OR AGAINST THE ASSETS OF ANY SUCH PARTIES, FOR PAYMENT OF ANY AMOUNT HEREUNDER OR FOR OBSERVANCE OR PERFORMANCE OF ANY OF THE OBLIGATIONS OF THE MANAGER OR THE VENTURE.
14.16    Recourse to the Members. (a) ANYTHING CONTAINED HEREIN TO THE CONTRARY NOTWITHSTANDING, NO PERSONAL LIABILITY OR PERSONAL DEFICIENCY JUDGMENT SHALL BE ASSERTED OR ENFORCED AGAINST ANY MEMBERS, PARTNERS OR SHAREHOLDERS OF EITHER MEMBER, AGAINST THE DIRECTORS, TRUSTEES, OFFICERS, EMPLOYEES, AGENTS, MEMBERS, SHAREHOLDERS OR PRINCIPALS OF EITHER MEMBER OR ANY SUCH MEMBERS, PARTNERS OR SHAREHOLDERS OF A MEMBER, OR AGAINST THE ASSETS OF ANY SUCH PARTIES, FOR PAYMENT OF ANY AMOUNT HEREUNDER OR FOR OBSERVANCE OR PERFORMANCE OF ANY OF THE OBLIGATIONS OF SUCH MEMBER OR THE VENTURE.
(a)    PGGM PRE FUND IS NEITHER A PARTNERSHIP (PERSONENVENNOOTSCHAP) NOR A LEGAL ENTITY (RECHTSPERSOON) UNDER DUTCH LAW. THEREFORE, ANY CLAIMS AGAINST THE PGGM PRE FUND AND/OR THE DEPOSITARY ARE AGAINST THE DEPOSITARY AS SUCH, AND NOT AGAINST THE PARTICIPANTS IN THE PGGM PRE FUND WHO, ACCORDINGLY, ARE NOT LIABLE FOR

59

THESE CLAIMS. RECOURSE FOR SUCH CLAIMS SHALL BE LIMITED TO THE ASSETS HELD BY THE DEPOSITARY ON BEHALF OF THE PGGM PRE FUND. THIS LIMITATION OF THE PGGM PRE FUND’S LIABILITY APPLIES DESPITE ANY OTHER PROVISION OF THIS AGREEMENT AND EXTENDS TO ALL LIABILITIES AND OBLIGATIONS OF THE PGGM PRE FUND IN ANY WAY CONNECTED WITH ANY REPRESENTATION, WARRANTY, CONDUCT, OMISSION, AGREEMENT OR TRANSACTION RELATED TO THIS AGREEMENT. NO PARTY TO THIS AGREEMENT MAY SUE PGGM PRE FUND IN ANY CAPACITY OTHER THAN AS THE DEPOSITARY.
14.17    Remedies Not Exclusive. Any remedies herein contained for breaches of obligations hereunder shall not be deemed to be exclusive and shall not impair the right of any party to exercise any other right or remedy, whether for damages, injunction or otherwise, provided that a Dispute shall be submitted exclusively to Arbitration in accordance with Section 6.11.
14.18    Use of Behringer Harvard Trade Name. If any third parties other than BHMF REIT or any of its Affiliates acquires the Interest of any Member, or if the property management agreement between the Subsidiary REIT (or any subsidiary thereof) and the Management Company (or any other Affiliate of BHMF REIT) is terminated for any reason, then the remaining Member shall cause the Venture (and the Subsidiary REIT (and any subsidiary thereof)) to cease to use the name “Behringer Harvard”, or any other name then being used, owned, licensed or held by BHMF Member or BHMF REIT, within 30 days of such event, unless BHMF Member agrees in writing to allow the continued use of such name beyond such 30‑day period.
14.19    Venture Counsel. The Manager has retained Kirkland & Ellis LLP (“Venture Counsel”) in connection with the formation of the Venture and the Subsidiary REIT and may retain Venture Counsel in connection with the operation of the Venture and the Subsidiary REIT, including, without limitation, acquiring, developing, holding and disposing of the Project. Each Member acknowledges that Venture Counsel does not represent any Member (in its capacity as such) in the absence of a clear and explicit written agreement to such effect between such Member and Venture Counsel (and then only to the extent specifically set forth in such agreement), and that in the absence of any such agreement, Venture Counsel shall owe no duties to any Member (in such capacity) or to the Members as a group, whether or not Venture Counsel has in the past represented or is currently representing such Member or Members with respect to other matters.
14.20    Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
[Remainder of Page Intentionally Left Blank;
Signature Page Follows]

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IN WITNESS WHEREOF, this Agreement has been executed by each of the parties hereto as of the date of this Agreement set forth above.

MEMBERS: [BHMF Member], a By ___________________ Name: ________________ Title: _________________

MONOGRAM RESIDENTIAL MASTER
PARTNERSHIP 1 LP, a Delaware limited partnership
By: REIT MP GP LLC, a Delaware limited liability company, its general Partner

By   _______________
Name:  ___________
Title:   _____________

MANAGER: [BHMF MANAGER], a ___________ By ______________ Name: ___________ Title: ____________

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EXHIBIT A TO FORM OF NEW VENTURE AGREEMENT
MEMBERS; ADDRESSES; CAPITAL COMMITMENTS;
PERCENTAGE INTERESTS

Members	Capital Commitments	Percentage Interests
Monogram Residential Master Partnership I LP 15601 Dallas Parkway, Suite 600 Addison, Texas 75001	$	[__]%
[BHMF Member] 15601 Dallas Parkway, Suite 600 Addison, Texas 75001	$	[__]%

EXHIBIT B TO FORM OF NEW VENTURE AGREEMENT
LEGAL DESCRIPTION OF THE PROJECT

EXHIBIT B-1

[***] Confidential material redacted and filed separately with the Securities and Exchange Commission.

EXHIBIT C TO FORM OF NEW VENTURE AGREEMENT

INVESTMENT GUIDELINES
Investment Structure
It is expected that each Subsidiary REIT will either (i) acquire direct ownership of its Project, or (ii) provide mezzanine or other financing for such Project that may or may not be converted into an interest ownership in the Project; provided, however, that a joint venture with an experienced development and/or operating partner may also be considered as long as the applicable Subsidiary REIT acquires the majority interest in such joint venture and the joint venture agreement provides the Subsidiary REIT with appropriate liquidity and control mechanisms.
Economics
(i)For a Project to be developed or under development at the time a Subsidiary REIT (or a subsidiary thereof) acquires a controlling equity interest in such Project, at the time of such acquisition the expected total cost of such Project will be less than *** of its expected value upon sufficient lease up for the stabilization of the Project’s operations.
(ii)    For a Project acquired by a Subsidiary REIT (or a subsidiary thereof) after its development but not more than three years after the issuance of its certificate of occupancy, the purchase price shall be equal to or less than ***.
In the case of a Project described in either clause (i) or (ii) immediately above, based on a holding period of five years after stabilization of such Project, the projected IRR to the Partnership will be greater than *** on an unleveraged basis and greater than *** on a leveraged basis.
Holding Period
The minimum holding period for the Project will be *** years after the later of (x) receipt of a certificate of occupancy for the Project and (y) the purchase of an interest in the Project.

EXHIBIT C-1

[***] Confidential material redacted and filed separately with the Securities and Exchange Commission.

EXHIBIT D TO FORM OF NEW VENTURE AGREEMENT

LEVERAGE PARAMETERS
General
From and after the date of this Agreement, only long term, fixed rate, non‑recourse first mortgage debt at the property level (no cross collateralization) with a yield spread of at least *** below the Project yield.
Development Projects
For a development Project financed from and after the date of this Agreement, the Venture may not incur construction financing if the overall loan‑to‑cost ratio (LTC) for such construction financing shall exceed ***.
Individual Stabilized Projects
LTV:
The Venture will not directly or indirectly incur permanent financing for the Project if, after giving effect to such financing, the loan‑to‑value ratio (LTV) of the Project would exceed ***; provided, however, regardless of the loan‑to‑value of the Project at the time of any refinancing, the Venture can refinance the Project for the then outstanding principal balance of its existing loan.
DSCR:
From and after the date of this Agreement, no debt financing for the Project shall be obtained by the Venture if, after giving effect to such financing, the projected debt service coverage ratio for all stabilized projects (including the Project) directly or indirectly owned by BH MP would be less than ***; provided, however, regardless of the projected debt service coverage ratio for all stabilized projects at the time of any refinancing of the Project, the Venture can refinance the Project for the then outstanding principal balance of its existing loan.
The term “projected debt service coverage ratio” means the ratio of (x) projected net operating income for all projects directly or indirectly owned by BH MP for the succeeding twelve (12) month period (including the projected net operating income of the Project), divided by (y) the projected debt service for all projects directly or indirect owned by BH MP (including the projected debt service on the permanent debt financing with respect to the Project) for such twelve (12) month period.
The term “projected net operating income” means the projected net operating income as determined in good faith by BHMF Member in accordance with BHMF Member’s then current twelve (12) month forward net operating income projections.

EXHIBIT D-1

The term “projected debt service” means all projected payments of interest based on the actual interest rate.
Recourse
There shall be no recourse against BH MP or PGGM PRE Fund and PGGM PRE Fund shall not be responsible for any liabilities of the Venture or the Subsidiary REIT (including development and construction risks) above its Capital Commitment. Non‑recourse for BH MP and PGGM PRE Fund also means that no guarantees, LoCs, indemnities or other forms of security will be given by BH MP or PGGM PRE Fund (unless specifically agreed otherwise).

EXHIBIT D-2

EXHIBIT E TO FORM OF NEW VENTURE AGREEMENT

FORM OF SUBSIDIARY REIT LIMITED
LIABILITY COMPANY AGREEMENT

EXHIBIT E-1

[***] Confidential material redacted and filed separately with the Securities and Exchange Commission.
11 total pages redacted.

EXHIBIT F TO FORM OF NEW VENTURE AGREEMENT

VALUATION POLICY
***.

EXHIBIT F-1

Addendum I

City Ownership % Lender Term Years Maturity Date Term Remaining	Amortization Period (M) Closing Date Payment (P & I) Interest Only Periods (M) Market Interest Rate Outstanding Principal Balance

Date	Beg. Balance	Interest	Principal	Ending Balance	Contracted Rate Cash Flow	PV Factor	Market Rate Present Value

Present Value of Cash Flows Principal Outstanding Premium (Discount) Percentage Premium (Discount)

ADDENDUM-I

Addendum II

FINANCIAL OVERVIEW REPORT Current Quarter
Property Name Property Address
Descriptive Information Units Total Square Footage Year Built Product Type NCREIF Region Submarket
Property Under Development

Project Cost
Development Partner
Construction start date
Construction percentage complete
Estimated date of final CO
Costs incurred to date
Percentage leased

Financial Information
Mezzanine loan investment
Equity loan investment
Third party equity investment
Construction loan
Maturity Date

Valuation Information
Last third party appraisal estimate ‑ stabilized basis
Date of last third party appraisal
Value/Unit
Cap Rate

Current value estimate ‑ stabilized basis
Value/Unit
Cap Rate

Stabilized ‑ Operating Property

Acquisition Cost
Cost/unit
Acquisition date
Stabilized date (if previously development asset)

Debt Information

Current Debt
Interest Rate
Amortization
Maturity Date
Value based on current interest rates

Valuation Information
Last third party appraisal estimate ‑ stabilized basis
Date of last third party appraisal
Value/Unit
Cap Rate

Current value estimate ‑ stabilized basis
Value/Unit
Cap Rate

Return Information
IRR based on current value

Outlook
• General overall market/submarket description and relevant facts related to any potential impact on valuation
• Any asset specific issues or facts related to any potential impact on valuation
• Any additional information
• Issues/Mitigating factors List any issues and offsetting mitigating factors

ADDENDUM-II

Addendum III

Behringer Harvard – Multifamily
Implied Profit ‑ Unrealized Appreciation on Development

As of ________________

	Asset 1	Asset 2	Asset 3	Asset 4

Stabilized Appraised Value
Budgeted Cost

Total Implied Profit

BHMF Member Share of Implied Profit

BHMF Member Development Share (75%)
% Development Completed
BHMF Member Development Share

BHMF Member Lease‑Up Share (25%)
% Stabilized Lease‑Up Completed
BHMF Member Lease‑Up Share

BHMF Member Share of Implied Profit

PGGM PRE Fund Share of Implied Profit

Budgeted Cost
Costs Completed as of
% Development Completed

ADDENDUM-III

Annex A

Approved Appraisal Providers

Company Provider	Contact Person	Address	City	State	Phone
American Appraisal Associates, Inc.	Frank Fehribach, MAI MRICS	12750 Merit Drive, Suite 510	Dallas	TX	(972) 994‑9100
CB Richard Ellis, Inc.	Thomas B. McDonnell, MAI, CCIM	311 South Wacker Drive, Suite 400	Chicago	IL	(312) 233‑8669
Cushman & Wakefield	Wes Snyder, MAI	15455 Dallas Parkway Suite 800	Addison	TX	(972) 877‑1700
Integra Realty Resources	Mark R. Lamb, MAI, CPA, MRICS	12750 Merit Drive, Suite 801	Dallas	TX	(972) 360‑1222
Price Waterhouse Coopers	D. Richard Winncott, MAI, CRE, FRICS	1201 Louisiana, 2900	Houston	TX	(713) 356‑4117
Altus Group Limited*	Stephanie Dubicki	4700 Sam Houston Pkway N, Suite 1700	Houston	TX	(713) 437‑2990
_____________

*    Altus Group Limited is the preferred apparaiser, and any other appraiser must be approved in accordance with the Master Partnership Agreement.

ANNEX A-1

[***] Confidential material redacted and filed separately with the Securities and Exchange Commission.

EXHIBIT G TO FORM OF NEW VENTURE AGREEMENT

FIRPTA EVENT BUY / SELL PROCEDURES
(a)Either Member (an “Offeror”) may serve upon the other Member (an “Offeree”) a notice (an “Offering Notice”) which shall contain the following:
(i)    statement of intent to rely on this Exhibit G; and
(ii)    a statement of the aggregate dollar amount that the Offeror would be willing to pay in cash (the “Offer Price”) for all of the Offeree’s Interest (the “Buy/Sell Interest”) in the Venture, as specified in the Offering Notice.
(b)    Within thirty (30) days after receipt of the Offering Notice by the Offeree (the “Option Period”), the Offeree shall notify the Offeror whether the Offeree elects:
(i)    to sell its Buy/Sell Interest to the Offeror for a price equal to the Offer Price; or
(ii)    to purchase the Buy/Sell Interest of the Offeror for a price (the “Alternative Offer Price”) that is in proportion to the Offer Price (based upon the relative Percentage Interests of the Members).
(c)    If the Offeree does not notify the Offeror of its election prior to expiration of the Option Period, the Offeree shall for all purposes be conclusively deemed to have elected to sell its Buy/Sell Interest to the Offeror for the Offer Price indicated in paragraph (a)(ii) above. The Member obligated to purchase the Buy / Sell Interest under paragraph (b) above or under this paragraph (c) is referred to in this Exhibit G (subject to paragraph (e) below) as the “Purchaser”.
(d)    (i)    Within five (5) Business Days after the date of the exercise of the election by the Offeree or five (5) Business Days after the expiration of the Option Period, whichever is earlier, the Purchaser shall deposit in cash an amount in escrow, which amount while in escrow shall be invested in Permitted Temporary Investments as directed by the Purchaser (such amount, together with any interest earned thereon being the “Earnest Money”), equal to *** of the Offer Price or Alternative Offer Price, as the case may be (such Offer Price or Alternative Offer Price, as applicable, being the “Purchase Price”), with an independent third party (the “Escrow Agent”) reasonably satisfactory to the Member obligated to sell its Interest (the “Seller”) under this paragraph (d). The Earnest Money shall be applied against the Purchase Price at the closing referenced below, or shall be paid to the Seller as liquidated damages in the event of a default by the Purchaser in accordance with this paragraph (d)(i). In the event the Purchaser fails to deposit timely such Earnest Money as provided above or fails or refuses to close on the purchase and sale of its Buy/Sell Interest on the Closing Date (as hereinafter defined) (such Purchaser being then referred to as the “Defaulting Purchaser”), then within fifteen (15) days thereafter, unless the Defaulting Purchaser has earlier cured such default by depositing the required Earnest Money as provided above or has proven to the reasonable satisfaction of the Seller that the Defaulting Purchaser

EXHIBIT G-1

[***] Confidential material redacted and filed separately with the Securities and Exchange Commission.

is ready, willing and able to close such purchase and sale, the Seller shall have the option of substituting itself as Purchaser of the Buy/Sell Interest of the Defaulting Purchaser (such Seller being then referred to as the “Substituted Purchaser”) under this paragraph (d) at a purchase price (the “Substituted Purchase Price”) equal to *** of the Purchase Price multiplied by the ratio of the Defaulting Purchaser’s Percentage Interest to the Substituted Purchaser’s Percentage Interest. In the event that the Seller elects to become the Substituted Purchaser in accordance with the preceding sentence, the Seller shall, within 10 Business Days after the Seller obtains the right to become the Substituted Purchaser, give written notice to the Defaulting Purchaser of its intention to do so, which notice shall specify the Substituted Purchase Price. Within five (5) Business Days after such notice the Substituted Purchaser shall deposit Earnest Money equal to *** of the Substituted Purchase Price in escrow with an Escrow Agent selected by the Substituted Purchaser, whereupon, for purposes of paragraphs (d)(ii) and (iii) below, the Substituted Purchaser shall become the Purchaser, the Defaulting Purchaser shall become the Seller and the Substituted Purchase Price shall become the Purchase Price. Alternatively, after the default by the Defaulting Purchaser and its failure to cure such default prior to the earlier of (A) fifteen (15) days after such default and (B) the Seller’s election to become the Substituted Purchaser, the Seller may elect to obtain, and retain as liquidated damages for the Defaulting Purchaser’s default under this paragraph (d), the amount of Earnest Money deposited by the Defaulting Purchaser (or the amount that should have been deposited by the Defaulting Purchaser as Earnest Money but was not).
(ii)    On or before the date on which the Purchaser is required to make the Earnest Money deposit referenced in paragraph (d)(i) above (or, if the Substituted Purchaser has become the Purchaser, within five (5) Business Days after such Purchaser has made its Earnest Money deposit), the Purchaser shall fix a closing date (the “Closing Date”) not later than 30 days (or as soon thereafter as practicable) following (i) the date of the election by the Offeree, or (ii) if no election was made, the date of the expiration of the Option Period. The closing shall take place on the Closing Date at a location reasonably designated by the Purchaser. The Purchaser may assign its rights to purchase the Buy/Sell Interest hereunder to any third party, including one or more of its Affiliates; provided that, the Purchaser shall remain liable for any such obligation to purchase.
(iii)    At the closing on the Closing Date, the Purchaser shall pay the Seller, in cash, the amount determined under paragraph (d)(i) above, as the Purchase Price (with the Purchaser’s Earnest Money being credited against such amount at the closing) and the Seller shall execute and deliver to the Purchaser or its designee stock powers, bills of sale, instruments of assignment, and other instruments as the Purchaser may reasonably require, to give it or its designee good and indefeasible title to all of the Seller’s right, title and interest in and to all of its Buy/Sell Interest. The Venture shall pay all closing costs; provided, however, that the Purchaser and the Seller shall pay their own respective legal costs and expenses in connection with the preparation of the closing documentation. In addition, on the Closing Date, the Purchaser shall cause the Seller to be released from any liability accruing from and after the Closing Date in respect of the Venture (including any financing arrangements entered into by the Venture or with respect to the Project) or shall indemnify the Seller with respect to such liability.

EXHIBIT G-2

[***] Confidential material redacted and filed separately with the Securities and Exchange Commission.

(iv)    The Purchase Price to be paid pursuant to this paragraph (d) in respect of the applicable Buy/Sell Interest being sold shall be reduced proportionately for any distributions made by the Venture after the determination of the Purchase Price and prior to the Transfer of the applicable Buy/Sell Interest.
(v)    A sale of its Buy/Sell Interest shall not relieve the Seller from any obligations or liabilities arising under or in connection with the Agreement (as hereinafter defined) prior to the closing of the sale of the Buy/Sell Interest, including, without limitation, any obligation to repay a Default Loan in accordance with Section 3.4 of the Agreement, and the Purchaser shall be entitled to withhold from the Purchase Price an amount equal to the then outstanding principal and accrued and unpaid interest of any such Default Loan in payment thereof. Similarly, after the closing of the sale of a Buy/Sell Interest the Purchaser shall remain liable to the Seller for the amount of any Default Loan incurred by the Purchaser and outstanding on and after the closing of such sale until the outstanding principal and any accrued and unpaid interest of such Default Loan has been paid in full.
(e)    Notwithstanding anything contained in paragraphs (a) through (d) above, if BH MP is the “Purchaser” pursuant to paragraph (d) above (either because BH MP was the initial Purchaser or has become the Substituted Purchaser), then for all purposes of paragraph (d) above, (1) PGGM PRE Fund shall be deemed to be the “Purchaser”, (2) BHMF Member and BH MP shall collectively be deemed to be the “Seller”, (3) the “Buy/Sell Interest” shall be deemed to be one hundred percent (100%) of BHMF Member’s and BH MP’s respective Interest in the Venture, (4) the “Purchase Price” shall be either the Offer Price or the Alternative Offer Price (as applicable), but shall be increased by an amount equal to the difference between (x) (A) the original Purchase Price determined in accordance with paragraph (d)(i) above (i.e., either the Offer Price or the Alternative Offer Price (as applicable)), divided by (B) the BHMF Member’s Percentage Interest, and (y) the original Purchase Price determined in accordance with paragraph (d) above (i.e., either the Offer Price or the Alternative Offer Price (as applicable)), and (5) the “Earnest Money” shall be deemed to be *** of that portion of the “Purchase Price” (as increased pursuant to this paragraph (e)) payable to BHMF Member on the Closing Date in accordance with clause (E) set forth below in this paragraph (e), provided that the following shall apply: (A) BHMF Member alone shall select the Escrow Agent, (B) in the event the Earnest Money is to be paid to Seller as liquidated damages on account of a default by PGGM PRE Fund, the Earnest Money shall be paid solely to BHMF Member and not to BH MP, (C) all determinations as to whether PGGM PRE Fund is a “Defaulting Purchaser” shall be made by BHMF Member, (D) any Default Loan withheld from the Purchase Price shall be allocated to that portion of the Purchase Price payable to the Member to which the Default Loan was made, and (E) concurrently with the Transfer of the Buy/Sell Interest to PGGM PRE Fund on the Closing Date, the Purchase Price shall be paid to BHMF Member and BH MP in proportion to their respective Percentage Interests. In the event that PGGM PRE Fund is determined by BHMF Member to be a “Defaulting Purchaser” and BHMF Member shall substitute itself as a Substituted Purchaser (it being acknowledged and agreed that only BHMF Member (and not BH MP) shall have the right to substitute itself as a Substituted Purchaser on account of a default by PGGM PRE Fund), then the terms and provisions of this paragraph (e) shall no longer apply

EXHIBIT G-3

and the sale of the Buy/Sell Interest to BHMF Member as a Substituted Purchaser shall occur in accordance with the terms and provisions of this Exhibit G without giving effect to this paragraph (e) (i.e., BHMF Member shall be the “Substituted Purchaser”, BH MP shall be the “Seller”, the “Purchase Price” shall be the “Purchase Price” determined and adjusted in accordance with paragraph (d)(i) above and the “Buy/Sell Interest” shall be one hundred percent (100%) of BH MP’s Interest in the Venture).
(f)    Capitalized terms used in this Exhibit G and not defined herein shall have the meanings ascribed to such terms in that certain Limited Liability Company Agreement of [____________] (the “Agreement”) to which this Exhibit G is attached.
The terms and provisions of Section 14.16(b) of the Agreement are hereby incorporated by this reference into this Exhibit G as if fully set forth herein.
The undersigned hereby joins in the execution of this Exhibit G for purposes of agreeing to be bound by the terms and provisions of paragraph (e) of this Exhibit G.

PGGM PRE FUND:

STICHTING DEPOSITARY PGGM PRIVATE REAL ESTATE FUND,
acting in its capacity as depositary of and for the account and risk of PGGM Private Real Estate Fund

By:   _________________
Name:  _______________
Title:    ________________
By:   __________________
Name:   _______________
Title:  ________________

EXHIBIT G-4

EXHIBIT H TO FORM OF NEW VENTURE AGREEMENT

INITIAL APPROVED BUSINESS PLAN

EXHIBIT H-1

EXHIBIT F

FORM OF CONTROL STATEMENT

INTERNAL CONTROL STATEMENT

MONogram Residential Master Partnership I Lp

A.	Internal Control over Financial Reporting
The management of Monogram Residential Master Partnership I LP (hereafter, “Company”):

1.	Is of the opinion that reasonable assurance is provided that financial reports are free of material misstatements through the use of Company’s internal risk management and control systems,

2.
Is of the opinion that Company’s internal risk management and control systems with respect to financial reporting for the Company have been effective during the most recent full fiscal year of the Company, except as otherwise indicated below.

3.
Has no actual knowledge that internal risk management and control systems with respect to financial reporting for the Company will not be effective during the current fiscal year of the Company, except as otherwise indicated below.

B.	Internal Control over other risks (operational and strategic risks and compliance risks):
The management of Company is of the opinion that reasonable assurance is provided that risks affecting the operations of the Company and its compliance with applicable laws and regulations have been identified as part of a systematic risk identification process and that sufficient risk management and control systems have been implemented to provide reasonable assurance regarding the control of these risks, except as otherwise indicated below.

C.	Material Weaknesses in the internal risk management and control systems.
The following sets forth, to the actual knowledge of the Company, any material weaknesses in the Company’s internal risk management and control systems with respect to (i) financial reporting for the Company, (ii) the operations of the Company and (iii) compliance of the Company with applicable laws and regulation:
[State exceptions to the foregoing statements here]

Exhibit F-1

MONOGRAM RESIDENTIAL MASTER PARTNERSHIP I LP, a Delaware limited partnership

By: REIT MP GP, LLC, a Delaware limited liability company, its general partner

By:  _________________________
Name:  _______________________
Title: _________________________

Exhibit F-2

EXHIBIT G

INITIAL PROJECTS

(Attached)

Exhibit G-1

Initial Projects

	PROJECT DATA 15 Developments

				Product		Master Partnership	PGGM
	Property	Location	Address	Type	Units	Proportionate Interest	Proportionate Interest

1	Franklin Delray	Delray Beach, FL	1206 South Federal Highway	Garden	180	45%	44.55%
2	West University	Houston, TX	3810 Law Street	Podium	231	45%	44.55%
3	Fairmount	Dallas, TX	2607 Throckmorton Street	Wrap	299	45%	44.55%
4	Victory Park	Dallas, TX	2400 Houston St	Wrap	377	45%	44.55%
5	Museum District	Houston, TX	1301 Richmond Street	Podium	270	45%	44.55%
6	21 Lawrence	Denver, CO	2131 Lawrence Street	Podium	212	45%	44.55%
7	7 Rio	Austin, TX	615 West 7th Street	Highrise	220	45%	44.55%
8	Wood Audubon Road	Wakefield, Ma	14 Audubon Road	Wrap	186	45%	44.55%
9	22 Water Street	Cambridge, MA	22 Water Street	Highrise	392	45%	44.55%
10	Hanover Tysons Corner	McLean, VA	7903 Westpark Drive	Highrise	461	45%	44.55%
11	Reserve at Peachtree	Atlanta, GA	3380 Peachtree	Highrise	327	45%	44.55%
12	Brickell Lofts	Miami, FL	159 SW 13th Street	Mid‑Rise	417	45%	44.55%
13	The Alexan	Dallas, TX	3333 Harry Hines	Mid‑rise	365	45%	44.55%

Exhibit G-2

EXHIBIT H

EXISTING PROJECTS

(Attached)

Exhibit H-1

PGGM Existing Property List
PropertyName	Address	City	State	Zip
55 Hundred	5500 Columbia Pike Rd.	Arlington	VA	22204
Bailey’s Crossing	3602 South 14th St	Alexandria	VA	22302
The Cameron	8710 Cameron Street	Silver Springs	MD	20910
The District	9702 Universal Boulevard	Orlando	FL	32819
Grand Reserve (Dallas)	6044 East Lovers Lane.	Dallas	TX	75206
Renaissance Square	1825 Galindo St	Concord	CA	94520
San Sebastian	24299 Paseo de Valencia, Ste 1000	Laguna Woods	CA	92637
Satori	1020 NE 12th Ave.	Ft. Lauderdale	FL	33304
Skye 2905 Urban Flats	2905 North Inca Street	Denver	CO	80202
Stone Gate	65 Silver Leaf Way	Marlborough	MA	1752
Tupelo Alley	3850 N. Mississippi Ave.	Portland	OR	97227
Veritas	3370 St. Rose Pkwy	Henderson	NV	89052

Mezz Loan
TDI Custer	1300 N. Custer Road	Allen	TX	75013

Exhibit H-2

EXHIBIT I

FORM OF CONSENT FOR AN INITIAL OPERATING PLAN
Monogram Residential Master Partnership I LP
c/o REIT MP GP, LLC
15601 Dallas Parkway, Suite 600
Addison, Texas 75001
Attention: ____________

Gentlemen:
The undersigned, being all of the members of the Advisory Committee, acknowledge that they have received and reviewed the Initial Operating Plan (a copy of which is attached) for [identify Project] (the “Project”). The Advisory Committee grants that Consent to such Initial Operating Plan and acknowledges and agrees that (i) upon approval of the Initial Operating Plan by [insert the name of each other member of the Venture owning the interest in the Project, i.e., Behringer Harvard Multifamily REIT I, Inc. or its subsidiary, etc.], the operations of the Project will be conducted in all material respects in accordance with such Initial Operating Plan through the end of the first fiscal year of [Insert name of the Venture owning the interest in the Project] (the “Venture”), except for any action or expenditure that the General Partner or the Venture deems reasonably necessary or appropriate in the event of an emergency situation affecting the Project, and (ii) any material deviation from or amendment to such Initial Operating Plan shall be submitted for the approval of the Advisory Committee in accordance with Section 7.3(a) of the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership (as amended, modified, supplemented or restated from time to time, the “Partnership Agreement”).
Capitalized terms used herein but not otherwise defined have the meanings ascribed to them in the Partnership Agreement.

{Signature block should be for individual PGGM Reps}

Exhibit I-1

EXHIBIT J

FORM OF CONSENT FOR A SUBSEQUENT OPERATING PLAN
Monogram Residential Master Partnership I LP
c/o REIT MP GP, LLC
15601 Dallas Parkway, Suite 600
Addison, Texas 75001
Attention: ____________

Gentlemen:
The undersigned, being all of the members of the Advisory Committee, acknowledge that they have received and reviewed the Subsequent Operating Plan (a copy of which is attached) of [identify Project] (the “Project”) for the fiscal year 20__. The Advisory Committee grants this Consent to such Subsequent Operating Plan and acknowledges and agrees that (i) upon approval of the Subsequent Operating Plan by [insert the name of each other member of the Venture owning an interest in the Project, i.e., Behringer Harvard Multifamily REIT I, Inc. or its subsidiary, etc.], the operations of the Project will be conducted in all material respects in accordance with such Subsequent Operating Plan for the fiscal year 20__ of [Insert name of the Venture owning the interest in the Project] (the “Venture”), except for any action or expenditure that the General Partner or the Venture deems reasonably necessary or appropriate in the event of an emergency situation affecting the Project, and (ii) any material deviation from or amendment to such Subsequent Operating Plan shall be submitted for the approval of the Advisory Committee in accordance with Section 7.3(b) of the Fourth Amended and Restated Agreement of Limited Partnership of Partnership (as amended, modified, supplemented or restated from time to time, the “Partnership Agreement”), except for any action or expenditure that the General Partner or the Venture deems reasonably necessary or appropriate in the event of an emergency situation affecting the Project.
Capitalized terms used herein but not otherwise defined have the meanings ascribed to them in the Partnership Agreement.

___________________________ ___________________________ ____________________________ ____________________________

Exhibit J-1

EXHIBIT K

ADVISORY COMMITTEE MEMBERS

Partner	Representatives	Alternates
BHMP GP
Mark T. Alfieri
REIT MP GP, LLC
15601 Dallas Parkway, Suite 600
Addison, Texas 75001
Telephone: (469) 341‑2471
Facsimile: (214) 655‑1610
Email: malfieri@behringerharvard.com
Ross P. Odland
REIT MP GP, LLC
15601 Dallas Parkway, Suite 600
Addison, Texas 75001
Telephone: (469) 341‑2880
Facsimile: (214) 655‑1610
Email: rodland@behringerharvard.com

Bob Poynter
REIT MP GP, LLC
15601 Dallas Parkway, Suite 600
Addison, Texas 75001
Telephone: (469) 341‑2305
Facsimile: (214) 655‑1610
Email:bpoynter@behringerharvard.com
Jim Fadley
REIT MP GP, LLC
15601 Dallas Parkway, Suite 600
Addison, Texas 75001
Telephone: (214) 365‑7115
Facsimile: (214) 655‑1610
Email: jfadley@behringerharvard.com

PGGM PRE Fund
Werner Sohier
Stichting Depositary PGGM Private Real Estate Fund,
acting in its capacity as depositary of and for the account and risk of PGGM Private Real Estate Fund, a Dutch fund for the joint account of the participants (fonds voor gemene rekening) c/o PGGM Vermogensbeheer B.V. Noordweg‑Noord 150
P.O. Box 117
3700 AC Zeist
The Netherlands
Telephone: 011.31.30.277 9961 Facsimile: 011.31.30.277 4724
Email: werner.sohier@pggm.nl

Jikke de Wit
Stichting Depositary PGGM Private Real Estate Fund,
acting in its capacity as depositary of and for the account and risk of PGGM Private Real Estate Fund, a Dutch fund for the joint account of the participants (fonds voor gemene rekening)
do PGGM Vermogensbeheer B.V. Noordweg‑Noord 150
P.O. Box 117
3700 AC Zeist
The Netherlands
Telephone: 011.31.30.277 2089
Facsimile: 011.31.30.277 4724
Email:jikke.de.wit@pggm.nl

Exhibit K-1

Partner	Representatives	Alternates

Steven Zeeman
Stichting Depositary PGGM Private Real Estate Fund,
acting in its capacity as depositary of and for the account and risk of PGGM Private Real Estate Fund, a Dutch fund for the joint account of the participants (fonds voor gemene rekening)
do PGGM Vermogensbeheer B.V. Noordweg‑Noord 150
P.O. Box 117
3700 AC Zeist
The Netherlands
Telephone: 011.31.30.277 9840
Facsimile: 011.31.30.277 9191
Email: steven.zeeman@pggm.nl

Michel Schram
Stichting Depositary PGGM Private Real Estate Fund,
acting in its capacity as depositary of and for the account and risk of PGGM Private Real Estate Fund, a Dutch fund for the joint account of the participants (fonds voor gemene rekening)
do PGGM Vermogensbeheer B.V. Noordweg‑Noord 150
P.O. Box 117
3700 AC Zeist
The Netherlands
Telephone: 011.31.30.277 1383
Facsimile: 011.31.30.277 9191
Email: michel.schram@pggm.nl

Exhibit K-2

EXHIBIT L

FORM OF DIVESTMENT PROPOSAL
Divestment Proposal

Date

Property Name
City, State
SALE PROPOSAL
Briefly explain intent to sell asset
PROPERTY DESCRIPTION

Name:
Address:
Type:
Buyer:
Year Built:
Square Feet:
Average Size:
Units:
Purchase Price:
Offer Price:
IRR Gross of Fees:
IRR Net of Fees:
Multifamily Occupancy:
Retail Occupancy:

BACKGROUND
Describe asset’s background and financing history

Exhibit L-1

PROJECTED TIMELINE
List the following dates:
Estimated date of execution of purchase and sale agreement
Due diligence expiration date
Estimated closing date
LOCATION
Describe asset’s location, its proximity to major thoroughfares, employment centers, retail, etc.
PRODUCT
Specify asset’s product type (e.g. high‑rise, mid‑rise, garden), unit mix, unit interior features and common area amenities
SALE COMPS
List applicable sale comps for asset and source(s) of comps
YIELD ANALYSIS
Insert chart showing appropriate NOI calculations and resulting cap rates
SALE TERMS
State sale terms of the transaction, including sale price
FINANCIAL AND TAX REVIEW
Explain structure of transaction and any resulting tax implications
AUTHORIZATION REQUEST
Request authorization to sell asset at the sale terms detailed above

Exhibit L-2

EXHIBIT M

LIST OF EXISTING VENTURES

1.	Bailey’s Crossing ‑ Behringer Harvard Baileys Venture, LLC

2.	Custer ‑ Behringer Harvard Custer Venture, LLC

3.	The District ‑ Behringer Harvard District Venture, LLC

4.	Renaissance Phase I & Renaissance Phase II ‑ Behringer Harvard Renaissance Venture, LLC

5.	Satori ‑ Behringer Harvard Satori Venture, LLC

6.	Tupelo Alley ‑ Behringer Harvard Tupelo Alley Venture, LLC

7.	Stone Gate ‑ Behringer Harvard Waterford Place Venture, LLC

8.	55 Hundred ‑ Behringer Harvard Columbia Venture, LLC

9.	The Cameron ‑ Behringer Harvard Cameron House Venture, LLC

10.	Grand Reserve ‑ Behringer Harvard Lovers Lane Venture I, LLC

11.	San Sebastian ‑ Behringer Harvard San Sebastian Venture, LLC

12.	Skye 2905 Urban Flats ‑ Behringer Harvard Prospect Venture, LLC

13.	Veritas ‑ Behringer Harvard St. Rose Venture, LLC

Exhibit M-1

EXHIBIT N FORM OF AMENDMENT TO EXISTING VENTURE AGREEMENTS

(Attached)

Exhibit N-1

EXHIBIT N1
FORM OF AMENDMENT TO EXISTING VENTURE AGREEMENT

[________________] AMENDMENT TO
LIMITED LIABILITY COMPANY AGREEMENT
OF [________________] LLC
THIS [__________] AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT OF [__________] (this “Amendment”) is made as of this [__] day of [______], 2014 by and between [__________], a [__________] (“BH REIT”), with its principal office at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, and MONOGRAM RESIDENTIAL MASTER PARTNERSHIP I LP, a Delaware limited partnership (formerly known as Behringer Harvard Master Partnership I LP) (“BH MP”), with its principal office at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.
RECITALS:
A.[__________], a [__________] (the “Company”) was formed under the Limited Liability Company Act of the State of Delaware, Del. Code Ann. Tit. 6, §§ 18‑101 et seq., as it may be amended from time to time, and any successor to such statute;
B.    BH REIT and BH MP entered into that certain Limited Liability Company Agreement of [__________] on [__________] (as amended, modified or supplemented, the “Agreement”); and
C.    BH REIT and BH MP each desire to amend the Agreement as more particularly set forth in this Amendment.
AGREEMENT:
NOW, THEREFORE, in consideration of the premises and the mutual agreement of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound hereby do hereby agree as follows:
1.Incorporation of Recitals. The Recitals set forth above are true and correct and are incorporated herein by reference.
2.    Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.
3.    Amendments to Agreement. The Agreement is hereby amended by BH REIT and BH MP as follows:
(a)    Article 1 of the Agreement is hereby amended by deleting the following terms in their entirety: “Behringer”, “Behringer Party” and “BH REIT Advisor”.
__________________________________
1 Note: Each Amendment to be tailored to the terms and provisions of the Existing Venture Agreement to which it relates.

(b)    Article 1 of the Agreement is hereby amended by inserting the following new defined terms in alphabetical order:
““BHMF REIT” means Behringer Harvard Multifamily REIT I, Inc., a Maryland corporation.
“BHMF REIT Party” has the meaning ascribed thereto in Section 8.2(e)(ii).
“Management Fee” has the meaning ascribed thereto in Section 6.4(b).
“Oversight Fee” has the meaning ascribed thereto in Section 6.4(b).”
(c)    Article 1 of the Agreement is hereby amended by deleting the terms “Cause”, “Management Company”, Master Partnership Agreement” and “PGGM PRE Fund” in their entirety and replacing such terms with the following:
““Cause” means (i) a material breach of this Agreement by the Manager involving fraud or a violation of a fiduciary duty owed to the Venture or BH MP as a Member; or (ii) the conviction of, or the entry of a guilty plea or plea of no contest with respect to, a felony involving fraud, embezzlement or dishonesty by BHMF REIT or any Affiliated Entity of BHMF REIT.
“Management Company” means Behringer Harvard Multifamily Management Services, LLC, a Texas limited liability company, and its successors and assigns.
“Master Partnership Agreement” means that certain Fourth Amended and Restated Agreement of Limited Partnership of BH MP, as it may be amended, restated, supplemented or otherwise modified from time to time.
“PGGM PRE Fund” means Stichting Depositary PGGM Private Real Estate Fund (the “Depositary”), a Dutch foundation, acting in its capacity as depositary of and for the account and risk of PGGM Private Real Estate Fund (the “Fund”), a Dutch fund for the joint account of the participants (fonds voor gemene rekening), together with the Fund.”
(d)    All references in the Agreement to the term “Behringer” are hereby deleted in their entirety and replaced with “BHMF REIT”.
(e)    Section 2.3 of the Agreement is hereby deleted in its entirety and replaced with the following:
“2.3    Office of and Agent for Service of Process. The registered office of the Venture in the State of Delaware shall be 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808 and the Venture’s agent for service of process on the Venture in the State of Delaware shall be The Corporation Services

2

[***] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Company. The Venture may change, at any time and from time to time, the location of such registered office and/or such registered agent upon written notice of the change to the Members.”
(f)    The word “quarterly” set forth in Section 5.1 of the Agreement is hereby deleted in its entirety and replaced with “monthly”.
(g)    The last sentence of Section 6.4(b) of the Agreement is hereby deleted in its entirety and replaced with the following:
“It is expressly acknowledged and agreed that the Manager may cause the Subsidiary REIT (or any subsidiary thereof that owns the Project) to engage the Management Company (or another Affiliate of BHMF REIT), to perform property management, leasing and related services for the Project for a fee (the “Management Fee”) equal to *** of the gross revenues from the Project; provided, however, in the event the Manager retains a third party to perform any of such property management, leasing and related services for the Project, then in addition to the Management Fee, the Manager (or its designated Affiliate) shall earn an oversight fee (the “Oversight Fee”) for overseeing such third party, in an amount equal to *** of the gross revenues from the Project, but in no event shall the aggregate amount of the Management Fee and Oversight Fee paid by the Venture to Manager (or its designated Affiliate) with respect to the Project exceed *** of the gross revenues of the Project.”
(h)    The defined term “Behringer Party” set forth in Section 8.2(e)(ii) of the Agreement is hereby deleted in its entirety and replaced with “BHMF REIT Party”. All references in the Agreement to “Behringer Party” are hereby deleted in their entirety and replaced with “BHMF REIT Party”.
(i)    The notice addresses set forth in Section 13.1 of the Agreement are hereby deleted in their entirety and replaced with the following:

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“If to BH MP, addressed as follows:	Monogram Residential Master Partnership I LP 15601 Dallas Parkway, Suite 600 Addison, Texas 75001 Attn: Mark Alfieri Ross Odland and Dan Rosenberg
Email: malfieri@behringerharvard.com
rodland@behringerharvard.com
drosenberg@behringerharvard.com
with a copy to:
Stichting Depositary PGGM Private Real Estate Fund,
acting in its capacity as depositary of and for the
account and risk of
PGGM Private Real Estate Fund
c/o PGGM Vermogensbeheer B.V.
Noordweg‑Noord 150
P.O. Box 117
3700 AC Zeist
The Netherlands
Attention: Werner Sohier and Steven Zeeman

Email: werner.sohier@pggm.n1
steven.zeeman@pggm.nl
and a copy to:
Stichting Depositary PGGM Private Real Estate Fund,
acting in its capacity as depositary of and for the
account and risk of
PGGM Private Real Estate Fund
c/o PGGM Vermogensbeheer
Noordweg‑Noord 150
P.O. Box 117
3700 AC Zeist
The Netherlands
Attention: Reinoud Soons and Ismo Meijer

Email: reinoud.soons@pggm.nl
ismo.meijer@pggm.nl
If to BH REIT (whether as Manager or a Member), addressed as follows:	15601 Dallas Parkway, Suite 600 Addison, Texas 75001 Attn: Mark Alfieri Ross Odland and Dan Rosenberg
Email: malfieri@behringerharvard.com
rodland@behringerharvard.com
drosenberg@behringerharvard.com
(j)    Section 13.18 of the Agreement is hereby deleted in its entirety and replaced with the following:
“13.18    Use of Behringer Harvard Trade Name. If any third parties other than BHMF REIT or any of its Affiliates acquires the Interest of any Member, or if the property management agreement between the Subsidiary REIT (or any subsidiary thereof) and the Management Company (or any other Affiliate of BHMF REIT) is terminated for any reason, then the remaining Member shall cause the Venture (and the

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Subsidiary REIT (and any subsidiary thereof)) to cease to use the name “Behringer Harvard”, or any other name then being used, owned, licensed or held by BH REIT or BHMF REIT, within 30 days of such event, unless BH REIT agrees in writing to allow the continued use of such name beyond such 30‑day period.”
(k)    Exhibit F to the Agreement is hereby amended by (1) deleting the name “Behringer Harvard Multifamily Advisors I LP” set forth in the second paragraph thereof in its entirety and replacing with “Behringer Harvard Multifamily REIT I, Inc., a Maryland corporation”, (2) deleting the name “Behringer Harvard Institutional GP LP (the “Advisor”)” set forth in the second paragraph thereof in its entirety and replacing with “REIT MP GP LLC (the “General Partner”)” and (3) deleting all references to “Advisor” throughout Exhibit F in their entirety and replacing with “General Partner”.
4.    Miscellaneous. Except as expressly set forth herein, all terms and provisions contained in the Agreement shall remain in full force and effect and are hereby ratified and confirmed. The provisions of this Amendment shall be binding upon, and shall inure to the benefit of, the successors and assigns of BH MP and BH REIT, respectively. This Amendment and the rights of the parties hereunder shall be governed by and interpreted in accordance with the internal laws of the State of Delaware. This Amendment may be executed in several facsimile or “.pdf” counterparts, all of which, taken together, shall constitute one original instrument.
[Remainder of Page Intentionally Left Blank;
Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first set forth above.

MEMBERS: [BH REIT], a [____________] By: ___________________ Name: ________________ Title: _________________

MONOGRAM RESIDENTIAL MASTER
PARTNERSHIP I LP, a Delaware limited
 partnership

By: REIT MP GP LLC, a Delaware limited liability company, its General Partner

By: ______________
Name: ___________
Title: ____________

MANAGER: [BH REIT], a [____________] By: __________________ Name: ________________ Title: _________________

EXHIBIT O

FORM OF INVESTMENT PROPOSAL
PROJECT DESCRIPTION

Name:
Address:
Type:
Developer:
Site Size:
Square Feet:
Average Size:
Units:
Est. Development Cost w/ PUT:
Current Construction Loan:
Est. Equity Required:
Trended Return on Cost w/ PUT:
Untrended Return on Cost w/ PUT:
Loaded and Levered IRR:
Market IRR:
PROJECTED TIMELINE
Land Closing Date
Demolition Completed (if applicable)
Forecasted Construction Start Date
OVERVIEW
Specify proposed investment’s unit mix, anticipated financing needs and relevant due diligence items
LOCATION
Detail proposed investment’s location, its proximity to major thoroughfares and employment centers and any relevant demographic data
PRODUCT
Describe proposed investment’s unit mix and configuration, unit amenities and common area amenities
UNIT MIX
Insert chart displaying the various unit types, their average sizes and percent of total units

Exhibit O-1

INVESTMENT GUIDELINES
Describe the ways, if any, in which the proposed investment does not fall within the Investment Guidelines and/or Leverage Parameters
RENT COMPS
Insert chart displaying appropriate rent comps and sources
SALE COMPS
Insert chart displaying appropriate sale comps and sources
APPROVED DEVELOPMENT COSTS
Insert itemization of amounts of Approved Development Cost categories set for on Exhibit CC to Master Partnership Agreement
BHMF AND AFFILIATE FEES AND REIMBURSEMENTS
Insert itemization of all BHMF and Affiliate fees and expected reimbursements
NEGOTIATED PARTNERSHIP STRUCTURE
Describe partnership structure and terms of partnership agreement, including development fee, guaranty, preferred return and put option, etc.
BEHRINGER HARVARD INVESTOR OUTS
Describe terms of any Behringer Harvard Investor out
*Separate presentation materials to include an applicable PowerPoint presentation with maps, renderings, and aerial photographs, the Excel model and appropriate third‑party market research reports

Exhibit O-2

EXHIBIT P

FORM OF INVESTMENT QUICK SCAN PROPOSAL
PROJECT DESCRIPTION

·	Name:

·	Address:

·	City/State:

·	Type:

·	Developer:

·	Site Size:

·	Square Feet:

·	Unit Count:

·	Avg. Unit Size:
PROJECT FINANCIALS

·	Est. Development Cost w/PUT:

·	Est. Equity Required:

·	Current Construction Loan:

·	Trended Return on Cost w/ PUT:

·	Untrended Return on Cost w/PUT:

·	Loaded and Levered IRR:

·	Market IRR:
PROJECTED TIMELINE

·	Land Closing Date

·	Demolition Completed (if applicable)

·	Forecasted Construction Start Date
OVERVIEW
Specify the proposed investment’s unit mix and configuration, location and anticipated financing needs
INVESTMENT GUIDELINES
Describe the ways, if any, in which the proposed investment does not fall within the Investment Guideline s and/or Leverage Parameters
*Separate presentation materials to include an applicable PowerPoint presentation with maps, renderings, and aerial photographs, the Excel model and appropriate third‑party market research reports

Exhibit P-1

[***] Confidential material redacted and filed separately with the Securities and Exchange Commission.

EXHIBIT Q

LEVERAGE PARAMETERS
General
From and after the date of this Agreement, only long term, fixed rate, non‑recourse first mortgage debt at the property level (no cross collateralization) with a yield spread of at least *** below the Project yield.
Development Projects
For a development Project of the Partnership financed from and after the date of this Agreement, the applicable Venture may not incur construction financing if the overall loan‑to‑cost ratio (LTC) for such construction financing shall exceed ***.
Permanent Debt Financing for Individual Stabilized Projects
The Partnership will not permit a Venture to directly or indirectly incur permanent financing for a Project if, after giving effect to such financing, the loan‑to‑value ratio (LTV) of the Project would exceed ***; provided, however, regardless of the loan‑to‑value of a Project at the time of any refinancing, the applicable Venture can refinance such Project for the then outstanding principal balance of the existing loan.
Portfolio Indebtedness for Stabilized Projects
LTV:
From and after the date of this Agreement, BHMF GP agrees with PGGM that BHMF GP intends (but is not required) to limit the aggregate amount of permanent debt financing incurred for all stabilized Projects to be no greater than *** of the aggregate amount of the fair market values of such Projects; provided that no Venture shall incur any additional permanent debt financing if, after giving effect to such financing, the aggregate amount of permanent debt financing incurred for all stabilized Projects from and after the date of this Agreement would be greater than *** of the aggregate amount of the fair market values of such Projects), each such fair market value as determined upon obtaining the permanent debt financing for such Project by a third party appraiser, which may be an appraiser engaged by a lender providing the permanent debt financing; further provided, however, regardless of the aggregate loan‑to‑values of the stabilized Projects at the time of any refinancing of any individual Project, the applicable Venture can refinance such individual Project for the then outstanding principal balance of its existing loan.
DSCR:
From and after the date of this Agreement, no debt financing for a stabilized Project shall be obtained by any Venture if, after giving effect to such financing, the projected debt service coverage ratio for all stabilized Projects (including the stabilized Project to be financed) would be less than ***; provided, however, regardless of the projected debt service coverage ratio for all stabilized Projects

Exhibit Q-1

at the time of any refinancing of any individual Project, the applicable Venture can refinance such individual Project for the then outstanding principal balance of its existing loan.
The term “projected debt service coverage ratio” means the ratio of (x) projected net operating income for all Projects for the succeeding twelve (12) month period (including the projected net operating income of the stabilized Project to be financed), divided by (y) the projected debt service for all Projects (including the projected debt service on the permanent debt financing with respect to the Project being financed) for such twelve (12) month period.
The term “projected net operating income” means the projected net operating income as determined in good faith by BHMF GP in accordance with BHMF GP’s then current twelve (12) month forward net operating income projections.
The term “projected debt service” means all projected payments of interest based on the actual interest rate.
RECOURSE
There shall be no recourse against the Partnership or PGGM PRE Fund and PGGM PRE Fund shall not be responsible for any liabilities of the Partnership, any Venture or any Subsidiary REIT (including development and construction risks) above its Capital Commitment. Non‑recourse for the Partnership and PGGM PRE Fund also means that no guarantees, LoCs, indemnities or other forms of security will be given by the Partnership or PGGM PRE Fund (unless specifically agreed otherwise).

Exhibit Q-2

EXHIBIT R

FORM OF NOTICE OF PGGM PROPORTIONATE INTEREST
Monogram Residential Master Partnership I LP
c/o REIT MP GP, LLC
15601 Dallas Parkway, Suite 600
Addison, Texas 75001
Attention: ____________
In accordance with and subject to the provisions of the Fourth Amended and Restated Agreement of Limited Partnership (as amended, modified, supplemented or restated from time to time, the “Agreement”) of Monogram Residential Master Partnership I LP, a Delaware limited partnership (the “Partnership”), between the undersigned (“PGGM PRE Fund”) and REIT MP GP, LLC, a Delaware limited liability company, the undersigned, having approved the Investment Proposal for the Project identified below, hereby agrees that the PGGM Proportionate Interest for the Project Identified below shall be [__]% [Percent to be between 30% and 49%].
Capitalized terms used in this Notice of PGGM Proportionate Interest that are not otherwise defined have the meanings given to them in the Agreement.
This Notice of PGGM Proportionate Interest is executed on this ___ day of __________, 20__.

STICHTING DEPOSITARY PGGM PRIVATE REAL ESTATE FUND, a Dutch foundation, acting in its capacity as depositary of and for the account and risk of PGGM PRIVATE REAL ESTATE FUND, a Dutch fund for the joint account of the participants (fonds voor gemene rekening)

By:  _____________________

By: _____________________

Exhibit R-1

[***] Confidential material redacted and filed separately with the Securities and Exchange Commission.
10 total pages redacted.

EXHIBIT S

VALUATION POLICY
***.

Exhibit S-1

[***] Confidential material redacted and filed separately with the Securities and Exchange Commission.
3 total pages redacted.

EXHIBIT T

SAMPLE CALCULATION OF INCENTIVE DISTRIBUTIONS

(Attached)
***

Exhibit T-1

EXHIBIT U

BASEBALL STYLE ARBITRATION PROVISIONS
Either the BHMF GP or PGGM PRE Fund may deliver to the other a written notice of arbitration (the “Arbitration Notice”), pursuant to which the fair market value (the “Mark to Market Price”) of the Projects, for purposes of Section 5.1(e)(ii)(y) or 10.4(a)(ii), shall be determined by “baseball style” arbitration in accordance with following provisions:
(A)BHMF GP and PGGM PRE Fund shall each use reasonable efforts to agree, within ten (10) days after the delivery of an Arbitration Notice, upon the appointment of one arbitrator to agree on a Mark to Market Price of the Project. If an agreement on a single arbitrator is not reached within such 10‑day period, then BHMF GP and PGGM PRE Fund shall each appoint one arbitrator within ten (10) days after the expiration of such previous 10‑day period and shall specify the name and address of their respective arbitrators to the other party prior to the expiration of such 10‑day period; provided that, if one party fails to specify the name and address of its selected arbitrator within such 10‑day period, then the other party shall give such failing party written notice, and if within three (3) days after such written notice the failing party still has not specified an arbitrator, then the arbitrator selected by the other party shall act as the sole arbitrator as if both parties had agreed to the appointment of such arbitrator as provided above.
(B)    If two arbitrators have been selected, then such arbitrators shall then appoint a third arbitrator within ten (10) days after their appointment. If the first two arbitrators are unable to agree upon a third arbitrator within such 10‑day period, then the third arbitrator shall be appointed as soon as reasonably practicable thereafter by a court of competent jurisdiction residing in the county in which the Project is situated, subject to the qualification requirements set forth in paragraph (E) below. In the event of the failure, refusal or inability of any arbitrator to act, a new arbitrator shall be appointed as a replacement, which appointment shall be made in the same manner as set forth above for the appointment of such resigning arbitrator. Immediately after the selection of the final arbitrator, the three arbitrators shall meet and, within fifteen (15) days after the completion of the selection of the arbitrators shall, or, if there is only one arbitrator, within fifteen (15) days after his selection, such arbitrator shall, endeavor to determine the Mark to Market Price.
(C)    Within ten (10) days after the selection of the sole arbitrator or all arbitrators, as the case may be, BHMF GP and PGGM PRE Fund shall submit to the arbitrator(s) such party’s proposed Mark to Market Price as well as all other economic terms relevant to the determination of the Mark to Market Price, together with reasonable evidence supporting such proposed Mark to Market Price. The arbitrator(s) shall select either the proposed Mark to Market Price submitted by BHMF GP or the proposed Mark to Market Price submitted by PGGM PRE Fund, whichever proposal the arbitrator(s) deem to be the most nearly correct according to the definitions, terms and requirements set forth in the Venture Agreement and the information submitted to the arbitrator(s) by the parties, with no compromise. The power of the arbitrator(s) shall be exercised by the concurrence of at least two arbitrators, except that if only one arbitrator is selected, the decision of such arbitrator shall govern. The proposed Mark to Market Price selected by the arbitrator(s) shall be the “Mark to Market Price.” The determination of the arbitrator(s) shall be

Exhibit U-1

final and nonappealable, shall be binding on both PGGM PRE Fund and BHMF GP, and may be enforced in any court of competent jurisdiction.
(D)    The arbitrator(s) shall have the authority to request additional facts or evidence from each of the parties and, if such arbitrator(s) so require, a hearing to present the same. In the event of such a hearing, rules of evidence applicable to state court judicial proceedings in civil district courts in Dallas, Texas shall govern; provided that, evidence will be admitted or excluded in the sole discretion of the arbitrator(s). The arbitrator(s) shall resolve the controversy and shall execute and acknowledge his or their decision, together with a brief statement describing the rationale for such decision, in writing and simultaneously deliver a copy thereof to each of the parties personally or by registered or certified mail, return receipt requested. If the arbitrators fail to reach an agreement during such 15‑day period (as may be extended in accordance with the next sentence), then they shall be discharged, and new arbitration proceedings shall commence, with new arbitrators being appointed in the same manner as set forth above. By agreement in writing, BHMF GP and PGGM PRE Fund may extend the time to reach agreement either before or after the expiration thereof up to a maximum of thirty (30) additional days. The period within which the arbitrator(s) must act are not jurisdictional.
(E)    Each arbitrator shall (x) be an independent appraiser licensed under the laws of the state in which the Project is situated, and (y) have been actively and continuously engaged in appraising multifamily rental communities as Member of the Appraisal Institute in the county in which the Project is situated, for not less than the previous five years. The arbitrator(s) selected by BHMF GP and PGGM PRE Fund shall be instructed that they are neutral arbitrators and shall not have any ex parte communication with the appointing party and may not be appraisers that consulted with BHMF GP or PGGM PRE Fund in negotiations regarding the Mark to Market Price prior to the submission of the Mark to Market Price proposals to arbitration. In addition, the sole arbitrator or third arbitrator, as the case may be, shall be an independent appraiser having no relationship representing BHMF GP, PGGM PRE Fund or their respective Affiliates during the immediately preceding 365‑day period prior to selection.
(F)    Each party to the arbitration proceeding shall bear its own costs and the costs of the arbitrator it appoints. The cost of the third arbitrator (or the single arbitrator if only one arbitrator is required) shall be split equally between BHMF GP and PGGM PRE Fund.

Exhibit U-2

EXHIBIT V

PROPERTY MANAGEMENT, LEASING AND RELATED SERVICES

(Attached)

Exhibit V-1

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.

SECOND AMENDED AND RESTATED PROPERTY
MANAGEMENT AGREEMENT
THIS SECOND AMENDED AND RESTATED PROPERTY MANAGEMENT AGREEMENT (this “Agreement”) is made and entered into as of the 31st day of July, 2013 (the “Effective Date”), between BEHRINGER HARVARD MULTIFAMILY REIT I, INC. (the “Company”), a Maryland corporation, BEHRINGER HARVARD MULTIFAMILY OP I LP (the “OP”), a Delaware limited partnership, and BEHRINGER HARVARD MULTIFAMILY MANAGEMENT SERVICES, LLC, a Texas limited liability company (“Manager”).
WHEREAS, OP was organized to acquire, own, operate, lease and manage real estate properties on behalf of the Company; and
WHEREAS, the parties previously entered into that certain Amended and Restated Property Management Agreement, dated September 2, 2008, as amended by letter agreements dated May 12, 2011, August 11, 2011 and November 10, 2011 and as amended by that First Amendment to Amended and Restated Property Management Agreement, dated November 6, 2012 (as amended, the “Original Management Agreement”);
WHEREAS, on March 17, 2008 the former manager, HPT MANAGEMENT SERVICES LP, a Texas limited partnership, and with the consent of the Company and OP, assigned any and all rights, duties and obligations to the Manager;
WHEREAS, Owner desires to continue retaining Manager to manage the Projects upon the terms and subject to the conditions set forth in this Agreement;
WHEREAS, the Board of Directors (based upon the recommendation of the Special Committee), including a majority of the members of the Board of Directors not otherwise interested in the transactions contemplated hereby directly or through an Affiliate, OP and Manager have each approved and declared advisable this Agreement;
WHEREAS, the Board of Directors (based upon the recommendation of the Special Committee), including a majority of the members of the Board of Directors not otherwise interested in the transactions contemplated hereby, has determined that this Agreement is in furtherance of and consistent with its business strategy, is fair and reasonable to the Company, and is in the best interests of its stockholders;
WHEREAS, concurrent with the entry into this Second Amended and Restated Property Management Agreement, the Company, OP, REIT TRS Holding, LLC, Manager, Behringer Harvard Multifamily REIT I Services Holdings, LLC, Behringer Harvard Multifamily Advisors I, LLC, and Behringer Harvard Institutional GP LP are entering into that certain Master Modification Agreement, dated as of the Effective Date (the “Master Modification Agreement”), and certain related agreements; and

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WHEREAS, the parties hereto desire to amend and restate in its entirety the Original Management Agreement as set forth herein.
NOW, THEREFORE, in consideration of the promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree, as follows:

ARTICLE I
Definitions

Except as otherwise specified or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement, and the definitions of such terms are equally applicable both to the singular and plural forms thereof:
1.1    “Affiliate” means, except as otherwise provided herein, with respect to any Person, any other Person which, at the time of determination, directly or indirectly controls, is controlled by or is under common control with, such Person. For the purposes of this definition, “control” (including, with correlative meaning, the terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, the Company, OP, and their respective Affiliates shall not be considered Affiliates of Manager or any Affiliates of Manager, and vice versa.
1.2    “Annual Business Plan” has the meaning set forth in Section 3.12(a) hereof.
1.3    “Approved Leasing Parameters” means parameters established by or otherwise approved in writing by Owner specifying the manner of the Manager’s performance of promotional, leasing and management activities required to lease apartment units in a Project.
1.4    “Board of Directors” means the board of directors of the Company.
1.5    “Company Charter” means the Articles of Amendment and Restatement of the Company, filed with the Maryland State Department of Assessments and Taxation in accordance with the Maryland General Corporation Law, as may be amended or amended and restated from time to time.
1.6    “Controlling Agreements” means articles of incorporation, agreements of limited partnership, joint venture agreements, operating agreements, loan agreements, deeds of trust or mortgages, each as may be amended from time to time, of Owner, as applicable.
1.7    “Economic Interest Percentage” means the percentage of capital contributed directly or indirectly to the Joint Venture as compared with the total capital contributed to the Joint Venture by all of the owners of the Joint Venture as such percentage shall be calculated in good faith by the Owner. For purposes of defining Economic Interest Percentage, any in‑kind contribution shall be

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considered in the calculation and valued at the fair market value of the contribution on the date of contribution as determined by the Owner.
1.8    “Governmental Requirements” means applicable ordinances, regulations, rules, statutes, or laws of governmental entities having jurisdiction over a Project or the requirements of the board of fire underwriters or other similar bodies.
1.9    “Gross Revenues” means all amounts actually collected as rents or other charges for use and occupancy of apartment units and from users of garage spaces (if any), leases of other non‑dwelling facilities in each Project and concessionaires (if any) in respect of each Project, including furniture rental, parking fees, forfeited security deposits, application fees, late charges, income from coin operated machines, proceeds from rental interruption insurance, and other miscellaneous income collected at each Project; but shall exclude all other receipts, including but not limited to, income derived from interest on investments or otherwise, proceeds of claims on account of insurance policies (other than rental interruption[s] insurance), abatement of taxes, and awards arising out of eminent domain proceedings, discounts and dividends on insurance policies.
1.10    “Initial Transferred Executives” shall have the meaning given to such term in the Master Modification Agreement.
1.11    “Intellectual Property Rights” means all rights, titles and interests, whether foreign or domestic, in and to any and all trade secrets, confidential information rights, patents, invention rights, copyrights, service marks, trademarks, know‑how, or similar intellectual property rights and all applications and rights to apply for such rights, as well as any and all moral rights, rights of privacy, publicity and similar rights and license rights of any type under the laws or regulations of any governmental, regulatory, or judicial authority, foreign or domestic and all renewals and extensions thereof.
1.12    “Joint Venture” means an investment in a legal organization formed to provide for the sharing of the risks and rewards in an enterprise co‑owned and operated for mutual benefit by two or more business partners and established to acquire or hold properties.
1.13    “Licensing Claim” shall mean any claim that Manager or any of its Affiliates does not possess a real estate brokerage or similar license required by any law in connection with services provided with respect to any Project, or any claim that arises from or relates to the foregoing.
1.14    “Losses” means any and all claims, causes of action, demands, suits, proceedings, loss, judgments, damage, awards, liens, fines, costs, attorney’s fees and expenses, of every kind and nature whatsoever.
1.15    “Management Fee” has the meaning set forth in Section 4.1 hereof.
1.16    “Manager Indemnified Parties” has the meaning set forth in Section 2.6(a) hereof.
1.17    “Notice” has the meaning set forth in Section 6.3 hereof.
1.18    “Operating Budget” has the meaning set forth in Section 3.12(a) hereof.

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1.19    “Oversight Fee” has the meaning set forth in Section 4.1 hereof.
1.20    “Owner” means (a) the Company, the OP or any Affiliate of the Company (including any Joint Venture that is an Affiliate of the Company) that owns directly or indirectly a majority equity interest or economic interest in any Project and (b) the Company, if the Company or any Affiliate of the Company directly or indirectly has the right to designate or hire the property manager for a Project.
1.21    “Person” means an individual, corporation, association, business trust, estate, trust, partnership, limited liability company or other legal entity.
1.22    “PGGM” means PGGM Private Real Estate Fund, a Dutch fund for the joint account of the participants (fonds voor gemene rekening) with its principal office at KroostwegNoord 149, P.O. Box 117, 3700 AC Zeist, The Netherlands.
1.23    “Project” means, collectively, the apartment communities or other properties (a) in which Owner now owns a direct or indirect equity interest or hereafter acquires a direct or indirect equity interest or (b) for which the Owner has the right to designate or hire the property manager.
1.24    “Proprietary Property” means all modeling algorithms, tools, computer programs, know‑how, methodologies, processes, technologies, ideas, concepts, skills, routines, subroutines, operating instructions and other materials and aides used by Manager in performing its duties set forth in this Agreement that relate to management advice, services and techniques regarding current and potential Projects, and all modifications, enhancements and derivative works of the foregoing.
1.25    “Special Committee” means the committee of the Board of Directors formed and authorized with respect to certain self‑management transactions, the members of which are, as of the Effective Date, E. Alan Patton, Jonathan L. Kempner, Roger D. Bowler and Sami S. Abbasi.
1.26    “Submanager” has the meaning set forth in Section 6.1 hereof.
1.27    “Texas Tax Code” means the Texas Tax Code as amended by Texas H.B. 3, 79th Leg., 3rd C.S. (2006), and reference to any provision of the Texas Tax Code Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable administrative rules as in effect from time to time.

ARTICLE II
Engagement of Manager and Rental Responsibility

2.1    Engagements. Subject to the restrictions of this Section 2.1, Owner hereby engages Manager to manage the Project, and Manager accepts such engagement and agrees to perform the services set forth herein. Such engagement shall not commence with respect to any particular Project until Owner has the ability to appoint or hire the Manager. For the duration of this Agreement and any extensions hereto or renewals hereof, Manager shall have a right of first 4 refusal to manage, on the terms and subject to the conditions of this Agreement, all Projects. Prior to the time Owner

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acquires such an interest in a Project or at which Owner has the ability to appoint or hire the Manager, Owner shall notify Manager of such acquisition or appointment and offer Manager the right to manage such Project on the terms and subject to the conditions of this Agreement, if the appropriate executives of the Manager, which shall include the Behringer Nominees (as defined in the Master Modification Agreement), are not then aware of such acquisition or appointment, and shall promptly provide the Manager with all reasonably requested information with respect to such Project. Manager shall then have the right, in its sole discretion, to accept or not accept such offer. If Manager provides written notice to Owner that it does not accept such offer, then Owner shall have the right to enter into an agreement with a third party to provide such management services, on substantially the same terms as this Agreement or any other terms that are not more favorable to such third party. Owner has the right to appoint Manager to manage any Project with respect to which Owner previously contracted for management services with a third‑party property manager upon ten (10) days written notice from Owner to Manager. Manager shall be entitled to an Oversight Fee pursuant to Section 4.1 in the event that Owner, if and to the extent permitted by this Section 2.1, contracts directly with a third‑party property manager not affiliated with Manager with respect to any Project for which Owner had the ability to appoint or hire the Manager.
2.2    Status of Manager; Limitation on Authority. Manager shall act under this Agreement as an independent contractor and not as Owner’s agent or employee. Manager shall not have the right, power or authority to enter into agreements or incur liability on behalf of Owner except as expressly set forth herein. Any personnel hired by Manager to maintain, operate and/or lease each Project shall be the employees or independent contractors of Manager and not of Owner. Manager shall use due care in the selection and supervision of such employees or independent contractors, who shall be duly qualified and licensed, as necessary. Any action taken by Manager which is not expressly permitted by this Agreement shall not bind Owner.
2.3    Leasing of Premises. Manager shall perform promotional, leasing and management activities required to lease apartment units in the Project in accordance with the Approved Leasing Parameters. Throughout the term of this Agreement, Manager shall use its diligent efforts, consistent with past practice, to lease apartment units in the Project. Subject to reimbursement by Owner, Manager shall advertise the Project, or portions thereof, prepare and secure advertising signs, space plans, circular matter, marketing brochures and other forms of advertising. Manager is authorized to advertise the Project in conjunction with general advertising campaigns and to allocate the cost of such campaigns on a pro rata basis among the projects being advertised (to the extent authorized by the Annual Business Plan). All inquiries for any leases or renewals or agreements for the rental of the Project or portions thereof shall be referred to Manager and all negotiations connected therewith shall be conducted solely by or under the direction of Manager in accordance with the parameters established by or otherwise approved in writing by Owner. Manager is hereby authorized to execute, deliver and renew leases on behalf of Owner including, but not limited to tenant and commercial leases (such as laundry room leases) in accordance with the Approved Leasing Parameters. Manager is authorized to utilize the services of apartment locator services and pay compensation of duly qualified and licensed leasing personnel responsible for the leasing of each Project; the fees for such services shall be operating expenses of the Project and, to the extent paid by Manager, reimbursable to Manager by Owner to the extent set forth in the applicable Annual Business Plan.

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2.4    Manager’s Standard of Care. In performing Manager’s duties under this Agreement, Manager shall exercise the same degree of care, prudence, and skill as other professional property managers of similar properties in the area. In no event shall Manager be liable to Owner for any loss or damage, unless caused by the misconduct and/or negligence of the Manager, its agents, servants, or employees.
2.5    Initial Transferred Executives.
(a)    Following the hiring of the Initial Transferred Executives by the Company, as contemplated by and permitted under Section 7.1 of the Master Modification Agreement, (i) the Company shall cause such Initial Transferred Executives, consistent with past practice, and its other employees to cooperate with and assist the Manager as is reasonably necessary or appropriate in order to enable the Manager to perform its duties hereunder, including, without limitation, with respect to the Annual Business Plan contemplated by Section 3.12 and financial reports contemplated by Section 3.14, and (ii) the Manager shall cause its employees to cooperate with and assist the Initial Transferred Executives as is reasonably necessary or appropriate, consistent with past practice.
(b)    The parties acknowledge and agree that certain of the duties and functions of Manager provided hereunder were previously performed (or performed in part) by the Initial Transferred Executives, who are no longer employed by the Manager or its Affiliates as a result of the transactions consummated in connection with the execution and delivery of the Master Modification Agreement. As a result, the parties further acknowledge and agree that, in order to permit the Manager to carry out its duties hereunder and to permit the satisfaction of the purposes and intent of this Agreement, the Initial Transferred Executives shall retain, to the extent necessary or appropriate based upon past practices, all power and authority (including, but not limited to, as authorized signatories for bank accounts of the Company and its subsidiaries and lease agreements of the Company and its subsidiaries) previously held by such Initial Transferred Executives with respect to the Manager and the duties to be performed by the Manager hereunder.
2.6    Compliance With Laws; Environmental Matters.
(a)    Owner assumes all responsibility as to the compliance of the Project with all laws applicable to the Project. Owner agrees to defend and indemnify and hold harmless Manager and its members, officers, directors, employees, managers, successors and assigns (collectively, the “Manager Indemnified Parties”) from and against any and all Losses arising out of any violation, breach or failure of the Project to comply with any or all state or federal laws applicable to the Project, except for any violations caused by the misconduct and/or negligence of the Manager, its agents, servants, or employees.
(b)    Owner hereby warrants and represents to Manager that to the best of Owner’s knowledge, no Project, upon acquisition of an interest therein by Owner, nor any part thereof, will be used to treat, deposit, store, dispose of or place any hazardous substance that may 6 subject Manager to liability or claims under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.A. Section 9607) or any constitutional provision, statute, ordinance, law, or regulation of any governmental body or of any order or ruling of any public

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authority or official thereof, having or claiming to have jurisdiction thereover. Furthermore, Owner agrees to indemnify, protect, defend, save and hold harmless Manager and all of the other Manager Indemnified Parties from any and all Losses involving, concerning or in any way related to any past, current or future allegations regarding treatment, depositing, storage, disposal or placement by any duly qualified and licensed Person other than Manager of hazardous substances on any Project.
2.7    Treatment Under Texas Margin Tax. For purposes of the Texas margin tax, Manager’s performance of the services specified in this Agreement will cause Manager to conduct part of the active trade or business of Owner, and Manager’s compensation includes both the payment of fees due pursuant to Section 4.1 and the reimbursement of specified costs incurred in Manager’s conduct of the active trade or business of the Owner. Therefore, Owner and Manager intend Manager to be, and shall treat Manager as, a “management company” within the meaning of Section 171.0001(11) of the Texas Tax Code. Owner and Manager will apply Sections 171.1011(rn‑1) and 171.1013(f)‑(g) of the Texas Tax Code to Owner’s reimbursements paid to Manager pursuant to this Agreement of specified costs and allocable wages and compensation. Owner and Manager further recognize and intend that as a result of the relationship created by this Agreement, reimbursements paid to Manager pursuant to this Agreement include (i) ”flow‑through funds” that Manager is mandated by law or fiduciary duty to distribute, within the meaning of Section 171.1011(f) of the Texas Tax Code, and (ii) ”flowthrough funds” that Manager is mandated by contract to distribute, within the meaning of Section 171.1011(g). The terms of this Agreement shall be interpreted in a manner consistent with the characterization of the Manager as a “management company” as defined in Section 171.0001(11), and with the characterization of the reimbursements as “flow‑through funds” within the meaning of Section 171.1011(f)‑(g) of the Texas Tax Code.

ARTICLE III
Services to be Performed by Manager

3.1    Expense of Owner. All acts performed by Manager in the performance of its obligations under this Agreement shall be performed on behalf of Owner, and all obligations or expenses incurred thereby, if included in the Annual Business Plan or otherwise approved in writing by Owner, shall be for the account of, on behalf of, and at the expense of Owner, except as otherwise specifically provided in this Article III. Owner shall not be obligated to reimburse Manager for any expense allocable to (i) time spent on projects other than the Project, or (ii) any personnel other than personnel located at the Project site and personnel spending a portion of their working hours (to be charged on a pro rata basis) at the Project site or in specifically performing Manager’s obligations hereunder, whether on or off the Project site. Manager may use employees normally assigned to other work centers or part‑time employees to properly staff the Project, whose wages and related expenses shall be reimbursed on a pro rata basis for the time actually spent at or for the Project to the extent set forth in the applicable Annual Business Plan. Owner shall reimburse to Manager the costs and expenses incurred by Manager on Owner’s behalf including the wages and salaries and other employee‑related expenses and benefits of all on‑site and Affiliate employees of Manager who are engaged in the operation, management, maintenance and leasing or access of a Project, including taxes, insurance and benefits relating to such employees, costs of technology

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related to the Projects, including computers, telephone systems and property management and accounting software and any upgrades or conversions thereof, and legal, travel and other out‑of‑pocket expenses directly related to the management of a Project, provided that such items are reflected in the Annual Business Plan. The foregoing notwithstanding, the total amount of such reimbursement with respect to each full calendar month following the Effective Date shall be reduced by an amount equal to Fifty Thousand Dollars per month ($50,000.00). Owner acknowledges that the following miscellaneous expenses, when incurred with respect to the performance of Manager’s obligations under this Agreement, shall be reimbursable to Manager by Owner (which list of expenses is not intended to be all‑inclusive) to the extent set forth in the applicable Annual Business Plan: courier services, postage, photocopies, signage, check printing, marketing expenses, bank charges, telephone and answering service (which may be allocated on a pro rata basis among the Project and other projects managed by Manager). All reimbursable payments made by Manager hereunder shall be reimbursed by Owner from funds deposited in an account established pursuant to Section 5.2 of this Agreement. Manager shall not be obligated to make any advance to or for the account of Owner or to pay any sums, except out of funds held in an account maintained under Section 5.2, nor shall Manager be obligated to incur any liability or obligation for the account of Owner without assurance that the necessary funds for the discharge thereof will be provided by Owner. All debts and liabilities to third persons incurred by Manager in the course of its operation and management of the Project shall be the debts and liabilities of the Owner only, and Manager shall not be liable for any such debt or liabilities, except to the extent Manager has exceeded its authority hereunder. Manager may sub‑contract any or all of its responsibilities hereunder, but Owner shall look to Manager for the performance of such responsibilities in accordance with this Agreement and Manager shall be solely responsible for paying the fees and expenses of any duly qualified and licensed Person to which it sub‑contracts its responsibilities hereunder, except as otherwise agreed in writing between Owner and Manager.
3.2    Covenants Concerning Payment of Operating Expenses. Owner covenants to pay all sums for operating expenses in excess of gross receipts required to operate the Project in accordance with the Annual Business Plan upon written notice and demand from Manager within ten (10) days after receipt of such written notice. Owner further recognizes that the Project may be operated in conjunction with other properties, and costs may be allocated or shared between such other properties on a more efficient or less expensive basis. In such regard, Owner consents to the allocation of costs and/or the sharing of any expenses in an effort to save costs or operate the Project in a more efficient manner so long as such allocation is done on an equitable basis and so long as the computations of such allocations are provided to Owner for its approval pursuant to Section 3.12 hereof.
3.3    Employment of Personnel. Manager shall use its diligent efforts, consistent with past practice, to investigate, hire, pay, supervise and discharge duly qualified and licensed personnel necessary to be employed by it to properly maintain, operate and lease the Project, including without limitation, a property manager or business manager at the Project. Owner has no right of supervision or direction of agents or employees of the Manager whatsoever. All Owner directives shall be communicated to Manager’s senior level management employees. 8 Manager and all personnel of Manager who handle or who are responsible for handling Owner’s monies shall be duly qualified and licensed, bonded under a fidelity bond or a crime/employee dishonesty insurance policy or

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equivalent in favor of Owner. Manager shall furnish such fidelity bond/insurance policy at Manager’s sole expense and shall provide Owner Two Million Dollars ($2,000,000.00) per occurrence coverage with no more than a Ten Thousand Dollar ($10,000.00) deductible. Manager shall execute and file when due all forms, reports, and returns required by law relating to the employment of its personnel.
3.4    Utility and Service Contracts. Manager shall make, at Owner’s expense and in Owner’s name or in Manager’s name, as an authorized representative for Owner, contracts for water, electricity, gas, fuel, oil, telephone, vermin extermination, trash removal, cable television, security protection and other services deemed by Manager to be necessary or advisable for the operation of the Project. Manager shall also place orders in the name of Owner for such equipment, tools, appliances, materials, and supplies as are reasonable and necessary to properly maintain the Project. Manager may make such contracts and place such orders in Owner’s name or in its own name, as Owner’s authorized representative. In addition, Owner agrees to specifically assume in writing all obligations under all such contracts so entered into by Manager, on behalf of Owner, upon the termination of this Agreement, and Owner shall indemnify, protect, save, defend and hold harmless Manager and the other Manager Indemnified Parties harmless from and against any and all Losses resulting from, arising out of or in any way related to such contracts and that relate to or concern matters occurring after termination of this Agreement, but excluding matters arising out of the misconduct and/or negligence of the Manager, its agents, servants, or employees. Owner agrees to pay or reimburse Manager for all expenses and liabilities incurred in accordance with this Section 3.4.
3.5    Maintenance and Repair of a Project. Manager shall use its diligent efforts, consistent with past practice, to maintain, at Owner’s expense, the buildings, appurtenances and grounds of the Project in good condition and repair and in accordance with standards established by Owner in writing from time to time, including interior and exterior cleaning, painting and decorating, plumbing, carpentry and such other normal maintenance and repair work as may be reasonably desirable taking into consideration the amount allocated therefore in the Annual Business Plan. With respect to any expenditure not contemplated by the Annual Business Plan, Manager shall not incur any individual item for repair or replacement in excess of Five Thousand Dollars ($5,000.00) unless authorized in writing by Owner, excepting, however, that emergency repairs immediately necessary for the preservation and safety of the Project or to avoid the suspension of any service to the Project or danger of injury to persons or damage to property may be made by Manager upon written notice to Owner, but without the approval of Owner. Manager shall not be obligated by this Section to perform any major capital improvements.
3.6    Supervision of Capital Improvements or Major Repairs. When requested by the Owner or set forth in an Annual Business Plan, Manager, at Owner’s expense and in Owner’s name, shall supervise the installation and construction of all capital improvements or major repairs to the Project where such work constitutes other than normal maintenance and repair, for additional compensation as set forth in a separate agreement between Owner and Manager. In such events, Manager may negotiate contracts with all contractors, subcontractors, materialmen, suppliers, architects, and engineers approved by Owner, on behalf of, and in the name of, Owner, and may compromise and settle any dispute or claim arising therefrom on behalf of and in the 9 name of

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Owner; provided only that the Manager shall act in good faith and in the best interest of the Owner at all times. Manager will furnish all personnel necessary for proper supervision of the work and may assign personnel located at the Project to such supervisory work (and such assignment shall not reduce or abate any other fees or compensation owed to Manager under this Agreement).
3.7    Controlling Agreements. Manager has received copies of (and will be provided with copies of future) Controlling Agreements and is and will be familiar with the terms thereof. Manager shall use reasonable care to avoid any act or omission that, in the performance of its duties hereunder, shall in any way conflict with the terms of Controlling Agreements.
3.8    Insurance and Indemnification.
(a)    Insurance to be Carried.
(i)    Manager shall obtain and keep in full force and effect insurance on the Project against such hazards as Owner and Manager shall deem appropriate, but in any event insurance sufficient to comply with the leases and other agreements with respect to the Project and the Controlling Agreements shall be maintained. All liability policies shall provide sufficient insurance satisfactory to both Owner and Manager and shall contain waivers of subrogation for the benefit of Manager.
(ii)    Manager shall obtain and keep in full force and effect, in accordance with the laws of the state in which such Project is located, workers’ compensation and employer’s liability insurance applicable to and covering all employees of Manager at the Project and all persons engaged in the performance of any work required hereunder, and Manager shall furnish Owner certificates of insurance evidencing that such insurance is in effect. If any work under this Agreement is subcontracted as permitted herein, Manager shall include in each subcontract a provision that the subcontractor shall also furnish Owner with such a certificate.
(b)    Insurance Expenses. Premiums and other expenses of such insurance, as well as any applicable payments in respect of deductibles, shall be borne by Owner.
(c)    Cooperation with Insurers. Manager shall cooperate with and provide reasonable access to the Project to representatives of insurance companies and insurance brokers or agents with respect to insurance that is in effect or for which application has been made. Manager shall use its best efforts to comply with all requirements of insurers.
(d)    Accidents and Claims. Manager shall promptly investigate and shall report in detail to Owner all accidents and claims for damage relating to the ownership, operation or maintenance of the Project, and any damage or destruction to the Project and the estimated costs of repair thereof, and shall prepare for approval by Owner all reports required by an insurance company in connection with any such accident, claim, damage, or destruction. Such reports shall be given to Owner promptly, and shall be noted in the monthly reports delivered to Owner pursuant to Section 3.14 below. Manager is authorized to settle any claim against an insurance company arising out of any policy and, in connection with such claim, to execute proofs of loss and adjustments of loss and to collect and receipt for loss proceeds.

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(e)    Indemnification.
(i)    On Termination. In the event this Agreement is terminated for any reason prior to the expiration of its original term or any renewal term, Owner shall indemnify, protect, defend, save and hold harmless Manager and all of the other Manager Indemnified Parties from and against any and all Losses that may be imposed on or incurred by any Manager Indemnified Party by reason of the willful misconduct, gross negligence and/or unlawful acts (such unlawfulness having been adjudicated by a court of proper jurisdiction) of Owner, its agents, servants, or employees.
(ii)    Property Damage and Injury to Person. Owner agrees to indemnify, defend, protect, save and hold harmless Manager and all of the other Manager Indemnified Parties from any and all Losses in connection with or in any way related to each Project and from liability for damage to each Project and injuries to or death of any person whomsoever, and damage to property; provided, however, that such indemnification and exculpation shall not extend to any such Losses arising out of the misconduct and/or negligence of Manager, its agents, servants, or employees; provided, further, that such indemnification and exculpation shall be limited to the extent that Manager recovers insurance proceeds with respect to such matter. Manager shall not be liable for any error of judgment or for any mistake of fact or law, or for any thing that it may do or refrain from doing, except in cases of misconduct and/or negligence.
(iii)    Indemnification by Manager. Manager agrees to indemnify, defend, protect, save and hold harmless Owner and its stockholders, officers, directors, employees, managers, successors and assigns from any and all claims or liability arising out of or related to any injury or death to any person or damage to any property whatsoever for which Manager is responsible occurring in, on, or about the Project when such injury or damage shall be caused by the willful misconduct, gross negligence and/or unlawful acts (such unlawfulness having been adjudicated by a court of proper jurisdiction) of Manager, its agents, servants, or employees, except to the extent that Owner recovers insurance proceeds with respect to such matter.
(iv)    Limitations. Notwithstanding anything to the contrary in this Agreement, any indemnification and exculpation by the Owner under this Agreement is subject to any limitations imposed under the Company Charter.
3.9    Collection of Monies. Manager shall use its diligent efforts, consistent with past practice, to collect all rents and other charges due from tenants, users of garage spaces (if any), storage spaces, commercial lessees (if any) and concessionaires (if any) in respect of the Project and otherwise due Owner with respect to the Project in the ordinary course of business, provided that Manager does not guarantee the creditworthiness of any tenants, users, lessees, concessionaires or collectability of accounts receivable from any of the foregoing. Owner authorizes Manager to request, demand, collect, receive and provide a receipt for all such rent and other charges and to institute legal proceedings in the name of Owner, and at Owner’s expense, for the collection thereof, and for the dispossession of tenants and other persons from the Project or to cancel or terminate any lease, license or concession agreement for breach or default thereunder, and such expense may include the engaging of legal counsel approved by 11 Owner in writing for any such matter. All

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monies collected by Manager shall be deposited in the separate bank account referred to in Section 5.2 herein.
3.10    Manager Disbursements.
(a)    Manager shall, from the funds collected and deposited, cause to be disbursed regularly and punctually (1) Manager’s compensation, together with all sales or other taxes (other than income) which Manager is obligated, presently or in the future, to collect and pay to any applicable governmental authority, (2) the amounts reimbursable to Manager under this Agreement, (3) the amount of all real estate taxes and other impositions levied by appropriate authorities which, if not escrowed with any mortgagee, shall be paid upon specific written direction of Owner before interest begins to accrue thereon, (4) debt service related to any mortgages of the Project; and (5) amounts otherwise due and payable as operating expenses of the Project authorized to be incurred under the terms of this Agreement. After (i) making disbursements as herein specified and (ii) establishing a cash reserve to pay taxes, insurance, and/or other costs and expenses incidental to the operation of the Project, including nonrecurring emergency repairs and capital expenditures which shall become due and payable within the succeeding calendar month and for which the cash to make such payments may not be generated by operations during such period, any balance remaining at the end of each calendar month during the term of this Agreement shall be disbursed or transferred as generally or specifically directed from time to time by Owner.
(b)    All costs, expenses, debts and liabilities owed to third persons that are incurred by Manager pursuant to the terms of this Agreement and in the course of managing, leasing and operating the Project shall be the responsibility of Owner and not Manager, subject to Section 6.1. Owner agrees to provide sufficient working capital funds to Manager so that all amounts due and owing may be promptly paid by Manager. Manager is not obligated to advance any funds. As of the first day of each month during the term of this Agreement, Manager will project the cash requirements for such month and (if it shall reasonably determine that collections will be insufficient to meet such cash requirements) request the necessary additional funds from the Owner, which funds will be deposited with the Manager in the segregated bank account referred to in Section 5.2 on or before ten (10) days following the receipt of such request. If at any month end, the bank balance exceeds the projected cash requirements, such excess shall be returned to the Owner within five days. If at any time there is not sufficient cash in the account with which to promptly pay the bills due and owing, the Manager will request that the necessary additional funds be deposited in an amount sufficient to create an operating reserve pursuant to Section 5.4. Owner will deposit the additional funds requested by the Manager within five (5) days following the receipt of such request.
3.11    Use and Maintenance of Premises. Manager agrees that it will not knowingly permit the use of the Project for any purpose which might void any policy of insurance held by Owner or which might render any loss thereunder uncollectible, or which would be in violation of any government restriction or any covenant or restriction of any lease of the Project. Manager shall use its good faith efforts to secure substantial compliance by the tenants with the terms and conditions of their respective leases.

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3.12    Annual Business Plan.
(a)    On or before November 1 of each calendar year during the term of this Agreement, Manager shall prepare and submit to the Company for approval by the Company, an “Annual Business Plan” for the Project for the promotion, leasing, operations, repair and maintenance of the Project for each calendar year during which this Agreement is in effect. The Annual Business Plan shall include a detailed budget of projected income and expenses for the Project for such calendar year (the “Operating Budget”) and a detailed budget of projected capital improvements for the Project for such calendar year (the “Capital Budget”). Within thirty (30) days following the purchase of a Project by Owner, after the approval of the Annual Business Plan for such calendar year, Manager shall prepare and submit to Owner a comparable business plan for such Project and Manager and Owner must follow the procedure set forth in (b) below with respect to approving any such additional business plan.
(b)    Manager shall meet with Owner to discuss the proposed Annual Business Plan and Owner shall notify Manager with respect to the approval or disapproval of the proposed Annual Business Plan within twenty (20) days following the receipt of the Annual Business Plan. Any notice which disapproves a proposed Annual Business Plan must contain specific objections in reasonable detail. If Owner fails to provide approval of a proposed Annual Business Plan within such twenty (20) day period, the proposed Annual Business Plan shall be deemed to be disapproved and the Annual Business Plan in effect for the previous calendar year shall remain in effect until Owner approves a new Annual Business Plan for such Project. Owner acknowledges that the Operating Budget is intended only to be a reasonable estimate of the Project’s income and expenses for the ensuing calendar year. Manager shall not be deemed to have made any guarantee, warranty or representation whatsoever in connection with the Operating Budget.
(c)    Manager may revise the Operating Budget from time to time, as necessary, to reflect any unpredicted significant changes, variables or events or to include significant additional, unanticipated items of revenue and expense. Any such revision shall be subject to the prior written approval of Owner.
(d)    Manager agrees to use diligence and to employ all reasonable efforts to ensure that the actual costs of maintaining and operating the Project shall not exceed the Operating Budget which is a part of the approved Annual Business Plan either in total or in any one accounting category. Any expense causing or likely to cause a variance of greater than ten percent (10%) or Two Thousand Dollars ($2,000.00), whichever is greater, in any one accounting category on a cumulative year‑to‑date basis shall be promptly explained to Owner by Manager in the next monthly report submitted by Manager to Owner under Section 3.14(a) below. During the calendar year Manager shall inform Owner of any major increases or decreases in costs, expenses, and income that were not reflected in the Annual Business Plan.
3.13    Records. Manager shall maintain all office records and books of account and shall record therein, and keep copies of, each invoice received from services, work and supplies ordered in connection with the maintenance and operation of the Project. Such records shall be maintained on a double entry basis. Owner and persons designated by Owner (including but not limited to the members of the Special Committee) shall at all reasonable times have access to and the right to

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audit and make independent examinations of such records, books and accounts and all vouchers, files and all other material pertaining to the Project and this Agreement, all of 13 which Manager agrees to keep safe, available and separate from any records not pertaining to the Project, at a place recommended by Manager and approved by Owner.
3.14    Financial Reports.
(a)    Monthly Reports. On or before the 10th day after the end of each month during the term of this Agreement, Manager shall prepare and submit to Owner the following reports and statements: rental collection record;
(i)    monthly operating and cash flow statement;
(ii)    copy of cash disbursements ledger entries for such period, if requested;
(iii)    copy of cash receipts ledger entries for such period, if requested;
(iv)    the original copies of all contracts entered into by Manager on behalf of Owner during such period, if requested; and
(v)    copy of ledger entries for such period relating to security deposits maintained by Manager, if requested.
In addition to the above, Manager shall deliver to Owner such other reports and statements as are reasonably requested by Owner.
(b)    Annual Report. Within sixty (60) days after the end of each calendar year of the Project, Manager shall deliver to Owner a statement showing the results of operations for the calendar year or portion thereof during which the provisions of this Agreement were in effect. Manager shall cooperate with and submit to Owner at such times as may be required (monthly or annually, as applicable) such other information, reports or statements requested by Owner regarding the Project or as may be necessary to comply with any reporting requirements of Owner or prepare any balance sheets, operating statements or disclosure statements which may be required to be prepared or filed by Owner.
(c)    Returns Required by Law. Manager shall execute and file punctually when due all forms, reports and returns required by law relating to the employment of personnel.
3.15    Compliance with Legal Requirements. Manager shall execute and file when due all forms, reports, and returns required by law relating to the employment of its personnel. Manager shall promptly, and in no event later than seventy‑two (72) hours from the time of receipt, notify Owner in writing of all notices of violation or other notices relating the Project from any governmental authority, board of fire underwriters or insurance company, and shall make such recommendations regarding compliance with such notice as shall be appropriate. Manager shall be responsible for notifying Owner in the event it receives notice that any improvement on the Project or any equipment therein does not comply with the requirements of any statute, ordinance,

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law or regulation of any governmental body or of any public authority or 14 official thereof having or claiming to have jurisdiction thereover. Manager shall promptly forward to Owner any complaints, warnings, notices or summonses received by it relating to such matters. Owner represents that to the best of its knowledge each of the Project and any equipment thereon will upon acquisition by Owner comply with all such requirements. Owner authorizes Manager to disclose the ownership of each Project by Owner to any such officials. Owner agrees to indemnify, protect, defend, save and hold harmless Manager and the other Manager Indemnified Parties from and against any and all Losses that may be imposed on them or any or all of them by reason of the failure of Owner to correct any present or future violation or alleged violation of any and all present or future laws, ordinances, statutes, or regulations of any public authority or official thereof, having or claiming to have jurisdiction thereover, of which it has actual notice.
Owner acknowledges that Manager does not hold itself out to be an expert or consultant with respect to, or represent that, the Project currently complies with Governmental Requirements. Manager shall take such action as may be reasonably necessary to comply with any Governmental Requirements applicable to Manager, including the collection and payment of all sales and other taxes (other than income taxes) which may be assessed or charged by any governmental entities in the state in which the Project is located in connection with Manager’s compensation (set forth in Article IV below). If Manager discovers the Project does not comply with any Governmental Requirements, Manager shall take such action as may be reasonably necessary to bring the Project into compliance with such Governmental Requirements, subject to the limitation contained in Section 3.5 of this Agreement regarding the making of alterations and repairs. Manager, however, shall not take any such action as long as Owner is contesting or has affirmed its intention to contest and promptly institute proceedings contesting any such order or requirement. If, however, failure to comply promptly with any such order or requirement would or might expose Manager to civil or criminal liability, Manager shall have the right, but not the obligation, to cause the same to be complied with and Owner agrees to indemnify and hold harmless Manager and the other Manager Indemnified Parties from and against any and all Losses that may be imposed on them or any or all for taking such actions and to promptly reimburse Manager for expenses incurred thereby. The Manager also shall not be liable for any effort or judgment or for any mistake of fact of law, or for anything which it may do or refrain from doing hereinafter, except in cases of misconduct and/or negligence of Manager, its agents, servants, or employees.
3.16    Dealings with Advisor. Unless Owner specifically informs Manager to the contrary, Behringer Harvard Multifamily Advisors I, LLC, or its successor as advisor to the Company, may perform any of the obligations or exercise any of the rights of Owner under this Agreement at the property level consistent with past practice, subject to the supervision of or as delegated by the Initial Transferred Executives. Notwithstanding anything to the contrary, the actions and functions under this Agreement performed by the Initial Transferred Executives on behalf of Behringer Harvard Multifamily Advisors I, LLC or Manager prior to the Effective Date will remain the responsibility of the Initial Transferred Executives as employees of the Company (and not as employees of Behringer Harvard Multifamily Advisors I, LLC or any of its Affiliates) following the Effective Date.

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3.17    Branding. Manager shall maintain and administer for Owner the standards of branding established by Behringer Harvard Holdings, LLC with respect to all billboards, signage 15 and uniforms, unless otherwise directed by the Company or persons designated by the Company (including the members of the Special Committee).
3.18    Risk Management. Manager shall provide to Owner risk management services, including, but not limited to, the following: assisting and providing ways to mitigate, minimize, control, and transfer risk through the prudent use of risk management, insurance programs and recommendations of safety and loss control techniques; selecting and managing insurance brokers and service products; preparing underwriting data for use in marketing insurance programs; negotiating and placing insurance and related services; serving as liaison for insurance brokers and monitoring insurance premium invoices for accuracy; managing and settling loss control and insurance claims; consulting and coordinating insurance requirements for financing properties; reviewing and monitoring sub‑contractor certificates of insurance; and consulting regarding insurance verbiage requirements for leases and contracts.
3.19    Real Estate Tax Management. Manager shall provide to Owner tax management services with respect to the Properties, including, but not limited to, the following: coordinating payment of real estate taxes; contesting real estate taxes, as Manager deems appropriate; accounting for all bills to be processed at any given installment, and following up on missing bills; data entry of tax amounts and equalized values when available; providing copies of documents as requested (including following up on cancelled checks, monitoring payment by third parties, communicating with interested parties and forwarding tax bills to purchasers and other parties as necessary).
3.20    Technology Use and Support. Manager shall utilize the software and technology platforms that it believes are appropriate in connection with fulfilling its duties under this Agreement. In addition, Manager shall provide technical support and maintenance with respect to any technology used in the maintenance, operation, management and leasing of properties.

ARTICLE IV
Manager’s Compensation, Term
4.1    Management Fee. Commencing on the date hereof, Owner shall pay Manager a monthly management fee (“Management Fee”) equal to three and three‑quarters percent (3‑3/4%) of Gross Revenues for each Project for such month payable monthly in arrears. Certain of these Projects may be owned by Joint Ventures. When the Manager is not paid by the Joint Venture directly in respect of its services, the applicable Management Fee or Oversight Fee to be paid by the Owner will be calculated by multiplying the Management Fee or Oversight Fee by the Economic Interest Percentage owned directly or indirectly by the Owner in such Project. In the event that Owner, if and to the extent permitted by Section 2.1, contracts directly with a third‑party property manager not affiliated with the Manager in respect of a Project for which the Owner has the ability to appoint or hire the Manager, Owner shall pay Manager an oversight fee (“Oversight Fee”) equal to one‑half of one percent (0.50%) of Gross Revenues of such Project. In no event will Owner pay both a Management Fee and an Oversight Fee to Manager with respect to any Project. If Manager subcontracts its responsibilities hereunder to another Person, Manager shall be solely responsible

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for the payment to such third party. The Management Fee includes the reimbursement of the specified cost incurred by the Manager of engaging another 16 Person to perform Manager’s responsibilities hereunder; provided, however, that Manager shall be responsible for payment of all such amounts to such third parties. Nothing herein shall prevent Manager from entering fee‑splitting arrangements with third parties with respect to the Management Fee.
4.2    Term and Termination. This Agreement shall continue in force until June 30, 2015, unless otherwise terminated as provided herein. If no party gives written notice to the other at least thirty (30) days prior to the expiration date hereof that this Agreement is to terminate, then this Agreement shall automatically continue thereafter for consecutive two year periods until terminated by any party by written notice given at least thirty (30) days in advance of the expiration of the then current term. In addition, and notwithstanding the foregoing, Manager may terminate this Agreement at any time upon delivery of written notice to the Company not less than sixty (60) days prior to the effective date of termination. The Company may terminate this Agreement (i) at any time upon delivery of written notice to Manager not less than thirty (30) days prior to the effective date of termination, in the event of (and only in the event of) a showing by Company of willful misconduct, gross negligence or deliberate malfeasance of the Manager, its agents, servants or employees in the performance of Manager’s duties hereunder and (ii) immediately upon the occurrence of any of the following:
(a)    A decree or order is rendered by a court having jurisdiction (i) adjudging Manager as bankrupt or insolvent, or (ii) approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition or similar relief for Manager under the federal bankruptcy laws or any similar applicable law or practice, or (iii) appointing a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of Manager or a substantial part of the property of Manager, or for the winding up or liquidating of its affairs; or
(b)    Manager (i) institutes proceedings to be adjudicated a voluntary bankrupt or an insolvent, (ii) consents to the filing of a bankruptcy proceeding against it, (iii) files a petition or answer or consent seeking reorganization, readjustment, arrangement, composition or relief under any similar applicable law or practice, (iv) consents to the filing of any such petition, or to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency for it or for a substantial part of its property, (v) makes an assignment for the benefit of creditors, (vi) is unable to or admits in writing its inability to pay its debts generally as they become due unless such inability shall be the fault of the other party, or (vii) takes corporate or other action in furtherance of any of the aforesaid purposes; or
(c)    With respect to any particular Project, the sale of such Project. If Owner shall materially breach its obligations hereunder, and such breach remains uncured for a period of ten (10) days after written notification of such breach, then Manager may terminate this Agreement by giving written notice to Owner and Owner agrees to pay Manager the fees due to Manager pursuant to Section 4.1 for the unexpired portion of the term.
4.3    Manager’s Obligations Upon Termination. Upon the termination of this Agreement, Manager shall have the following duties:

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(a)    Manager shall deliver to Owner or its designee, all books and records with respect to the Project.
(b)    Manager shall transfer and assign to Owner, or its designee, all service contracts and personal property used exclusively (provided that the words “relating to or used” shall replace the words “used exclusively” in the event the Master Modification Agreement is terminated) in the operation and maintenance of the Project, except personal property paid for and owned by Manager, except to the extent such service contracts and personal property are described under the heading “Assets and Contracts of Property Manager” as contemplated by the Master Modification Agreement if the Self‑Management Closing (as defined in the Master Modification Agreement) occurs. For the avoidance of doubt, the prior sentence shall include all personal property that has been paid for by Owner. Manager shall also, for a period of sixty (60) days immediately following the date of such termination, make itself available to consult with and advise Owner, or its designee, regarding the operation, maintenance and leasing of the Project.
(c)    Manager shall render to Owner an accounting of all funds of Owner in its possession and shall deliver to Owner a statement of all fees and reimbursements claimed to be due to Manager and shall cause funds of Owner held by Manager relating to the Project to be paid to Owner or its designee.
(d)    Within sixty (60) days immediately following the date of such termination, Manager shall deliver to Owner the report required by Section 3.14(a) for any period not covered by such a report at the time of termination, and within sixty (60) days immediately following the date of such termination, Manager shall deliver to Owner, as required by Section 3.14(b), the statement of operations for the fiscal year or portion thereof ending on the date of termination.
4.4    Owner’s Obligations Upon Termination. Upon any termination of this Agreement by Owner other than under clause (i) of the introductory paragraph to Section 4.2, Manager shall be entitled to receive all compensation and reimbursements, if any, due to Manager through the date of termination. Such amounts will be due Manager no later than thirty (30) days from the date of such termination. All provisions of this Agreement that require Owner to have insured, or to protect, defend, save, hold and indemnify or to reimburse Manager shall survive any expiration or termination of this Agreement, but only to the extent the applicable claim or cause of action is based on an event occurring prior to the date of termination.
The parties understand and agree that Manager may withhold funds for sixty (60) days after the end of the month in which this Agreement is terminated to pay bills previously incurred but not yet invoiced and to close accounts. Should the funds withheld be insufficient to meet the obligation of Manager to pay bills previously incurred, Owner will, upon demand, advance sufficient funds to Manager to ensure fulfillment of Manager’s obligation to do so, within ten (10) days of receipt of notice and an itemization of such unpaid bills.

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ARTICLE V
Procedures for Handling Receipts and Operating Capital

5.1    Security Deposits. Tenant security deposits shall be held by Manager in accordance with the laws of the jurisdiction in which the Project is located. Owner agrees to indemnify and hold harmless Manager and the other Manager Indemnified Parties from and against any and all Losses with respect to any use by Owner of the tenant security deposits that is inconsistent with the terms of the lease and applicable laws.
5.2    Separation of Owner’s Monies. Manager shall establish and maintain, in a bank of Manager’s choice whose deposits are insured by the Federal Deposit Insurance Corporation, and in a manner to indicate the custodial nature thereof, a separate bank account for the deposit of all monies of Owner. Manager shall also establish such other special bank accounts as may be reasonably required by Owner. All monies deposited from time to time in these accounts shall be deemed trust funds and shall be and remain the property of Owner and shall be withdrawn and dispersed by Manager for the account of Owner only as expressly permitted by this Agreement for the purposes of performing the obligations of Manager hereunder. No monies collected by Manager on Owner’s behalf shall be commingled with the funds of Manager.
5.3    Depository Accounts. Owner and Manager agree that Manager shall have no liability for loss of funds of Owner contained in the bank accounts for the Project maintained by Manager pursuant to this Agreement due to insolvency of the bank or financial institution in which its accounts are kept, whether or not the amounts in such accounts exceed the maximum amount of federal or other deposit insurance applicable with respect to the financial institution in question.
5.4    Working Capital. In addition to the funds derived from the operation of the Project, Owner shall furnish and maintain in the operating accounts of the Project such other funds as may be necessary to discharge financial commitments required to efficiently operate the Project and to meet all payrolls and satisfy, before delinquency, and to discharge all accounts payable. Manager shall have no responsibility or obligation with respect to the furnishing of any such funds. Nevertheless, Manager shall have the right, but not the obligation, to advance funds or contribute property on behalf of Owner to satisfy obligations of Owner in connection with this Agreement and the Project. Manager shall keep appropriate records to document all reimbursable expenses paid by Manager, which records shall be made available for inspection by Owner or its agents (including the members of the Special Committee) on request. Owner agrees to reimburse Manager upon demand for money paid or property contributed in connection with the Project and this Agreement.
5.5    Authorized Signatures. Any persons from time to time designated by Manager or Owner shall be authorized signatories on all bank accounts established by Manager pursuant to this Agreement and shall have authority to make disbursements from such accounts. Funds may be withdrawn from all bank accounts established by Manager, in accordance with this Article V, only upon the signature of an individual who has been granted that authority by Manager and funds may not be withdrawn from such accounts by Owner unless Manager is in default hereunder.

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ARTICLE VI
Miscellaneous

6.1    Assignment. Manager may delegate partially or in full its duties and rights under this Agreement only with the prior written consent of Owner; provided, however, that Owner acknowledges and agrees that any or all of the duties of Manager as contained herein may be delegated pursuant to this Section 6.1 by Manager and performed by a Person reasonably acceptable to Owner (a “Submanager”) with whom Manager contracts for the purpose of performing such duties. Subject to the foregoing, Owner specifically grants Manager the authority to enter into such a contract with a Submanager; provided, however, that, unless Owner otherwise agrees in writing with such Submanager, Owner shall have no liability or responsibility to any such Submanager for the payment of the Submanager’s fee or for reimbursement to the Submanager of its expenses or to indemnify the Submanager in any manner for any matter. Manager shall require such Submanager to agree, in the written agreement setting forth the duties and obligations of such Submanager, to indemnify Owner for all Losses incurred by Owner as a result of the willful misconduct or gross negligence of the Submanager, except that such indemnity shall not be required to the extent that Owner recovers insurance proceeds with respect to such matter, and if such indemnity is for any reason not agreed to by any Submanager, then Manager shall remain fully liable to Owner for the acts and commissions of such Submanager. Any contract entered into between Manager and a Submanager pursuant to this Section 6.1 shall be consistent with the provisions of this Agreement, except to the extent Owner otherwise specifically agrees in writing. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns. Upon the consummation of the Self‑Management Transactions (as defined in the Master Modification Agreement), this Agreement shall be assigned by Manager to the Company (or its designee) as contemplated by the Master Modification Agreement, upon the terms and subject to the conditions set forth therein.
6.2    Non‑Solicitation. During the period commencing on the date on which this Agreement is entered into and ending one year following the termination of this Agreement, the Company and OP shall not, without the Manager’s prior written consent, directly or indirectly, (i) solicit or encourage any person to leave the employment or other service of the Manager or any of its Affiliates, or (ii) hire, on behalf of the Company or OP or any other person or entity, any person who has left the employment of the Manager or any of its Affiliates within the one‑year period following the termination of that person’s employment with the Manager or any of its Affiliates. During the period commencing on the date hereof through and ending one year following the termination of this Agreement, the Company and OP will not, whether for its or their own account or for the account of any other person, firm, corporation or other business organization, intentionally interfere with the relationship of the Manager or any of its Affiliates with, or endeavor to entice away from the Manager or any of its Affiliates, any Person who during the term of this Agreement is, or during the preceding one‑year period was, a tenant, coinvestor, co‑developer, joint venturer or other customer of the Manager or any of its Affiliates. Notwithstanding anything in this Agreement to the contrary, Approved Employee Communications with Specified Employees by the Company or its representatives pursuant to and in compliance with the terms and conditions of Section 7.4 of the Master Modification Agreement shall not constitute a violation of this Section 6.2.

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6.3    Notices. Any notice, report, approval, authorization, waiver, consent or other communication (each, a “Notice”) required or permitted to be given hereunder shall be in writing and shall be deemed given or delivered: (i) when delivered personally; (ii) one business day following deposit with a recognized overnight courier service that obtains a receipt, provided such receipt is obtained, and provided further that the deposit occurs prior to the deadline imposed by such service for overnight delivery; (iii) when transmitted, if sent by electronic mail, provided a read receipt is delivered to the sender, in each case provided such communication is addressed to the intended recipient thereof as set forth below:

If to the Owner, to:	Behringer Harvard Multifamily REIT I, Inc. 15601 Dallas Parkway Suite 600 Addison, Texas 75001 Attention: Daniel J. Rosenberg Email: drosenberg@behringerharvard.com
with copies (which shall not constitute notice) to:	Alston & Bird LLP One Atlantic Center 1201 West Peachtree Street Atlanta, Georgia 30309‑3424 Attention: Rosemarie A. Thurston Email: rosemarie.thurston@alston.com
and:	DLA Piper LLP (US) 4141 Parklake Avenue, Suite 300 Raleigh, North Carolina 27612‑2350 Attention: Robert H. Bergdolt Email: robert.bergdolt@dlapiper.com
If to Manager:	Behringer Harvard Multifamily Management Services, LLC 15601 Dallas Parkway Suite 600 Addison, Texas 75001 Attention: Robert S. Aisner Email: baisner@behringerharvard.com
with copies (which shall not constitute notice) to:	Behringer Harvard Holdings 15601 Dallas Parkway Suite 600 Addison, Texas 75001 Attention: Stanton P. Eigenbrodt Email: seigenbrodt@behringerharvard.com
and:	Jenner & Block LLP 353 N. Clark Street Chicago, Illinois 60654 Attention: Donald E. Batterson Jeffrey R. Shuman
Email: dbatterson@jenner.com
jshuman@jenner.com

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Either party shall, as soon as reasonably practicable, give Notice in writing to the other party of a change in its address for the purposes of this Section 6.3. The failure of any Party to give notice shall not relieve any other Party of its obligations under this Management Agreement except to the extent that such Party is actually prejudiced by such failure to give notice.
6.4    Entire Agreement; Modification. This Agreement shall constitute the entire agreement between the parties hereto and no modification thereof shall be effective unless in writing executed by the parties hereto. Notwithstanding anything in this Agreement to the contrary, if the Company amends or amends and restates its Company Charter at any time following the Effective Date of this Agreement, which amendment or amendment and restatement provides for broader indemnification of the Manager, this Agreement shall thereupon be deemed automatically amended such that the Manager shall be entitled to indemnification rights under this Agreement to the maximum extent permitted by the amended Company Charter.
6.5    No Partnership. Nothing contained in this Agreement shall constitute or be construed to be or create a partnership or joint venture between the Owner, its successors or assigns, on the one part, and Manager, its successors and assigns, on the other part.
6.6    Severability. If any one or more of the provisions of this Agreement, or the applicability of any such provision to a specific situation shall be held invalid or unenforceable, such provision should be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Agreement and all other applications of such provisions shall not be affected thereby.
6.7    No Third Party Beneficiary. Neither this Agreement nor any part hereof nor any service relationship shall inure to the benefit of any third party, to any trustee in bankruptcy, to any assignee for the benefit of creditors, to any receiver by reason of insolvency, to any other fiduciary or officer representing a bankrupt or insolvent estate of either party, or to the creditors or claimants of such an estate. Without limiting the generality of the foregoing sentence, it is specifically understood and agreed that insolvency or bankruptcy of either party hereto shall, at the option of the other party, void all rights of such insolvent or bankrupt party hereunder (or so many of such rights as the other party shall elect to void).
6.8    Captions, Plural Terms. Unless the context clearly requires otherwise, the singular number herein shall include the plural, the plural number shall include the singular and any gender shall include all genders. Titles and captions herein shall not affect the construction of this Agreement.
6.9    Attorneys’ Fees. Should either party employ an attorney to enforce any of the provisions of this Agreement, or to recover damages for breach of this Agreement, the nonprevailing party in any action agrees to pay to the prevailing party all reasonable costs, damages and expenses, including reasonable attorneys’ fees, expended or incurred by the prevailing party in connection therewith.

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6.10    Signs. Manager shall have the right to place signs on the Project in accordance with applicable Governmental Requirements stating that Manager is the manager and leasing agent for the Project.
6.11    Survival of Indemnities. The indemnification obligations of the parties to this Agreement shall survive the termination of this Agreement to the extent of any claim or cause of action based on an event occurring prior to the date of termination.
6.12    Ownership of Proprietary Property. The Manager retains ownership of and reserves all Intellectual Property Rights in the Proprietary Property. To the extent that Owner has or obtains any claim to any right, title or interest in the Proprietary Property, including without limitation in any suggestions, enhancements or contributions that Owner may provide regarding the Proprietary Property, Owner hereby assigns and transfers exclusively to the Manager all right, title and interest, including without limitation all Intellectual Property Rights, free and clear of any liens, encumbrances or licenses in favor of Owner or any other party, in and to the Proprietary Property. In addition, at the Manager’s expense, Owner will perform any acts that may be deemed desirable by the Manager to evidence more fully the transfer of ownership of right, title and interest in the Proprietary Property to the Manager, including but not limited to the execution of any instruments or documents now or hereafter requested by the Manager to perfect, defend or confirm the assignment described herein, in a form determined by the Manager.
6.13    Licensing Claims. Owner shall not (i) bring or cause to be brought or support any Licensing Claim or (ii) seek to avoid the observance or performance of any of the terms to be observed or performed under this Agreement (including, for the avoidance of doubt, Owner’s past or future payment to Manager of fees and expenses under this Agreement) as result of or with respect to any Licensing Claim. For the avoidance of doubt, Owner may respond to requests for information from any governmental authority with respect to Licensing Claims. Owner shall not have any indemnification obligations under Section 3.8(e) or otherwise with respect to Licensing Claims or any Losses arising from Licensing Claims. Manager shall indemnify Owner for any Licensing Claim arising after the date hereof; provided, however, that this right of 23 indemnification shall not apply in respect of any Licensing Claim brought by or on behalf of the Company, Owner, any Joint Venture, PGGM, or any Affiliate of the foregoing; provided further, however, that no amount of damages shall be payable to Owner pursuant to this Section 6.13 unless the aggregate amount of all damages that are indemnifiable pursuant to this Section 6.13 exceeds $250,000, after which the aggregate amount in excess of this $250,000 shall thereafter be recoverable. The indemnification procedures (and other relevant provisions) contemplated by Article IX of the Master Modification Agreement (whether or not the Master Modification Agreement is then in effect) shall be applicable to this indemnification obligation of the Manager.
6.14    Governing Law, Venue. This Agreement shall be construed under and in accordance with the laws of the State of Texas and is fully performable in Dallas County, Texas.
6.15    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original.

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6.16    Savings Clause. If any provision of this Agreement is held unenforceable, then such provision will be modified to reflect the parties’ intention. By way of example and without limitation, if any provision requiring the reimbursement of certain of the Manager’s expenses should be deemed unenforceable, the parties shall take such action as is necessary to reach an agreement for Owner to pay such reimbursable expenses. All remaining provisions of this Agreement shall remain in full force and effect.
[REST OF PAGE INTENTIONALLY LEFT BLANK]

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“OWNER” BEHRINGER HARVARD MULTIFAMILY REIT I, INC., a Maryland corporation By: _____________________ Name: Mark T. Alfieri Title: Chief Operating Officer	“OWNER” BEHRINGER HARVARD MULTIFAMILY REIT I, INC., a Maryland corporation By: ______________________ Name: Mark T. Alfieri Title: Chief Operating Officer
BEHRINGER HARVARD MULTIFAMILY OP I LP, a Delaware limited partnership

By: BHMF, Inc., a Delaware corporation, its General Partner

By:   ____________________
Name: Mark T. Alfieri
Title: Chief Operating Officer

[Signature Page to Property Management Agreement]

EXHIBIT W

FORM OF FINANCE PROPOSAL

Property X – Month/Year

Property X, (insert brief property description and detail whether any existing debt financing is in place). We have engaged (broker name) to canvas the market for financing options which (detail financing objectives). We view this property as a (insert short, medium, or long‑term hold) and would like an ability to (discuss any additional financing objectives not mentioned above). (Broker name) and Behringer Harvard had numerous discussions with (lender options), and after evaluating all of the alternative options, we recommend the following (insert term)‑year loan from (selected lender):

Loan Proceeds:
Spread:
Rate:
Term:
Fees to Lender:
Structure:
Prepayment:

Exhibit W-1

QUOTE MATRIX
Lender	Loan Amount	Loan‑to‑Cost	Interest Rate	Term	Amortization	Fees	Comments

Exhibit W-2

EXHIBIT X

PROPOSED FORM OF APPROVED INITIAL OPERATING PLAN

(Attached)

Exhibit X-1

(Year) Operating Plan

BehringerHarvard

Property Name
Property Address:

Property ID:

BHR Regional Mgr:		Ownership %:		Average Sq. Ft. / Unit:		Land Area (Acres):	
Fund Name:		JV Ownership %:		Retail Sq. Ft.		Parking Spaces:	
Investment Type:		JV Partner Name:		Year Built/Renovated:		Spaces per Unit:	
Date Acquired:		JV Partner Name:		Property Mgmt Co.			
Acquired from:		# of Units:		Physical Occupancy:	(Actual)	(Budget)	

Location and Submarket Description

Property Description

Leverage

Lender's Name:		Loan Type:	
Loan Amount:		Years:	
Maturity Date:		Commencement:	

Lease Expirations

Rental Rates

Unit Type Description	# of Units	% of Total	Avg Sq. Ft.	Current Year Eff. Rent/ Occ. Unit	Current Year Eff. Rent/ Occ. Sq. Ft.	Following Year Eff. Rent/ Occ. Unit	Following Year Eff. Rent/ Occ. Sq. Ft.	Eff. Rent / Occ. Unit $ Change	Percent Change
Total / Averages									

Concessions / Pricing Strategy

Exhibit X-2

SWOT Analysis

Strengths:	
Weaknesses:	
Opportunities:	
Threats:	

Current Year Actual / Forecast Results

Hold/Sell Analysis

Business Plan Objectives and Key Assumptions

Staffing Plan

Capital & Major R&M Projects

Interior Unit Capital:	
Other Capital:

Exhibit X-3

Behringer Harvard Multifamily REIT I, Inc.
DEVELOPMENT PROGRESS SUMMARY

PROJECT NAME:

PROJECT STATUS

Location
Number of Units
Deal Status
Construction Start
1st Unit Acceptance
Clubhouse
Budget
Schedule
Design
Construction
Financing
Buyout Status

PROJECT BUDGET

Total Project Budget
Est. Total to be Spent through YE‑(Current Year)
Est. Total Costs through (Following Year)
Estimated % Complete as of YE‑(Following Year)

STATUS UPDATE

(Year) UNIT DELIVERY & OCCUPANCY SUMMARY

	Month 1	Month 2	Month 3	Month 4	Month 5	Month 6	Month 7	Month 8	Month 9	Month 10	Month 11	Month 12
Units Delivered per Month
Cumulative
% of Total Units

Exhibit X-4

	Month 1	Month 2	Month 3	Month 4	Month 5	Month 6	Month 7	Month 8	Month 9	Month 10	Month 11	Month 12
Units Occupied per Month
Cumulative
% of Total Units

Exhibit X-5

INITIAL OPERATING PLAN – STABILIZED ASSETS

*The Initial Operating Plans for Stabilized Assets will also include operating budgets on a monthly basis with operating data

Exhibit X-6

EXHIBIT Y

PROPOSED FORM OF APPROVED ANNUAL BUDGET

(attached)

Exhibit Y-1

Exhibit Y-2

EXHIBIT Z

PROPOSED FORM OF APPROVED BUSINESS PLAN

(attached)

Exhibit Z-1

Behringer Harvard Master Partnership I LP (Year) Annual Business Plan

BEHRINGERHARVARD
MULTIFAMILY REIT I, INC.

1
© 2012 Behringer Harvard

Exhibit Z-2

Table of Contents

1. Portfolio Overview and Key Metrics
2. Market Commentary and Trends
3. Operating Market Data Metrics
4. Debt Strategy
5. Sustainability

2

© 2012 Behringer Harvard

BEHRINGERHARVARD MULTIFAMILY REIT I, INC.

Exhibit Z-3

Portfolio Overview and Key Metrics:
Regional Breakdown of Assets

3
© 2012 Behringer Harvard
BEHRINGER HARVARD
MULTIFAMILY REIT I, INC.

Exhibit Z-4

Portfolio Overview and Key Metrics

- *Map of U.S. with markers for each asset and % breakdown of portfolio by region*

4
© 2012 Behringer Harvard
BEHRINGERHARVARD
MULTIFAMILY REIT I, INC.

Exhibit Z-5

Portfolio Overview and Key Metrics

- *Stabilized assets table detailing MSA and region of assets, number of units, net residential square footage, acquisition cost or estimated cost at completion, cost per unit and cost per square foot*

5
© 2012 Behringer Harvard
BEHRINGERHARVARD MULTIFAMILY REIT I, INC.

Exhibit Z-6

Portfolio Overview and Key Metrics

- *Pie charts outlining asset concentration by region, square feet per region in portfolio, NOI by region in portfolio (on a TR-12 basis) and unit types across portfolio*

6
© 2012 Behringer Harvard

BEHRINGERHARVARD
MULTIFAMILY REIT I, INC.

Exhibit Z-7

Market Commentary and Trends:

Economic Data, Capital Markets Activity, Multifamily Fundamentals

7

© 2012 Behringer Harvard

BEHRINGER HARVARD
MULTIFAMILY REIT I, INC.

Exhibit Z-8

Market Commentary and Trends

- *Commentary related to economic data, capital markets activity, multifamily fundamentals*

8
© 2012 Behringer Harvard
BEHRINGERHARVARD
MULTIFAMILY REIT I, INC.

Exhibit Z-9

Operating Market Data Metrics:
Job Growth, Median Home Price, Effective Rent, Rent to Own Gap

9
© 2012 Behringer Harvard
BEHRINGERHARVARD
MULTIFAMILY REIT I, INC.

Exhibit Z-10

Operating Market Data Metrics

- *Chart highlighting the following metrics by market: job growth, median home price, effective rent, rent-to-own gap*

10
© 2012 Behringer Harvard
BEHRINGERHARVARD
MULTIFAMILY REIT I, INC.

Exhibit Z-11

Debt Strategy:
Variable vs. Fixed Rate, Maturity of Loans

11
© 2012 Behringer Harvard
BEHRINGERHARVARD
MULTIFAMILY REIT I, INC.

Exhibit Z-12

Debt Strategy

- *Table detailing the current debt for assets in the portfolio – loan amount, maturity, rate, amortization and type*

- *Column chart depicting debt maturities as of year-end and weighted average term of debt*

12
© 2012 Behringer Harvard
BEHRINGERHARVARD
MULTIFAMILY REIT I, INC.

Exhibit Z-13

Debt Strategy

- *Commentary related to interest rate trends and any loans obtained during the year*

13

© 2012 Behringer Harvard

BEHRINGERHARVARD
MULTIFAMILY REIT I, INC.

Exhibit Z-14

Sustainability:
Trends, Initiatives

14

© 2012 Behringer Harvard

BEHRINGER HARVARD
MULTIFAMILY REIT I, INC.

Exhibit Z-15

[***] Confidential material redacted and filed separately with the Securities and Exchange Commission.

EXHIBIT AA

FEES, COSTS, REIMBURSEMENTS AND EXPENSES
FEES:
***
COSTS, REIMBURSEMENTS AND EXPENSES

***

Exhibit AA-1

EXHIBIT BB

FORM OF AMENDMENT TO EXISTING SUBSIDIARY REIT AGREEMENTS

(Attached)

Exhibit BB-1

EXHIBIT BB1

FORM OF AMENDMENT TO EXISTING SUBSIDIARY REIT AGREEMENT

[________________] AMENDMENT TO
LIMITED LIABILITY COMPANY AGREEMENT
OF [________________] REIT LLC
THIS [__________] AMENDMENT TO LIMITED LIABILITY COMPANY AGREEMENT OF [__________] REIT LLC (this “Amendment”) is made as of this [__] day of [______], 2014 by [__________], a [__________] (the “Manager”), with its principal office at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.
RECITALS:
A.    [__________], a [__________] (the “REIT”) was formed under the Limited Liability Company Act of the State of Delaware, Del. Code Ann. Tit. 6, §§ 18‑101 et seq., as it may be amended from time to time, and any successor to such statute;
B.    Manager, as the sole Member and Manager, entered into that certain Limited Liability Company Agreement of [__________] REIT LLC on [__________] (as amended, modified or supplemented, the “Agreement”); and
C.    The Manager desires to amend the Agreement as more particularly set forth in this Amendment.
AGREEMENT:
NOW, THEREFORE, in consideration of the premises and the mutual agreement of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Manager intending to be legally bound hereby does hereby agree as follows:
1.Incorporation of Recitals. The Recitals set forth above are true and correct and are incorporated herein by reference.
2.    Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.
3.    Amendments to Agreement. The Agreement is hereby amended by the Manager as follows:
(a)    Article 1 of the Agreement is hereby amended by deleting the term “Behringer”.
__________________
1 Note: Each Amendment to be tailored to the terms and provisions of the Existing Subsidiary REIT Agreement to which it relates.

1

(b)    Article 1 of the Agreement is hereby amended by inserting the following new defined terms in alphabetical order:
““BHMF REIT” means Behringer Harvard Multifamily REIT I, Inc., a Maryland corporation.
“Management Fee” has the meaning ascribed thereto in Section 8.3(b).
“Oversight Fee” has the meaning ascribed thereto in Section 8.3(b).”
(c)    Article 1 of the Agreement is hereby amended by deleting the terms “Management Company” and “PGGM PRE Fund” in their entirety and replacing such terms with the following:
““Management Company” means Behringer Harvard Multifamily Management Services, LLC, a Texas limited liability company, and its successors and assigns.
“PGGM PRE Fund” means Stichting Depositary PGGM Private Real Estate Fund (the “Depositary”), a Dutch foundation, acting in its capacity as depositary of and for the account and risk of PGGM Private Real Estate Fund (the “Fund”), a Dutch fund for the joint account of the participants (fonds voor gemene rekening), together with the Fund.”
(d)    All references in the Agreement to the term “Behringer” are hereby deleted in their entirety and replaced with “BHMF REIT”.
(e)    Section 2.5 of the Agreement is hereby deleted in its entirety and replaced with the following:
“2.5    Registered Office and Registered Agent. The address of the registered office of the REIT in the State of Delaware shall be 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808, or such other place as may be designated from time to time by the Manager. The name of the registered agent for service of process on the REIT in the State of Delaware at such address shall be Corporation Service Company, or such other Person as may be designated from time to time by the Manager.”
(f)    Section 4.1 of the Agreement is hereby amended by inserting the phrase “no less frequently than monthly” after the parenthetical ending with the word “reserves”.
(g)    The last sentence of Section 8.3(b) of the Agreement is hereby deleted in its entirety and replaced with the following:
“In furtherance, and not by way of limitation, of the foregoing, it is expressly acknowledged and agreed that the Manager may cause the REIT (or a subsidiary thereof that owns the Project) to engage the Management Company (or another

2

[***] Confidential material redacted and filed separately with the Securities and Exchange Commission.

Affiliate of BHMFREIT) to perform property management, leasing and related services for the Project for a fee (the “Management Fee”) equal to *** of the gross revenues from the Project; provided, however, in the event the Manager retains a third party to perform any of such property management, leasing and related services for the Project, then in addition to the Management Fee, the Manager (or its designated Affiliate) shall earn an oversight fee (the “Oversight Fee”) for overseeing such third party, in an amount equal to *** of the gross revenues from the Project, but in no event shall the aggregate amount of the Management Fee and Oversight Fee paid to the Manager (or its designated Affiliate) with respect to the Project exceed *** of the gross revenues of the Project.”
4.    Miscellaneous. Except as expressly set forth herein, all terms and provisions contained in the Agreement shall remain in full force and effect and are hereby ratified and confirmed. The provisions of this Amendment 5. shall be binding upon, and shall inure to the benefit of, the successors and assigns of Manager and each Member, respectively. This Amendment and the rights of the parties hereunder shall be governed by and interpreted in accordance with the internal laws of the State of Delaware. This Amendment may be executed in several facsimile or “.pdf” counterparts, all of which, taken together, shall constitute one original instrument.
[Remainder of Page Intentionally Left Blank;
Signature Page Follows]

3

IN WITNESS WHEREOF, Manager has executed and delivered this Amendment as of the date first set forth above.

MANAGER: [Name of applicable Venture], a Delaware limited liability company By: [Name of manager of applicable Venture], its [manager] By: __________________ Name: ________________ Title: _________________

4

[***] Confidential material redacted and filed separately with the Securities and Exchange Commission.

EXHIBIT CC

APPROVED DEVELOPMENT COSTS
For each New Project, “Approved Development Costs” shall mean the following types of acquisition and development costs set forth below that are included in the Investment Proposal for such New Project that has been approved by the Advisory Committee.
***

Exhibit CC-1

EXHIBIT DD

FORM OF SUBSEQUENT OPERATING PLAN

(Attached)

Exhibit DD-1

Exhibit DD-2

Exhibit DD-3

SUBSEQUENT OPERATING PLAN
*The Subsequent Operating Plans will also include operating budgets on a monthly basis with operating data

Exhibit DD-4

EXHIBIT EE

PGGM EXCLUSIONS POLICY

(Attached)

Exhibit EE-1

**Resticted list PGGM Investments**

| Version | 4-12-2013 | |
|---|---|---|
| This version replaces version dated | | 3-12-2013 |

Tab

1 Weapon Industry
2 Human Rights
3 Tobacco
4 Government Bonds
5 Australia
6 American REIT's
7 Other Tax related exclusions

**Amendments in this version are:**

| Tab | | Country | Company | Sedol | ISIN | Remark |
|---|---|---|---|---|---|---|
| 1 | N/A | | | | | |

| Tab | | Country | Company | Sedol | ISIN | Remark |
|---|---|---|---|---|---|---|
| 2 | Added | Israel | Bank Hapoalim | 6075808 | IL0006625771 | |
| | | Israel | Bank Leumi | 6076425 | IL0006046119 | |
| | | Israel | First International Bank of Israel | 6123815 | IL0005930388 | |
| | | Israel | Isreal Discount Bank | 6451271 | IL0006912120 | |
| | | Israel | Mizrahi Tefahot Bank | 6916703 | IL0006954379 | |

| Tab | | Country | Company | Sedol | ISIN | Remark |
|---|---|---|---|---|---|---|
| 3 | Added | Jamaica | Carreras Limited | 2177827 | JMP213891048 | |
| | | Zimbabwe | TSL Limited | 6902962 | ZW0009011579 | |
| | | Indonesia | PT Wismilak Inti Makmur Tbk | B94SYY4 | ID1000126006 | |

| Tab | | Country | Company | Sedol | ISIN | Remark |
|---|---|---|---|---|---|---|
| 4 | N/A | | | | | |

| Tab | | Country | Company | Sedol | ISIN | Remark |
|---|---|---|---|---|---|---|
| 5 | Added | Australia | ARENA REIT | B99K263 | AU000000ARF6 | new listing |
| | | Australia | Ingenia Communities Group | B84GSC7 | AU000000INA9 | |
| | Removed | Australia | Cheviot Kirribilly Vineyard Property Group | B131CF5 | AU000000CKP6 | |
| | | Australia | Coonawarra Australia (former Coonawarra | 6614063 | AU000000CNR6 | |
| | | Australia | Credit Suisse GP100 Trust | B3B1WQ2 | AU000000CSJ2 | |

| Tab | | Country | Company | Sedol | ISIN | Remark |
|---|---|---|---|---|---|---|
| 6 | Added | US | APARTMENT INVESTMENT & MANAGEMENT | 2057059 | US03748R1014 | |
| | Removed | US | AMERICAN CAMPUS COMMUNITIES | B02H871 | US0248351001 | |
| | | US | AVALONBAY COMMUNITIES INC | 2131179 | US0534841012 | |
| | | US | Boston Properties | 2019479 | US1011211018 | |
| | | US | BRE PROPERTIES -CL A | 2075426 | US05564E1064 | |
| | | US | Camden Property | 2166320 | US1331311027 | |
| | | US | Chesapeake | B4TC8L1 | US1652401027 | |
| | | US | DDR | B6S2DF5 | US23317H1023 | |
| | | US | Essex Prop Trust | 2316619 | US2971781057 | |
| | | US | Inland | B03WNC5 | US4574612002 | |
| | | US | Kilroy Realty | 2495529 | US49427F1084 | |
| | | US | Kimco | 2491594 | US49446R1095 | |
| | | US | Macerich | 2543967 | US5543821012 | |
| | | US | MEDICAL PROPERTIES TRUST INC | B0JL5L9 | US58463J3041 | |
| | | US | SIMON PROPERTY GROUP INC | 2812452 | US8288061091 | |
| | | US | TAUBMAN CENTERS INC | 2872252 | US8766641034 | |
| | | US | VENTAS INC | 2927925 | US92276F1003 | |

| Tab | | Country | Company | Sedol | ISIN | Remark |
|---|---|---|---|---|---|---|
| 7 | N/A | | | | | |

These restrictions apply for all portfolios, except for the exclusions mentioned in the tab Australia and American Reit's.
These two tabs do not apply to the PGGM Listed Real Estate Fund.

The restriction in tab 3: Tobacco, does not apply to portfolios specifically designed to invest in tobacco
The restriction in tab 7: Other tax related issues, only apply to the three PGGM Equity Funds

CMI, 4-12-2013 20131204 exclusionlist weapons human rights australia and us reits PGGM.xlsx General Page

Exhibit EE-2

**Exclusions List Weapons**

**N.B. It is not allowed to invest the Portfolio in the companies below, regardless the kind of instrument. The tickers ISIN are supplied to help you to find the companies involved.**

| Country | Company | Bloomberg Ticker | Sedol | ISIN |
|---|---|---|---|---|
| France | Safran | SAF FP | B058TZ6 | FR0000073272 |
| France | Thales | HO FP | 4162791 | FR0000121329 |
| France | ZODIAC AEROSPACE SA | ZC FP | 7294334 | FR0000125684 |
| India | Larsen & Toubro | LT IN | B0166K8 | INE018A01030 |
| India | Walchandnagar Industries | WI IN | 6301473 | INE711A01022 |
| Israel | Aryt Industries | ARYT IT | 6049740 | IL0005870147 |
| Italy | Finmeccanica SpA | FNC IM | B0DJNG0 | IT0003856405 |
| Netherlands | EADS | EAD FP | 4012250 | NL0000235190 |
| Romania | Aeroteh | AER RO | 5393590 | ROAROBACNOR1 |
| Singapore | Singapore Technologies Engineering Ltd | STE SP | 6043214 | SG1F60858221 |
| South Korea | Hanwha Corporation | 000880 KS | 6496755 | KR7000880005 |
| South Korea | Poongsan | 005810 KS | 6694474 | KR7005810007 |
| UK | Babcock International | BAB LN | 0969703 | GB0009697037 |
| UK | BAE SYSTEMS plc | BA/ LN | 0263494 | GB0002634946 |
| UK | Serco Group Plc | SRP LN | 0797379 | GB0007973794 |
| US | Alliant Techsystems Inc. | ATK US | 2017677 | US0188041042 |
| US | Babcock & Wilcox Company | BWC US | B432VZ2 | US05615F1021 |
| US | Boeing | BA US | 2108601 | US0970231058 |
| US | Exelis Inc | XLS US | B713S57 | US30162A1088 |
| US | Fluor Corporation | FLR US | 2696838 | US3434121022 |
| US | GenCorp Inc | GY US | 2366959 | US3686821006 |
| US | General Dynamics Corp. | GD US | 2365161 | US3695501086 |
| US | Honeywell | HON US | 2020459 | US4385161066 |
| US | Huntington Ingalls Industries Inc | HII US | B40SSC9 | US4464131063 |
| US | Jacobs Engineering Group Inc | JEC US | 2469052 | US4698141078 |
| US | L-3 Communications Holding | LLL US | 2247366 | US5024241045 |
| US | Lockheed Martin | LMT US | 2522096 | US5398301094 |
| US | MOOG Inc | MOG/A US | 2601218 | US6153942023 |
| US | Northrop Grumman Corp. | NOC US | 2648806 | US6668071029 |
| US | Raytheon Co. | RTN US | 2758051 | US7551115071 |
| US | Rockwell Collins | COL US | 2767228 | US7743411016 |
| US | Textron | TXT US | 2885937 | US8832031012 |
| US | URS Corporation | URS US | 2910550 | US9032361076 |

CMI, 4-12-2013 20131204 exclusionlist weapons human rights australia and us reits PGGM.xlsx Weapon Industry (tab 1)

Exhibit EE-3

**Exclusions List Human Rights**

N.B. It is not allowed to invest the Portfolio in the companies below, regardless the kind of instument. The tickers, sedols and ISIN are supplied to help you to find the companies involved.

| | | TICKER_AND_EXCH_CODE | | | |
|---|---|---|---|---|---|
| Country | Company | Bloomberg Ticker | Sedol | ISIN | Remark |
| China | PetroChina Company Ltd. | 857 HK | 6226576 | CNE1000003W8 | |
| India | Cairn India | CAIR IN | B1G2NN0 | INE910H01017 | |
| India | Hindustan Zinc | HZ IN | 6139726 | INE267A01025 | |
| India | Sesa Goa | SSLT IN | 6136040 | INE205A01025 | |
| India | Sterlite Industries | STLT IN | B13TC37 | INE268A01049 | |
| Israel | Bank Hapoalim | POLI IT | 6075808 | IL0006625771 | |
| Israel | Bank Leumi | LUMI IT | 6076425 | IL0006046119 | |
| Israel | Elbit Systems Ltd | ESLT IT | 6308913 | IL0010811243 | |
| Israel | First International Bank of Israel | FTIN IT | 6123815 | IL0005930388 | |
| Israel | Isreal Discount Bank | DSCT IT | 6451271 | IL0006912120 | |
| Israel | Mizrahi Tefahot Bank | MZTF IT | 6916703 | IL0006954379 | |
| UK | Vedanta Resources | VED LN | 3327706 | GB0033277061 | |
| US | Walmart | WMT US | 2936921 | US9311421039 | |

CMI, 4-12-2013 20131204 exclusionlist weapons human rights australia and us reits PGGM.xlsx Human Rights (tab 2)

Exhibit EE-4

**Exclusions List Tobacco**

N.B. It is not allowed to invest the Portfolio in the companies below, regardless the kind of instument. The tickers, sedols and ISIN are supplied to help you to find the companies involved.

| Country | Company | Bloomberg Ticker | Sedol | ISIN | Remark |
|---|---|---|---|---|---|
| Bangladesh | British American Tobacco Bangladesh Co Ltd | BATBC BD | 6077859 | BD0259BATBC9 | |
| Bosnia and Herzegovina | Fabrika Duhana Sarajevo dd Sarajevo | FDSSR BT | B4Y2LD9 | BAFDSSR00002 | |
| Brazil | Souza Cruz S.A. | CRUZ3 BZ | 2832148 | BRCRUZACNOR0 | |
| Bulgaria | Asenovgrad Tabac AD Asenovgrad in liquidation | 6AD BU | 7547005 | BG11ASASVT16 | |
| Bulgaria | Bulgartabak Holding AD | 57B BU | 5372511 | BG11BUSOGT14 | |
| Bulgaria | Gotse Delchev-Tabak AD Gotse Delchev | 4GD BU | B1Q2F34 | BG11GOGOAT17 | |
| Bulgaria | Isperih BT AD Isperih | 4IS BU | B04GJX9 | BG11ISISAT15 | |
| Bulgaria | Nicotiana-BT Holding AD Sofia | 6N2 BU | B03M002 | BG1100057980 | |
| Bulgaria | Pazardzhik Balgarski Targovski Menidzhmant AD Pazar | 4PZ BU | 7541308 | BG11PAPABT16 | |
| Bulgaria | Pleven - Bulgartabak AD Pleven | 4PQ PZ | B28LBG1 | BG11PLPLDT18 | delisted |
| Bulgaria | Shumen Tabac AD Shumen | 3JZ BU | B04HWC2 | BG11SUSUVT18 | |
| Bulgaria | Sila Kholding AD | 6S5 BU | B03SDW3 | BG1100027983 | |
| Bulgaria | Slantse Stara Zagora Tabak AD Stara Zagora | 3JO BU | B032Q37 | BG11SLSTAT17 | |
| Bulgaria | Sofia-Bulgartaback AD Sofia | 3JU BU | 7410334 | BG11SOSOVT14 | |
| Chile | British American Tobacco Chile Operaciones SA | CCT CI | 2299378 | CLP3712A1035 | |
| Croatia | Adris Grupa dd | ADRSRA CZ | B1L6YX4 | HRADRSRA0007 | |
| Croatia | Hrvatski Duhani dd | HRDHRA CZ | 7676523 | HRHRDHRA0003 | |
| Croatia | Tvornica Duhana Zagreb dd | TDZRA CZ | 5074787 | HRTDZ0RA0002 | |
| Czech Republic | Philip Morris CR as | TABAK CP | 4874546 | CS0008418869 | |
| Egypt | Eastern Co SAE | EAST EY | 6298177 | EGS37091C013 | |
| Greece | Karelia Tobacco Company Inc SA | KARE GA | 4483599 | GRS120131008 | |
| Hong Kong | Huabao International Holdings Limited | 336 HK | B00HLY1 | BMG4639H1227 | |
| Hong Kong | Shanghai Industrial Holdings Limited | 363 HK | 6810010 | HK0363006039 | |
| India | Godfrey Phillips India Lmited | GP IN | 6374806 | INE260B01010 | |
| India | Golden Tobacco Ltd | GTO IN | 6302357 | INE973A01010 | |
| India | ITC Ltd | ITC IN | B0JGGP5 | INE154A01025 | |
| India | NTC Industries Ltd | NTCIL IN | B03K6D1 | INE920C01017 | |
| India | Sinnar Bidi Udyog Ltd | SBU IN | B05B773 | INE896E01015 | |
| India | Virat Crane Industries Ltd | VRCI IN | B03GP65 | INE295C01014 | |
| India | VST Industries Ltd. | VST IN | 6930338 | INE710A01016 | |
| Indonesia | PT Bentoel Internasional Investama Tbk | RMBA IJ | 6214184 | ID1000052509 | |
| Indonesia | PT Gudang Garam Tbk | GGRM IJ | 6366999 | ID1000068604 | |
| Indonesia | PT Hanjaya Mandala Sampoerna Tbk. | HMSP IJ | 6404242 | ID1000074008 | |
| Indonesia | PT Wismilak Inti Makmur Tbk | WIIM IJ | B94SYY4 | ID1000126006 | |
| Ivory Coast | Societe Ivoirienne des Tabacs SA | STBC BC | 6823319 | CI0000000097 | |
| Jamaica | Carreras Limited | CAR JA | 2177827 | JMP213891048 | |
| Japan | JAPAN TOBACCO INC. | 2914 JP | 6474535 | JP3726800000 | |
| Jordan | Aleqbal Investment Co PLC | EICO JR | 6460385 | JO4104811016 | |
| Jordan | Union Tobacco and Cigarette Industries Co | UTOB JR | 6923264 | JO4107411012 | |
| Kenya | British American Tobacco Kenya Ltd | BATK KN | 6069287 | KE0000000075 | |
| Macedonia | Tutunski Kombinat AD Prilep | TKPR MS | B4P0950 | MKTKPR101017 | |
| Malawi | Press Corporation Ltd. | PCL MW | 6132587 | MW000A1C5MH7 | |
| Malaysia | British American Tobacco (Malaysia) Berhad | ROTH MK | 6752349 | MYL4162OO003 | |
| Malaysia | JT International Berhad | RJR MK | 6479994 | MYL2615OO002 | |
| Mexico | Grupo Carso, S.A.B. de C.V. | GCARSOA1 MM | 2393452 | MXP461181085 | |
| Montenegro | Duvanski Kombinat ad Podgorica u stecaju | DKPG ME | B4K08D6 | MEDKPGRA0PG2 | |
| Pakistan | Khyber Tobacco Company Ltd | KHTC PA | 6486637 | PK0012401011 | |
| Pakistan | Pakistan Tobacco Company Ltd | PAKT PA | 6668305 | PK0002701016 | |
| Pakistan | Philip Morris (Pakistan) Limited | PMPK PA | 6512929 | PK0018201019 | |
| Palestine | Jerusalem Cigarette Co Ltd | JCC PS | B1L3T29 | PS2003111643 | |
| Peru | British American Tobacco del Peru Holding SAA | BATI1 PE | 2869447 | PEP545005006 | |
| Serbia | BAT Vranje ad Vranje | DIVR SG | B3BB0K2 | RSDIVVE15503 | |
| Serbia | Duvanska ad Coka | COKA SG | B3SP2B2 | RSDICOE58755 | |
| Serbia | Duvanska industrija ad Bujanovac | DIBB SG | B3LH1K7 | RSDIBBE29987 | |
| Serbia | Philip Morris Operations ad Nis | DINN SG | B2QMKD6 | RSDINNE11951 | |
| Slovenia | Poslovni sistem Mercator d. d. | MELR SV | 5059621 | SI0031100082 | |
| South Korea | KT&G Corporation | 033780 KS | 6175076 | KR7033780008 | |
| Sri Lanka | Ceylon Tobacco Company PLC | CTC SL | 6186904 | LK0042N00008 | |
| Sweden | Swedish Match AB | SWMA SS | 5048566 | SE0000310336 | |
| Tanzania | Tanzania Cigarrete Company Ltd | TCC TZ | 6873659 | TZ1996100032 | |
| Trinidad & Tobago | West Indian Tobacco Company Ltd | WCO TP | 2957784 | TTP985721039 | |
| Turkey | Haci Omer Sabanci Holding A.S. | SAHOL TI | B03N0C7 | TRASAHOL91Q5 | |
| Uganda | British American Tobacco Uganda | BATU UG | B03V366 | UG0000000022 | |
| UK | British American Tobacco PLC | BATS LN | 0287580 | GB0002875804 | |
| UK | Imperial Tobacco Group PLC | IMT LN | 0454492 | GB0004544929 | |
| US | Alliance One International Inc. | AOI US | 2269865 | US0187721032 | |
| US | Altria Group, Inc. | MO US | 2692632 | US02209S1033 | |
| US | Lorillard Inc. | LO US | B39GHT7 | US5441471019 | |
| US | Philip Morris International Inc. | PM US | B2PKRQ3 | US7181721090 | |
| US | Reynolds American Inc. | RAI US | 2429090 | US7617131062 | |
| US | Schweitzer Mauduit International Inc | SWM US | 2782038 | US8085411069 | |
| US | Star Scientific, Inc. | STSI US | 2535663 | US85517P1012 | |
| US | Universal Corporation | UVV US | 2923804 | US9134561094 | |
| US | Vector Group Ltd. | VGR US | 2515803 | US92240M1080 | |
| Vietnam | Cong Ty Co Phan Ngan Son | NST VN | B39TRR4 | VN000000NST9 | |
| Vietnam | Hoang Long Group | HLG VN | B40X716 | VN000000HLG3 | |
| Zimbabwe | British American Tobacco Zimbabwe Holdings Ltd | BAT ZH | 6344951 | ZW0009011710 | |
| Zimbabwe | TSL Limited | TSL ZH | 6902962 | ZW0009011579 | |

CMI, 4-12-2013 20131204 exclusionlist weapons human rights australia and us reits PGGM.xlsx Tobacco (tab 3)

Exhibit EE-5

**Exclusions list Government Bonds**

**N.B. It is not allowed to invest the Portfolio in any government bonds (including inflation linked government bonds and other debt, issued by central and lower governments) of the countries listed below**

| Country | Remark |
|---|---|
| Belarus | |
| Democratic People's Republic of Korea | |
| Eritrea | |
| Islamic Republic of Iran | |
| Ivory Coast (Cote D'Ivoire) | |
| Libya | |
| Myanmar | |
| Somalia | |
| South Sudan | |
| Sudan | |
| Syria | |
| Zimbabwe | |

CMI, 4-12-2013 20131204 exclusionlist weapons human rights australia and us reits PGGM.xlsx Government Bonds (tab 4)

Exhibit EE-6

**Exclusions List Australia**

**N.B. It is not allowed to invest the Portfolio in the companies below, regardless the kind of instrument. The tickers, sedols and ISIN are supplied to help you to find the companies involved.**

| Country | Company | Bloomberg Ticker | Sedol | ISIN | Remark |
|---|---|---|---|---|---|
| Australia | Ardent Leisure Group | AAD AU equity | 6117960 | AU000000AAD7 | |
| Australia | Abacus Property Group | ABP AU equity | 6565707 | AU000000ABP9 | |
| Australia | AURORA ABSOLUTE RETURN FUND | ABW AU equity | B1454S3 | AU000000ABW5 | |
| Australia | REDBANK ENERGY LTD | AEJ AU equity | B1J87W2 | AU000000AEJ6 | |
| Australia | Australian Education Trust | AEU AU equity | 6616315 | AU000000AEU3 | |
| Australia | Agriculatural Land Trust | AGJ AU equity | 6587109 | AU000000AGJ1 | |
| Australia | AURORA GLOBAL INCOME TRUST | AIB AU equity | B29KW31 | AU000000AIB4 | |
| Australia | Armidale Investment Corporation Limited | AIK AU equity | B5VQC49 | AU000000AIK5 | |
| Australia | Asciano Group | AIO AU equity | B1YC5L4 | AU000000AIO7 | |
| Australia | Alternative Investment Trust | AIQ AU equity | B1B0GT6 | AU000000AIQ2 | |
| Australia | Australian Infrastructure Fund | AIX AU equity | 6070193 | AU000000AIX8 | |
| Australia | Astro Japan Property Group | AJA AU equity | B06HD83 | AU000000AJA4 | |
| Australia | Australand Group | ALZ AU equity | 6003467 | AU000000ALZ7 | |
| Australia | Aurora Sandringham Dividend Income Trust | AOD AU equity | B0NH9L1 | AU000000AOD8 | |
| Australia | APA Group | APA AU equity | 6247306 | AU000000APA1 | |
| Australia | Aspen Group | APZ AU equity | 6361057 | AU000000APZ8 | |
| Australia | Arena REIT | ARF AU equity | B99K263 | AU000000ARF6 | new listing |
| Australia | Aurora Property Buy-Write Income Trust | AUP AU equity | B23K5K5 | AU000000AUP9 | |
| Australia | Australian Enhanced Income Fund | AYF AU equity | B1FRCB7 | AU000000AYF2 | |
| Australia | The Australian Social Infrastructure Fund | AZF AU Equity | B405YF5 | AU000000AZF9 | |
| Australia | Brisconnections Unit Trusts | BCS AU equity | B3MG0C8 | AU000000BCS9 | |
| Australia | Brookfield Prime Property Fund | BPA AU equity | B4MY621 | AU000000BPA9 | |
| Australia | BlackWall Property Fund | BWF AU Equity | B6SNDD6 | AU000000BWF4 | |
| Australia | BWP Trust | BWP AU equity | 6127453 | AU000000BWP3 | |
| Australia | Challenger Diversified Property | CDI AU equity | B1FH0M4 | AU000000CDI6 | |
| Australia | Carindale property | CDP AU equity | 6162841 | AU000000CDP1 | |
| Australia | Centro Retail Group | CER AU equity | B0D9Q49 | AU000000CER5 | |
| Australia | CFS Retail Property Trust Group | CFX AU equity | 6361370 | AU000000CFX0 | |
| Australia | Charter Hall Group | CHC AU equity | B15F6S6 | AU000000CHC0 | |
| Australia | CVC Property Fund | CJT AU equity | 6092636 | AU000000CJT0 | |
| Australia | Cromwell Property Group | CMW AU equity | 6225476 | AU000000CMW8 | |
| Australia | Commonwealth Property | CPA AU equity | 6150664 | AU000000CPA7 | |
| Australia | Charter Hall Retail Reit | CQR AU equity | 6225595 | AU000000CQR9 | |
| Australia | Duet Group | DUEDA AU equity | B90V7L5 | AU0000DUEDA9 | |
| Australia | Dexus property group | DXS AU equity | B033YN6 | AU000000DXS1 | |
| Australia | Envestra Ltd | ENV AU equity | 6037079 | AU000000ENV4 | |
| Australia | Ethane Pipeline Income Fund | EPX AU equity | B1CNB22 | AU000000EPX5 | |
| Australia | Federation Centres | FDC AU equity | B9510B1 | AU000000FDC2 | |
| Australia | Generation Healthcare REIT | GHC AU equity | B702G84 | AU000000GHC1 | |
| Australia | Galileo Japan Trust | GJT AU equity | B1KN9P3 | AU000000GJT1 | |
| Australia | Goodman Group | GMG AU equity | B03FYZ4 | AU000000GMG2 | |
| Australia | Growthpoint Properties Australia | GOZ AU equity | B1Y9BC8 | AU000000GOZ8 | |
| Australia | GPT Group | GPT AU equity | 6365866 | AU000000GPT8 | |
| Australia | Hastings High Yield Fund | HHY AU equity | B17RQ80 | AU000000HHY3 | |
| Australia | Infigen Energy | IFN AU equity | B0LN825 | AU000000IFN8 | |
| Australia | INGENIA COMMUNITIES GROUP | INA AU equity | B84GSC7 | AU000000INA9 | |
| Australia | Ingenia Communities Group | INA AU equity | B84GSC7 | AU000000INA9 | |
| Australia | Investa Office Fund | IOF AU equity | 6205694 | AU000000IOF6 | |
| Australia | ALE Property Group | LEP AU equity | 6713528 | AU000000LEP0 | |
| Australia | Lantern Hotel Group | LTN AU equity | B90JYR4 | AU000000LTN3 | |
| Australia | Mirvac Group | MGR AU equity | 6161978 | AU000000MGR9 | |
| Australia | Mirvac Industrial Trust | MIX AU equity | B0WMLM2 | AU000000MIX3 | |
| Australia | MacarthurCook Property securities fund | MPS AU equity | B04LVB6 | AU000000MPS8 | |
| Australia | Macquarie Atlas Roads | MQA AU equity | B5W7K25 | AU000000MQA4 | |
| Australia | Multiplex European Property Fund | MUE AU Equity | B1YBWP4 | AU000000MUE8 | |
| Australia | Goodman Australië Industrial Fund | PRIVATE | | | |
| Australia | GPT Wholesale Shopping Fund 1&2 | PRIVATE | | | |
| Australia | GPT Wholesale Office Fund 1&2 | PRIVATE | | | |
| Australia | Investa Commercial Property Fund | PRIVATE | | | |
| Australia | QIC Shopping Centre Fund | PRIVATE | | | |
| Australia | P-REIT | PXT AU equity | B733BP6 | AU000000PXT3 | |
| Australia | Qube Holdings Limited | QUB AU equity | B1L4BC6 | AU000000QUB5 | |
| Australia | Real estate capital partners USA property trust | RCU AU equity | B0QH554 | AU000000RCU1 | |
| Australia | RNY Property Trust | RNY AU equity | B0LKY95 | AU000000RNY0 | |
| Australia | Shopping Centres Australasia Property Group | SCP AU equity | B8K7J65 | AU000000SCP9 | |
| Australia | SPDR 50 | SFY AU equity | 6397342 | AU000000SFY4 | |
| Australia | Stockland | SGP AU equity | 6850856 | AU000000SGP0 | |
| Australia | Spark Infrastructure Group | SKI AU equity | B0T9JZ5 | AU000000SKI7 | |
| Australia | SPDR 200 Property | SLF AU equity | 6507516 | AU000000SLF1 | |
| Australia | SP AusNet | SPN AU equity | B0RF609 | AU000000SPN6 | |
| Australia | SPDR 200 | STW AU equity | 6397353 | AU000000STW9 | |
| Australia | Sydney Airports | SYD AU Equity | B70DWB2 | AU000000SYD9 | |
| Australia | Transurban Group | TCL AU equity | 6200882 | AU000000TCL6 | |
| Australia | Trinity limited | TCQ AU equity | B046NS2 | AU000000TCQ5 | |
| Australia | Trafalgar Corporate | TGP AU equity | B0CMCK7 | AU000000TGP8 | |
| Australia | 360 capital Industrial Fund | TIX AU equity | B94C3B6 | AU000000TIX8 | |
| Australia | US Masters Residential Property Fund | URF AU equity | B3MCLB2 | AU000000URF4 | |
| Australia | van Eyk Blueprint Alternatives Plus | VBP AU equity | B1GDYK7 | AU000000VBP5 | |
| Australia | Westfield Group | WDC AU equity | B01BTX7 | AU000000WDC7 | |
| Australia | Westfield Retail Trust | WRT AU equity | B624885 | AU000000WRT1 | |

CMI, 4-12-2013 20131204 exclusionlist weapons human rights australia and us reits PGGM.xlsx Australia (tab 5)

Exhibit EE-7

**Exclusions List American REIT's**

N.B. It is not allowed to invest the Portfolio in the companies below, regardless the kind of instrument. The tickers, sedols and ISIN are supplied to help you to find the companies involved.

| Country | Company | Bloomberg Ticker | Sedol | ISIN | Remark |
|---|---|---|---|---|---|
| US | APARTMENT INVESTMENT & MANAGEMENT | AIV US Equity | 2057059 | US03748R1014 | |
| US | CBL & Associates Properties | CBL US Equity | 2167475 | US1248301004 | |
| US | Digital Realty Trust | DLR US Equity | B03GQS4 | US2538681030 | |
| US | DIAMONDROCK HOSPITALITY CO | DRH US Equity | B090B96 | US2527843013 | |
| US | EQUITY RESIDENTIAL | EQR US Equity | 2319157 | US29476L1070 | |
| US | HOST HOTELS & RESORTS INC | HST US Equity | 2567503 | US44107P1049 | |
| US | PROLOGIS | PLD US Equity | B44WZD7 | US74340W1036 | |
| US | RAMCO-GERSHENSON PROPERTIES | RPT US Equity | 2722777 | US7514522025 | |
| US | SUNSTONE HOTEL INVESTORS INC | SHO US Equity | B034LG1 | US8678921011 | |
| US | SL GREEN REALTY CORP | SLG US Equity | 2096847 | US78440X1019 | |
| US | UDR INC | UDR US Equity | 2727910 | US9026531049 | |
| US | VORNADO REALTY TRUST | VNO US Equity | 2933632 | US9290421091 | |
| US | WEINGARTEN REALTY INVESTORS | WRI US Equity | 2946618 | US9487411038 | |

CMI, 4-12-2013 20131204 exclusionlist weapons human rights australia and us reits PGGM.xlsx American REIT's (tab 6)

Exhibit EE-8

| Exclusions List Other tax related | | | | | |
|---|---|---|---|---|---|
| N.B. It is not allowed to invest the Portfolio in the companies below, regardless the kind of investment. The tickers, sedols and ISIN are supplied to help you to find the companies involved. | | | | | |

| Country | Company | Bloomberg Ticker | Sedol | ISIN | Remark |
|---|---|---|---|---|---|
| US | LINN ENERGY LLC-UNITS | LINE US | B0WFZT6 | US5360201009 | |

CMI, 4-12-2013 20131204 exclusionlist weapons human rights australia and us reits PGGM.xlsx Other tax related excl. (tab 7)

Exhibit EE-9

EXHIBIT FF

PGGM RESPONSIBLE INVESTMENT POLICY FOR REAL ESTATE

(Attached)

Exhibit FF-1

# Responsible Investment policy for *Real Estate* (RIRE)

PGGM

Exhibit FF-2

## Introduction

On behalf of its clients, PGGM Investments manages several real estate investment portfolios structured around listed real estate and private real estate. PGGM Investments recognizes the impact real estate has on the environment as well as on societal systems, for instance with regard to CO2 emissions. This document addresses PGGM Investments' policy on integrating material environmental, social and governance (ESG) issues into our real estate investments. The scope of this policy covers both the listed and the private real estate portfolios. There are differences between the two types of portfolio in terms of the implementation of this policy and its implications.
These are addressed in the second part of this document. The Responsible Investment policy for Real Estate (RIRE) will be effective as of June 24th 2009 and the implementation of the policy will start after that date. We will report periodically on the progress made.

The RIRE is part of PGGM Investments' Responsible Investment policy and as such it falls hierarchically under this overall policy. In addition, PGGM Investments' Exclusions policy is applicable to our real estate portfolios, and the Listed Equity Ownership Policy (LEOP) is applicable to our Listed Real Estate Portfolio. Both policies are described in separate documents and are not detailed further in the RIRE. All in all, PGGM Investments will live up to the spirit of this policy, implement it, be transparent about the process and will report accordingly.
The policy will evolve over time. PGGM Investments follows relevant developments closely and will update the RIRE when necessary. This policy does not confer any rights to any third parties.

## Vision and strategy

It is our vision that ESG issues will change the market dynamics of the real estate sector. We believe that ESG factors have a material impact on the financial performance of our real estate portfolios and that it is our responsibility to capture the value and mitigate the risks related to ESG factors. Responsible investment is incorporated in the heart of PGGM Investments' investment philosophy: 'responsible investing pays off' is one of the investment beliefs.

It is our strategy to (i) structurally integrate ESG factors into our investment processes, (ii) realize strong governance of our investments, and (iii) strive for better ESG performance by the assets that are part of our real estate portfolios. This means, among other things, that we integrate ESG factors into our decision-making process before selecting an investment, engage with real estate companies and funds with the aim of improving the ESG performance of underlying assets and set minimum ESG requirements for our investments. We believe that a better ESG performance leads to a better real estate investment performance. We actively encourage real estate companies and funds to improve the ESG performance of their assets and, when choosing between comparable investments, we select the investment with the better ESG performance. We will not invest in companies or funds that do not disclose the energy consumption performance of their real estate.

PGGM

2 PGGM Investments' Responsible Investment policy for Real Estate (RIRE)

Exhibit FF-3

## Material ESG factors in real estate

In the implementation of our strategy we focus on the following ESG factors:

**Environmental:** For us this means that we focus on climate change. We believe that climate change issues are very important and that climate change (related) policy will lead to more focus on, for instance, energy efficiency and urban regeneration and that it will lead to shifting tenant and investor preferences;

**Social:** For us this means that we focus on human rights and work conditions. In the development, construction and operation phase of property, issues regarding human rights and work conditions are liable to arise. This may result in financial and/or reputational risk for the property in question and for the ultimate investor in the asset.

**Governance:** For us this means that we focus on good corporate governance and fund governance. We believe that good governance (e.g. transparency, accountability) in real estate reduces the investment risk.

## Implications for Private Real Estate

(i) We structurally integrate ESG factors into our investment process.

We believe that integrating ESG factors into our investment process contributes to the generation of a high and stable return by the Private Real Estate portfolios. As we manage indirect private real estate portfolios (i.e. we do not invest in the underlying property directly, but indirectly via non-listed real estate funds) the implementation of our RIRE will impact both new and current fund managers of our private real estate investments.

**Selection:** Before selecting a private real estate fund, we need to understand the extent to which the fund manager is able to incorporate our RIRE into its own operations. In this context, we require fund managers to have at least a clear vision and policy regarding the ESG issues that we focus on, and when necessary we set further minimum requirements. ESG issues are a separate section in our due diligence and decision-making frameworks.

**Monitoring:** On a structural basis we monitor the funds we invest in and periodically meet with the management of these funds. ESG is part of the reporting requirements for our fund managers and part of the periodic review meetings.

(ii) We strive for strong fund governance.

We expect our fund managers to be fully transparent. This means that all relevant information regarding the investment should be public and available to all investors.

(iii) We strive for a better ESG performance by the assets that are part of the funds in our Private Real Estate portfolios.

We will actively explain our RIRE policy to the fund managers and require managers to actively improve the ESG performance of the assets that they manage and to report on improvements.

This also applies to the (re-)development of assets in the fund. This policy will not only be applied to new investments; our existing portfolio will also be impacted. While respecting existing contracts with fund managers, we will engage with the fund managers in order to have this policy implemented in their day-to-day work. We realize that this will be a gradual process.

PGGM

3 PGGM Investments' Responsible Investment policy for Real Estate (RIRE)

Exhibit FF-4

## Implications for Listed Real Estate

(i) We structurally integrate ESG factors into our investment process.

We manage Listed Real Estate portfolios (i.e. we do not invest in the underlying property directly, but indirectly via real estate companies that are listed on stock exchanges). It is our view that the integration of ESG factors into our investment process contributes to the generation of outperformance by our listed real estate portfolios against their benchmark.

**Selection:** We systematically include ESG information in our investment decision-making framework and weigh these factors together with other - financial and non-financial ¬- factors in constructing the investment portfolio. ESG factors are translated into our expectations with regard to rents and valuations. In this way, ESG factors impact our price targets, which in turn affect the composition of our portfolio.

**Monitoring:** On a structural basis we monitor the companies we invest in and periodically meet with the management of these companies. Before meeting with the management, we determine the relevant subjects for discussion. In doing so we will structurally consider ESG issues and such issues will be discussed in company meetings where appropriate.

(ii) We strive for strong governance.

We expect good corporate governance of the companies we invest in with regard to matters such as shareholders' rights, independence of board members and financial reporting.

We expect companies to meet all disclosure requirements and to be fully transparent with regard to strategy. All relevant information should be public and available to all shareholders.

In those cases where the level of corporate governance is substandard, we will engage with the management to improve the corporate governance. In cases where management provides insufficient disclosure with regard to strategy and/or other aspects we deem relevant, we may give a zero allocation to the company, irrespective of its benchmark weight.

(iii) We strive for a better ESG performance by the assets that are part of our portfolio.

We engage with companies in order to improve the ESG performance of the underlying assets. We will actively explain our RIRE policy to the management and discuss our transparency needs regarding ESG issues on the company and asset level.

For more information on PGGM Investments' Responsible Investment policy please contact our Responsible Investment department, +31 30 277 10 49 or visit our website www.pggm.com

09-2982 June 2009

**PGGM Investments**
Kroostweg-Noord 149
P.O. Box 117, 3700 AC Zeist, The Netherlands
www.pggm.com
K.v.K. 41179049

PGGM

Exhibit FF-5

EXHIBIT GG

INTENTIONALLY DELETED

Exhibit GG-1

EXHIBIT HH

PGGM REPORTING GUIDELINES

(Attached)

Exhibit HH-1

PGGM

## ANNEX A - ACCOUNTS, REPORTS and INFORMATION (last updated 31 December 2012)

### A. Annual Accounts

1 The manager shall prepare audited annual accounts in respect of each financial year, preferably ending on 31 December, in conformity with International Financial Reporting Standards, US GAAP or other recognised financial reporting standards. The manager shall send a copy of the audited annual accounts including the auditor's management letter to PGGM within forty-five (45) days from the approval of the annual accounts by an independent auditor, and not later than within one hundred twenty (120) days from the end of the financial year to which the annual accounts relate.

In determining the applicable reporting standards the manager must choose (if there is a choice) those accounting standards that results in valuing all or as much as possible balance sheet items on fair value. Also by applying the applicable standard the manager must choose (if there is a choice) those standards that results in valuing all or as much as possible balance sheet items on fair value.

2 The audited annual report shall comprise at least of:

- a balance sheet of the fund as at the end of the relevant financial year;
- the fair value of the NAV of the fund whereby all assets and liabilities such as but not limited to investments, debt, derivatives and deferred tax should be valued at fair value -preferred method of valuation according to INREV- as at the end of the relevant financial year;
- a reconciliation of reported NAV in the balance sheet to fair value of the fund;
- a profit and loss account of the fund during the relevant financial year;
- a cash flow statement of the fund during the relevant financial year;
- a statement of changes in equity of the fund during the relevant financial year;
- relevant notes to the balance sheet and profit and loss account;
- the accounting principles applied in the annual accounts;
- such further information as the manager deems to be appropriate.

3 The annual accounts shall be audited by a recognised firm of independent auditors.

4 As a part of the audit procedures, the auditor could be instructed by PGGM to review and report on the procedures applied by the manager in preparing the annual accounts, review the calculation of the performance fee and shall inspect the underlying documentation as deemed necessary.

5 The annual accounts should include an explanation regarding Fund's ESG policy and annual results in this field. For the Environmental component the manager shall participate in the annual GRESB survey. GRESB is an industry-led organization committed to assessing the sustainability performance of real estate portfolios. The dynamic benchmark is used by institutional investors to engage with their investments with the aim to improve the sustainability performance of their investment portfolio, and the global property sector at large (www.gresb.com). In addition to GRESB we expect to get insight in the components energy, carbon, water and waste on total fund level. The metrics that have to be used are set out in Annex D. Reference is made to GRI Construction and Real Estate Sector (GRI CRESS) protocols. For further supporting information and how to present the data we refer to Annex D and the most recent GRI CRESS protocols (www.globalreporting.org).

Exhibit HH-2

Specific for the Social component we expect to get insight in the policy and results in the fields of ethics (incl. bribery and corruption), human rights, labour standards, health & safety, acquisition of project sites & forced displacement, community relations and monitoring/ working with contractors.

**B Quarterly Preliminary fair value NAV**

6 Not later than five (5) business days after each calendar quarter, the manager shall prepare and send via the web based EMI application to PGGM the "PGGM Preliminary Estimated NAV" (see Annex C EMI form 'Estimate'. This presents the net asset value of the fund as at the end of such year quarter, such estimates being based on the fair value of the fund where all assets and liabilities such as but not limited to the investments and debt held by the fund are valued at fair value. This preliminary estimate should also demonstrate the units held and percentage interest in the fund.

**C Quarterly Client Statements**

7 Not later than forty-five (45) calendar days after each calendar quarter, the manager shall prepare and send via the web based EMI application to PGGM the "PGGM Client Statement" (see Annex B EMI form 'Client Statement'. Required information includes: valuation(s), costs, fees, leverage, ownership, performance, sectors, regions and other portfolio information.

**D Quarterly Management reports**

8 Within forty-five (45) days of the end of each calendar quarter – for the avoidance of doubt the calendar quarters ending on 31 March, 30 June, 30 September and 31 December of each year –, the manager shall prepare and send to PGGM a report including[1]:

a. the fair value of the fund whereby all assets and liabilities such as but not limited to investments, debt, derivatives and deferred tax shall be valued at fair value - preferred method of valuation according to INREV - as at the end of the relevant quarter;
b. a reconciliation of reported NAV to fair value of the fund according to INREV; an un-audited profit and loss account and balance sheet of the fund for the preceding calendar quarter;
c. an overview of the investments of the fund at cost and at fair value as at the end of the relevant quarter;
d. market outlook, strategy and property specific information;
e. overview of transactions with affiliates and related parties, material dead deal cost and organizational expenses;
f. information on acquisitions and dispositions;
g. information on the fund portfolio in relation to the investment restrictions and limitations including exclusion policy;
h. information on debt product(s) used by manager;
i. overview of material pending litigation and other material contingent liabilities;
j. commitments entered into by manager on behalf of the fund;

[1] Managers dealing with accounting years starting after 31 March (e.g. Japan) or 30 June (e.g. Australia) can use the start of their accounting years as a basis for interpretation of the guidelines

Exhibit HH-3

k. information on changes in relevant (tax) legislation;
l. information on organizational and employee changes;
m. information on participants in the fund and their commitments;
n. the fair value of every single investment in local currency.

**D Others**

9 Further to the valuation of investments, debt, derivatives and deferred tax:

a. In accordance to INREV, all investments, be it land, development projects or stabilised assets, shall be valued at fair value. All investments of the fund shall be valued at fair value by an independent expert -preferably RICS or MAI based- each year and by internal desk top valuations each quarter. PGGM prefers that on a rolling base each quarter ¼ of the portfolio will be valued at fair value by an independent expert and the other ¾ of the portfolio will be valued internally. In case of an open end fund all the investments shall preferably be valued at fair value by an independent expert each quarter. In case of conversion to a follow-on-fund and/or when a performance fee is going to be paid, all investments will be valued at fair value as per the most appropriate valuation date. The independent expert shall be appointed for a three years period by the manager after consulting the advisory committee.The valuation reports shall be provided to PGGM on request;
b. Multiple sources or multiple bank quotes have to be used to derive the fair value of both debt and derivatives. These shall be provided to PGGM upon request. The method of calculation will be described and standardised;
c. Deferred tax liabilities will be valued based on the most likely exit scenario, which shall be described by the Manager, and discounted to the net present value;
d. For the above, the Manager shall have an appropriate valuation process including instituting a valuation committee with a clear role, scope and process.

10 Not later than ten (10) business days before each calendar quarter, the manager shall prepare and send to PGGM an overview of expected drawdowns and distributions for the following quarter.

11 At the occasion of a drawdown, the manager shall provide PGGM ten (10) business days before the date of the capital call with a drawdown notice, including:

- wiring instructions;
- a breakdown of investor's share of the call, amount, units/shares and percentage of total interest;
- how much investor has funded to date, how much of investor's commitment is remaining and the amount of interest/carry due;
- an explanation for the use of capital.

12 At the occasion of a distribution, the manager shall provide PGGM three (3) business days before the date of the distribution with a distribution notice, including:

- A breakdown of the distribution in ordinary income, capital gain return, capital repayment and unreturned capital;
- Amount of distribution subject to recall
- An overview of the amount, units / shares and percentage of total interest.

Exhibit HH-4

13 The manager shall give PGGM access to all financial information, valuations and other relevant information of the fund.

14 Quarterly, the manager shall provide to the regional private real estate organisation the necessary fund information requested in order to further strengthen the quality of one of the following regional benchmarks:

- Americas: NCREIF
- Europe: Inrev
- Asia-Pacific: Anrev

15 All accounts, reports and information to be provided to PGGM shall be in the Dutch or English language and sent to the contact person/investment manager of PGGM, borealestate@pggm.nl and forealestate@pggm.nl.

16 In the situation of immediate cause the manager shall give PGGM access to any relevant financial information, valuations and other information of the fund on request.

Exhibit HH-5

# Client Statement

| | |
|---|---|
| Fund name | |
| Fund manager | |
| Fund currency | |
| Investment currency | |
| Contact person(s) | |
| Portfolio name | |
| SI-number | Fund will be set up in EMI by PGGM |
| Share class | |
| Year | |
| Quarter | |
| Closing fund | |
| Closing Investor | |
| End investment period | |
| Termination date fund | |

| Value - Fund level | Q3 (Jul-Aug-Sep) | Q4 (Oct-Nov-Dec) | Q1 (Jan-Feb-Mar) | Q2 (Apr-May-Jun) |
|---|---|---|---|---|
| 1 Gross Asset Value of fund (incl pro rata share in joint ventures) | | | | |
| 2 Net Asset Value of fund as reported by the manager * | | | | |
| 3 Capital invested | | To be filled in by manager | | |
| 4 Cash and cash equivalents | | | | |
| 5 Total number of outstanding shares | | | | |

| Reconciliation from reported NAV to Fair Value (according to INREV) - Fund level | Q3 (Jul-Aug-Sep) | Q4 (Oct-Nov-Dec) | Q1 (Jan-Feb-Mar) | Q2 (Apr-May-Jun) |
|---|---|---|---|---|
| NAV (intrinsic value) of fund as per the financial statements (2) | | | | |
| I Effect of exercise of options, convertibles and other equity interests | | | | |
| II Effect of not yet distributed dividend recorded as a liability (not included in equity) | | | | |
| Diluted NAV | | | | |
| a Revaluation to fair value of investment properties | | | | |
| b Revaluation to fair value of self-constructed or developed investment property | | | | |
| c Revaluation to fair value of property intended for sale | | | | |
| d Fair value of property that is leased to tenants under a financial lease | | To be filled in by manager | | |
| e Transfer taxes and purchasers' costs | | | | |
| f Revaluation to fair value of fixed rate debt | | | | |
| g Deferred tax | | | | |
| h Set-up costs | | | | |
| i Acquisition expenses | | | | |
| j Contractual fees | | | | |
| k Tax effect of the adjustments | | | | |
| l Minority interest effects on the above adjustments | | | | |
| m Revaluation to fair value of derivative financial instruments held for hedging | | | | |
| 6 Fair value of fund according to Investor's reporting guidelines (INREV) | | | | |

| Value & Ownership - Investor level | Q3 (Jul-Aug-Sep) | Q4 (Oct-Nov-Dec) | Q1 (Jan-Feb-Mar) | Q2 (Apr-May-Jun) |
|---|---|---|---|---|
| 8 Interest of Investor in fund (%) | | | | |
| 9 Fair value of Investor according to his reporting guidelines (INREV) * | | | | |
| 9b Fair value of Investor according to his reporting guidelines (INREV) after PGGM adjustment | | To be filled in by manager | | |
| 10 Shareholders loans / deposits directly owned by Investor | | | | |
| 11 Number of shares owned by Investor | | | | |
| 12 Fair value of Investor according to his reporting guidelines per share | | | | |

| Payments during quarter - Investor level | Q3 (Jul-Aug-Sep) | Q4 (Oct-Nov-Dec) | Q1 (Jan-Feb-Mar) | Q2 (Apr-May-Jun) |
|---|---|---|---|---|
| 13 Dividends distributed (gross) | | | | |
| 14 Tax withheld on dividend distribution | | | | |
| 15 Interest on shareholders loans / deposits directly owned by Investor | | To be filled in by manager | | |
| 16 Interest compensation received by Investor | | | | |
| 17 Repayment of capital / Redemptions (excluding interest compensation) | | | | |
| 18 Number of shares issued to Investor | | | | |

| Capital contributions during quarter - Investor level | Q3 (Jul-Aug-Sep) | Q4 (Oct-Nov-Dec) | Q1 (Jan-Feb-Mar) | Q2 (Apr-May-Jun) |
|---|---|---|---|---|
| 19 Total Capital Commitment Investor (contract) | | | | |
| 20 Capital Contributed by Investor during Quarter | | To be filled in by manager | | |
| 21 Interest compensation paid by Investor | | | | |
| 22 Remaining total capital commitment of Investor | | | | |

| Fees to the manager and affiliates - Investor level | Q3 (Jul-Aug-Sep) | Q4 (Oct-Nov-Dec) | Q1 (Jan-Feb-Mar) | Q2 (Apr-May-Jun) |
|---|---|---|---|---|
| 23 Fund management fee | | | | |
| 24 Asset management fee | | | | |
| 25 Performance fee | | | | |
| 26 Property management fee | | To be filled in by manager | | |
| 27 Acquisition and disposition fee | | | | |
| 28 Development fee | | | | |
| 29 Financing fee | | | | |
| 30 Other fee | | | | |

| Quarterly result of fund (excluding depreciation) - Fund level | Q3 (Jul-Aug-Sep) | Q4 (Oct-Nov-Dec) | Q1 (Jan-Feb-Mar) | Q2 (Apr-May-Jun) |
|---|---|---|---|---|
| 31 Net operating Income (NOI) | | | | |
| 32 Other net income | | | | |
| 33 Operational result | | | | |
| 34 Net financing cost | | To be filled in by manager | | |
| 35 Fund level expenses | | | | |
| 36 Fund level fees | | | | |
| 37 Capital gain/loss (Realised & Unrealised) | | | | |
| 38 Tax | | | | |
| 39 Total Net Result (including capital gain/loss) | | | | |

| Financing per Quarter (on a partially consolidated basis at the Fund level) - Fund level | Q3 (Jul-Aug-Sep) | Q4 (Oct-Nov-Dec) | Q1 (Jan-Feb-Mar) | Q2 (Apr-May-Jun) |
|---|---|---|---|---|
| 40 Nominal value of debt excluding shareholders loans | | | | |
| 41 Fair value of debt excluding shareholders loans | | | | |
| 42 Fair value of derivatives | | | | |
| 43 Loan-to-Cost (%) | | | | |
| 44 Property level Loan-to-Value (%) | | | | |
| 45 Fund level Loan-to-Value (%) | | To be filled in by manager | | |
| 46 Weighted Average Cost of Debt excluding shareholders loans (%) | | | | |
| 47 Market interest rate of debt excluding shareholders loans (%) | | | | |
| 48 Weighted Average Maturity of Debt excluding shareholders loans (years) (%) | | | | |

Exhibit HH-6

| | | | | |
|---|---|---|---|---|
| 49 Total debt maturities in < 2 year | | | | |
| 50 Interest Service Coverage ratio (%) | | | | |
| 51 Debt Service Coverage ratio | | | | |
| **Performance - Fund level** | **Q3 (Jul-Aug-Sep)** | **Q4 (Oct-Nov-Dec)** | **Q1 (Jan-Feb-Mar)** | **Q2 (Apr-May-Jun)** |
| 52 IRR since inception gross of fees to investor (%) | | | | |
| 53 IRR since inception net to investor (%) | | | | |
| 54 Dividend (Distribution) yield | | | | |
| 55 Equity Multiple (Gross of Fees) | | | | |
| 56 Equity Multiple (Net of Fees) | | | To be filled in by manager | |
| 57 Total return net to investor for the current quarter (%) | | | | |
| 58 Income return (%) | | | | |
| 59 Capital gain/loss assets (Realised + Unrealized) (%) | | | | |
| 60 Capital gain/loss Debt and Derivatives (Realised + Unrealized) (%) | | | | |
| 61 Total return for the current quarter (Net and Unlevered) (%) | | | | |
| **Investment activity on a cash basis - Fund level** | **Q3 (Jul-Aug-Sep)** | **Q4 (Oct-Nov-Dec)** | **Q1 (Jan-Feb-Mar)** | **Q2 (Apr-May-Jun)** |
| 62 Acquisitions | | | To be filled in by manager | |
| 63 Dispositions | | | | |
| **Portfolio information - Fund level** | **Q3 (Jul-Aug-Sep)** | **Q4 (Oct-Nov-Dec)** | **Q1 (Jan-Feb-Mar)** | **Q2 (Apr-May-Jun)** |
| 64 Total fair value of investment & Development portfolio | | | | |
| 65 Fair value of Investment Portfolio | | | | |
| 66 Net yield of investment Portfolio (%) | | | | |
| 67 Vacancy (based on floor space) (%) | | | To be filled in by manager | |
| 68 Vacancy (based on estimated rental value) (%) | | | | |
| 69 Lease expire < 2 years (%) | | | | |
| 70 Weighted average lease expiry | | | | |
| 71 Fair value of Development Portfolio | | | | |
| 72 Cost of Development Portfolio | | | | |
| 73 Pre-leased % of development portfolio (based on estimated rental value) | | | | |
| **74 Sectors (% of total value) *** | | | | |
| Hotels | | | | |
| Industrial | | | | |
| Office | | | To be filled in by manager | |
| Other | | | | |
| Residential | | | | |
| Retail | | | | |
| **75 Countries / Regions (% of total value) *** | | | To be filled in by manager | |

Exhibit HH-7

## Estimate Statement

| | |
|---|---|
| Fund name | |
| Fund manager | |
| Fund currency | |
| Investment currency | |
| Contact person(s) | |
| Portfolio name | |
| SI-number | Fund will be set up in EMI by PGGM |
| Share class | |
| Year | |
| Quarter | |
| Closing fund | |
| Closing Investor | |
| End investment period | |
| Termination date fund | |

| Value - Fund level | Q3 (Jul-Aug-Sep) | Q4 (Oct-Nov-Dec) | Q1 (Jan-Feb-Mar) | Q2 (Apr-May-Jun) |
|---|---|---|---|---|
| 1 Estimated Net Asset Value of fund (based on accounting principals annual accounts) | | | | |
| **Reconciliation from reported NAV to Fair Value (according to INREV) - Fund level** | **Q3 (Jul-Aug-Sep)** | **Q4 (Oct-Nov-Dec)** | **Q1 (Jan-Feb-Mar)** | **Q2 (Apr-May-Jun)** |
| NAV (intrinsic value) of fund as per the financial statements (2) | | | | |
| I Effect of exercise of options, convertibles and other equity interests | | | | |
| II Effect of not yet distributed dividend recorded as a liability (not included in equity) | | | | |
| Diluted NAV | | | | |
| a Revaluation to fair value of investment properties | | | | |
| b Revaluation to fair value of self-constructed or developed investment property | | | | |
| c Revaluation to fair value of property intended for sale | | | | |
| d Fair value of property that is leased to tenants under a financial lease | | | | |
| e Transfer taxes and purchasers' costs | | To be filled in by manager | | |
| f Revaluation to fair value of fixed rate debt | | | | |
| g Deferred tax | | | | |
| h Set-up costs | | | | |
| i Acquisition expenses | | | | |
| j Contractual fees | | | | |
| k Tax effect of the adjustments | | | | |
| l Minority interest effects on the above adjustments | | | | |
| m Revaluation to fair value of derivative financial instruments held for hedging | | | | |
| 6 Fair value of fund according to Investor's reporting guidelines (INREV) | | | | |
| **Value & Ownership - Investor level** | **Q3 (Jul-Aug-Sep)** | **Q4 (Oct-Nov-Dec)** | **Q1 (Jan-Feb-Mar)** | **Q2 (Apr-May-Jun)** |
| 8 Interest of Investor in fund (%) | | | | |
| 9 Estimated Fair value of Investor according to Investor's reporting guidelines (INREV) * | | | | |
| 9b Fair value of Investor according to his reporting guidelines (INREV) after PGGM adjustment | | To be filled in by manager | | |
| 10 Shareholders loans / deposits directly owned by Investor | | | | |
| 11 Number of shares owned by Investor | | | | |
| 12 Estimated Fair value of Investor according to Investor's reporting guidelines per share | | | | |

Exhibit HH-8

**ANNEX D – Fund's Environmental Key Performance Indicators**

| | KPI – ABSOLUTE PERFORMANCE | Metric | KPI – NORMALISED PERFORMANCE | Performance Indicator |
|---|---|---|---|---|
| **ENERGY** | • **Total energy consumption from electricity** [GRI: EN4]<br>• **Total energy consumption from fuels** [GRI: EN3]<br>• **Energy saved due to conservation and efficiency** [GRI:EN5} | kWh or mWh | • **Building energy intensity** [GRI: CRE1] | kWh / m2 and occupancy / year |
| **Greenhouse Gas (GHG) EMISSIONS** | • **Total direct GHG emissions** [GRI: EN16]<br>• **Total indirect GHG emissions** [GRI:EN16]<br>• **GHG emissions saved** [GRI:EN18] | Metric Tonnes Co2 e | • **GHG intensity from building energy** [GRI: CRE3] | kg CO2e / m2 and per occupant / year |
| **WATER** | • **Total water withdrawal by source** [GRI:EN8] | Cubic metres (m3) | • **Building water intensity** [GRI: CRE2] | liter per m2 and occupant / year |
| **WASTE** | • **Total weight of waste by disposal route [GRI: EN22]** | Tonnes | • *No equivalent normalised KPI* | *Split (in%) by route* |

See: http://www.globalreporting.org/reportingframework/g3online/performanceindicators

(Type: Core, Category: Environmental)

Notes:

- Note that the reporting of absolute and normalised indicators are complimentary. All indicators stated above should also be reported according to whether the landlord has control over an asset, as defined by appropriate boundaries chosen by the reporter (e.g. operational and/ or financial control approach).
- Reporters should always state the coverage of properties included in reporting e.g. % of properties by floor area or % of properties by number;
- Absolute key performance indicators should, where appropriate, report on a like-for-like basis where a consistent set of buildings are reported over a set time frame;
- The numerator and denominator for intensity indicators may differ according to factors such as property type (e.g. office, shopping centre, industrial). Occupancy refers to the use of a building measured in numerous ways, including: density of operation (e.g. floor area per worker or workstation); number of visitors etc;
- Waste disposal routes are likely to include landfill and recycling, amongst others.

Exhibit HH-9